As filed with the Securities and Exchange Commission on April 25, 2014

Registration No. 333-178629

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
to
Form S-1
Registration Statement
Under
The Securities Act of 1933

ATEL GROWTH CAPITAL FUND 8, LLC

(Exact name of registrant as specified in governing instruments)

California	7359	37-1656343
(State or other jurisdiction of organization)	(Primary standard industrial classification code number)	(IRS Employer Identification number)

The Transamerica Pyramid
600 Montgomery Street, 9th Floor
San Francisco, California 94111
(415) 989-8800

(Address, including zip code, and telephone number, including area code, of principal executive offices)

DEAN L. CASH
The Transamerica Pyramid
600 Montgomery Street, 9th Floor
San Francisco, California 94111
(415) 989-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

PAUL J. DERENTHAL, ESQ.
Derenthal & Dannhauser LLP
1999 Harrison Street, 26th Floor
Oakland, California 94612
(510) 350-3070

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐	Large accelerated filer
☐	Accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)
☒	Smaller reporting company

COVER PAGE STICKER
The Prospectus consists of (i) this sticker, (ii) the Prospectus dated August 20, 2012, and (iii) the Prospectus Supplement dated March 31, 2014

ATEL GROWTH CAPITAL FUND 8, LLC

Limited Liability Company Units — $10 Per Unit
Minimum Offering — 120,000 Units ($1,200,000)
Maximum Offering — 7,500,000 Units ($75,000,000)

ATEL GROWTH CAPITAL FUND 8, LLC, or the “Fund,” will provide acquisition financing of equipment and other capital assets for emerging growth companies financed by venture capital and established privately held companies without publicly traded securities. These investments will primarily be structured as debt and debt-like financings (such as loans and leases) that are collateralized by equipment and other capital assets. The Fund will also provide other financing to, and acquire equity interests and warrants and rights to purchase equity interests (the “Equity Interests”) in, these companies. AGC 8 Managing Member, LLC is the Fund’s Manager. The Fund’s objective will be to distribute to investors the net revenues from its investments after it pays its expenses and fees. The Fund intends to use approximately 87% of the capital it raises from the sale of Units to make its portfolio investments. At least an additional one-half of one percent of its initial capital will be held as capital reserves. Of the remaining capital, 9% will be used to pay selling commissions, 1% will be used to pay underwriters expenses constituting additional selling compensation, and up to 2.5% will be used to pay other offering and organization expenses.

A PURCHASE OF UNITS INVOLVES A RISK OF SUBSTANTIAL LOSS. See “Risk Factors” on page 9. Risks include:

•	The Fund will primarily provide financing for privately held venture capital financed companies many of which may not have yet achieved profitability, and such investments are expected to involve greater risks of customer default than investments involving companies with proven records of profitability and more established credit histories;
•	Most of the Fund’s distributions will be, and most of the prior ATEL programs’ distributions have been, a return of capital and not a return on capital;
•	Uncertainties in the finance industry, including economic recession and changes in general economic conditions, fluctuations in demand for its financing transactions, and interest rates may result, and in certain past ATEL programs have resulted, in delays in investment and reinvestment, delays in and disposition of assets, and reduced returns on invested capital;
•	The Fund’s performance is subject to risks relating to defaults by its customers;
•	No market exists for the Units or is expected to develop, the Fund’s Operating Agreement includes significant restrictions on the transferability of Units, and an investor may be unable to sell his Units or able to sell the Units only at a significant discount;
•	Initially, the Fund may be considered a “blind pool” because it is a newly formed entity with no prior operating history, and, except as may be set forth in a supplement to this Prospectus, the Fund has not specified any of its investments or customers, so that investors cannot evaluate the risks or potential returns from such investments;
•	Investors must rely on the Manager to manage the Fund and investors will have limited voting rights under the Fund’s Operating Agreement;
•	The Fund will pay the Manager and its affiliated companies substantial fees;
•	The Manager will be subject to certain conflicts of interest;
•	If the Fund receives only the minimum capital, it will be more difficult to diversify its investment portfolio and any single investment transaction will have a greater impact on its potential profits; and
•	The Fund does not guarantee its distributions or the return of investors’ capital.

The Fund will be eligible to qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act. The Fund has elected, however, to opt out of the extended transition period for complying with new or revised accounting standards.

The Fund is offering a total of 7,500,000 of its Units of limited liability company interest for a price of $10 per Unit. An investor must purchase a minimum of 500 Units. The Fund will deposit initial subscriptions in a bank escrow account and no Units will be sold unless a minimum of $1,200,000 in cash is received by August 20, 2013. If the minimum funding is achieved, the offering will continue until the earlier of sale of all 7,500,000 Units or August 20, 2014, unless it is terminated earlier in the Manager’s discretion. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be allocated and distributed to subscribers on the basis of the respective amounts of the subscriptions and the number of days that such amounts were held in the escrow account. Rejected subscriptions will be returned without interest or reduction within 30 days of receipt. The offering will be made by unaffiliated broker dealers in a selling group managed by ATEL Securities Corporation, a broker dealer affiliated with the Manager, acting as Dealer Manager. The brokers selling the Units are not required to sell any specific number of Units, but will use their best efforts to sell Units.

	Price to Public	Selling Commissions	Proceeds to Fund
Per Unit	$10	$0.90	$9.10
Total Minimum	$1,200,000	$108,000	$1,092,000
Total Maximum	$75,000,000	$6,750,000	$68,250,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS AUGUST 20, 2012

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WHO SHOULD INVEST	1
SUMMARY OF THE OFFERING	3
The Fund	3
Management	3
Risk Factors	3
Who Should Invest	4
Use of Capital	5
ATEL’s Fees	5
Organizational Diagram	5
Investment Portfolio	6
Borrowing Policies	6
Income, Losses and Distributions	6
Income Tax Consequences	7
Summary of the Operating Agreement	7
Plan of Distribution	8
Glossary	8
RISK FACTORS	9
The Fund will primarily provide financing for companies which do not have substantial operating histories or records of profitability, so will be subject to a greater risk of loss from customer defaults than if its customers were of higher credit quality.	9
Companies Engaged in Development of Technologies and Other Growth Industry Businesses Face More Uncertainty in Their Ability to Achieve Profitability.	9
Emerging Growth Companies May Experience Difficulty In Obtaining the Capital Necessary to Reach Profitability, Which May Limit the Number and Types of Investments Available To The Fund and Also May Create Greater Risk Of Default On These Customers Obligations To the Fund.	9
Most of the Fund’s distributions are expected to be a return of capital	10
The success of the Fund will be subject to risks inherent in the financing business that may adversely affect the ability of the Fund to acquire Portfolio Assets on terms which will permit it to generate profitable rates of return for investors	10
The Fund may be harmed if a customer defaults and the Fund is unable to collect the revenue anticipated from the defaulted investment	10
There are significant limitations on the transferability of Units, the Fund has no fixed termination date and investors should consider the purchase of Units only as a long-term investment.	10
Initially, the Fund may be considered a “blind pool” because it is a newly formed entity with no prior operating history, and, except as may be set forth in a Supplement to this Prospectus, the Fund has not identified any of its investments or customers	10
Investors will have limited voting rights and must rely on management for the success of the Fund	11
The Manager will receive substantial compensation which may result in conflicts of interest	11
The Fund does not guarantee its distributions or the return of investors’ capital	11

i

The Fund may enter into financing transactions outside of the United States and foreign financing transactions may involve greater difficulty in enforcing transaction terms and a less predictable legal system	11
If investment terms involve payments in foreign currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund’s overall profit on an investment	11
The financing industry is highly competitive and competitive forces could adversely affect the interest rates and rates of return the Fund may realize on its financing investment portfolio and the prices the Fund has to pay to acquire its investments	11
Lending activities involve a risk that a court could deem the Fund’s financing rates usurious and therefore unenforceable	11
The Fund will be subject to the risk of claims asserting theories of “lender liability” resulting in Fund liability for damages incurred by borrowers	12
The Manager is subject to certain potential conflicts of interest that could result in the Manager acting in its interest rather than that of the Fund	12
The amount of capital actually raised by the Fund may determine its diversification and profitability	12
Investors will not be able to withdraw their funds from the escrow account pending the satisfaction of the Fund’s minimum offering amount, and may therefor not have use of their invested capital for an extended period of time	12
Investment by the Fund in joint ownership of investments may involve risks in coordinating its interests with those of its joint venture partner	12
The Fund will be subject to exemptions from certain reporting and disclosure requirements as an emerging growth company and smaller reporting company under applicable securities laws and SEC rules	13
Risks Relating to Tax Matters	13
If the IRS classifies the Fund as a corporation rather than a partnership, investor distributions would be reduced under current tax law	13
The IRS may allocate more taxable income to investors than the Operating Agreement provides	13
This investment may cause investors to pay additional taxes and file additional tax returns	13
Retirement Plan Risks	13
An investment in Units by a retirement plan must meet the fiduciary and other standards under ERISA or the Internal Revenue Code or the investment could be subject to penalties	13
ESTIMATED USE OF PROCEEDS	15
MANAGEMENT COMPENSATION	17
Summary Table	17
Narrative Description of Compensation	18
Limitations on Fees	19
Defined Terms Used in Description of Compensation	20
Affiliates of the Manager	21
INVESTMENT OBJECTIVES AND POLICIES	22
Principal Investment Objectives	22
Growth Capital Financing	22

v

WHO SHOULD INVEST

The Units represent a long-term investment, the primary benefit of which is expected to be cash distributions. A purchase of Units is suitable only for persons who meet the financial suitability standards described below and who have no need for liquidity from this investment. In order to subscribe for Units, each investor must execute a Subscription Agreement, a specimen of which is attached as Exhibit C. Execution by the investor must be made by a means permitted under applicable state law. No sale of Units will be completed until at least five business days after the subscriber has received a copy of the final Prospectus. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor’s subscription for Units upon admission to the Fund.

The Fund has established basic suitability standards and certain state securities commissioners have established suitability standards different from the Fund’s basic standards which apply to investors in their states. The following are the suitability standards for each jurisdiction in which Units may be offered. Any additional or different requirements will be added by prospectus supplement. In the case of sales of Units to fiduciary accounts, the minimum Net Worth and income standards may be met by the beneficiary, the fiduciary account itself, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary. In all cases, Net Worth is to be determined exclusive of home, home furnishings and automobiles.

Each investor must meet the Fund’s basic suitability requirements to invest. In general, an investor must have either:

•	A Net Worth of at least $70,000 plus at least $70,000 of annual gross income; or
•	A Net Worth of at least $250,000.

Additional State Suitability Requirements

If you are a resident of Arizona, California, Iowa, Kentucky, Michigan, Missouri, Nebraska, New Jersey, North Dakota, Oregon, Pennsylvania, Tennessee, your investment may not exceed 10% of your liquid Net Worth. The Idaho Securities Bureau, the Office of the Kansas Securities Commissioner, and the Maine Office of Securities each recommends that investors in their respective states not invest more than 10% of their liquid Net Worth in this and similar direct participation investments. Investors in Massachusetts, New Mexico, and Alabama may not invest, in the aggregate, more than 10% of their liquid Net Worth in this and similar direct participation investments. In all cases, “liquid Net Worth” is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities and is determined excluding consideration of the investor's home, home furnishings and automobiles.

Massachusetts investors must have either (i) a Net Worth of at least $100,000 plus at least $100,000 of annual gross income, or (ii) a Net Worth of at least $500,000.

New Jersey investors must have either (i) a Net Worth of at least $100,000 plus at least $100,000 of annual gross income, or (ii) a Net Worth of at least $500,000.

Ohio Investors:  According to the Ohio Division of Securities, it shall be unsuitable for an Ohio investor’s aggregate investment in the Fund’s Units, securities issued by affiliates of the Fund and other non-traded direct purchase programs to exceed ten percent (10%) of his or her liquid Net Worth. “Liquid Net Worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

PENNSYLVANIA INVESTORS:  Because the minimum offering is less than $7.5 million, you are cautioned to evaluate carefully the Fund’s ability to accomplish fully its stated objectives and to inquire as to the current dollar volume of Fund subscriptions.

Subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $3.75 million in Gross Proceeds.

By executing the Subscription Agreement, an investor represents that he meets the minimum income and/or Net Worth standards and other minimum investor standards applicable to him, and agrees that such standards may be applied to any proposed transferee of his Units. Each participating broker-dealer who sells Units has the affirmative duty, confirmed in the Selected Dealer Agreement entered into with the Dealer Manager, to determine prior to the sale of Units that an investment in Units is a suitable investment for its subscribing customer, must execute a representation in the Subscription Agreement regarding such suitability, and must maintain information concerning suitability for at least six years following the date of investment. The selling broker and the sponsor must make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each purchaser, based on relevant information concerning the investor, including the investor’s age, investment objectives, investment experience, income, Net Worth, financial situation, and other investments, as well as any other pertinent factors.

The minimum number of Units that an investor may purchase is 500, representing a total minimum investment of $5,000. Additional investments may be made in a minimum amount of 50 Units ($500) per subscription, and minimum additional increments of one Unit ($10). Investors seeking to acquire additional Units after their initial subscription need not complete a second subscription agreement. In addition to restrictions on transfer imposed by the Fund, an investor seeking to transfer his Units after his initial investment may be subject to the securities or “Blue Sky” laws of the state in which the transfer is to take place.

The Fund anticipates that it will liquidate approximately eight to nine years following the termination of its offering (or 10 to 11 years from the commencement of its two year offering period), but there can be no assurance as to the final liquidation date. While four prior public programs and one prior private program completed their liquidation within the periods initially anticipated in their prospectuses, four prior public programs have experienced longer than anticipated liquidation stages. These latter programs anticipated a 12 to 13 year term to completion, but had extended to 13 to 18 years from commencement of their respective offerings as of year-end 2011, and may extend longer before they fully liquidate. Investors should therefore carefully consider the potential duration of the Fund when making a decision whether to invest.

The Fund’s income is expected primarily to consist of net interest income realized from its loans. Fund net interest income realized by an IRA or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan will not be taxable to the plan as “unrelated business taxable income” under the Internal Revenue Code. In considering an investment in the Fund, plan fiduciaries should also consider, among other things, the diversification requirements of Section 401(a)(1)(C) of the Internal Revenue Code, additional legal requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the prudent investment standards generally imposed on plan fiduciaries.

Investors should also note that the Fund is required by the Operating Agreement to distribute its available cash to the extent necessary to allow a Holder in a 35% federal income tax bracket to pay the federal income taxes due on his income from the Fund for the year. So it is possible that a Holder in a higher tax bracket might not receive enough cash from the Fund to pay his tax liabilities. However, the Manager is also required to make cash distributions in certain minimum amounts prior to any reinvestment in portfolio assets and must distribute all available revenues after the sixth anniversary of the date the offering closes. The Manager expects distributions will be in amounts that will exceed the expected tax liabilities resulting from allocations of income regardless of the investors’ tax brackets. Distributions to nonresident or foreign investors may be subject to withholding taxes, which would reduce the amount of cash actually received by such investors. It is anticipated that Fund cash distributions allocable to Units may exceed taxable income allocable to Units in a given year, particularly in the early years of the Fund, resulting in a deferral of taxable income until later years. However, the Fund is not an appropriate investment for investors seeking to generate losses to shelter other sources of income from taxation.

SUMMARY OF THE OFFERING

This summary outlines the main points of the offering. The summary does not replace the more detailed information found in the remainder of this Prospectus. All prospective investors are urged to read this Prospectus in its entirety.

The Fund:  The Fund is a California limited liability company, and its primary portfolio investment objective will be to provide financing for the acquisition of equipment and other goods and services used by emerging growth companies and established privately held companies without publicly traded securities, and to provide other forms of financing for, and to acquire equity interests and warrants and rights to purchase equity interests in, such companies, which investments will:

(i)	Preserve, protect and return the Fund’s invested capital;
(ii)	Generate cash flow in amounts sufficient, after payment of expenses, to generate regular distributions to its Unit holders, with any balance remaining after certain minimum distributions on Units (see “Income, Losses and Distributions — Distributions”) to be reinvested in additional portfolio investments during the period ending six years after the date the Fund’s offering terminates (the “Reinvestment Period”);
(iii)	Provide additional distributions to its Unit holders from any proceeds from sales of equity interests held by the Fund; and
(iv)	Thereby provide total cash distributions to Unit holders equal to a desirable rate of return on their invested capital.

There can be no assurance that any such objectives can be attained.

The Fund’s’ portfolio of financing transactions will involve financing various types of financing transaction structures and equipment and other collateral, as described more fully under “Investment Objectives and Policies.”

Management:  The Manager of the Fund is AGC 8 Managing Member, LLC. The Manager and its family of ATEL companies will provide various services to the Fund, including asset management and Fund administration. The Manager and its Affiliates will be responsible for supervising all of the Fund’s business and affairs. The Manager and its Affiliates will act as a fiduciary to the Fund, and, consequently, are required to exercise good faith and integrity in all dealings with respect to Fund affairs. The Fund will have no direct employees, though it will reimburse the Manager and its Affiliates for the cost of their personnel engaged in the business of the Fund. The Manager and its Affiliates will make all business decisions on behalf of the Fund. The offices of the Fund and ATEL are located at 600 California Street, 6th Floor, San Francisco, California 94108, and its telephone numbers are (415) 989-8800 and (800) 543-ATEL (2835). On or about November 1, 2012, the offices of the Fund and the Manager will be relocated to The Transamerica Pyramid, 600 Montgomery Street, 9th Floor, San Francisco, California 94111. The telephone numbers for the Fund and the Manager will be the same in their new location.

Risk Factors:  An investment in Units involves risks, including the following:

—	The Fund will primarily provide financing for privately held venture capital financed companies many of which may not have yet achieved profitability, and such investments are expected to involve greater risks of customer default than investments involving companies with proven records of profitability and more established credit histories. The ability of these customers to achieve profitability may depend on the market for new and developing technologies and products, so will be subject to more uncertainty than would be the case for companies competing in markets for established products. In addition, the ability of these customers in their emerging growth stages to develop their products and services and to achieve profitability may depend to on the availability of capital to companies in their development and growth stages, and the availability of capital to such companies has in the past and may in the future fluctuate and be subject to uncertainty.
—	Most of the Fund’s distributions will be, and most of the prior ATEL programs’ distributions have been, a return of capital. The portion of total distributions that will be a return of capital and the portion that will be investment income, or return on capital, at the end of the Fund will depend on a number of factors in the Fund’s operations, and cannot be determined until all of its transactions have run full cycle and all of its assets have been liquidated, and an investor can compare the total amount of all cash distributions to the total capital invested. For more information on aggregate distributions by prior completed ATEL programs, see Exhibit A — Prior Performance Information, Table IV — Results of Completed Programs.
—	The Fund’s performance will be subject to risks relating to changes in general economic conditions and financial markets, including fluctuations in interest rates and demand for asset financing. These changes may, and in certain past programs have, resulted in delays in investment and reinvestment, delays in acquisition and disposition of investments, and reduced returns on invested capital. The success of the Fund will be subject to these risks inherent in the asset finance business that may adversely affect the ability of the Fund to acquire its portfolio investments on terms which will permit it to generate profitable rates of return for investors.
—	The Fund’s performance is subject to risks relating to customer defaults. The Fund may be harmed if a customer defaults on its payment obligations to the Fund and the Fund is unable to collect the principal and interest anticipated from the defaulted financing transaction.
—	The Fund will pay ATEL substantial fees which may result in conflicts of interest. The Fund will pay substantial fees to the Manager and its related companies before distributions are paid to investors even if the Fund does not produce profits.
—	No market exists for the Units, the Fund’s Operating Agreement includes significant restrictions on the transfer of Units, and an investor may be unable to sell his Units or able to sell the Units only at a significant discount. Investors will probably not be able to sell their Units for full value if they need to in an emergency. The Fund anticipates fully liquidating in approximately eight to nine years from the end of the year it completes its offering of Units, but the Fund has no fixed termination date. Consequently, investors should consider the purchase of Units only as a long-term investment.
—	Initially, the Fund may be considered a “blind pool” because, except as may be set forth in a supplement to this Prospectus, the Fund has not specified any of its investments, so that investors cannot evaluate the risks or potential returns from such investments. An investor cannot assess all of the potential risks of an investment in Units because all of the investments to be acquired and the customers and assets it may finance have not been identified.
—	Investors must rely on ATEL to manage the Fund’s business. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the customers the Fund will finance, the terms of such financing transactions and the adequacy of the collateral securing the Fund’s financing transactions. Investors will have limited voting rights under the terms of the Fund’s Operating Agreement.
—	The Manager will be subject to potential conflicts between its interests and the interests of the Fund and investors. Such conflicts could result in the Manager acting in its interest rather than that of the Fund.
—	The Fund has a minimum and maximum amount of capital. To the extent that its final capitalization is less than the maximum, it will affect its ability to diversify its investment portfolio and any single investment transaction may have a greater impact on its potential profits.
—	The Fund does not guarantee its distributions or the return of investors’ capital. Accordingly, investors must rely on the performance of the Fund’s portfolio investments to generate distributions in return of capital and a return on their invested capital.

See the discussion under “Risk Factors” for a more complete description of these and other risks relating to an investment in Units.

Who Should Invest:  The Units are a long-term investment, with a primary objective of regular cash distributions. Investors must satisfy minimum Net Worth and income requirements. The Fund has established minimum suitability standards and many state securities commissioners have established additional or different suitability standards which apply to investors in their respective jurisdictions. See the discussion below in this prospectus under “Who Should Invest” for the suitability standards imposed by each of the states for investors in their respective jurisdictions.

Use of Capital:  The Fund expects to invest approximately 87% of its capital in the cash portion of the purchase price of its portfolio investments. It intends to retain an additional 0.5% as reserves for general working capital purposes, and to use the balance to pay selling commissions equal to 9%, and other offering and organization expenses in the estimated amount of from 2.5% to 3.5% of the capital raised.

ATEL’s Fees:  The Fund will pay ATEL and its family of related companies substantial fees and compensation in connection with this offering and the operation of the Fund’s business, including the following:

—	ATEL Securities Corporation will organize and manage the group of broker-dealers selling the Units. It will receive selling commissions, most of which it will pay to the participating broker dealers. ATEL Securities Corporation may retain up to 2% of the sale price of Units.
—	The Fund will pay ATEL an asset management fee equal to 2% of the Fund’s Gross Financing Revenues from its financing transactions.
—	The Fund will pay ATEL a promotional interest equal to 5% of the Fund’s distributions of Cash Available for Distribution and 1% of distributions of Net Disposition Proceeds until Unit holders have received a return of their Capital Contributions plus an amount equal to 8% of their Adjusted Capital Contributions per annum cumulative, and then 15% of distributions from all sources.
—	ATEL will have an additional carried interest in the Fund equal to 5% of all of the Fund’s cash distributions.

Total annual fees and compensation payable to ATEL and its affiliates will be subject to a Management Fee Limit, which will equal the maximum fees that would be payable under guidelines established by the North American Securities Administrators Association for equipment programs as in effect on the date of this Prospectus. The Fund will also reimburse ATEL for offering expenses and administrative expenses ATEL incurs on behalf of the Fund, subject to some limitations. For a more complete description of compensation payable to ATEL, the limitations on compensation and the reimbursement of offering and operating expenses, see the discussion below under “Management Compensation — Narrative Description of Compensation” and “— Limitations on Fees.”

Organizational Diagram:  The following diagram shows the relationships among the Fund, the Manager and certain Affiliates of the Manager, including ATEL Investor Services, Inc. (“AIS”), ATEL Ventures, Inc. (“AVI”), ATEL Management Services, LLC (“AMS”), ATEL Financial Services, LLC (“AFS”) and ATEL Securities Corporation (“ASC” or the “Dealer Manager”), that may perform services for the Fund (solid lines denote ownership and control and dotted lines denote other relationships).

Dean L. Cash holds voting control over 100% of ATEL Capital Group’s outstanding capital stock and ATEL Capital Group, LLC’s member interests. ATEL Capital Group controls 100% of the outstanding capital stock of each of AFS, AVI, and AIS. The sole member of the Manager, AGC 8 Managing Member, LLC, is AMS which is wholly owned by ATEL Capital Group, LLC. See “Management” for further information concerning the above entities and their respective officers and directors.

Investment Portfolio:  The Fund intends primarily to provide asset based acquisition financing to non-public venture capital financed companies, some of which may be in their early capitalization stages, and to obtain terms from its customers that may include, as consideration to the Fund for providing financing, the granting of warrants, options or other rights to purchase equity securities issued by the customer, or the opportunity to purchase such equity securities outright (such rights to purchase equity interests and direct equity investments are referred to in this Memorandum as the “equity interests”). Growing young companies often have more difficulty obtaining financing for equipment and other goods and services essential to the development and growth of their business, and, as a result, must offer their financing sources substantial cash deposits, equity participations or other extraordinary consideration to obtain financing. The Funds intend to focus on this market for financing opportunities to achieve investment returns primarily from its direct financing transaction revenues, but also potentially from gains it may realize from the Equity Interests. Fund investments will generally be structured as loans or as finance leases, and, in each case, will be subject to amortization for tax purposes, and cost recovery or depreciation deductions will generally not be available. As a program designed to provide acquisition financing for capital assets, the Fund will be considered an “equipment program.”

Borrowing Policies:  The Fund will not borrow to acquire any of its Portfolio Assets. The Fund has the power to borrow if necessary, but does not intend to incur any indebtedness.

Income, Losses and Distributions:  All Fund income and loss for tax purposes will be allocated to investors and distributions will be allocated to the Manager in payment of the promotional interest and carried interest, as described above, and the balance to investors. The Fund intends to distribute all cash revenues remaining after the Fund

—	pays its expenses, including other fees paid to ATEL,
—	establishes or restores its capital reserves, and
—	to the extent permitted, sets aside amounts for reinvestment in additional portfolio investments.

After achieving its minimum offering amount, and during the Fund’s offering and operating stages, through the end of a six-year period following the end of the offering of Units, the Fund expects to make regular cash distributions to investors. Until the end of this period, the Fund may invest available revenues in additional portfolio investments. Before it can reinvest its revenues in a given year, however, it must first satisfy conditions which, after the end of the offering period, include making distributions to each investor for the year equal to at least 11% of the purchase price of the Units. After the end of the Fund’s operating stage, the Fund will not reinvest operating revenues, but intends to distribute to investors all available cash through the final liquidation of the Fund, which is expected to occur approximately ten years following the end of the offering period. During this liquidation stage, the timing and amount of distributions are expected to be less regular than during the operating stage. The amount and timing of any and all Fund distributions, and the final liquidation of the Fund, are all subject to Fund operations.

Income Tax Consequences:  This Prospectus has a discussion of federal income tax consequences relating to an investment in Units under the caption “Federal Income Tax Consequences.” Investors should consult with their tax and financial advisors to determine whether an investment in Units is suitable for their investment portfolio.

Summary of the Operating Agreement:  The Operating Agreement that will govern the relationship between the investors and ATEL is a complex legal document. The following is a brief summary of certain provisions of the Operating Agreement discussed in greater detail under “Summary of the Operating Agreement.” Investors should not rely solely on the summary, however, and should review the entire Operating Agreement attached as Exhibit B to this Prospectus.

—	Voting Rights of Members. Each investor will become a member of the Fund, and will be entitled to cast one vote for each Unit owned as of the record date for any vote of all the members. The members are entitled to vote on only certain fundamental organizational matters affecting the Fund, and have no voice in Fund operations or policies.
—	Meetings. ATEL or Members holding 10% or more of the total outstanding Units may call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote.
—	Dissenters’ Rights and Limitations on Mergers and Roll-ups. The Operating Agreement provides Members with protection in a proposed reorganization in which the investors would be issued new securities in the resulting entity.
—	Transferability of Units. ATEL may condition any proposed transfer of Units on, among other things, legal opinions confirming that the proposed transfer does not violate securities laws and will not result in adverse tax consequences to the Fund. The Manager will take such actions as may be deemed necessary to assure that no public trading market develops for the Units in order to protect the anticipated tax consequences of an investment in the Fund. The Fund will not permit any transfer which does not follow the rules in the Operating Agreement.
—	Liability of Investors. Under the Operating Agreement and California law, an investor complying with the Operating Agreement will not personally be liable for any debt of the Fund.
—	Status of Units. Under the Operating Agreement, each Unit will be fully paid and non-assessable and all Units have equal voting and other rights, except there are limitations on the voting of Units held by ATEL.
—	Term of the Fund. The Fund intends to distribute all available cash to its Members beginning after the end of the sixth full year following the end of the offering, with the final distribution expected approximately eight to nine years after the termination of the offering. There can be no assurance as to the final liquidation date of the Fund, however, as the Manager will direct liquidation of the Fund’s assets in the manner it believes will best accomplish the Fund’s primary investment objectives.
—	Books of Account and Records. ATEL is responsible under the Operating Agreement for keeping books of account and records of the Fund showing all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. These books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense the books of the Fund, and each Member shall have the right to compel the Fund to deliver copies of certain of these records on demand.
—	Indemnification of ATEL. The Operating Agreement provides that ATEL and its related companies who perform services for the Fund will be indemnified against certain liabilities.

Plan of Distribution:  The Units will be offered through ATEL Securities Corporation (the “Dealer Manager”), who will organize a group of other broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). The offering price of $10 per Unit was arbitrarily determined by the Manager.

The Dealer Manager will receive selling commissions equal to 9% of the sale price of Units, of which it will pay 7% to the participating broker dealers, and will retain up to 2%. The Fund, the Manager or its affiliates will pay or reimburse the Dealer Manager or other broker dealers, or will otherwise bear certain underwriters’ expenses, in an aggregate amount of up to 1% of the sale price of Units as additional selling compensation. The Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, and clients of certain registered investment advisors, may purchase Units in this offering net of the 7% retail selling commissions at a per Unit price of $9.30. The Fund will therefore receive a net sales price in the amount of $9.10 per Unit on every Unit sold. There is no limit on the number of Units which may be sold net of the retail selling commission.

Until subscriptions for a total of 120,000 Units are received and accepted, all offering proceeds will be deposited in an escrow account. Upon receipt and acceptance of subscriptions to a minimum of 120,000 Units, the subscription proceeds will be released to the Fund. Units acquired by the Manager, the Dealer Manager or the participating broker-dealers or any of their Affiliates will not be applied to the requirement that a minimum of 120,000 Units be purchased by all subscribers. The offering will terminate not later than two years from the date of this Prospectus.

Glossary:  See the definitions listed in “Glossary” below for a complete list of defined terms used in this Prospectus and the Operating Agreement.

RISK FACTORS

The purchase of Units involves various risks. Therefore, investors should consider the following material risk factors before making a decision to purchase Units.

The Fund will primarily provide financing for companies which do not have substantial operating histories or records of profitability, so will be subject to a greater risk of loss from customer defaults than if its customers were of higher credit quality.  The Fund will primarily provide financing for companies which do not have substantial operating histories or records of profitability, many of which may be developing products or services prior to bringing them to market, including development of some new and untested technologies. Fund financing will generally be provided through loans secured by equipment and other goods acquired by the borrower, and, in many cases, other assets of the borrower. Because of their stage of development and the types of products and technologies they are seeking to develop, these companies will be more subject to changes and fluctuations in financial, technology and product markets. While rates of return on financing transactions with these customers may be higher than with more established companies, such higher rates are due to the greater risks of default, and therefore loss of the Fund’s invested capital, than would be found in financing more established and profitable companies. The Fund’s investment objectives include the goal of providing financing to emerging growth companies and established privately held companies without publicly traded securities from which the Funds may obtain Equity Interests with substantial potential for capital appreciation. Many, if not most, of these companies, however, involve a significant risk that the company might fail or not thrive, rendering any Equity Interest obtained from the customer worthless in spite of the added risk incurred in order to obtain a higher rate of return on the Fund’s investment. If a borrower does not make debt service payments to the Fund when they are due under its loan, or violates the terms of its loan in another important way, the Fund may be forced to foreclose on the loan and sell the equipment and other assets held as collateral. The Fund’s rights in the other assets used as collateral may be junior to other lenders and creditors of the borrower. The Fund would lose the expected loan revenues from any foreclosed loan and might not be able to recover the entire amount of its original investment through the collateral. If a borrower files for protection under the bankruptcy laws, the Fund may experience difficulties and delays in enforcing its rights against the defaulting borrower. The collateral may be in poor condition and therefore of lower value than anticipated when the investment was made. In some cases, a borrower’s deteriorating financial condition may make trying to recover what it owes the Fund impractical. The costs of enforcing the borrower’s obligations under the loan, and realizing any value from the collateral securing the loan may be high and may affect the Fund’s profits.

Companies Engaged in Development of Technologies and Other Growth Industry Businesses Face More Uncertainty in Their Ability to Achieve Profitability.  The Fund expects to invest in financing transactions with companies engaged in the development of technologies and other growth industry businesses. Many of these companies are expected to require substantially more capital to complete product development, market their products or services and obtain and maintain desirable market positions. These companies will face significant competition and unique risks related to new product development, product marketability and competitive pricing, and product obsolescence. Product development may result in long periods without production of revenues, delays between prototype stages and the stage of full volume production and distribution, and the need for, and the cost and availability of, additional capital for expansion of production or product lines, further product development and market expansion.

Emerging Growth Companies May Experience Difficulty In Obtaining the Capital Necessary to Reach Profitability, Which May Limit the Number and Types of Investments Available To The Fund and Also May Create Greater Risk Of Default On These Customers Obligations To the Fund.  The number and quality of growth capital investment opportunities for the Fund will depend to a significant extent on the amount of equity financing available to companies in their emerging growth stages. The availability of such equity financing will determine to a great extent the demand for secondary growth stage financing such as that which the Funds intend to provide through their portfolio of financing transactions. Fluctuations in demand by emerging growth companies for equipment and other financing may affect the ability of the Fund to invest its capital in a timely manner. The amount of equity capital investments into venture-backed companies peaked in the first quarter of 2000 and declined in each quarter through the first quarter of 2003. The level of such equity investment then leveled off and began to increase by the end of 2004, and increased through the end of

2006 before declining through the end of 2009 along with overall capital activity during that period. The level of such investment has increased moderately since 2009, but has not returned to pre-2000 levels. Accordingly, there can be no assurance as to the availability of equity capital financing for emerging growth companies during the period the Funds intend to acquire their respective portfolios of growth capital financing investments.

Most of the Fund’s distributions are expected to be a return of capital.  The portion of total distributions that will be a return of capital and the portion that will be investment income at the end of the Fund will depend on a number of factors in the Fund’s operations, and cannot be determined until the Fund has liquidated and an investor can compare the total amount of all cash distributions to the total capital invested.

The success of the Fund will be subject to risks inherent in the financing business that may adversely affect the ability of the Fund to acquire its Portfolio Assets on terms which will permit it to generate profitable rates of return for investors.  The success of the Fund will be subject to risks inherent in the business of financing privately held companies, including emerging growth companies, that may adversely affect the ability of the Fund to acquire their portfolios on terms which will permit them to generate profitable rates of return for investors. A number of general economic conditions and market factors could threaten the Fund’s ability to operate profitably. These include:

•	changes in economic conditions, including fluctuations in demand for financing, lease rates, interest rates and inflation rates,
•	fluctuations in the availability of financing for privately held companies and emerging growth companies, and changes in the market for initial public offerings that may affect the ability of emerging growth companies to obtain financing and access the capital markets, and
•	increases in Fund expenses (including labor, energy, taxes and insurance expenses)

The Fund may be harmed if a customer defaults and the Fund is unable to collect the revenue anticipated from the defaulted investment.  If a customer does not make financing payments to the Fund when they are due or violates the terms of its contract in another important way, the Fund may be forced to cancel the transaction and seek disposition of the collateral, or may be required to pursue other legal remedies. The default may occur at a time when the Manager may be unable to arrange for the sale of the collateral right away. The Fund would then lose the expected revenues and might not be able to recover the entire amount of its original investment. If a customer files for protection under the bankruptcy laws, the Fund may experience difficulties and delays in obtaining a judgment on the defaulted debt. The Fund may be unable to enforce important loan provisions against an insolvent borrower. In some cases, a customer’s deteriorating financial condition may make trying to recover what the customer owes the Fund impractical. The costs of recovering collateral upon a default, enforcing the customer’s obligations under the financing transaction terms and finding a new purchaser for recovered collateral may be high and may affect the Fund’s profits.

There are significant limitations on the transferability of Units, the Fund has no fixed termination date and investors should consider the purchase of Units only as a long-term investment.  The Manager will take steps to assure that no public trading market develops for the Units. If a public trading market were to develop, the Fund could suffer a very unfavorable change in the way it is taxed under the federal tax laws. Investors will probably not be able to sell their Units for full value if they need to in an emergency. Units may also not be accepted as collateral for a loan. While the Fund may redeem Units in its discretion, it has no obligation to redeem any Units and investors should not expect to be able to redeem their Units. The Fund anticipates fully liquidating in approximately eight to nine years from the end of the year it completes its offering of Units, but the Fund has no fixed termination date. Consequently, investors should consider the purchase of Units only as a long-term investment.

Initially, the Fund may be considered a “blind pool” because it is a newly formed entity with no prior operating history, and, except as may be set forth in a Supplement to this Prospectus, the Fund has not identified any of its investments or customers.  An investor cannot assess all of the potential risks of an investment in Units because all of the investments to be acquired and the customers have not been identified. A prospective investor will not have complete information as to the number and type of financing transactions to be entered into, the identity, financial condition and creditworthiness of the Fund’s customers, or the characteristics and terms of other investments to be made by the Fund. The Fund was formed in 2011, and has no operating history. Investors therefore have no historical operating information for the Fund to evaluate, and must rely upon prior performance information of similar programs sponsored by the Manager’s affiliates in order to evaluate the judgment and ability of the Manager in its selection and management of financing investments and the negotiation of their terms. Investors will not know the size and scope of the Fund or its investment portfolio prior to investment.

Investors will have limited voting rights and must rely on management for the success of the Fund. The Manager, will make all decisions in the management of the Fund. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the acquisition and management of its investment portfolio. Investors are not permitted to take part in the management of the Fund and have only limited voting rights. An affirmative vote by holders of a majority of the Units is required to remove the Manager. No person should purchase Units unless he is willing to entrust all aspects of management of the Fund to the Manager and has evaluated the Manager’s capabilities to perform such functions.

The Manager will receive substantial compensation which may result in conflicts of interest.  The Fund will pay substantial fees to the Manager and its related companies before distributions are paid to investors even if the Fund does not produce profits.

The Fund does not guarantee its distributions or the return of investors’ capital.  Accordingly, investors must rely on the performance of the Fund’s portfolio investments to generate distributions that provide both a return of capital and a return on their invested capital.

The Fund may enter into financing transactions outside of the United States and foreign financing transactions may involve greater difficulty in enforcing transaction terms and a less predictable legal system.  The Fund may provide asset financing to foreign subsidiaries of United States corporations and to foreign customers. The Fund may also provide financing to U.S. borrowers, in which the collateral is to be used outside the United States. The laws, courts and tax authorities of a foreign country may govern the Fund’s financing transactions, leased assets and collateral in that country. The Fund will attempt to require foreign customers to consent to the jurisdiction of U.S. courts if disputes should arise under the transaction documents. Even if the Fund is successful in this effort, if a foreign customer defaults, the Fund may find it difficult or impossible to enforce judgments against foreign party, recover leased collateral or otherwise enforce the Fund’s rights under the financing transaction. Also, investments with customers in foreign countries may result in unanticipated taxes or confiscation without fair compensation. See “Investment Objectives and Policies — Foreign Transactions.”

If investment terms involve payments in foreign currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund’s overall profit on an investment.   Many countries also have laws regulating the transfer and exchange of currencies, and these laws may affect a foreign customer’s ability to comply with transaction terms.

The financing industry is highly competitive and competitive forces could adversely affect the interest rates and rates of return the Fund may realize on its financing investment portfolio and the prices the Fund has to pay to acquire its investments.  Commercial banks, equipment manufacturers, corporations, partnerships and others offer users an alternative to finance most types of equipment with payment terms that vary widely depending on the type of financing, the financing transaction term and type of equipment. In seeking financing transactions, the Fund will compete with financial institutions, manufacturers and public and private leasing and finance companies, many of which may have greater financial resources than the Fund.

Lending activities involve a risk that a court could deem the Fund’s financing rates usurious and unenforceable.  In addition to credit risks, the Fund may be subject to other risks in financing transactions. Some courts have held that certain loan features, such as equity interests, constitute additional interest. State laws determine what rates of interest are deemed usurious, when the applicable rate of interest is determined and how it is calculated. A finding that an equity interest is additional interest could result in a court determining that the rate of interest charged by the Fund is usurious, the “interest” obligation under the Fund’s loan could be declared void, and the Fund could be deemed liable for damages or penalties under the applicable state law.

The Fund will be subject to the risk of claims asserting theories of “lender liability” resulting in Fund liability for damages incurred by borrowers.  Various common law and statutory theories have been advanced to hold lenders liable to their borrowers. The general principle underlying this theory of liability is that lenders have a form of duty similar to a quasi fiduciary duty to their borrowers, regardless of the terms of the loan agreements and other financing documents. Breach of that duty by the lender can lead to liability for damages to the borrower. The Fund and its Manager intend to act in good faith in all dealings with the Fund’s borrowers and in a manner designed to mitigate any potential for such liability, and to date no prior investment program managed the Manager or any of its Affiliates has incurred any such liability nor has any prior program been otherwise adversely affected by the imposition of duties to borrowers. Nevertheless, this area of law is rapidly changing and there can be no assurance that actions the Manager believes are appropriate to take in protecting the Fund’s interests as lender might not cause the Fund to be liable for a deemed breach of a duty to a borrower.

The Manager is subject to certain potential conflicts of interest that could result in the Manager acting in its interest rather than that of the Fund.  These include potential conflicts relating to the following matters:

—	The Manager engages in other, potentially competing activities
—	The Fund may be in competition for investments with prior, current and future programs sponsored by the Manager
—	Agreements between the Fund and the Manager and its Affiliates are unilaterally determined by the Manager and are not negotiated at arm’s length
—	No independent managing underwriter has been engaged for the distribution of Units
—	The Fund, the Manager and prospective holders are not represented by separate counsel and
—	The Fund may, under certain conditions and restrictions, enter into joint ventures with other programs affiliated with the Manager

See the discussion under “Conflicts of Interest” for a more complete description of the foregoing matters.

The amount of capital actually raised by the Fund may determine its diversification and profitability. The Fund’s offering will be not less than $1,200,000 nor more than $75,000,000. If the Fund receives only the minimum capital, it will be more difficult to diversify its investment portfolio, and any single investment transaction will have a greater impact on its potential profits. The Fund has no minimum number of investment transactions nor is there any restriction on the percentage of the minimum capital that it may use any single investment.

Investors will not be able to withdraw their funds from the escrow account pending the satisfaction of the Fund’s minimum offering amount, and may therefor not have use of their invested capital for an extended period of time.  All subscription proceeds will be deposited in an escrow account until the Fund has received subscriptions for Units with gross proceeds of not less than $1,200,000 deposited in the escrow account. The offering will be terminated if the Fund has not reached such minimum funding by a date twelve months from the date of this Prospectus. If the offering is terminated prior to achieving the minimum funding level, all subscription proceeds will be returned, together with any interest earned thereon, to subscribers. Investors will have no right to withdraw invested capital during the escrow period, so investors may not have access to or use of their invested capital, and such capital may not be put to use by the Fund, for a period of up to one year.

Investment by the Fund in joint ownership of investments may involve risks in coordinating its interests with those of its joint venture partner.  Some of the Fund’s investments may be owned by joint ventures between the Fund and unaffiliated third parties or, under certain circumstances, programs related to the Fund or the Manager, or as co-owners with such parties. The investment by the Fund in joint ownership, instead of acquiring an investment directly or as the sole owner, may involve risks such as:

—	the Fund’s co-venturer might become bankrupt,
—	the co-venturer may have interests or goals that are inconsistent with those of the Fund,
—	the parties may reach an impasse on joint venture decisions,
—	the co-venturer may be in a position to take action contrary to the instructions or the requests of the Fund or contrary to the Fund’s policies or objectives, or
—	actions by a co-venturer might have the result of subjecting assets owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or might have other adverse consequences for the Fund.

The Fund will be subject to exemptions from certain reporting and disclosure requirements as an emerging growth company and smaller reporting company under applicable securities laws and SEC rules.   The Fund falls within the definition of an “emerging growth company” as defined in amendments to federal securities laws adopted with the Jumpstart Our Business Startups (JOBS) Act. The Fund will have no “public float” or reported aggregate secondary market value of the Units, so will also be considered a non-accelerated filer or “smaller reporting company” as defined under applicable public company disclosure and reporting rules. These filing status categories provide for exemptions from certain reporting, corporate governance and disclosure requirements otherwise applicable to public companies. Accordingly, investors in the Fund will not have access to all of the same information generally available to investors in widely held and publicly traded companies that are not emerging growth companies. See the discussion below under “Management's Discussion and Analysis of Financial Condition — Financial Reporting and Disclosure Status.”

Risks Relating to Tax Matters

In determining whether to invest in the Units, a prospective investor should consider possible tax consequences, which may include:

If the IRS classifies the Fund as a corporation rather than a partnership, investor distributions would be reduced under current tax law.  Although counsel has rendered an opinion that the Fund will be taxed as a partnership and not as a corporation, the opinion is not binding on the IRS, and the IRS has not ruled on any federal income tax issue relating to the Fund. If the IRS successfully contends that the Fund should be treated as a corporation for federal income tax purposes rather than as a partnership, then the income of the Fund would be taxed at tax rates applicable to corporations. This would reduce the Fund’s cash available to distribute to investors, and investor distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

The IRS may allocate more taxable income to investors than the Operating Agreement provides.  The IRS might successfully challenge Fund allocations of profits or losses. If so, the IRS would require reallocation of taxable income and loss, resulting in more taxable income or less loss for than the Operating Agreement allocates.

This investment may cause investors to pay additional taxes and file additional tax returns.  Investors may be required to file tax returns and pay state, local and/or foreign taxes as a result of an investment in the Fund. Also, investors may be subject to withholding in states where Fund income is deemed to be generated.

Each investor is urged to consult his tax advisor regarding his own tax situation and potential changes in the tax law.

Retirement Plan Risks

An investment in Units by a retirement plan must meet the fiduciary and other standards under ERISA or the Internal Revenue Code or the investment could be subject to penalties.  There are special considerations that apply to pension or profit sharing trusts or IRAs investing in Units. Retirement plans investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in Units should be satisfied that the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Civil penalties and excise taxes may be imposed on prohibited transactions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. Fiduciary standards include the following:

—	whether the investment is made in accordance with the documents and instruments governing the retirement plan;
—	whether the investment satisfies the prudence and diversification requirements of ERISA and the Internal Revenue Code;
—	whether the investment will impair the liquidity of the retirement plan;
—	whether the investment will produce “unrelated business taxable income” for the retirement plan; and
—	whether the assets of the plan can be valued annually.

ERISA and the Internal Revenue Code may apply what is known as the “look-through” rule to an investment in Units. Under that rule, the assets of an entity in which a retirement or profit sharing plan subject to ERISA or an IRA has made an equity investment may constitute assets of the plan or IRA. A fiduciary of an ERISA retirement or profit sharing plan or IRA should consult with his or her advisors and carefully consider the effect of that treatment if that were it to occur.

For a discussion of these matters please see “ERISA Considerations.”

ESTIMATED USE OF PROCEEDS

Many of the figures set forth below, such as the amount of offering and organization expenses and capital reserves, are only estimates and not statements of expenditures already incurred. The actual amounts will depend on the course of the offering of the Units and the operations of the Fund. The Fund expects to commit approximately 87% of the Gross Proceeds of this offering to the cash portion of the purchase price of its portfolio of financing transactions. At least an additional one-half of one percent of its initial capital will be held as capital reserves.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,200,000	100.00%	$75,000,000	100.00%
Less Offering and Organization Expenses:
Selling Commissions	108,000	9.00%	6,750,000	9.00%
Additional Selling Compensation	12,000	1.00%	750,000	1.00%
Other Offering and Organization Expenses	30,000	2.50%	1,875,000	2.50%
Net Offering Proceeds	1,050,000	87.50%	65,625,000	87.50%
Capital Reserves	6,000	0.50%	375,000	0.50%
Amount Available for Cash Payments for Portfolio Assets	$1,044,000	87.00%	$65,250,000	87.00%

The Fund will pay selling commissions on Units sold equal to 9% of the selling price to ATEL Securities Corporation, an Affiliate of the Manager acting as the Dealer Manager for the group of selling broker-dealers. ATEL Securities Corporation will in turn pay to participating broker-dealers selling commissions equal to 7% of the price of Units sold by them, retaining the balance of 2%. The line item “Additional Selling Compensation” reflects amounts of up to 1% of Gross Proceeds in “underwriters’ expenses” that may be paid or reimbursed to the Dealer Manager and participating broker dealers, as well as certain other expenses that will be borne by the Fund that are deemed “underwriters’ expenses.” All of such amounts paid to the Dealer Manager or participating broker dealers is additional selling compensation payable for the sale of Units, and all such additional selling compensation and all selling commissions are together deemed “underwriting compensation” paid in connection with the offering. The total of all such underwriting compensation may not exceed an amount equal to 10% of the Gross Proceeds.

In addition to such amounts considered to be “underwriting compensation,” the Fund or the Manager may reimburse participating broker dealers for bona fide due diligence expenses subject to detailed, itemized invoices for such amounts. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of ATEL and its prior programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of ATEL and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with ATEL personnel and ATEL’s outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the ATEL offices, reviewing ATEL’s books and records and interviewing key ATEL personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker-dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. ATEL will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

Certain persons, including the Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, and others may purchase Units in this offering with reduced selling commissions under specific circumstances described under “Plan of Distribution — Investments By Certain Persons.” In such event, the amount of “Gross Offering Proceeds” and “Selling Commissions” would be reduced, but such reduced commissions would not affect the amount of “Net Offering Proceeds.”

Other offering and organization expenses include “issuer expenses” incurred in the organization of the Fund, legal, accounting and escrow fees, printing costs, filing and qualification fees, and “underwriters’ expenses” in the form of disbursements and reimbursements to broker-dealers participating in the sale of Units. These underwriters’ expenses include amounts paid to the Dealer Manager and participating broker dealers relating to sales seminar expenses, advertising and promotion expenses, travel, food and lodging costs, telephone expenses and an allocable portion of the Dealer Manager’s salary expenses and legal fees borne by the Manager and its Affiliates. The Manager has agreed to pay all Organization and Offering Expenses, without reimbursement from the Fund, that exceed an amount equal to 15% of the offering proceeds, provided, however, that if the Fund’s final offering proceeds are less than $2,000,000, the Manager has agreed to pay all Organization and Offering Expenses that exceed an amount equal to 13% of the total offering proceeds. Payment of these expenses by the Manager will be without reimbursement by the Fund.

The Fund will initially establish capital reserves in an amount equal to 0.5% of offering proceeds for general working capital purposes. This amount may fluctuate from time to time as the Manager determines the level of reserves necessary for the proper operation of the Fund in the exercise of its business judgment. Any net offering proceeds not used to acquire portfolio investments or needed as capital reserves will be returned to Unit holders as described under “Investment Objectives and Policies — General Policies” below.

The line item for “Amounts Available for Cash Payments for Portfolio Assets” is the amount available to pay the cash portion of the purchase price of Portfolio Assets plus related acquisition expenses, which are treated for tax and accounting purposes as capitalized costs added to the basis of the investments to which they relate.

MANAGEMENT COMPENSATION

Summary Table

The following table includes estimates of the maximum amounts of all compensation and other payments that the Manager and its Affiliates will receive, directly or indirectly, in connection with the operations of the Fund, all of which are described more completely below under “Narrative Description of Compensation.” The terms of the Manager’s compensation were not determined by arm’s-length negotiation. The Operating Agreement does not permit the Manager or its related entities to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying such items under a different category.

Entity Receiving Compensation	Type of Compensation	Estimated Amount Assuming Maximum Units Sold
OFFERING AND ORGANIZATION STAGES
The Dealer Manager	Selling Commissions (2% of offering proceeds will be retained by the Dealer Manager) plus additional selling compensation of up to 1% of offering proceeds through payment or reimbursement of underwriters’ expenses	$1,500,000 (plus additional selling compensation not to exceed $750,000)
Manager and Affiliates	Reimbursement of Organization and Offering Expenses (when added to selling commissions and additional selling compensation, not to exceed a total equal to 15% of all offering proceeds)	$1,875,000
OPERATIONAL STAGE
Manager and Affiliates	Asset Management Fee (an annual fee equal to 2% of Gross Financing Revenues, subject to limitations based on Fund operations)	Not determinable at this time
Manager and Affiliates	Promotional Interest equal to (i) 5% of all distributions from Cash Available for Distribution and 1% of all distributions of Net Disposition Proceeds, until investors have received total distributions in amounts equal to a return of their Capital Contributions plus an amount equal to 8% of their Adjusted Capital Contributions per annum cumulative; and (ii) then 15% of all additional distributions).	Not determinable at this time
Manager and Affiliates	Reimbursement of Operating Expenses, subject to certain limitations	Not determinable at this time
CARRIED INTEREST IN FUND
Manager and Affiliates	Carried Interest equal to 5% of all Fund cash distributions	Not determinable at this time

Narrative Description of Compensation

Selling Commissions.  The Dealer Manager will receive selling commissions on all sales of Units equal to 9% of Gross Proceeds. The Dealer Manager will reallow to participating broker-dealers 7% of the Gross Proceeds from Units sold by them. In addition to selling commissions, the Fund, the Manager or its affiliates will pay or reimburse the Dealer Manager, or otherwise bear certain expenses, in an amount of up to 1% of the Gross Proceeds, as additional selling compensation. It is not anticipated that the Dealer Manager or other Affiliates of the Manager will directly effect any sales of the Units, although the Dealer Manager will provide certain wholesaling services.

Reimbursement of Organization and Offering Expenses.  The Manager and its Affiliates will be reimbursed for certain expenses in connection with the organization of the Fund and the offering of Units. Total Organization and Offering Expenses payable or reimbursable by the Fund, including selling commissions payable directly by the Fund, and any additional selling compensation, may not exceed 15% of all offering proceeds, provided, however, that if the Fund’s final offering proceeds are less than $2,000,000, the Manager has agreed to pay all Organization and Offering Expenses that exceed an amount equal to 13% of the total offering proceeds.

Asset Management Fee.  The Fund will pay the Manager an annual Asset Management Fee in an amount equal to 2% of Gross Financing Revenues (defined as all financing revenues and all debt service payments on Portfolio Assets, but excluding Net Disposition Proceeds and security deposits paid by lessees). The Asset Management Fee will be paid on a monthly basis. The Asset Management Fee will be paid for services rendered by the Manager and its Affiliates in determining portfolio and investment strategies and generally managing or supervising the management of the investment portfolio. The Manager will supervise performance of all management activities, including, among other activities: the acquisition and financing of the investment portfolio; the collection of financing revenues; monitoring compliance by customers with their contract terms; assuring that collateral and other investment assets are being used in accordance with all operative contractual arrangements; paying operating expenses and arranging for necessary maintenance and repair of collateral in the event a customer fails to do so; monitoring property, sales and use tax compliance; and preparation of operating financial data.

Promotional Interest.  For organizing the Fund and structuring its portfolio, the Manager will receive a Promotional Interest equal to (i) 5% of all Distributions from Cash Available for Distribution and 1% of all Distributions of Net Disposition Proceeds until investors have received distributions in amounts equal to a return of their Capital Contributions plus an amount equal to their respective Priority Returns; and (ii) then 15% of all additional Distributions.

Reimbursement of Operating Expenses.  The Fund will reimburse the Manager and its Affiliates for expenses it pays on the Fund’s behalf. These reimbursements will include:

—	the actual cost to the Manager or its Affiliates of services, goods and materials used for and by the Fund and obtained from unaffiliated parties; and
—	the cost of administrative services provided by Affiliates of the Manager and necessary to the prudent operation of the Fund, provided that reimbursement for administrative services will be at the lower of
—	the actual cost of such services, or
—	the amount that the Fund would be required to pay to independent parties for comparable services.

The Manager estimates that the total amount of reimbursable administrative expenses during the Fund’s first full year of operations after completion of the offering, assuming receipt of the maximum Gross Proceeds, will be approximately $500,000 to $600,000.

Carried Interest in Fund Distributions.  The Fund Manager will have a Carried Interest in the Fund equal to 5% of all Distributions. The Carried Interest will compensate the Manager for supervising and arranging for supervision of Fund administration (e.g., investor communications and services, regulatory reporting, accounting and transfers of Units).

Limitations on Fees

The total of all Front End Fees, the Carried Interest, the Asset Management Fee and the Promotional Interest will be subject to the Management Fee Limit in order to assure state securities administrators that the Fund will not bear greater fees than permitted under the state merit review guidelines. The North American Securities Administrators Association, Inc. (“NASAA”) is an organization of state securities administrators, those state government agencies responsible for qualifying securities offerings in their respective states. NASAA has established standards for the qualification of a number of different types of securities offerings and investment products, including its Statement of Policy on Equipment Programs as in effect as of the initial effective date of the Fund’s Registration Statement on Form S-1 for the initial public offering of its Units (the “NASAA Equipment Leasing Guidelines”). Article IV, Sections C through G and Article V, Section F of the NASAA Equipment Leasing Guidelines establish the standards for payment to program sponsors of reasonable carried interests, promotional interests and fees for equipment acquisition, management, resale and releasing services, and sets the maximum compensation payable to the sponsor and its affiliates from an equipment leasing program such as the Fund. The Management Fee Limit will equal the maximum compensation payable under Article IV, Sections C through G, and Article V, Section F, of the NASAA Equipment Leasing Guidelines (the “NASAA Fee Limitation”). Under the Management Fee Limit, the Fund will calculate the maximum fees payable under the NASAA Fee Limitation and guarantee that the total of the amount of Front End Fees, the Carried Interest, the Asset Management Fee and the Promotional Interest it will pay the Manager and its Affiliates, when added to its will never exceed the maximum compensation payable to a sponsor and its affiliates under the NASAA Fee Limitation.

Management Fee Limit.  The Management Fee Limit will be calculated each year during the Fund’s term by calculating the total fees that would be paid to the Manager if the Manager were to be compensated on the basis of the maximum compensation payable under the NASAA Fee Limitation through the end of such year, as described below. To the extent that the amount paid as Front End Fees, the Asset Management Fee, the Promotional Interest and the Carried Interest for any year would, when added to amounts paid in all prior years, cause the total fees through the end of such year to exceed the aggregate amount of fees calculated under the NASAA Fee Limitation for the same period, the amount of the Promotional Interest and/or Carried Interest payable to the Manager and its Affiliates for that year will be reduced so that the total of all such compensation paid through the end of the period will not exceed the maximum aggregate fees under the NASAA Fee Limitation. To the extent any amounts otherwise payable to the Manager as the Promotional Interest and/or Carried Interest are reduced, the amount of such reduction will be accrued and deferred, and such accrued and deferred compensation would be paid to the Manager in a subsequent period, but only to the extent that the deferred compensation would be within the Management Fee Limit as calculated through that later period. Any deferred fees that cannot be paid under the applicable limitations through the date of liquidation would be forfeited by the Manager at liquidation.

Under the NASAA Equipment Leasing Guidelines, the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund’s Portfolio Assets; or (ii) 75% of such Gross Proceeds. The Fund expects to commit 87.5% of the Gross Proceeds to Investment in Equipment. The Fund will not incur any debt to acquire its portfolio of financing investments. Accordingly, the Minimum Investment in Equipment will be 80% and the Fund’s expected Investment in Equipment would therefore exceed the NASAA Fee Limitation minimum by 7.5%.

The Fund will pay the Manager a maximum Carried Interest equal to 5% of all Distributions, but the amount of the Carried Interest permitted the Manager under the NASAA Fee Limitation will be dependent on the amount by which the percentage of Gross Proceeds the Fund ultimately commits to Investment in Equipment exceeds the minimum Investment in Equipment under the NASAA Fee Limitation. The NASAA Fee Limitation permits the Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment.

With an Investment in Equipment of 87.5% and zero portfolio leverage, the Manager and its Affiliates may receive a Carried Interest of 5% of Distributions under the foregoing formula (2.5% + 2% + 3% = 7.5% over the minimum [80%]; so, 1% + 1% + 3% = 5% Carried Interest).

As described above, the total amount of Front End Fees paid by the Fund will determine whether the Carried Interest permitted under the NASAA Fee Limitation and the Management Fee Limit imposed by the Operating Agreement is 5% or a lesser percentage. The maximum amounts to be paid under the terms of the Operating Agreement are subject to the application of the Management Fee Limit provided in Section 8.3 of the Agreement, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee, Promotional Interest and the Carried Interest to an aggregate not to exceed the total amount of fees that would be payable to the Manager and its Affiliates under the NASAA Fee Limitation.

Upon completion of the offering of Units, final commitment of offering proceeds to acquisition of Portfolio Assets, the Manager will calculate the maximum Carried Interest, Asset Management Fee and Promotional Interest payable to the Manager and its Affiliates under the NASAA Fee Limitation. If and to the extent that the Asset Management Fee, Promotional Interest and Carried Interest would exceed the fees calculated under the NASAA Fee Limitation, the fees payable to the Manager and its Affiliates will be reduced by an amount sufficient to cause the total of such compensation to comply with the NASAA Fee Limitation. A comparison of the total compensation actually paid to the Manager and Affiliates by the Fund and the NASAA Fee Limitation maximum will be repeated, and any required adjustments will be made, annually thereafter.

Defined Terms Used in Description of Compensation

Definitions of certain capitalized terms used in the foregoing narrative description of compensation payable to the Manager are as follows:

“Adjusted Capital Contribution” shall mean, as of any date, the original Capital Contribution attributable to the Units held by any person on or before such date, as decreased (but not below zero) by the amount which (i) all Distributions from Cash Available for Distribution with respect to such Units on or before the date of determination pursuant to any provision of this Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

“Carried Interest” means the allocable share of Fund Distributions payable to the Manager, as a Member, pursuant to Sections 10.4 of the Operating Agreement.

“Cash Available for Distribution” shall mean Cash Flow plus cash funds available for distribution from Fund reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” shall mean Fund cash provided from operations, without deduction for depreciation, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash withdrawn from reserves).

“Distributions” means any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including organization and offering expenses, leasing fees, acquisition fees, acquisition expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any acquisition fees or acquisition expenses paid by a manufacturer of equipment to any of its employees unless such persons are Affiliates of the Manager.

“Management Fee Limit” means the total fees calculated pursuant to the NASAA Fee Limitation, determined in the manner described above.

“Promotional Interest” shall mean the share of Distributions of Cash Available for Distribution and Net Disposition Proceeds payable to the Manager and its Affiliates under the provisions of Section 10.4 of the Operating Agreement.

“Priority Return” means an amount equal to, for any calendar year or other period with respect to the Units held by any Person, the average Adjusted Capital Contribution with respect to such Units during such period multiplied by 8% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the Capital Contribution of the initial purchaser of such Units was received by the Fund and pro-rated for any fraction of a calendar year for which such calculation is made).

Affiliates of the Manager

The Operating Agreement permits the Manager to delegate its responsibilities for various management functions to one or more of its affiliates, to assign its compensation to such affiliates and to cause the Fund to reimburse such affiliates for expenses incurred on the Fund’s behalf.

All of such affiliates are under common control with the Manager as all are directly or indirectly controlled by Dean L. Cash, the controlling Unit holder, chairman of the board, president and chief executive officer of the Manager, ATEL Capital Group LLC and ATEL Management Services, LLC, among other related entities. See the information under “Summary of the Offering — Organizational Diagram” above in the Prospectus and the discussion under “Management” below.

INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

The Fund’s principal objectives are to provide acquisition financing for equipment and other capital assets, and other asset based financing, for emerging growth companies financed by venture capital and established privately held companies without publicly traded securities, and to acquire equity interests and warrants and rights to purchase equity interests in these companies, which investments will:

(i) Preserve, protect and return the Fund’s invested capital;

(ii) Generate cash flow in amounts sufficient, after payment of expenses to generate regular distributions to Unit Holders, with any balance remaining after certain minimum distributions on Units (see “Income, Losses and Distributions — Distributions”) to be reinvested in Portfolio Assets during the period ending six years after the year in which this placement terminates (the “Reinvestment Period”);

(iii) Provide additional distributions to Unit Holders from any proceeds from sales of Equity Interests; and

(iv) Thereby provide total cash distributions to Unit holders equal to a desirable rate of return on their invested capital.

Distributions on Units will be made only to the extent cash is available after payment of a Fund’s expenses and obligations (including payment of Fund administrative expenses and fees payable to the Manager and its Affiliates) and allowance for necessary reserves. Distributions are expected to commence as of the quarter in which the minimum offering amount is achieved and in which investors are admitted to a Fund. However, there can be no assurance as to the timing of Distributions, or that any specific level of Distributions or any other objectives will be attained.

Growth Capital Financing

The Fund intends primarily to provide asset based acquisition financing for equipment and other capital assets to non-public, venture capital financed companies, some of which may be in their early capitalization stages, and to obtain terms from its customers that may include, as consideration to the Fund for providing financing, the granting of warrants, options or other rights to purchase equity securities issued by the customer, or the opportunity to purchase such equity securities outright (such rights to purchase equity interests and direct equity investments are referred to in this Memorandum as the “Equity Interests”). Growing young companies often have more difficulty obtaining financing for equipment and other goods and services essential to the development and growth of their business, and, as a result, must offer their financing sources higher rates of return, substantial cash deposits, equity participations or other extraordinary consideration to obtain financing. The Fund intends to focus on this market for financing opportunities to achieve investment returns from both its direct financing transaction revenues and gains it may realize from the Equity Interests.

The Fund will target companies operating at a stage between their start-up stages and the stage in which they achieve profitability. Equity consideration may be unavailable or less attractive for companies with existing records of profitability. The Manager will look for those companies which show solid potential for consistent profitability within a specific time period, and which have obtained or are expected to attract sufficient equity venture capital to finance their operations through expected profitability. The Manager will seek to work with equity venture capital firms to identify these companies, generally after their initial round of equity financing from established venture capital companies, to determine their capacity and suitability for asset based financing and to structure financing solutions appropriate for the customer and its asset acquisition and other financing needs, and consistent with the Fund’s investment objectives. The Manager will seek to identify potential customers which are at an early enough stage in their capitalization to require “growth capital acquisition financing” solutions, but which demonstrate the potential to both satisfy their financing terms and provide attractive equity participation to the Fund as additional consideration for providing the needed financing. The Manager will also seek to identify more mature, privately-held companies that seek creative financing solutions.

While the Manager will work closely with the venture capital community to identify appropriate target companies for its growth capital financing, there are significant differences between the objectives of venture capitalists and companies such as the Fund who provide growth capital asset based financing. Venture capitalists objectives and expectations generally include: (i) providing capital for equity ownership, creating equity and control dilution to founders, (ii) investments typically have a five to ten year funding commitment and payout horizon, and (iii) the expectation is that many investments will not succeed, but that a limited number of investments will achieve significant equity appreciation and significant capital gains. The Fund, on the other hand, as a secured asset growth capital financing source, has objectives and expectations that include: (i) providing short-term, secured loans to companies that already have significant venture capital equity backing, (ii) negotiating loan and other financing terms that involve relatively high interest rates and short terms, (iii) as additional consideration for its financing, the Fund seeks warrants or other rights to acquire equity in their privately held financing customers, and (iv) based on the credit criteria and existing venture equity backing, the Fund would expect a relatively low default rate on its financing transactions.

There can be no assurance as to the specific terms of any Fund financing transactions until investments are actually made, but the Manager has established objectives based on its historical experience with prior programs. Such terms will be subject to changes in economic and market conditions and other factors. The Fund will generally seek transaction terms requiring full repayment of principal along with interest over 24 to 42 months, and will target interest rates of from 12% to 15% per annum.

The Fund may acquire Equity Interests in conjunction with providing acquisition and/or other financing to the issuer of the Equity Interests, including leases and loans to the issuer or to a parent, subsidiary or affiliate of the issuer of Equity Interests. In many cases, the Fund expects to acquire Equity Interests, such as warrants and options to purchase securities, in consideration of its acquisition financing and without any other cash investment by the Fund at the time it acquires such rights (such rights granted as part of the financing transaction are referred to in the following paragraph as “warrant coverage”). In such cases, cash investment by the Fund would be made upon exercise of the rights, and the Fund expects to use operating cash flow to fund such exercises. With regard to warrant coverage, the Fund will generally seek to obtain rights to acquire equity in dollar amounts equal to from 4% to 6% of the principal amount of the financing, though there can be no assurance as to the actual warrant coverage in any transaction,

In other cases, the Fund may obtain the right to make a direct cash investment in the customer’s securities at the time the financing is provided, for which the Fund would use proceeds from the offering of Units. These direct equity investments may be made in conjunction with a financing transaction with the issuer, but the Fund may also acquire equity investments directly from an issuer, independent of any financing transaction with the issuer, when it identifies an appropriate and desirable investment opportunity not involving an acquisition financing transaction. The aggregate cost of Equity Interests acquired directly by the Fund for cash (that is, excluding warrant coverage or any Equity Interests acquired upon the exercise of warrants or options to purchase Equity Interests) will not exceed 10% of the aggregate cost to the Fund of its portfolio of financing transaction investments as of the final investment of net offering proceeds. This limitation on direct purchases is in addition to any warrant coverage and is not a limitation on warrant coverage or on the amount of securities the Fund may acquire upon exercise of warrants or options to purchase securities.

The Fund will be engaged in the business of providing commercial loans to its customers and will primarily be engaged in providing financing to customers who are prospective purchasers of specified equipment and other capital assets, so would be excluded from the definition of “investment company” under the Investment Company Act of 1940 (the “1940 Act”). In order to further assure that the Fund will not be deemed an “investment company” as defined in Section 3(a)(1) of the 1940 Act, the Fund (i) will not engage or hold itself out to be engaged primarily in the business of investing, reinvesting or trading in securities; (ii) will not engage in the business of issuing face amount certificates of the installment type; and (iii) will take such reasonable steps as may be practicable to limit the value of any investment securities held by the Fund to not more than 30% of the value of the Fund’s total assets at all times.

General Policies

The Fund intends to finance the acquisition of various types of equipment and other capital assets and merchandise needed in its customers’ businesses. See the discussion below under “Types of Equipment” for a description of the types of equipment and other capital assets expected to be acquired by Fund customers with its financing, and expected to serve as collateral securing Fund financing. Generally, the Fund expects to finance newly-manufactured equipment. However, the Fund may also finance desirable used equipment and equipment subject to pre-existing financing transactions under appropriate circumstances and where consistent with the Fund’s overall investment objectives and limitations. In addition, some portion of the Fund’s portfolio may be general working capital loans secured by liens on some or all of the borrower’s assets.

In evaluating potential financing for emerging growth companies, the Fund’s management will analyze the potential customer’s currently available capital, the number and quality of other capital sources, including the identity and commitment of existing equity investors, the “burn rate” or rate at which the company is currently using its cash resources, the company’s current stage of development and the anticipated period required for the company to achieve profitability and/or an initial public offering, or to become a desirable target for acquisition by another existing public or private company. Fund management will attempt to structure financing terms which take into consideration the potential risks involved in financing a company. Depending on the company’s prospects, the Fund will offer shorter or longer terms for repayment and higher or lower financing rates. Generally, the Fund will seek terms which provide for a return of principal plus a rate of return on invested capital consistent with the risk involved in the financing. The Fund’s objective will be to structure most of its investments to return all principal and interest in a relatively short term, typically 24 to 42 months. Transactions may have shorter or longer terms, but the Fund will seek to structure most within this two to three and one-half year term range. Because a determination regarding the prospects of companies in the emerging growth stage involves some degree of uncertainty, there can be no assurance, that the Fund’s assumptions will be accurate or that its objectives will be achieved.

A number of factors will determine the actual composition of the Fund’s financing transaction portfolio; for example, the amount of Gross Proceeds actually received prior to the termination of the offering will be a significant factor in determining the Fund’s ability to diversify its portfolio. Furthermore, the Manager cannot anticipate what types of financing transactions will be available and at what prices and terms at the time a Fund is ready to invest its offering proceeds. In structuring loans and leases, the Fund’s objectives will vary based on the terms of the proposed financing transaction, the credit quality of the customer and prevailing financial market conditions. The Manager will commit to a particular financing transaction only if it believes that, in the context of the Fund’s overall portfolio, the transaction will contribute to the satisfaction of the Fund’s investment objectives.

As set forth above under “Principal Investment Objectives,” it will be the Fund’s objective to reinvest in additional financing transactions any Fund cash flow remaining after payment of expenses, debt service and certain minimum Distributions during the Reinvestment Period. The Fund will not acquire any new portfolio investments after its Reinvestment Period, except to the extent necessary to satisfy investment commitments identified prior to the end of the Reinvestment Period or to preserve the value of investments already owned at such time.

Other than as set forth below or in any supplement to this Prospectus, the Fund has not invested in or committed to purchase any financing transactions, and, as a result, there can be no assurance as to when the Net Proceeds from the Fund’s offering will be fully invested. Furthermore, prospective investors may not have an opportunity prior to investing to evaluate all of the Fund’s investments.

The Manager or an Affiliate may acquire financing investments in its own name, the name of an Affiliate or the name of a nominee, a trust or otherwise and hold title to the investment on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of the investment by the Fund or for any other purpose related to the business of the Fund; provided, however that: (i) the transaction is in the best interest of the Fund; (ii) the investment is purchased by the Fund for a purchase price no greater than its cost to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by the Operating Agreement; (iii) there is no difference in interest terms of the loans secured by the transaction at the time acquired by the Manager or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by the Operating Agreement; and (v) all income generated by, and all expenses associated with, a transaction so acquired shall be treated as belonging to the Fund.

Finance Portfolio Transaction Structures

The Fund will provide acquisition financing for third parties primarily pursuant to secured loans with fixed periodic installment obligations for payment of interest and amortization of principal. The Fund may also finance equipment and other capital assets for its customers through finance leases which are structured as leases, but which are treated as installment loans for tax purposes, as well as through net leases requiring fixed periodic lease payment installments. The Fund will also provide certain borrowers with working capital financing secured by liens on all or part of the borrowers’ assets. All Fund financing investments will provide for regular scheduled payments by the financing customer over the term of the financing transaction in aggregate amounts in excess of the principal amount of the financing extended by the Fund. The Fund will nevertheless be subject to the risk that the financing customer may not fully perform its obligations.

The Fund expects to secure its financial transactions with equipment and other goods purchased with the loan proceeds as the collateral. In a secured loan agreement, the Fund would be the lender and the owner of the collateral would be the borrower. The Manager will attempt to structure these transactions so that the payments of principal and interest, will return the acquiring Fund’s investment and provide a desirable rate of return on investment in view of the associated financing risks. In addition, any Equity Interests acquired in connection with the loan may enhance the overall return to the Fund from the financing transaction. A “finance” lease is a transaction structured as a lease, but which is characterized as a loan for tax and accounting purposes, with the borrower retaining all of the tax consequences of the ownership of the asset financed.

In secured loans, the Fund will have a security interest in any equipment and other goods financed in the transaction, as well as receivables and proceeds under any loan or finance lease agreement relating to the financed assets. Collateral for the Fund’s secured loan transactions may also include the borrower’s receivables or its other tangible or intangible assets, to the extent the grant of collateral interests in such assets are not limited by the terms given to senior or other lenders. The Fund’s security interest may be a senior lien on the financed assets, providing the Fund with the right, on any default under the financing arrangement, to foreclose on the assets that are collateral, and to take possession and or sell the assets in order to satisfy the borrower’s obligation. The Fund may also provide financing as a junior or subordinate lender under appropriate circumstances. In such cases, the Fund’s right to enforce its obligations against the collateral would be subject to the priority of any senior lender’s rights.

The Fund expects to invest a portion of its proceeds in term loans to provide working capital funds to emerging growth companies. The structure and collateral for such loans generally includes a blanket lien on all of the borrowing company’s assets including, but not limited to, capital equipment, accounts receivable, cash in depository accounts, short term investment accounts and any other tangible assets. In some cases the Fund may have a lien on the borrower’s intellectual property, but in other cases the borrower may be permitted to exclude its intellectual property rights from the collateral granted the Fund if granting a lien against its intellectual property would conflict with the rights of other current or future lenders, equity investors or business partners. If the Fund does not receive a lien on a borrower’s intellectual property, then the borrower will generally be required to enter into a negative covenant with the Fund under which it is prohibited from pledging, selling or otherwise liquidating its intellectual property without appropriate compensation to the Fund for the borrower’s outstanding obligations.

In formulating a financing package for a prospective customer, the Manager will consider the following factors, among others: the business of the customer; the current capital resources of the customer and its prospects for future capitalization; the current rate of capital usage and the anticipated period of time prior to the customer achieving profitability; its prospects for significant capital growth and the potential for growth in value of any Equity Interests to be included in the transaction; the cost of alternative financing; competitive pricing factors; the type of assets to be financed and its collateral value; and other market factors. The initial financing transaction terms will vary as to the type of transaction, but will generally be for 24 months to 42 months, but may be of greater or shorter duration in the Manager’s discretion.

Types of Equipment

The Fund intends to provide acquisition and other financing to a number of different types of emerging growth capital customers. The following is a general description of the various types of assets which the Fund may finance for these customers. The types of equipment are listed in alphabetical order, and the discussion is not intended to imply any order of emphasis in the Fund’s acquisition policies. The final mix of equipment types financed by the Fund and used as collateral for the Fund’s portfolio will depend on the factors discussed above under “General Policies.”

Computer and Computer-related High Technology Equipment.  This type of equipment includes a variety of items including:

Small Computer Systems, Personal Computers and Workstations.  Small computer systems and personal computers are used alone or in networks by a variety of businesses for various functions, including accounting, sales management, administration and inventory control. Workstations are generally high performance engineering and design systems that are more complex than small computer systems and personal computers.

CAE/CAD/CAM Equipment.  Computer aided engineering, design and manufacturing systems housing advanced computer and communications technologies and sophisticated product data management software.

Networking Equipment.  Switches, routers, servers and other equipment used to link personal computers and workstations in local area and wide area networks.

Electronic Testing Equipment.  Electronic testing equipment includes a variety of types of equipment used to measure and test products by manufacturers and end-users.

Furniture, Fixtures and Equipment.  Plant/office equipment, furniture and fixtures includes racking, shelving, storage bins, portable steel storage sheds, furniture, fixtures, tables, counters, desks, chairs, cabinets and numerous other items generally used in manufacturing plants, storage and distribution facilities and offices.

Manufacturing Equipment.  Manufacturing equipment includes a wide variety of machinery used in a variety of manufacturing applications in high technology manufacturing processes, such as equipment used in the production of semi-conductors, solar power and other green technology products and equipment, as well as more traditional manufacturing equipment, such as lathes, drilling presses, turning mills, grinders, metal bending equipment, metal slitting equipment and other metal forming equipment used in the production of a variety of machinery and equipment. While some manufacturing equipment is built for a particular end product, the majority can be used in a variety of applications.

Medical Equipment.  Medical equipment includes a wide variety of testing and diagnostic equipment including:

Radiology Equipment.  This category includes x-ray equipment, CAT and MRI scanners (i.e., body and head scanners) and other equipment to be used in the radiology departments of hospitals and clinics.

Laboratory Equipment.  This category includes blood analysis equipment and other automated medical laboratory equipment.

Other Medical Equipment.  This general category includes equipment using ultrasound technology, patient monitoring systems and a variety of other equipment used in hospitals, clinics and medical laboratories.

Photocopying Equipment.  This category includes photocopying and other document duplicating or reproduction equipment.

Research and Experimentation Equipment.  Research and experimentation equipment include various types of analyzers, spectrometers, oscilloscopes, measuring instruments, gas and liquid chromatographs,

physical testing centrifuges, graphic plotters and printers, laser equipment, digital-aided design systems, scanning electron microscopes, dissolution sampling systems, and other general laboratory instruments and equipment used in businesses for the development of ongoing research programs.

Telephone and Telecommunications Equipment.  Communications equipment is used for voice and data transmission. Its applications include, but are not limited to, telephone communication, radio and television broadcasting, cable television, and satellite communications. The Fund may acquire and lease communications equipment including telephone equipment and systems, data communication terminals, cables, transmission wires, transmitters, control and amplification equipment, repeaters, monitoring equipment, teleprinters, connector and switching equipment, satellite and microwave transmission facilities and support equipment.

Miscellaneous Equipment.  The Fund may also provide financing for various other types of equipment, including, but not limited to, graphic processing equipment, trucks, automobiles and other motor vehicles, video projection and production equipment, store fixtures, display cases, freezers and equipment used in production facilities.

The Equity Interests

As discussed above, the Fund may acquire equity interests and warrants and rights to purchase equity interests (the “Equity Interests”) in conjunction with its financing of the acquisition of equipment and other goods and services for its customers, and may also acquire Equity Interests directly in transactions not involving acquisition financing. In connection with acquisition financing transactions, the Fund will negotiate the acquisition from the customers, or their parents or affiliates, rights to purchase the equity securities of such entities, or, in some cases, the securities themselves. As described elsewhere in this Memorandum, the Fund will seek to identify customers which, though not yet publicly held and not investment grade credits, are nevertheless strong companies with prospects for substantial growth. By acquiring Equity Interests, the Fund will seek to generate a portion of its investment returns through capital gains generated by the growth in the value of the equity capital of the entities issuing the Equity Interests. The Equity Interests may be in the form of warrants or options to purchase equity securities, common shares, preferred shares, convertible equity, convertible debt, or any other form of interest which is structured to give the Fund the right to benefit from growth in the market value of the customer’s equity capital. At some time in the future, typically at the time of, or soon after, the customer’s equity securities become publicly registered or tradable, or the underlying securities otherwise become liquid, generally through an initial public offering, merger, stock sale, sale of assets or other reorganization or major capital transaction, the Fund would expect to exercise its equity rights, acquire the publicly-traded securities and seek to dispose of the securities at a profit. Similarly, the Fund would seek to dispose of Equity Interests acquired as direct equity investments when the Equity Interests became publicly traded or otherwise become liquid and disposition is deemed prudent in light of the Fund’s overall investment objectives.

The Fund’s management will determine when and whether to exercise rights to convert or acquire securities subject to the equity rights. To exercise warrant or option rights, the Fund will pay an exercise price, which may be financed out of the disposition proceeds to be realized upon an immediate resale of the purchased securities. There can be no assurance that the issuers of the Equity Interests will achieve capital growth and that the Equity Interests will generate any profit, or that such growth and profits will be achieved during the Fund’s anticipated holding period.

Borrowing Policies

The Fund will not borrow to acquire its Portfolio Assets and does not intend or expect to incur any indebtedness. The Fund anticipates that it would incur indebtedness only in the event that it is required to borrow for temporary working capital purposes. It may also engage in short term borrowing against committed cash flow due on its investments in order to provide an even rate of distributions and resulting capital account adjustments during its offering period. The Fund has no arrangements or commitments from any lender with respect to any such borrowing, however, and there can be no assurance that it will engage in any such borrowing. Although the Operating Agreement does not prohibit the Manager or its Affiliates from lending to the Fund, the Fund does not have any intention or arrangements to borrow from such Persons. In the event that any such borrowing is incurred, the terms may not permit the Manager or any Affiliate to receive a rate of interest or other terms which are more favorable than those generally available from commercial lenders under the circumstances. In no event may the Manager or its Affiliates provide financing to the Fund with a term in excess of twelve months.

Description of Customers

The Fund’s objective is to finance the acquisition of equipment and other goods and services by venture capital financed emerging growth companies and privately held companies which generally do not have publicly-traded securities. These customers will typically not have a substantial operating history or a history of profitability. These types of companies might not have access to customary bank or lease financing on reasonable terms. Because these customers will not have the credit quality of more established companies, the Fund expects in certain cases to negotiate and obtain rights to purchase Equity Interests as part consideration for the financing transactions. The Fund’s objective is to realize capital gains from the ownership of these rights and Equity Interests. Accordingly, the Manager will seek to identify customers that it believes have adequate existing capital, venture capital commitments or prospects or other capital resources to finance operations, including the payments on the Fund’s financing investments, through the date the loan agreement or lease is to be fully performed. Such judgments are inherently subjective, however, and there can be no assurance that the Fund might not experience defaults if the customer’s success is delayed or the company fails. In analyzing the acquisition financing opportunities for investment by the Fund, the Manager will seek transactions which contribute to an overall portfolio in which the rates of return and Equity Interests granted by the customers, when offset by anticipated levels of default, provide desirable rates of return on investments in the Units.

Competition

In obtaining customers, the Fund will compete with commercial banks and lenders, other acquisition financing firms, venture capital investors and with established leasing and finance companies. There are numerous other potential entities, including entities organized and managed similarly to the Fund, seeking to finance equipment, many of which have greater financial resources and growth capital acquisition financing experience than the Fund’s management. Capital investment in emerging growth companies recovered following market declines in the years 2000 to 2002, and grew through 2006. Emerging growth capital investment declined from 2008 through 2009, then increased moderately since 2009, but has not recovered to pre-2000 levels and future trends are difficult to predict. Nevertheless, the Fund expects significant competition for quality investments through its acquisition and reinvestment stages.

The capital markets have undergone significant changes and fluctuations over recent years. The amount of venture capital equity raised by venture capital funds has decreased since 2008, but the amount of venture capital invested by these funds in portfolio companies has exceeded the amount raised during that period. Set forth below is a table compiled from the National Venture Capital Association Fundraising Reports from the first quarter of 2005 through the fourth quarter of 2011. It shows the fluctuating amounts of venture capital raised and the amount invested during that period. The Fund believes that the funding gap depicted in this graph presents an opportunity for the Fund to provide asset based financing to bridge the gap between the venture capital equity raised and the amount funding investments.

ATEL and the Fund are located in the San Francisco Bay Area, one of the most significant regions for venture capital and emerging growth company activity. One 2011 publication ranked U.S. regions based on the amount of venture equity investment in 2011. The following table reflects that ranking and the wide margin by which Silicon Valley led all other U.S. regions.

Diversification

The Fund will seek to acquire a portfolio of growth capital loans and financing transactions that are diversified both by the type of businesses and industries of its borrowers and by their stages of financing. Diversification of the Fund’s portfolio will depend on a number of variables, including the amount of capital raised and market conditions, which cannot be predicted in advance. Although there can be no assurance that the Fund will achieve diversification similar to that of the prior programs, achieving such diversification will be an objective of the Fund.

Ibbotson Associates, Inc. has published the following graph representing reduction of investment portfolio risk, measured by standard deviation, based on the number of randomly selected assets in a portfolio. Note that this chart does not illustrate any specific portfolio performance, only the risk as a statistical probability measured by standard deviation when the number of randomly selected assets in a portfolio is increased. This illustrates the concept that diversification can mitigate portfolio risk, and that concept can apply both to the Fund’s portfolio and to an investor’s own personal investment portfolio.

Diversification of an investor’s own investment portfolio across several asset classes can reduce overall investment portfolio risk in the same manner as may be accomplished by the Fund or prior ATEL Funds with respect to their Portfolio Assets. An investor’s ability to achieve portfolio diversification objectives can also be enhanced by including investments in markets that are not expected to be correlated with one another. A diversification of investments into multiple markets can be expected to reduce the volatility of the investor’s portfolio as a whole.

In considering the potential benefits of portfolio diversification, many investment professionals believe asset allocation is one of the most important factors in determining the overall performance of an investor’s investment portfolio. The following graphic illustrates the results of one study of investment portfolio performance.

There can be no assurance that the Fund will be successful in diversifying its portfolio of growth capital investments. However, prior ATEL programs have been able to diversify their portfolios of growth capital investments over a variety of industries, including businesses in the clean technologies, computer and telecommunications hardware, internet products and services, life sciences and software industries. The following chart illustrates the relative percentages of the ATEL prior programs’ investments in each of these industry sectors, by capital invested, since 2003.

ATEL-sponsored programs have provided growth capital financing to over 70 companies across major market segments in emerging growth industries. The table below demonstrates the diversification across these industries and market segments as well as identifying companies that have had successful exit events (indicated by the boxed logos). The companies and investments described in the table represent investments by prior programs, and, while the Fund’s portfolio objectives will target these and similar companies and investments, there can be no assurance that any of these companies or investments will be represented in the Fund’s portfolio. The companies depicted are a sample of prior ATEL program growth capital customers since 2001, and the table is not all inclusive.

The Fund will also seek to diversify its portfolio based on the stages of financing for its portfolio companies. Earlier stage companies may offer higher potential returns, but typically involve higher levels of risk of loss. The financing of companies from start-up to public offering is generally described in the venture capital markets as involving four stages (i) the “seed” stage, (ii) the “early” stage, (iii) the “expansion” or “mezzanine” stage, and (iv) the “late” or “later” stage. The stages are described in descending order of relative risk, with the riskiest stages leading to more stable investment stages as the companies develop. A company may be subject to merger or acquisition at any stage, and may look to conduct a public offering after it has progressed through the stages to some level of profitability or significant operating revenue.

The first stage is described as the “seed” stage, and is the earliest stage of outside financing to newly formed companies, often involving what are referred to as “angel” investors. The Fund does not anticipate making any investments in this earliest and most risky stage. The next stage, referred to as “early stage” venture capital financing is post-seed round financing generally used to develop the intellectual property and further the business plan. “Expansion” is the third stage of venture capital financing where the emerging growth company is ready to begin production or implement its intellectual property, concept or business plan. “Later” stage venture financing is generally the final round of venture capital financing sought prior to profitability, where the emerging growth company has brought, or is about to, bring its intellectual property, concept, and/or business plan to market, and commence generating sales revenues. Set forth in the table below is a summary of the relative proportions of venture capital financing at these four stages for U.S. emerging growth companies from 2009 through the third quarter of 2011. The Fund will seek to diversify its growth capital financing investments among these latter three stages of the venture financing process, by providing asset based financing to companies in the early, expansion and later stages of their business development and capital financing.

Joint Venture Investments

The Fund may purchase certain of its Portfolio Assets by acquiring a controlling interest in a partnership, trust or other form of joint venture with a non-Affiliate, organized to make the investment. The controlling interest requirement may be satisfied by ownership by the Fund, alone or with commonly controlled Fund Affiliates, of more than 50% of the venture’s capital or profits or from provisions in the governing agreement giving the Fund certain basic rights. For example, control may take the form of the right to make or veto certain management decisions or provide for certain predetermined benefits for the Fund in the event that any other party to the venture should decide to sell or change the assets owned by the venture.

The Fund may not otherwise acquire investments jointly with others unless:

(i) the joint venture agreement does not authorize or require the Fund to do anything with respect to the investment that the Fund, or the Manager, could not do directly because of the policies set forth in the Operating Agreement, and

(ii) the transaction does not result in payment of duplicate fees.

The Fund may also acquire Portfolio Assets by joint venture or as co-owner with an Affiliate if the following conditions are met:

(i) the Affiliate will be required to have substantially identical investment objectives to those of the Fund;

(ii) there are no duplicate fees;

(iii) the Affiliate must make its investment on substantially the same terms and conditions as the Fund;

(iv) the compensation payable by the Fund and the Affiliate to the Manager and its Affiliates must be substantially identical;

(v) the venture must be entered into in order to obtain diversification or to relieve the Manager or Affiliates from commitments entered into on a temporary or interim basis for the purpose of facilitating the acquisition or financing of such Portfolio Assets by the Fund or another affiliated program; and

(vi) the Fund has a right of first refusal should an affiliated co-venturer decide to dispose of the investment owned by the venture.

Because both the Fund and its Affiliate will be required to approve decisions pertaining to the investment, a management impasse may develop. In some joint venture agreements, if one party, but not the other, wishes to sell the investment, the party not desiring to sell will have a right of first refusal to purchase the other party’s interest in the investment. The Fund may not, however, be able to exercise its right of first refusal unless it has the financial resources to do so, and there can be no assurances that it will.

General Restrictions

The Fund will not: (i) issue any Units after the Fund’s Final Closing Date or issue Units in exchange for property, (ii) make loans to the Manager or its Affiliates, (iii) underwrite the securities of other issuers, (iv) operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act of 1940, (v) except as set forth herein, purchase any investment from nor sell or lease assets to the Manager or its Affiliates, or (vi) except as expressly provided herein, grant the Manager or any of its Affiliates any rebates or give-ups or participate in any reciprocal business arrangements with such parties which would circumvent the restrictions in the Operating Agreement, including the restrictions applicable to transactions with Affiliates. See Article 15 of the Operating Agreement for a description of additional investment limitations.

The Manager and its Affiliates, including their officers and directors, may engage in other businesses or ventures that provide acquisition financing, growth capital financing, and that otherwise involve ownership, financing, leasing, operating, managing or brokering equipment, as well as businesses unrelated to acquisition financing. See “Conflicts of Interest,” “Management Compensation” and “Management.”

Changes in Investment Objectives and Policies

Unit Holders have no voting rights with respect to the establishment or implementation of the investment objectives and policies of the Funds, all of which are the responsibility of the Manager. However, the Manager cannot make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of Members of the Fund owning more than 50% of the Fund’s total outstanding Units entitled to vote.

CONFLICTS OF INTEREST

The Fund is subject to various conflicts of interest arising out of its relationship with the Manager and Affiliates of the Manager. The following discussion addresses all known material conflicts of interest:

The Manager engages in other, potentially competing, activities.  The Manager serves in the capacity of manager or general partner in other public and private programs engaged in the asset finance and equipment leasing businesses, and it and its Affiliates also engage in the business of acquiring financing transactions, purchasing and selling equipment and arranging leases and loans for their own account and for the accounts of others. The Manager will have conflicts of interest in allocating management time, services and functions among the prior programs, the Fund, any future investment programs and activities for its own account. The Manager believes that it has or can employ sufficient staff, equipment and other resources to discharge fully their responsibilities to each such activity. This conflict results in a potential benefit to the Manager and its Affiliates by permitting them to make more efficient use of their personnel and resources, but may impose a burden on them by requiring the Manager and its Affiliates to maintain sufficient staff to discharge their responsibilities to all parties.

Competition for Investments.  The Manager and its Affiliates will have conflicts of interest to the extent that prior or future investment programs or investments for their own account may compete with the Fund for opportunities in the acquisition of portfolio assets. Prior programs currently in operation and expected to acquire, to a limited extent, growth capital investments, include: ATEL Capital Equipment Fund X, LLC; ATEL Capital Equipment Fund XI, LLC; ATEL 12, LLC; ATEL 14, LLC and ATEL 15, LLC; and prior private programs currently in operation and expected to continue to acquire growth capital investments include ATEL Growth Capital Fund IV, LLC; ATEL Growth Capital Fund V, LLC; and ATEL Growth Capital Fund VI, LLC. These prior programs may have funds available for investment in additional transactions at a time when the Fund is also active in seeking to invest or reinvest in such transactions. Certain of the investments owned and to be acquired by these and other prior programs and the Fund may be similar and may be purchased from the same sellers or involve the same customers. Furthermore, the Manager and its Affiliates may acquire similar investments for their own accounts and may in the future form additional investment programs having similar objectives, and accordingly, the Fund may be in competition with any such future programs formed by the Manager.

Any time two or more investment programs (including the Fund) affiliated with the Manager have capital available to acquire the same types of investments, conflicts of interest may arise as to which of the programs should proceed to acquire available transactions. In such situations, the Manager will analyze the portfolio assets already purchased by, and investment objectives of, each program involved, and will determine which program will purchase the new transaction based upon such factors, among others, as:

(i) the amount of cash available in each program for such acquisition and the length of time such funds have been available,

(ii) the current and long-term liabilities of each program,

(iii) the effect of such acquisition on the diversification of each program’s investment portfolio,

(iv) the estimated income tax consequences to the investors in each program from such acquisition, and

(v) the cash distribution objectives of each program.

If after analyzing the foregoing and any other appropriate factors, the Manager determines that such acquisition would be equally suitable for more than one program, then the Manager will purchase the transaction for the programs on the basis of rotation with the order of priority determined by the length of time each program has had funds available for investment, with the available transactions allocated first to the program that has had funds available for investment the longest. This potential conflict may represent a benefit to the Manager and its Affiliates as the availability of a number of different investment programs may permit the Manager to more aggressively seek leasing transactions which may be suitable for a variety of portfolios. It may also result in difficulty in determining which program will participate in which transactions.

The Manager and Affiliates will receive substantial fees and other compensation.  Fund operations will result in certain compensation to the Manager and its Affiliates. The Manager has absolute discretion in all decisions on Fund operations. Because the amount of such fees may depend, in part, on the debt structure and the timing of these transactions, the Manager and its Affiliates may have conflicts of interest. In all cases where the Manager or its Affiliate may have a conflict of interest in determining the terms or timing of a transaction by the Fund, the Manager or its Affiliate will exercise its discretion strictly in accordance with its fiduciary duty to the Fund and the Holders. The ability to determine the amount or timing of a transaction could nevertheless be a benefit to the Manager and increase the costs incurred by the Fund.

Agreements are not Arm’s-Length.  Agreements between the Fund and the Manager or any of its Affiliates are not the result of arm’s-length negotiations and performance by the Manager and its Affiliates will not be supervised or enforced at arm’s-length. This is a benefit to the Manager, as it has unilaterally determined the terms of such agreements. It could be adverse to the interests of Unit holders, as they will not have the opportunity to negotiate terms or change terms of such agreements.

No independent managing underwriter has been engaged for the distribution of the Units.  ATEL Securities Corporation is an Affiliate of the Manager and will perform wholesaling services for the Fund as the Dealer Manager. It may not be expected to have performed due diligence in the same manner as an independent broker-dealer. The Dealer Manager has acted in the same capacity in prior offerings sponsored by the Manager and its Affiliates and is expected to do so in any future offerings that the Manager and its Affiliates may conduct.

The Fund, the Manager and prospective Holders have not been represented by separate counsel.  In the formation of the Fund, drafting of the Operating Agreement and the offering of Units, the attorneys, accountants and other professionals who perform services for the Fund all perform similar services for the Manager and its Affiliates. The Fund expects that this dual representation will continue in the future. However, should a dispute arise between the Fund and the Manager, the Manager will cause the Fund to retain separate counsel.

The Fund may enter into joint ventures with programs managed by the Manager or its Affiliates.  The Manager may face conflicts of interest as it may control and owe fiduciary duties to both the Fund and the affiliated co-venturer. For example, because of the differing financial positions of the co-venturers, it may be in the best interest of one entity to sell the jointly-held investments at a time when it is in the best interest of the other to hold the investment assets. Nevertheless, these joint ventures are restricted to circumstances whereby the co-venturer’s investment objectives are comparable to the Fund’s, the Fund’s investment is on substantially the same terms as the co-venturer and the compensation to be received by the Manager and its Affiliates from each co-venturer is substantially identical.

FIDUCIARY DUTY OF THE MANAGER

The Manager is accountable to the Fund as a fiduciary and, consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs.

Under California law and subject to certain conditions, a Member may file a lawsuit on behalf of the Fund (a derivative action) to recover damages from a third party or to recover damages resulting from a breach by a Manager of its fiduciary duty. In addition, a Member may sue on behalf of himself and all other Members (a class action) to recover damages for a breach by a Manager of its fiduciary duty, subject to class action procedural rules. This area of the law is complex and rapidly changing, and investors who have questions regarding the duties of a Manager and the remedies available to Members should consult with their counsel. The Operating Agreement does not modify the Manager’s fiduciary duty under California law.

The Operating Agreement does not excuse the Manager from liability or provide it with any defenses for breaches of its fiduciary duty. However, the fiduciary duty owed by a Manager is similar in many respects to the fiduciary duty owed by directors of a corporation to its Unit holders, and is subject to the same rule, commonly referred to as the “business judgment rule,” that directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. As a result of the business judgment rule, a manager may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment. Accordingly, provision has been made in the Operating Agreement that the Manager has no liability to the Fund for losses arising out of any act or omission by the Manager, provided that the Manager determined in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence or misconduct. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such a provision in the Operating Agreement specifically defining the Manager’s standard of care.

The Operating Agreement also provides that, to the extent permitted by law, the Fund is to indemnify the Manager and its Affiliates providing services to the Fund against liability and related expenses (including attorneys’ fees) incurred in dealings with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding paragraph, and provided, further, that any such indemnification will be recoverable only from the assets of the Fund and not from the assets of any of the Holders. A successful claim for such indemnification would deplete Fund assets by the amount paid. The Manager will not be indemnified against any liabilities arising under the Securities Act of 1933. In addition, the Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement.

Subject to the fiduciary relationship, the Manager has broad discretionary powers to manage the affairs of the Fund under the terms of the Operating Agreement and under California law. Generally, actions taken by the Manager are not subject to vote or review by the Holders, except to the limited extent provided in the Operating Agreement and under California law.

MANAGEMENT

The Manager

The Manager is AGC 8 Managing Member, LLC (the “Manager”). The Manager was formed as a Nevada limited liability company in 2011. The sole member of the Manager is ATEL Management Services, LLC (“AMS”), a subsidiary of its sole member, ATEL Capital Group LLC (“ACG”). The ATEL affiliated group of companies was founded upon the incorporation of the original leasing business in 1977, and the affiliated group was reorganized under the parent company, ATEL Capital Group, in 2001. ATEL Capital Group, the Manager and their Affiliates are sometimes collectively referred to below as “ATEL” for convenience. ATEL’s and the Manager’s offices are located at 600 California Street, 6th Floor, San Francisco, California 94108, and its telephone numbers are 415/989-8800 and 800/543-ATEL. On or about November 1, 2012, the offices of the Fund and the Manager will be relocated to The Transamerica Pyramid, 600 Montgomery Street, 9th Floor, San Francisco, California 94111. The telephone numbers for the Fund and the Manager will be the same in their new location. ATEL’s officers have extensive experience with transactions involving the acquisition, leasing, financing and disposition of equipment and other financing transactions, as more fully described below and in Exhibit A hereto. The Fund itself will have no employees, but will use the services of ATEL and its Affiliates and their employees to fulfill the Fund’s administrative and operating needs. AGC 8 Managing Member, LLC is the Fund’s initial Member and, together with its parent entities, AMS and ACG, founded and organized the Fund.

Since its organization in 1977, ATEL has been active in several areas within the equipment leasing and capital asset finance industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment lease transactions originated by other leasing companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, and (iv) originating asset acquisition and other financing transactions for, and an investing in, venture capital financed “growth capital” companies.

ATEL Management Services, LLC (“AMS”) is a subsidiary of ATEL Capital Group LLC (“ACG”), its sole member. ATEL Ventures, Inc. (“AVI”) is ATEL’s originating affiliate for venture and growth capital transactions. Each of AMS and AVI is a wholly-owned subsidiary of ACG and ATEL Capital Group, respectively. ATEL Investor Services (“AIS”) is a division of ATEL Financial Services, LLC (“AFS”). AFS, AIS and AVI will perform services for the Fund under the direction of the Manager. AVI will perform financing origination and management services for the Fund; and AFS and AIS will perform partnership management, administration and investor services. Finally, the Dealer Manager, ATEL Securities Corporation (“ASC”), is a wholly-owned subsidiary of AFS. ACG is responsible for all aspects of the performance by its affiliates of services necessary to the operation of the Fund and for the facilities, personnel, equipment, financial and other resources used by its affiliates in the performance of those services.

The officers and directors of ACG and its Affiliates are as follows:

Name	Positions
Dean L. Cash	Chairman of the Board, President and Chief Executive Officer — the Manager, ACG, AMS, AFS, AVI and AEC; Director, President and Chief Executive Officer of AIS and ASC
Paritosh K. Choksi	Director, Executive Vice President, Chief Financial Officer and Chief Operating Officer — the Manager, ACG, AMS, AFS, AIS and AVI
Vasco H. Morais	Executive Vice President and General Counsel — ACG, AMS, AFS, AIS and AVI
Steven R. Rea	Executive Vice President — AVI
Russell H. Wilder	Executive Vice President — Chief Credit Officer — ACG, AMS, AFS and AVI
Samuel Schussler	Vice President and Chief Accounting Officer — the Manager, ACG, AMS, AFS, AVI and AIS

Dean L. Cash, age 61, became chairman, president and chief executive officer of ATEL in April 2001. Mr. Cash joined ATEL as director of marketing in 1980 and served as a vice president since 1981, executive vice president since 1983 and a director since 1984. He has been a director of the Dealer Manager since its organization and its president since 1986. Prior to joining ATEL, Mr. Cash was a senior marketing representative for Martin Marietta Corporation, data systems division, from 1979 to 1980. From 1977 to 1979, he was employed by General Electric Corporation, where he was an applications specialist in the medical systems division and a marketing representative in the information services division. Mr. Cash was a systems engineer with Electronic Data Systems from 1975 to 1977, and was involved in maintaining and developing software for commercial applications. Mr. Cash received a B.S. degree in psychology and mathematics in 1972 and an M.B.A. degree with a concentration in finance in 1975 from Florida State University. Mr. Cash is an arbitrator with the American Arbitration Association and is qualified as a registered principal with FINRA.

Paritosh K. Choksi, age 59, joined ATEL in 1999 as a director, senior vice president and its chief financial officer, and has been its chief financial officer, executive vice president and chief operating officer since April 2001. Prior to joining ATEL, Mr. Choksi was chief financial officer at Wink Communications Inc. from 1997 to 1999. From 1977 to 1997, Mr. Choksi was with Phoenix American Incorporated, a financial services and management company, where he held various positions during his tenure, and was senior vice president, chief financial officer and director when he left the company. Mr. Choksi was involved in all corporate matters at Phoenix and was responsible for Phoenix’s capital market needs. He also served on the credit committee overseeing all corporate investments, including its growth capital lease portfolio. Mr. Choksi was part of the executive management team which caused Phoenix’s portfolio to grow from $50 million in assets to over $2 billion. Mr. Choksi has served as a member of the board of directors of Syntel, a public company, since 1997. Mr. Choksi received a Bachelor of Technology degree in mechanical engineering from the Indian Institute of Technology, Bombay in 1975; and an M.B.A. degree from the University of California, Berkeley in 1977.

Vasco H. Morais, age 54, joined ATEL in 1989 as general counsel. Mr. Morais manages ATEL’s legal department, which provides legal and contractual support in the negotiating, drafting, documenting, reviewing and funding of lease transactions. In addition, Mr. Morais advises on general corporate law matters, and assisting on securities law issues. From 1986 to 1989, Mr. Morais was employed by the BankAmeriLease Companies, Bank of America’s equipment leasing subsidiaries, providing in-house legal support on the documentation of tax-oriented and non-tax oriented direct and leveraged lease transactions, vendor leasing programs and general corporate matters. Prior to the BankAmeriLease Companies, Mr. Morais was with the Consolidated Capital Companies in the Corporate and Securities Legal Department involved in drafting and reviewing contracts, advising on corporate law matters and securities law issues. Mr. Morais received a B.A. degree in 1982 from the University of California in Berkeley; a J.D. degree in 1986 from Golden Gate University Law School; and an M.B.A. (Finance) degree from Golden Gate University in 1997. Mr. Morais, an active member of the State Bar of California since 1986, served as co-chair of the Uniform Commercial Code Committee of the Business Law Section of the State Bar of California and was inducted as a fellow of the American College of Commercial Finance Lawyers in 2010.

Steven R. Rea, age 43, joined ATEL in 2000 and serves as executive vice president of ATEL Ventures, Inc. Prior to joining ATEL, Mr. Rea was employed at Imperial Bank (now Comerica) from 1999 to 2000, where he managed the venture leasing department for the emerging growth division. From 1997 to 1999, Mr. Rea was employed at LINC Capital, Inc., a specialty finance and venture leasing company, where he was responsible for originating, structuring and negotiating equipment leasing and other asset-backed financing for emerging growth companies. From 1994 to 1997, Mr. Rea was an account executive and later vice president of business development at Interlease Group Ltd., a diversified financial services company, specializing in financings for venture backed companies. From 1992 to 1994, Mr. Rea was with Automatic Data Processing as a senior district sales manager. Mr. Rea received a B.S. degree in finance from San Diego State University in 1991.

Russell H. Wilder, age 57, joined ATEL in 1992 as vice president of ATEL Business Credit, Inc. and in 1995 became its senior vice president of operations. He has also served as chief credit officer to ATEL Financial Corporation since October 1992. From 1990 to 1992 Mr. Wilder was a personal property broker specializing in equipment leasing and financing and an outside contractor in the areas of credit and collections. Prior to 1990, Mr. Wilder had numerous assignments in the credit and operations departments for small, mid-size and big ticket lease transactions with Westinghouse Credit, Wells Fargo Leasing and Fireside Thrift Co., a Teledyne subsidiary. Mr. Wilder holds a BS with Honors in Agricultural Economics and Business Management from the University of California at Davis. He has been awarded the Certified Lease Professional designation by the United Association of Equipment Lessors.

Samuel Schussler, age 59, was appointed chief accounting officer of ATEL Capital Group and its affiliates in August 2006. Mr. Schussler served as senior vice president — finance for Velocity Express Corporation, Westport, Connecticut, from 2004 through March of 2006, and was employed as an independent financial consultant from March 2006 through August 2006. From 2001 through 2003, he served as chief operating officer and chief financial officer of New Century Packaging LLC in Scottsdale, Arizona. From 1999 through 2001, Mr. Schussler served as vice president — finance and chief financial officer of Biogenix Laboratories, Inc. in San Ramon, California. Mr. Schussler received his B.B.A. in Accounting Practice from Pace University  — New York in 1974, and his M.B.A. in Finance from the New York University Graduate School of Business Administration in 1977. He was granted licensure as a C.P.A. in New York and in Arizona.

Management of the Fund’s Operations and Administration

An Affiliate of the Manager, ATEL Ventures, Inc., will have primary responsibility for selecting and negotiating potential financing transactions, and managing the Fund’s Portfolio Assets subject to the Manager’s supervision and approval. The Manager’s Growth Capital Investment Committee will approve any acquisition before it is consummated. The Growth Capital Investment Committee currently consists of Dean L. Cash, Paritosh K. Choksi and Russell H. Wilder.

Management services to be provided by AVI include acting as a liaison with customers, general supervision of customers to ensure compliance with the terms of asset financings, arranging for maintenance and related services with respect to any collateral taken by the Fund, and the supervision, monitoring and review of others performing services for the Fund.

AFS will be primarily responsible for Fund administration and reporting. AFS will be responsible for the design and operation of the Fund’s disclosure controls and procedures to comply with federal securities law reporting requirements, and will be responsible for performing periodic evaluations of these controls and procedures.

Management Compensation

The Fund does not pay the officers or directors of the Manager or its Affiliates any compensation. However, the Fund will pay the Manager and its Affiliates the fees and other compensation described under “Management Compensation” above in this Prospectus. Furthermore, the Fund will reimburse the Manager and its Affiliates for certain costs incurred on behalf of the Fund, including the cost of certain personnel (excluding controlling persons of the Manager) who will be engaged by the Manager to perform administrative, accounting, secretarial, transfer and other services required by the Fund. Such individuals may also perform similar services for the Manager, its Affiliates and other investment programs to be formed in the future.

Changes in Management

The Operating Agreement provides that the Manager may be removed as Manager at any time upon the vote of Holders owning more than 50% of the total outstanding Units entitled to vote, and Holders have the right to elect a successor Manager in place of the removed Manager by a similar vote. The Manager may only withdraw voluntarily from the Fund with the approval of Holders owning in excess of 50% of the Units entitled to vote on Fund matters. The Holders have no voice in the election of directors or appointment of officers of the Manager or its parent, ATEL Capital Group, and the capital stock of such entities can be transferred without the consent of the Fund or the Holders.

If the Manager is removed and was the sole remaining Manager, the Fund will be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the removal of the Manager, elect a successor Manager and continue the Fund’s business on the same terms and conditions, but with a name which does not include or in any way refer to the name of the removed Manager. If the business of the Fund is continued, the removed Manager is entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the removed Manager and the remaining or new Managers, or, if they cannot agree, by arbitration. The Fund will pay to the removed Manager an amount equal to the then present fair market value of the interest so determined. If the removed Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of revenues and distributions the Manager would otherwise have received under the Operating Agreement had such Manager not withdrawn. If the Manager has been removed involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. See Section 17 of the Operating Agreement attached as Exhibit B to this Prospectus.

The Dealer Manager

ATEL Securities Corporation (the “Dealer Manager”) was organized in October 1985 principally for the purpose of assisting in the distribution of securities of programs to be sponsored by ATEL. The Dealer Manager became a member of the National Association of Securities Dealers, Inc. (now the Financial Industry Regulatory Authority or “FINRA”) in February 1986. The Dealer Manager is a wholly-owned subsidiary of ATEL Financial Services, LLC. The Dealer Manager will provide certain wholesaling services to the Fund in connection with the distribution of the Units offered hereby.

PRIOR PERFORMANCE SUMMARY

Affiliates of AGC 8 Managing Member, LLC, the Manager of the Fund, have extensive experience in the equipment financing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs involving over 46,000 investors, (v) originating, negotiating and structuring acquisition and other capital financing for emerging growth companies, including rights to purchase equity interests, and sponsoring investment programs to provide such financing; and (vi) supervising and arranging for the supervision of equipment management and marketing on leasing and other financing transactions involving total equipment costs approximating $2.0 billion.

ATEL has sponsored seven private growth capital programs (the “Prior Private Programs”), six of which have completed their placements of equity interests through June 30, 2012, with investment objectives similar to those of the Fund. These private programs were formed to engage exclusively in growth capital financing.

During the eleven-plus years from January 1, 2001 through June 30, 2012, Affiliates of the Manager, AGC 8 Managing Member, LLC, have sponsored a total of thirteen prior investment programs, six with investment objectives similar to those of the Fund. The Prior Private Programs each had similar investment objectives to those of the Fund, as each was formed to engage exclusively in growth capital financing. In addition to the six prior programs with similar investment objectives, during that ten year period, the Manager’s Affiliates have also sponsored six publicly offered programs and one private institutional equipment leasing program offered exclusively to qualified offshore investors. These latter seven programs have had different investment objectives than those of the Fund. Each of these prior programs was formed primarily to engage in equipment acquisition, leasing and disposition. These thirteen prior programs raised $605.3 million of capital from 13,056 investors, and acquired or financed a total of approximately $798.7 million of portfolio investments. Activities of prior programs with similar investment objectives of the Fund represent 23.81% of the total capital raised, 14.17% of the total number of investors, and 10.78% of the total purchase price of portfolio investments acquired by all prior programs during that eleven plus year period.

ATEL Venture Fund (“AVF”), commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 1999. AVF terminated its offering as of August 31, 2001. As of that date, $8,846,000 of offering proceeds had been received from 147 investors. All of the proceeds were committed to growth capital financing transactions, organization and offering expenses, working capital and capital reserves. AVF had acquired growth capital financing transactions representing a total capital investment of $11,560,698 as of June 30, 2012. Of such portfolio investments, transactions representing an original capital investment of $11,551,648 had been sold or disposed as of June 30, 2012.

ATEL Growth Capital Fund (“AGCF”), commenced a private offering of up to $25,000,000 of its limited liability company shares on June 1, 2003. AGCF terminated its offering as of May 31, 2005. As of that date, $21,010,000 of offering proceeds had been received from 329 investors. AGCF had acquired growth capital financing transactions representing a total capital investment of $37,503,802 as of June 30, 2012. Of such portfolio investments, transactions representing an original capital investment of $32,229,464 had been sold or disposed as of June 30, 2012.

ATEL Growth Capital Fund II, LLC (“AGCF II”), commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 2005. AGCF II terminated its offering as of November 28, 2006. As of that date, $25,000,000 of offering proceeds had been received and accepted. AGCF II had acquired growth capital financing transactions representing a total capital investment of $40,192,587 as of June 30, 2012. Of such portfolio investments, transactions representing an original capital investment of $30,837,966 had been sold or disposed as of June 30, 2012.

ATEL Growth Capital Fund III, LLC (“AGCF III”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective November 29, 2006. AGCF III terminated its offering as of August 15, 2007. As of that date, $35,000,000 of offering proceeds had been received and accepted. AGCF III had acquired growth capital financing transactions representing a total capital investment of $47,885,486 as of June 30, 2012. Of such portfolio investments, transactions representing an original capital investment of $31,815,015 had been sold or disposed as of June 30, 2012.

ATEL Growth Capital Fund IV, LLC (“AGCF IV”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective August 1, 2007. AGCF IV terminated its offering as of January 22, 2009. As of that date, $34,995,000 of offering proceeds had been received and accepted. AGCF IV had acquired growth capital financing transactions representing a total capital investment of $40,317,940 as of June 30, 2012. Of such portfolio investments, transactions representing an original capital investment of $21,960,204 had been sold or disposed as of June 30, 2012.

ATEL Growth Capital Fund V, LLC (“AGCF V”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective January 22, 2009. AGCF V terminated its offering as of July 31, 2010. As of that date, $17,085,000 of offering proceeds had been received and accepted. AGCF V had acquired growth capital financing transactions representing a total capital investment of $19,811,795 as of June 30, 2012. Of such portfolio investments, transactions representing an original capital investment of $4,495,060 had been sold or disposed as of June 30, 2012.

ATEL Growth Capital Fund VI, LLC (“AGCF VI”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective September 15, 2010. As of June 30, 2012, AGCF VI had received offering proceeds of $7,075,000 and commenced operations. As of June 30, 2012, AGCF VI had acquired growth capital financing transactions representing a total capital investment of $4,495,765 and had no dispositions.

ATEL has also sponsored fourteen prior public equipment leasing programs (the “Prior Public Programs”). The Prior Public Programs and Prior Private Programs are together referred to below as the “Prior Programs.” The Prior Public Programs have had investment objectives which differ in certain material respects from those of this Fund and the Prior Private Programs. The Prior Public Programs and one, specialized, institutional private program were formed to invest primarily in capital equipment subject to net leases to major corporations. The Prior Private Programs have been formed to engage primarily in growth capital investment, financing the acquisition of equipment by emerging growth companies and acquiring equity interests and other investments in such companies. The Prior Private Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired or financed, the structure of the financing arrangements with respect to such equipment, the credit criteria for lessees and borrowers, the intended investment cycles, the reinvestment policies and the investment goals of each program.

The information set forth in the tables included in Exhibit A reflects program information for Prior Private Programs with similar investment objectives, and Prior Public Programs engaged in equipment leasing and financing.

The first Prior Program, ATEL Cash Distribution Fund (“ACDF”), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of $11,133,679. All of such equipment had been sold and the partnership was terminated as of December 31, 1997.

The second Prior Program, ATEL Cash Distribution Fund II (“ACDF II”), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of $52,270,536. All of such equipment had been sold and the partnership was terminated as of December 31, 1998.

The third Prior Program, ATEL Cash Distribution Fund III (“ACDF III”), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of 4,822 investors, all of which proceeds were committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of $99,629,942. All of such equipment had been sold and the partnership was terminated as of December 31, 2000.

The fourth Prior Program, ATEL Cash Distribution Fund IV (“ACDF IV”), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. All of such equipment had been sold as of December 31, 2004.

The fifth Prior Program, ATEL Cash Distribution Fund V (“ACDF V”), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $187,595,762 as of June 30, 2012. Of such equipment, items representing an original purchase cost of $166,952,428 had been sold as of June 30, 2012. ACDF V originally anticipated that it would liquidate approximately ten to eleven years following the November 1994 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage. ACDF V is expected to be fully liquidated and terminated before the end of 2012.

The sixth Prior Program, ATEL Cash Distribution Fund VI (“ACDF VI”), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,320,158 as of June 30, 2012. Of such equipment, items representing an original purchase cost of $184,947,103 had been sold as of June 30, 2012. ACDF VI originally anticipated that it would liquidate approximately ten to eleven years following the November 1996 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The seventh Prior Program, ATEL Capital Equipment Fund VII (“ACEF VII”), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $306,123,226 as of June 30, 2012. Of such equipment, items representing an original purchase cost of $249,101,869 had been sold as of June 30, 2012. ACEF VII originally anticipated that it would liquidate approximately ten to eleven years following the November 1998 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The eighth Prior Program, ATEL Capital Equipment Fund VIII (“ACEF VIII”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on December 7, 1998. ACEF VIII terminated its offering on November 30, 2000. As of that date, $135,701,380 of offering proceeds had been received from 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $248,513,253 as of June 30, 2012. Of such equipment, items representing an original purchase cost of $206,821,813 had been sold as of June 30, 2012. ACEF VIII originally anticipated that it would liquidate approximately ten to eleven years following the November 2000 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The ninth Prior Program, ATEL Capital Equipment Fund IX (“ACEF IX”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF IX had acquired a variety of types of equipment and invested in notes receivable with a total cost of $192,299,637 as of June 30, 2012. Of such equipment, items representing an original purchase cost of $98,962,041 had been sold or disposed as of June 30, 2012.

The tenth prior public program, ATEL Capital Equipment Fund X (“ACEF X”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on March 12, 2003. ACEF X terminated its offering on March 11, 2005. As of that date, $140,192,575 of offering proceeds had been received from 3,228 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF X had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $212,175,017 as of June 30, 2012. Of such equipment, items representing an original purchase cost of $64,260,185 had been sold or disposed as of June 30, 2012.

The eleventh prior public program, ATEL Capital Equipment Fund XI (“ACEF XI”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on April 11, 2005. The offering was terminated as of April 30, 2006. As of June 30, 2012, $52,311,070 of offering proceeds had been received. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF XI had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $82,065,156 as of June 30, 2012. Of such equipment, items representing an original purchase cost of $36,397,503 had been sold or disposed as of June 30, 2012.

The twelfth prior public program, ATEL 12 (“ATEL 12”), commenced a public offering of up to $200,000,000 of its limited liability company member interests on September 26, 2007. The offering was terminated as of September 25, 2009. As of that date, $30,021,320 of offering proceeds had been received. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 12 had acquired equipment and invested in notes receivable with a total purchase cost of $31,007,628 as of June 30, 2012. Of such equipment, items representing an original purchase cost of $2,780,771 had been sold or disposed as of June 30, 2012.

The thirteenth prior public program, ATEL 14 (“ATEL 14”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 7, 2009. The offering was terminated as of October 6, 2011. As of June 30, 2012, $84,024,650 of offering proceeds had been received. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 14 had acquired equipment and invested in notes receivable with a total purchase cost of $62,918,505 as of June 30, 2012. Of such equipment, items representing an original purchase cost of $1,077,578 had been sold or disposed as of June 30, 2012.

The fourteenth prior public program, ATEL 15 (“ATEL 15”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 28, 2011. As of June 30, 2012, $15,904,860 of offering proceeds had been received. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 15 had acquired equipment and invested in notes receivable with a total purchase cost of $9,034,836 as of June 30, 2012. No equipment had been sold or disposed as of June 30, 2012.

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities Exchange Commission by each of the Prior Public Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 600 California Street,

6th Floor, San Francisco, California 94108 or by calling the Manager at (415)-989-8800. On or about November 1, 2012, the offices of the Fund and the Manager will be relocated and the mailing address for ATEL Investor Services will then be The Transamerica Pyramid, 600 Montgomery Street, 9th Floor, San Francisco, California 94111. The telephone number for the Manager will be the same in its new location.

As of March 31, 2012, the Prior Programs have invested approximately $234.0 million in growth capital financing transactions since 1999. Only a minor portion of the growth capital investments were purchased by Prior Public Program portfolios. The net aggregate unrecovered investment in growth capital transactions for all Prior Programs was approximately $7.9 million as of March 31, 2012, or an approximate 0.28% per annum, substantially less than the amount assumed by the Manager and its Affiliates in structuring these portfolios as the losses to be anticipated in the ordinary course of growth capital financing. Total loan losses experienced by Prior Programs on their growth capital portfolios have been approximately 1% of capital invested since 2003. The following chart reflects the total amounts of growth capital investments funded annually by Prior Programs since 2003, the total receivables on such loans and the unrecovered amounts funded (the amount of principal advanced as to which the borrower defaulted and failed to pay).

There is no identifiable trend in the frequency or amount of defaults experienced by Prior Private Programs. It should be noted that the Fund, like Prior Private Programs, provides financing to customers who are in an earlier stage of their business development than the lessees to whom the Prior Public Programs provide financing. These emerging growth companies are generally less creditworthy than more established companies and the Fund and the Prior Private Programs can therefore anticipate a higher rate of customer default than experienced by the Prior Public Programs.

As discussed in this Prospectus, fluctuations in demand for growth capital financing may affect the ability of a financing program to invest its capital in a timely manner. During the period from 1999 through 2003, growth capital and other capital asset financing companies experienced a more difficult market in which to make suitable investments as a result of reduced growth and changing economic conditions in the U.S economy and the consequent softening of demand for capital equipment during that period. Delays in investment may have a negative impact on the operating results of programs that were actively seeking to invest their capital during that period. In particular AVF experienced such adverse impact from delays in investment. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit the other Prior Programs to pursue their investment objectives.

INCOME, LOSSES AND DISTRIBUTIONS

The taxable income and taxable loss of the Fund (the “Net Income and Net Loss”) will be allocated to the investors, and Fund cash distributions will be allocated to the Manager in payment of the Promotional Interest and Carried Interest (as described under “Management Compensation” and provided in Section 10.4 of the Operating Agreement) with the balance of all cash distributions paid to investors.

Allocations of Net Income and Net Loss

The Fund will close its books as of the end of each quarter and allocate Net Income, Net Loss and cash distributions on a daily basis, i.e., Fund items will be allocated to the investors in the ratio in which the number of Units held by each of them bears to the total number of Units held by all as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and cash distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and cash distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and cash distributions shall be apportioned in the ratio in which (i) the number of Units held by each investor multiplied by the number of days during the period the investor owned the Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss and cash distributions with respect to any quarter will be allocated to Units repurchased by the Fund during such quarter, and such Units will not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations. Transfers of Member interests will not be effective for any purpose until the first day of the following quarter.

Timing and Method of Distributions

Fund cash distributions are generally made and allocated to Holders on a quarterly basis. However, the Manager will determine amounts available for distributions on a monthly rather than quarterly basis. All investors will be entitled to elect to receive distributions monthly rather than quarterly by designating such election in a written request delivered to the Manager. An initial election to receive monthly rather than quarterly distributions may be made at the time of subscription by designating such election on the Subscription Agreement. Thereafter, each investor may, during each fiscal quarter, designate an election to change the timing of distributions payable to the investor for the ensuing fiscal quarter by delivering to the Manager a written request. Investors who have previously elected monthly distributions may at such time elect to return to quarterly distributions and those receiving quarterly distributions may elect monthly distributions for the following quarter. Distributions will be made by check payable to the record Holder unless another payee is designated in writing executed by the Holder. Holders may elect in writing to have distributions paid by wire transfer to designated accounts. Wire transfer instructions may be given upon subscription or may be provided at any time thereafter for subsequent distributions.

During the Fund’s offering and operating stages, extending through the end of a six-year period following the end of the offering of Units, the Fund expects to make regular cash distributions to investors. After the end of the Fund’s operating stage, the Fund intends to distribute to investors all available cash through the final liquidation of the Fund, which is expected to occur approximately ten years following the end of the offering period. During this liquidation stage, the timing and amount of distributions are expected to be less regular than during the operating stage.

Allocations of Distributions

Distributions will be allocated among investors on the same basis as Net Income and Net Loss. Amounts to be distributed will be determined after payment of Fund operating expenses, establishment or restoration of capital reserves deemed appropriate by the Manager, and, to the extent permitted, reinvestment in additional equipment.

A significant portion of each distribution is expected to consist of principal amortization on Fund financing transactions, and so will constitute a return of capital for tax and accounting purposes. Until investors receive total distributions equal to their original investment, a portion of each distribution will be deemed a return of capital rather than a return on capital for investment purposes. Notwithstanding the foregoing, however, the Manager intends to make distributions only out of cash from operations and not out of capital reserves or offering proceeds held pending investment.

The Fund is intended to be self-liquidating. After the sixth year following the year in which the offering terminates, the Fund will distribute all available cash, other than reserves deemed required for the proper operation of its business, including reserves needed to preserve the value of Portfolio Assets or to purchase investments the Fund has committed to buy prior to the end of the Reinvestment Period. During this liquidation stage, rates of distributions may vary and distributions may be suspended while Fund debt is repaid from disposition proceeds before net disposition proceeds are distributed to Unit holders.

When the Fund liquidates, and after the Fund pays its creditors (including Unit holders who may be creditors), the Fund will distribute any remaining proceeds of liquidation in accordance with each Member’s positive Capital Account balance. As a result, if cash distributions are made during the period between the date investors are first admitted to the Fund and the end of the offering of Units, it is likely that different amounts would be distributable upon liquidation to the different investors, depending on their then Capital Account balances. This difference will be substantially reduced or eliminated by the special allocation to investors of income or gain, which could equalize their Capital Account balances. In particular, if distributions made during the offering period to investors who were admitted at the initial admission date reflect a return of capital (or to the extent that such investors receive allocations of net losses relating to the offering period), such investors will receive less on liquidation of the Fund than those who were admitted at the final admission date. Furthermore, to the extent that those investors who were admitted at the first admission date receive allocations of net profits relating to the offering period in excess of the distributions of cash for that same period, such investors will receive more distributions on liquidation than those investors who are admitted at end of the offering. As noted above, any differences would be substantially reduced or eliminated to the extent the Manager equalizes Capital Accounts through special allocations of income or gain.

Reinvestment

The Fund has the power to reinvest revenues during the period ending six years after the date the offering ends. Before the Fund can reinvest in portfolio assets, however, the Fund must, at a minimum, distribute

(i) enough cash to allow an investor in a 35% federal income tax bracket to meet the federal and state income taxes due on income from the operations of the Fund;

(ii) through the first full fiscal quarter ending at least six months after termination of the offering of Units, an amount equal to the lesser of:

(a) a rate of return on their original capital contribution equal to 4% over the average yield on five-year United States Treasury Bonds for the fiscal quarter immediately preceding the date of distribution, as published in a national financial newspaper from time to time (with a minimum of 10% per annum and a maximum of 11% per annum), or

(b) 90% of the total amount of cash available for distributions; and

(iii) for each quarter during the rest of the Reinvestment Period, an amount equal to 11% per annum on their original capital contribution.

The following chart illustrates the anticipated cycle of distributions to investors during the Fund’s three basic stages, funding, operations and liquidation. The amount of distributions is expected to vary during the initial funding stage of the Fund, as it raises equity capital through the sale of Units, acquires its initial investment portfolio and leverages its portfolio. Then, distributions are expected to become level as the Fund is required during its six year operations stage to make minimum distributions to investors prior to any reinvestment of the Fund’s operating cash flow. There can be no assurance, however, as to the rate or availability of distributions during any period, or the rate of reinvestment, if any, during the operations stage. The availability of cash for distributions, and the rate of distributions, if any, during all stages will be dependent on the success of Fund operations and the Fund’s need to pay operating expenses, to repay debt, the terms of which may require suspension of distributions during some periods, and to establish necessary capital reserves. After the operations stage, the Fund is expected to enter into a two to three year liquidation stage during which all cash flow not required for Fund obligations, including repayment of debt and establishment of capital reserves, will be distributed to investors. Distributions during this period are expected to fluctuate as amounts vary depending on the rate of liquidation of the portfolio, the residual values realized upon expiration of leases and disposition of investment assets, the amount of remaining lease revenues, the amount of operating expenses incurred, the need to repay portfolio debt, and the establishment of necessary capital reserves. Investors should note that there can be no assurance as to the amount or timing of any distributions, or as to the duration of the Fund’s liquidation period and term to final liquidation, which, as described above, will depend on a number of factors affecting Fund operations.

Return of Unused Capital

Any net offering proceeds received by the Fund during the first twelve months of the offering not committed to investment in portfolio assets by 24 months after the beginning of the offering, and any offering proceeds received in a second year of the offering not committed to investment by a date 12 months after the end of the offering (except amounts used to pay operating expenses or required as capital reserves) will be distributed to investors pro rata as a return of capital. In addition, in order to refund to the investors the amount of Front End Fees attributable to such returned capital, the Manager has agreed to contribute to the Fund, and the Fund will distribute to investors pro rata, the amount by which the unused capital so distributed, divided by the percentage of offering proceeds remaining after payment of all Front End Fees, exceeds the amount of unused capital distributed. Such amounts will be distributed promptly upon determination of uncommitted amounts not required to pay operating expenses or as capital reserves and the amounts necessary to gross up the distribution in return of capital to account for the Front End Fees attributable to the unused capital.

Cash from Capital Reserve Account

The Operating Agreement requires that the Fund initially establish a cash reserve for general working capital purposes in an amount equal to not less than ½ of 1% of the offering proceeds (equal to $6,000 if the minimum Units are sold and $375,000 if the maximum Units are sold). Any cash reserves used need not be restored, and, if restored, may be restored from the operating revenues of the Fund. Distributions of cash reserves will be allocated and distributed in the same manner as cash proceeds from sales of Portfolio Assets. Cash reserves that the Manager deems no longer required as capital reserves may be distributed or invested by the Fund.

Sources of Distributions — Accounting Matters

The amount of cash the Fund will distribute to investors each year is not the same as the amount of taxable income that is passed through to the investor. For example, the Fund may have tax deductions that do not represent direct cash expenses, so the Fund may have more cash available to distribute than it has taxable income. When an investor receives a distribution of more cash in a year than his share of income, he will be deemed to be receiving a return of his invested capital rather than investment income. Distributions by the Fund may be characterized differently for tax, accounting and economic purposes as a return of capital, investment income or a portion of each.

CAPITALIZATION

The capitalization of the Fund, as of the date of this Prospectus and as adjusted to reflect the issuance and sale of the Units offered hereby assuming the minimum 120,000 Units and the maximum 7,500,000 Units are sold, is as follows:

	As of the Date hereof	Minimum 120,000 Units	Maximum 7,500,000 Units
Units of Member Interest ($10 per Unit)	50	1,200,500	75,000,500
Total Capitalization	$500	$1,200,500	$75,000,500
Less Estimated Organization and Offering Expenses	—	150,000	9,375,000
Net Capitalization	$500	$1,050,500	$65,625,500

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Until receipt and acceptance of subscriptions for 120,000 Units, the Fund will not commence active operations.

After the minimum capital is received, subscription proceeds will be released to the Fund from escrow and applied to the payment or reimbursement of Organization and Offering Expenses, leaving estimated net proceeds available for investment and operations of $1,050,000. As additional subscriptions for Units are received, the Fund will experience a relative increase in liquidity and the Fund will experience a corresponding decrease in liquidity as capital is expended in the purchase of its portfolio investments.

The Fund will acquire its investments with cash. The Fund will not borrow to acquire its Portfolio Assets and does not intend or expect to incur any indebtedness. The Fund anticipates that it would incur indebtedness only in the event that it is required to borrow for temporary working capital purposes. It may also engage in short term borrowing against committed cash flow due on its investments in order to provide an even rate of distributions and resulting capital account adjustments during its offering period. The Fund has no arrangements or commitments from any lender with respect to any such borrowing, however, and there can be no assurance that it will engage in any such borrowing.

Until required for the acquisition or operation of portfolio investments, the offering proceeds will be held in short-term, liquid investments. The Fund is required by the Operating Agreement to establish an initial working capital reserve in the amount of ½ of 1% of the Gross Proceeds.

Loans

It is anticipated that most of the Portfolio Assets to be acquired by the Fund will be acquisition financing loans classified as notes receivable for financial reporting and tax purposes. Such notes receivable will be secured by the equipment financed or other assets of the borrower.

The Company will record all future payments of principal and interest on investments in the form of loans as notes receivable, which will then be offset by the amount of any related unearned interest income. For financial statement purposes, the Company will report only the net amount of principal due on the balance sheet. The unearned interest will be recognized over the term of the note and the income portion of each note payment will be calculated so as to generate a constant rate of return on the net balance outstanding. Any fees or costs related to notes receivable will be recorded as part of the net investment in notes receivable and amortized over the term of the respective loan.

Allowances for losses on notes receivable will typically be established based on historical charge off and collection experience and the collectability of specifically identified borrowers and billed and unbilled receivables. Notes will be considered impaired when, based on current information and events, it is deemed probable that the Company will be unable to collect the scheduled payments of principal and/or interest when due according to the contractual terms of the loan agreement. Factors to be considered by management in determining impairment will include payment status, collateral value, and the probability of collecting scheduled principal and interest when due. If it is determined that a loan is impaired with regard to scheduled payments, the Company will perform an analysis of the note to determine if an impairment valuation reserve is necessary. This analysis will consider the estimated cash flows from the note, or the collateral value of the property underlying the note when note repayment is collateral dependent. Any required valuation reserve will be charged to earnings when determined; and notes will be charged off to the allowance as they are deemed uncollectible.

Notes receivable will generally be placed in a non-accrual status (i.e., no revenue will be recognized) when payments are more than 90 days past due. Additionally, management will periodically review the creditworthiness of companies with note payments outstanding less than 90 days. Based upon management’s judgment, notes may be placed in a non-accrual status. Notes placed on non-accrual status will only be returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid receivable is probable. Until such time, all payments received would be applied only against outstanding principal balances.

For all Fund notes and finance lease receivables, valuation and consideration of credit losses will be performed by the Fund's Manager and related information will be disclosed in the Fund's financial statements, including aging schedules on both a timeliness of payment and a contractual basis consistent with requirements of U.S. GAAP as defined under Topics 310 and 840 of the Financial Accounting Standards Board (FASB) Accounting Standards Codification.

Initial Direct Costs

The Company will capitalize initial direct costs (“IDC”) associated with the origination and funding of investments in notes receivable and lease assets. IDC includes both internal costs (e.g., the costs of employees’ activities in connection with successful lease and loan originations) and external broker fees incurred with such originations. The costs will be amortized on an asset-specific basis based on the effective interest rate method for direct financing leases and notes receivable. Upon disposal of the underlying loan assets, both the initial direct costs and the associated accumulated amortization are relieved. Costs related to investment deals that are not consummated are not eligible for capitalization as initial direct costs and are expensed as acquisition expense.

Leases

Some Portfolio Assets may be structured as leases. Any transactions structured as leases will generally be classified and accounted for as direct financing leases. Income from direct financing lease transactions will be reported using the financing method of accounting, in which the Company’s investment in the leased property is reported as a receivable from the lessee to be recovered through future rentals. The interest income portion of each rental payment is calculated so as to generate a constant rate of return on the net receivable outstanding.

Direct financing leases will generally be placed in a non-accrual status (i.e., no revenue is recognized) and deemed impaired when payments are more than 90 days past due. Additionally, management will periodically review the creditworthiness of all direct finance lessees with payments outstanding less than 90 days. Based upon management’s judgment, the related direct financing leases may be placed on non-accrual status. Leases placed on non-accrual status will only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid lease payments is probable. Until such time, all payments received would be applied only against outstanding principal balances.

Investment in Securities

From time to time, the Company may receive warrants or options to purchase equity securities of its financing customers in connection with its financing transactions. The Company may under certain circumstances obtain rights to buy such securities directly and may exercise its options or warrants to buy such securities when the value of the securities makes such investments desirable.

Warrants, options and rights acquired by the Company in connection with financing transactions will typically not be publicly traded or registered for sale, but would be considered derivatives and carried at an estimated fair value on the balance sheet at the end of the period, as determined by the Manager. These instruments would typically lack an active market and therefore be illiquid, as they represent warrants in private companies. As such, it is very difficult to obtain market driven fair values for these items. Therefore, the Company will utilize an internally generated valuation methodology, based upon assumptions other market participants would use in similar circumstances, to estimate the fair value of each respective instrument. The significant assumptions to be utilized in this internally generated valuation methodology include: intrinsic value, risk-free rate of return and volatility. In addition, the Company will consider the illiquidity of these respective holdings, and discount the model-derived value accordingly.

Purchased securities would also generally not be publicly traded or registered for public sale and will be carried at cost. Such securities will be adjusted to fair value if the fair value is less than the carrying value and such impairment is deemed by the Manager to be other than temporary. Factors to be considered by the Managing Member in determining fair value include, but are not limited to, available financial information, the issuer’s ability to meet its current obligations and indications of the issuer’s subsequent ability to raise capital.

Fair Value Measurement

The measurement of fair value of all of the Fund's individual investment portfolio holdings will be performed in a manner consistent with requirements of U.S. GAAP as defined under Topic 820 of the Financial Accounting Standards Board (FASB) Accounting Standards Codification. Topic 820 defines “Fair Value,” provides the framework for measuring Fair Value, and requires disclosures related to Fair Value measurements as applied to both initial measurements and any required subsequent measurement.

Inflation

The potential effects of inflation on the Fund are difficult to predict. If the general economy experiences significant rates of inflation, however, it could affect the Fund in a number of ways. Revenues from existing financing transactions would not generally increase with inflation, as the Fund does not expect to provide for any inflation escalation clauses in its financing transactions. Nevertheless, the anticipated values of its collateral may be expected to increase with inflation as the cost of similar new and used equipment increases.

Interest Rates

Fluctuations in prevailing interest rates could also affect the Fund. The cost of capital reflected in interest rates will be a significant factor in determining market rates for the Fund’s portfolio of financing transactions. The Fund would expect that increases or decreases in prevailing interest rates would generally result in corresponding increases or decreases in available rates on the Fund’s new financing transactions. However, interest rate fluctuations would generally have little or no effect on existing financing transactions, as the Fund expects that the interest rates on its financing transactions will generally be fixed without any adjustment related to prevailing market interest rates.

Financial Reporting and Disclosure Status

Emerging Growth Companies and Smaller Reporting Companies

The Fund falls within the definition of an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933 (the “1933 Act”) and Section 3(a)(80) of the Securities Exchange Act of 1934 (the “1934 Act”), each adopted with the Jumpstart Our Business Startups (JOBS) Act. That definition includes all issuers with total annual gross revenues of less than $1,000,000,000 during their most recently completed fiscal years, except that it excludes an issuer if the first sale of common equity securities of such issuer pursuant to an effective registration statement under the 1933 Act occurred on or before December 8, 2011.

The Fund's Units will not be publicly traded and, as a consequence, the Fund will have no “public float” or reported aggregate secondary market value of the Units, its only class of outstanding equity securities. Companies with a public float under $75 million are considered non-accelerated filers or “smaller reporting companies” as defined in Rule 405 promulgated by the SEC under the 1933 Act and Rule 12b-2 promulgated by the SEC under the 1934 Act. Because its Units cannot be publicly traded without causing adverse tax consequences to the Fund and its Unit holders, the Fund will be a smaller reporting company throughout its term, subject to changes in applicable law.

These filing status categories described above provide for certain reduced reporting, corporate governance and disclosure requirements and many of the reduced requirements applicable to emerging growth companies apply to smaller reporting companies regardless of their status as emerging growth companies. Set forth below is a summary of the exemptions available to emerging growth companies and the expected impact on the Fund's public reporting, governance and disclosure.

The Fund as an Emerging Growth Company

The Fund will continue to be characterized as an emerging growth company under the JOBS Act until the earliest of (a) the last day of the fiscal year during which it has total annual gross revenues of $1,000,000,000 or more (subject to inflation indexing); (b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of Units pursuant to this prospectus; (c) the date on which the Fund has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which such issuer is deemed to be a “large accelerated filer,” as that term is defined under regulations adopted under the 1934 Act. The Fund will not terminate its status as an emerging growth company under the clauses (a), (c) or (d), so it will terminate such status on the fifth anniversary of its first sale of Units pursuant to this prospectus.

The JOBS Act provides emerging growth companies with exemptions from certain executive compensation disclosure requirements. The JOBS Act exempts emerging growth companies from two corporate governance requirements under 1934 Act Section 14A(a) and (b) that public companies hold a non-binding shareholder advisory vote at least once every three years on executive compensation and a shareholder vote on executive severance payments known as golden parachutes. The JOBS Act exempts emerging growth companies from the requirement under Section 953(b) of the Dodd-Frank Act that public companies calculate and disclose the median compensation of all employees compared to the chief executive officer.

The JOBS Act provides that emerging growth companies need furnish only two years of audited financial statements along with their SEC-filed registration statement. Additionally, this statute phases in the requirement to provide financial data to the SEC so that an emerging growth company need not provide audited financial statements for periods prior to those provided with the registration statement.

In addition, emerging growth companies have the same extended compliance period for new or revised accounting standards issued by the Financial Accounting Standards Board (FASB) that are currently available to private companies, if those new or revised standards apply to companies that are not issuers. Moreover, an emerging growth company need only present selected financial data in its periodic reports for the earliest audited period presented in connection with its first registration statement.

The JOBS Act allows emerging growth companies to defer compliance with the requirement imposed by Sarbanes-Oxley Act Section 404(b) that it obtain an attestation report by its auditor with respect to management's assessment of the issuer's internal controls.

The JOBS Act exempts emerging growth companies from any regulations promulgated by the Public Company Accounting Oversight Board (PCAOB) that would require mandatory audit firm rotation (but does not exempt these companies from the five-year rotation of the audit firm partner mandated by Sarbanes-Oxley Act Section 203). Also, any additional rules adopted by the PCAOB after the date of enactment will not apply to an audit of any emerging growth company, unless the SEC determines that the application of those additional requirements is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

The JOBS Act allows an emerging growth company to forgo these regulatory exemptions afforded to emerging growth companies and instead opt in to certain regulatory requirements as it sees fit. However, emerging growth companies cannot selectively opt in to comply with new or revised accounting standards. They cannot select some standards to comply with and not others, but must comply with all such standards to the same extent as a non-emerging growth company. They must also continue to comply with the standards to the same extent that a non-emerging growth company has to comply with the standards for as long as the company remains an emerging growth company.

Under Section 107(b) of the JOBS Act, an emerging growth company must make its choice to opt in or opt out of the extended transition period for compliance with new or revised accounting standards at the time the company is first required to file a registration statement, periodic report or other report with the SEC and must notify the Commission of its choice. Accordingly, the Fund hereby elects to opt out of the extended transition period for complying with new or revised accounting standards applicable to emerging growth companies pursuant to Section 107(b) of the JOBS Act, and by filing the registration statement of which this prospectus is a part, the Fund has notified the SEC that it will not use the extension of time for compliance with new or revised accounting standards provided to emerging growth companies. This election by the Fund to forego such extension of time for compliance with new or revised accounting standards is irrevocable.

The Fund as a Smaller Reporting Company and the Expected Impact of JOBS Act on the Fund

As noted, the Fund will be a smaller reporting company under applicable 1933 Act and 1934 Act provisions and related SEC rules.

Certain of the exemptions afforded emerging growth companies under the JOBS Act are available in any event to issuers such as the Fund that are smaller reporting companies and other non-accelerated filers as those terms are defined under the 1933 Act and 1934 Act. For example, while emerging growth companies have a five year delay in the requirement that they obtain an annual independent auditor attestation on their internal controls and procedures, the Fund, as a smaller reporting company, is not subject to the attestation requirements under current law. Emerging growth companies may present only two years of audited statements and certain other financial disclosures in their registration statements and reports rather than three. The Fund has no prior operations and the two-year period already applies to companies such as the Fund as smaller reporting companies and non-accelerated filers.

Certain other reduced disclosure and corporate governance rules afforded emerging growth companies under the JOBS Act, such as those relating to executive officer compensation disclosure and shareholder advisory votes on executive compensation, may technically apply to the Fund, but are not expected to have any significant impact on its reporting. The Fund has no employees, the compensation of the Manager and its Affiliates is determined by the provisions of the Operating Agreement, and the Fund does not hold annual meetings. Accordingly, certain exemptions for emerging growth companies from requirements of disclosure of executive compensation in annual proxy statements and periodic advisory votes will have limited impact on the Fund and its Unit holders.

FEDERAL INCOME TAX CONSEQUENCES

Preface

This section of the Prospectus addresses all material federal income tax considerations which may be relevant to a “typical” investor. ATEL considers a typical investor to be a natural person who is a citizen of the United States. This section is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this section does not deal with all aspects that might be relevant to a particular prospective investor, in light of the investor’s personal circumstances. The tax treatment for non-typical investors may differ significantly from the tax consequences outlined in this section. Non-typical investors include trusts, corporations, tax-exempt organizations, employee benefit plans, and foreign investors. State and local tax consequences may differ from the federal income tax consequences described below.

It is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law which may affect an investment in the Fund. Nevertheless, as noted above, this section of the Prospectus addresses all material federal income tax considerations which may be relevant to a “typical” investor. The tax consequences of investing in Units will not be the same for all investors. A careful analysis by each investor of the investor’s particular tax situation is required to evaluate this investment properly. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation and of counsel’s opinion contained herein is based on the Internal Revenue Code, existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change. Therefore, ATEL urges each investor to consult with the investor’s own tax advisor prior to investing in Units.

Opinions of Derenthal & Dannhauser LLP

Derenthal & Dannhauser LLP is of the opinion that, for federal income tax purposes:

—	The Fund is classified as a partnership and not as an association taxable as a corporation.
—	The Fund will not be treated as a publicly traded partnership.
—	Upon admission to the Fund, an investor will be a Member of the Fund.
—	The IRS will not significantly modify the allocations of taxable income and tax loss under the Operating Agreement.

In addition, to the extent the summaries of federal income tax consequences herein contain statements or conclusions of law, counsel is of the opinion that these statements or conclusions are correct under the Internal Revenue Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS and judicial decisions.

The opinions of Derenthal & Dannhauser LLP are based upon the facts described in this Prospectus, and the assumption that the Fund will operate its business as described in this Prospectus. Any alteration of the facts may adversely affect the opinions rendered. Furthermore, the opinions of counsel are based upon existing law, which is subject to change either prospectively or retroactively.

Counsel’s tax opinions represent only Derenthal & Dannhauser LLP’s best legal judgment. The opinions have no binding effect on, or official status with, the IRS or any other government agency. The Fund has not requested an IRS ruling on any matter. There can be no assurance that the IRS will not challenge any of Derenthal & Dannhauser LLP’s conclusions.

The Fund’s management will prepare its income tax information returns. Such matters will be handled by the Fund. Tax counsel to the Fund will not prepare or review the Fund’s income tax information returns.

Classification as a Partnership

The Manager and the Fund have represented to counsel that the Fund will not elect to be treated as a corporation for federal income tax purposes under the Internal Revenue Code Section 7701 Treasury Regulations. Based on such representation, Derenthal & Dannhauser LLP is of the opinion that the Fund will be classified as a partnership and will not be treated as an association taxable as a corporation for federal income tax purposes. Derenthal & Dannhauser LLP’s opinion is based upon ATEL’s factual representations and the continued effectiveness of the Treasury Regulations. If the Treasury Department were to amend its Regulations, it is possible that the Fund would not qualify as a partnership under the amended regulations.

Notwithstanding the preceding, if Units are considered publicly traded the Fund will be treated as a corporation under the publicly traded partnership provisions of Internal Revenue Code Section 7704. The Fund will be treated as publicly traded if Units are traded on an established securities market, or readily tradable on a secondary market or the substantial equivalent thereof. An established securities market includes a securities exchange as well as a regular over-the-counter market. Treasury Regulations under Internal Revenue Code Section 7704 state that a secondary market for an entity’s interests generally is indicated by the existence of a person standing ready to make a market in the interests, or where the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information on offers to buy, sell or exchange interests. Complicity or participation of the entity is relevant in determining whether there is public trading of its interests. A partnership will be considered as participating in public trading where trading in its interests is in fact taking place and the partnership’s governing documents impose no meaningful limitation on the holders’ ability to readily transfer their interests. A partnership’s right to refuse to recognize transfers is not a meaningful limitation unless such right actually is exercised.

Whether the Units will become readily tradable on a secondary market or the substantial equivalent thereof cannot be predicted with certainty. The Units will not be deemed readily tradable on a secondary market or the substantial equivalent thereof if any of the safe harbors included in the Treasury Regulations is satisfied. One of these is the 2% safe harbor. If the sum of the interests in Fund capital or profits that are sold or otherwise transferred during a tax year does not exceed 2% of the total interests in capital or profits, then a secondary market or its equivalent in Units will not exist.

The Fund has no control over an independent third person establishing a secondary market in Units. However, the Fund’s operating agreement requires that an investor obtain the consent of ATEL prior to any transfers of Units. ATEL intends to exercise its discretion in granting and withholding its consent to transfers so as to fall within the parameters of the 2% safe harbor. If the Fund complies with the 2% safe-harbor provision of the Treasury Regulations, Derenthal & Dannhauser LLP is of the opinion that the Fund will not be considered a publicly traded partnership.

If the Fund were treated for federal income tax purposes as a corporation in any year, (i) instead of there being no tax at the Fund level, the Fund would be required to pay federal income taxes upon its taxable income; (ii) state and local income taxes could be imposed on the Fund; (iii) losses of the Fund would not be reportable by the investors on their personal income tax returns; (iv) any distributions would be taxable to an investor as (a) ordinary income to the extent of current or accumulated earnings and profits, and (b) gain from the sale of the investor’s Units to the extent any distribution exceeded such earnings and profits and the tax basis of such Units; (v) distributions would be classified as portfolio income which would not be available to offset passive activity losses. See “Limitation on Deduction of Losses — Classification of Income as Portfolio” below. Also, a change in status from a partnership to a corporation could result in taxable income to an investor. The amount of taxable income would equal his share of the liabilities of the Fund over the adjusted basis of his Units.

Any of the foregoing would substantially reduce the effective yield on an investment in Units.

Allocations of Profits and Losses

In general, a partner’s distributive share of partnership income, gain, deduction or loss will be determined in accordance with the operating or partnership agreement. However, if such allocations do not have substantial economic effect, distributive shares will be determined in accordance with the partners’ interests in the partnership.

An allocation has economic effect under the Treasury Regulations if: (i) each partner’s share of partnership items is reflected by an increase or decrease in the partner’s capital account; (ii) liquidation proceeds are distributed in accordance with capital account balances; and (iii) any partner with a capital account deficit following the distribution of liquidation proceeds is required to restore such deficit.

An allocation can have economic effect even if a partner is not required to restore a deficit balance in his capital account, but only (i) to the extent the allocation does not reduce his capital account balance below zero; and (ii) if the operating or partnership agreement contains a qualified income offset. An agreement contains a qualified income offset if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution that reduces his capital account below zero will be allocated income or gain in an amount and manner sufficient to eliminate his deficit capital account balance as quickly as possible.

Special rules apply to the allocation of deductions attributable to nonrecourse debt. Such allocations will be respected under the Treasury Regulations if the partners who are allocated the deductions bear the burden of the future income related to the previous deductions. In particular, the following additional elements must be satisfied: (i) the operating or partnership agreement must provide for allocations of nonrecourse deductions in a manner consistent with allocations of some other significant partnership item related to the property securing the nonrecourse debt, provided such other allocations have substantial economic effect; (ii) all other material allocations and capital account adjustments under the operating or partnership agreement are recognized under the Treasury Regulations; and (iii) the operating or partnership agreement contains a minimum gain chargeback.

A minimum gain chargeback provides that, if there is a net decrease in partnership minimum gain during a tax year, all partners will be allocated items of partnership income and gain in proportion to, and to the extent of, an amount equal to the portion of such partner’s share of the net decrease in partnership minimum gain. The amount of partnership minimum gain is determined by computing the amount of gain, if any, that would be realized by the partnership if it disposed of the property subject to the nonrecourse liability in full satisfaction thereof.

The Fund’s operating agreement prohibits losses from being allocated to an investor that would cause a deficit capital account in excess of the investor’s share of Fund minimum gain. Nonrecourse deductions will be allocated in the same manner as operating profits and losses. The operating agreement contains a minimum gain chargeback provision and a qualified income offset provision that are intended to comply with the provisions of the Treasury Regulations. The operating agreement provides that capital accounts will be maintained in accordance with the provisions of the Treasury Regulations. The operating agreement also provides that proceeds on liquidation will be distributed in accordance with positive capital account balances. Therefore, Derenthal & Dannhauser LLP is of the opinion that the allocations included in the operating agreement would not be significantly modified if challenged by the IRS.

The economic effect of a partnership’s allocations also must be “substantial.” Under Section 1.704-1(b)(2)(iii) of the Treasury Regulations, the economic effect of an allocation is substantial if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. Notwithstanding the foregoing, the economic effect is not substantial if, at the time that the allocation becomes part of the partnership agreement, (i) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement, and (ii) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocations were not contained in the partnership agreement. The Regulations include a presumption that the book value of depreciable partnership property is presumed to be its fair market value, and adjustments to book value will be presumed to be matched by corresponding changes in fair market value. Counsel is of the opinion that the economic effect of the allocations in the Operating Agreement is substantial.

Income Recognition

The Fund will prepare its tax returns using the accrual method of accounting, unless the Fund is permitted to use the cash method of accounting under Treasury Regulations and the Fund elects to do so. Under the accrual method, the Fund will include in income interest as and when earned by the Fund, whether or not received. Thus, the Fund may be required to recognize income sooner than would be the case under the cash method of accounting. Even if the Fund is permitted to and elects to use the cash method of accounting, it may be required to recognize interest as income prior to cash receipt thereof, under the original issue discount (“OID”) rules of the Internal Revenue Code. However, the Manager does not anticipate that any loan will be made on terms that would require imputation of interest under the OID rules.

Taxation of Investors

As a partnership for federal income tax purposes, the Fund itself will not be subject to any federal income taxes. Nonetheless, the Fund will file federal partnership information tax returns for each calendar year.

Each investor will be required to report on his own federal income tax return his share of Fund items of income, gain, loss, deduction or credit. An investor will be subject to tax on his distributive share of Fund income whether or not any distribution is made to him.

If the amount of a distribution to an investor for any year exceeds the investor’s share of the Fund’s taxable income for the year, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis of the investor’s Units. Any amounts in excess of such tax basis generally will be taxable as a gain from the sale of a capital asset. However, all or a portion of a distribution to an investor in exchange for:

(i) an interest in inventory items which have substantially appreciated in value, or

(ii) unrealized receivables

will generally result in the receipt of ordinary income. The terms inventory items and unrealized receivables are specially defined for this purpose. The term unrealized receivables includes depreciation recapture, but only to the extent of the amount which would be treated as ordinary income upon a sale of the property.

Tax Treatment of Lending Activities

The Internal Revenue Code contains many special rules regarding the proper recognition of income, gain, loss, deduction and credits, including the OID rules. Also, management and other fees incurred in connection with investment activities are considered investment expenses the deductibility of which is limited. Fees incurred in connection with investment activities are not considered to be trade or business expenses. If the Fund’s lending activity is not a trade or business, Fund management fees and other costs incurred likely would be considered investment expenses. The deductibility of investment expenses is subject to various limitations. In addition, the tax treatment of any losses incurred on Fund loans will depend on whether or not the Fund is in the trade or business of making loans. If Fund loans are considered to have been made or acquired in connection with a trade or business of lending money, any loss incurred on a borrower’s default would be an ordinary loss. However, if the Fund loans are not considered to have been made or acquired in connection with a trade or business of lending money, any loss incurred on a borrower’s default would be a capital loss. Generally, capital losses can be deducted only against capital gains and not against ordinary income. Additionally, the law addressing the treatment of loan origination and similar fees is unclear.

Limitation on Deduction of Losses; Classification of Income as Portfolio

There are limitations on an investor’s ability to use losses from other sources to offset Fund income. There are also limitations on an investor’s ability to deduct his distributive share of Fund losses, if any. Among them are: (i) losses will be limited to the extent of the investor’s tax basis in his Units; (ii) losses will be limited to the amounts for which the investor is deemed at risk; and (iii) losses will be limited to the investor’s income from passive activities. Deduction of losses attributable to activities not engaged in for profit also are limited.

Tax Basis. Initially, an investor’s tax basis for his Units will be equal to the price paid for the Units. Each investor will increase the tax basis for his Units by (i) his allocable share of the Fund’s taxable income; and (ii) any increase in his share of the Fund’s nonrecourse liabilities, and will decrease the tax basis for his Units by

—	his allocable share of the Fund’s tax loss,
—	the amount of any distributions, and
—	any reduction in his share of Fund nonrecourse liabilities.

If the tax basis of an investor should be reduced to zero, the amount of any distributions and any reduction in Fund nonrecourse liabilities will be treated as gain from the sale or exchange of the investor’s Units.

Subject to the other limitations discussed below, on his own federal income tax return an investor may deduct his share of the Fund’s tax loss to the extent of the tax basis for his Units. Fund losses which exceed his tax basis may be carried over indefinitely and, subject to the limitations discussed below, deducted in any year to the extent his tax basis is increased above zero.

At Risk Rules.  Under Internal Revenue Code Section 465, the amount of losses which may be claimed by an individual or a closely-held corporation from activities that are part of a trade or business or that are entered into for the production of income cannot exceed the amount which the investor has at risk with respect to such activities. A closely-held corporation is a corporation more than 50% of which is owned directly or indirectly by not more than five individuals.

The amount at risk is generally equal to the sum of money invested in the activity. An investor’s at risk amount will be decreased by his share of Fund losses and distributions. An investor’s at risk amount will be increased by his share of Fund income.

Passive Activity Losses; Portfolio Income.  Under the passive activity rules of Internal Revenue Code Section 469, certain taxpayers are required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely held corporations (including S corporations). The passive activity rules generally allow taxpayers to deduct their passive activity losses only against their passive activity income, and portfolio income expenses only against portfolio income. Passive activity income does not include portfolio income such as interest, dividends and royalties, or active income such as ordinary income from salary and other types of compensation for personal services. A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate.

The Fund expects that substantially all of its interest income and fees from lending activities will constitute portfolio income and expense. Portfolio income can only be reduced by portfolio expenses. However, the treatment of gains and losses from any lending activities will depend on whether the Fund is in the trade or business of lending. If it is, gains and losses could constitute passive activity gains or passive activity losses. The Fund will also generate portfolio income or expense from financial transactions, including interest earned on funds pending their investment and dividends received on Equity Interests.

Tax Consequences Respecting Equity Interests

The Internal Revenue Code includes a myriad of rules respecting the tax treatment of stock, stock options, stock warrants and similar items. A discussion of those provisions is beyond the scope of this prospectus. Investors should consult with their own tax advisors if they desire more information in that regard.

The Fund could have taxable income on the receipt of Equity Interests. However, the Fund’s receipt of Equity Interests will not provide cash for distribution to the investors. Any tax liability would be paid from an investor’s own funds (including any Fund distributions from other sources).

Whether the Fund’s receipt of Equity Interests will result in income recognition will depend upon various factors, including

—	whether or not the transfer of the Equity Interests by the Fund is subject to restriction, and
—	the nature of the Equity Interests. For example, the receipt of marketable stock for no payment would almost always result in the recognition of income.

These factors will also determine the amount of income, if any, and its character for purposes of the passive activity rules. See “Limitation on Deduction of Losses; Classification of Income as Portfolio” above.

The Fund’s exercise of stock options, warrants and similar securities could result in the recognition of income.

Deductibility of Management Fees

The Fund will pay asset management fees for services to be rendered by ATEL. The Fund intends to deduct the asset management fees. It is possible that the IRS may challenge the deductibility of all or a portion of the asset management fees on the basis that

—	the amount thereof is excessive,
—	the Fund is not engaged in a trade or business,
—	all or a portion thereof is payment for other services performed by, or other value provided by, the recipient thereof, or
—	payments for such services is not deductible.

If such a challenge by the IRS were successful, the asserted deductions would be reduced or eliminated.

Disposition of Units

The amount of gain which an investor will realize upon the disposition of his Units will equal the excess of

—	the amount realized by the investor, over
—	the investor’s tax basis in the Units.

Conversely, the amount of loss which an investor will realize upon the disposition of his Units will equal the excess of

—	the investor’s tax basis, over
—	the amount realized for the Units.

The amount realized on the sale of the Units will include the investor’s share of any Fund liabilities. As a result, a disposition of Units may result in a tax liability in excess of the cash proceeds.

Such gain or loss generally will be capital gain or loss. In the case of an individual, any such gain will be subject to tax at a maximum rate of 15%, if the Units have been held for more than 12 months. However, any gain realized on the disposition of a Unit by an investor which is attributable to unrealized receivables or inventory items will be taxed at ordinary income rates.

Liquidation of the Fund

The Operating Agreement provides that on liquidation of the Fund any remaining assets will be sold. The sale proceeds will be distributed pursuant to the terms of the operating agreement. Each investor will realize his share of the gain or loss on the sale of Fund assets. In addition, each investor will recognize gain or loss measured by the difference between the cash he receives in liquidation and the adjusted tax basis of his Units. The cash an investor receives will include the cash constructively received as a result of relief of liabilities. Gain or loss recognized generally will constitute capital gain or loss.

Fund Elections

Section 754 of the Internal Revenue Code permits an entity such as the Fund to elect to adjust the tax basis of its property

—	upon the transfer of units by sale or exchange or on the death of a holder, and
—	upon the distribution of property by the fund to a holder.

This is known as a Section 754 election. If the Fund were to make such an election, then transferees of Units would be treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in Fund assets. Furthermore, under certain circumstances, the Fund would be required to make the foregoing adjustments.

A Section 754 election is complex. A Section 754 election increases the expense of tax accounting. As a result, ATEL does not intend to cause the Fund to make a Section 754 election, unless required to do so. If not, then an investor may have greater difficulty in selling his Units.

The Internal Revenue Code includes other elections. The Fund may make various elections for federal tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

Treatment of Gifts of Units

Generally, no gain or loss is recognized for federal income tax purposes as a result of a gift of property. There are exceptions to the general rule. If a gift of a Unit were made at a time when the investor’s allocable share of the Fund’s nonrecourse indebtedness exceeded the adjusted tax basis of his Unit, such investor would realize gain for federal income tax purposes upon the transfer of such Unit to the extent of such excess. A charitable contribution of Units also would result in income or gain to the extent that the transferor’s share of nonrecourse liabilities exceeded the adjusted tax basis in his Units. Gifts of Units may also result in gift tax liability pursuant to the rules applicable to all gifts of property.

Investment by Qualified Retirement Plans and IRAs

Qualified pension, profit-sharing, stock bonus plans, Keogh Plans and IRAs are generally exempt from taxation. A qualified retirement plan or an IRA will have tax liability to the extent that its unrelated business taxable income exceeds $1,000 during any fiscal year. Unrelated business taxable income (“UBTI”) is determined in accordance with Sections 511-514 of the Internal Revenue Code.

The Fund will be engaged in the business of acquisition lending. If the Fund is not deemed to be engaged in a trade or business for purposes of the UBTI rules, it will not generate UBTI. If the Fund is deemed to be engaged in a trade or business, its interest income and all expenses attributable thereto will be excluded from the calculation of UBTI under Code Section 512(b), unless Fund loans are “debt financed property” under the UBTI rules as discussed below. Income earned by the Fund not characterized as interest, which would include items such as processing and servicing fees, could constitute UBTI. Where a lender is able to establish that the fee is paid as compensation to the lender solely for the use or forbearance of money, the fee is considered to be interest. It is not necessary that the parties to a transaction label a payment made for the use of money as interest for it to be treated as interest. In order for such fees to be treated as interest, however, the fees must not be paid for any specific services that have been performed or will be performed in connection with the loan. A qualified retirement plan or IRA will be required to report its pro rata share of any Fund UBTI if and to the extent that the investor’s UBTI from all sources exceeds $1,000 in any taxable year.

The Fund will not borrow to acquire its Portfolio Assets and does not intend or expect to incur any indebtedness. The Fund anticipates that it would incur indebtedness only in the event that it is required to borrow for temporary working capital purposes. It may also engage in short term borrowing against committed cash flow due on its investments in order to provide an even rate of distributions and resulting capital account adjustments during its offering period. For purposes of section 514 and the regulations thereunder, the term “debt-financed property” means any property which is held to produce income and with respect to which there is acquisition indebtedness (determined without regard to whether the property is debt-financed property) at any time during the taxable year. The term “income” is not limited to recurring income but applies as well to gains from the disposition of property. Indebtedness is acquisition indebtedness if it was incurred directly or indirectly in connection with the acquisition or improvement of the asset. Accordingly, the Fund does not anticipate that it will have any such acquisition indebtedness, and does not anticipate that it will cause tax exempt Unit holders to realize UBTI from their investment in the Fund.

If a qualified retirement plan or IRA has unrelated business taxable income in excess of $1,000 for any year,

—	it is subject to income tax on the excess, and
—	it is obligated to file a tax return for such year.

Notwithstanding the preceding, a charitable remainder trust that recognizes unrelated business taxable income will be subject to an excise tax equal to 100% of such income. Any tax due should be paid directly from the tax-exempt entity. Payment of the tax by the beneficiary could have other adverse tax consequences.

All tax-exempt entities are urged to obtain the advice of a qualified tax advisor on the effect of an investment in Units.

Fund Tax Returns and Tax Information

The Fund will adopt the calendar year as its tax year. The Fund’s Operating Agreement requires the Fund to provide tax information to the investors within 75 days after the close of each Fund tax year. Some investors may be required to file their tax returns on or before March 15. If so, they may have to obtain an extension to file.

Each investor must file his tax return either

—	consistently with the information provided on the Fund’s informational return or
—	in a manner which notifies the IRS of any inconsistency.

Otherwise, the IRS could automatically assess and collect the tax, if any, attributable to the inconsistent treatment.

An investor will be required to inform the Fund of the sale or exchange of his Units within the earlier of

—	30 days of the transaction, or
—	January 15 of the calendar year following the calendar year in which the transaction occurs.

The Fund will be required to inform the IRS of each such transfer. The failure of an investor or of the Fund to file these notices may result in substantial penalties. The Fund also must inform both the seller and the buyer of Units of the proportionate interest of the transferred Units in the unrealized receivables and inventory items of the Fund. This notification must be made prior to February 1 of the calendar year following the calendar year in which the transaction occurs.

Audit of Tax Returns

The IRS could audit the Fund’s tax information returns. Any such audit could result in the audit of an investor’s tax return. An audit of an investor’s return could result in adjustments to items related to the Fund as well as items not related to the Fund.

The Internal Revenue Code treats a partnership as a separate entity for purposes of audit, settlement and judicial review. Thus, the IRS may audit and make a single determination of the propriety of a partnership’s treatment of partnership tax items at the partnership level. In general, a partnership’s tax matters partner represents the partnership and its partners in the event of an audit of the partnership’s tax returns. ATEL is the Fund’s tax matters partner. All partners are nevertheless entitled to participate in an audit and each partner may enter into a settlement agreement on his own behalf with the IRS.

If the IRS proposes any adjustments to the tax returns filed by the Fund or an investor, substantial legal and accounting expenses and deficiency interest and penalties may be incurred. The Fund will not bear any expense that may be incurred by an investor in connection with:

—	the investor’s participation in an audit of the Fund,
—	the audit of his tax returns, or
—	the determination or redetermination of his tax liability even though resulting solely from adjustments to the Fund’s tax returns.

Tax Shelters and Reportable Transactions

Under the American Jobs Creation Act of 2004, the rules requiring tax shelter registration have been repealed. Instead, “material advisers” to “reportable transactions” are required to file an information return for each reportable transaction. The information return must include a description of the transaction, a description of the potential tax benefits expected therefrom, and other information required by the Treasury Department. A “material advisor” is a person who (i) provides material aid, assistance or advice in organizing, managing, promoting, selling, implementing, carrying out, or insuring a reportable transaction, and (ii) derives gross income in excess of $250,000 or another amount as prescribed by the Treasury Department.

In addition, taxpayers must report on their individual returns or statements any information with respect to a reportable transaction which is required under Section 6011 of the Internal Revenue Code.

Under current Regulations, a “reportable transaction” is one which satisfies any of the following:

(a)	A listed transaction, which a transaction that is the same as or substantially similar to a type of transaction that the IRS has identified by notice, regulation or other form of published guidance, to be a tax avoidance transaction.
(b)	A confidential transaction, which is one that is offered by an advisor who places a limitation on disclosure by the taxpayer of the tax treatment or tax structure of the transaction and the limitation on disclosure protects the confidentiality of the advisor’s tax strategies.
(c)	A transaction with contractual protection, which is one for which the taxpayer or a related party has the right to a full or partial refund of fees if all or part of the intended tax consequences from the transaction are not sustained.
(d)	A loss transaction, which is any transaction resulting in the taxpayer claiming a loss under Internal Revenue Code Section 165 of at least (1) $10 million in any single year or $20 million in any combination of years for corporations; (2) $10 million in any single year or $20 million in any combination of years for partnerships that have only corporations as partners, or $2 million in any single year or $4 million in any combination of years for all other partnerships; (3) $2 million in any single year or $4 million in any combination of years for individuals, S corporations, or trusts; or (4) $50,000 in any single year for individuals or trusts if the loss arises from foreign currency transactions.
(e)	A transaction of interest, which is a transaction that is the same as or substantially similar to a type of transaction that the IRS has identified by notice, regulation or other form of published guidance, to be a transaction of interest.

The Fund Manager does not believe that investment in the Fund will constitute a reportable transaction pursuant to the foregoing.

Penalties and Interest

The penalty for a taxpayer’s failure to disclose a reportable transaction is $10,000 for a natural person and $50,000 for other persons, provided that for reportable transactions which are listed transactions, the foregoing amounts are increased to $100,000 and $200,000, respectively. These amounts are payable whether or not the transaction results in an underpayment of tax. In addition to such monetary penalty for failure to report, taxpayers subject to the reporting requirements of the Securities and Exchange Act of 1934 would be required to disclose in those reports such failure to report the reportable transaction, as well as any understatement penalty or gross valuation misstatement penalty (as described below) that result from the failure to report the listed or reportable transaction.

Additionally, Section 6662 of the Internal Revenue Code provides for uniform penalties at a flat rate of 20% in cases of negligence, substantial underpayments of tax and substantial valuation overstatements. In particular, a penalty may be imposed on any “substantial understatement of tax liability” equal to 20% of the amount of the underpayment of tax attributable to the understatement. For most taxpayers, a substantial understatement occurs when the understated tax liability exceeds the greater of 10% of the correct tax required to be shown on the return or $5,000. For a corporation other than an S corporation or a personal holding corporation, a substantial understatement occurs when the understated tax liability exceeds the lesser of 10% of the correct tax required to be shown on the return (or if greater, $10,000), or $10,000,000.

In determining if a substantial understatement exists (or in calculating any resulting penalty), the tax attributable to a particular item will generally not be included if (i) there is, or was, substantial authority for the tax treatment of that item by the taxpayer, or (ii) the relevant facts affecting the item’s tax treatment were adequately disclosed in the return or in a statement attached to the return on the required IRS Form and there is a reasonable basis for the tax treatment. Treasury Regulations provide that substantial authority exists with respect to the treatment of an item only if the weight of the authority supporting the treatment is substantial in relation to the weight of authorities supporting contrary treatment. Regulations also provide that reasonable basis is a relatively high standard of tax reporting, that is significantly higher than not frivolous or not patently improper.

Neither the substantial authority nor the full disclosure exceptions are applicable to deductions attributable to investments in a tax shelter claimed by corporations. For this purpose, a “tax shelter” includes a partnership if a significant purpose of the partnership is the avoidance or evasion of federal income tax. The Fund Manager does not believe that the principal purpose of the Fund is or will be the avoidance or evasion of federal income tax. If the Fund is found to be a “tax shelter” for purposes of Section 6662, the tax under Section 6662 would be operative unless, as required by Internal Revenue Code Section 6664, there was reasonable cause for taking the position relating to the understatement and the investor acted in good faith with respect to that position.

The foregoing provisions of Section 6662 do not apply, and the more stringent reasonable cause and good faith rules of new Section 6662A apply, in the case of an understatement resulting from an inadequately disclosed listed transaction or reportable avoidance transaction. Taxpayers who do not adequately disclose the transaction would be not be eligible for the reasonable cause exception and would be subject to a strict liability penalty equal to 30% of the understatement.

Interest rates for an underpayment of tax are set quarterly at the federal short-term rate plus 3%, except that the interest rate is set at the federal short-term rate plus 5% in the case of certain underpayments of tax by a C corporation. The rate for refunds on overpayments is set quarterly at the federal short-term rate plus 2%. Interest on underpayments or refunds is compounded daily. The Internal Revenue Code provides that interest will be imposed on penalties from the due date of the return (without regard to extensions) which gave rise to the penalty.

With regard to the tax consequences of an investment in Units, an investor’s use of counsel’s tax opinion letter is subject to the limitations of the Internal Revenue Code and Treasury Regulations as follows:

—	With respect to any material federal tax issue on which Derenthal&Dannhauser LLP has issued a “more likely than not” or more favorable opinion, its opinion may not be sufficient for an investor to use for the purpose of avoiding penalties relating to any substantial understatement of income tax under Section 6662(d) of the Internal Revenue Code.
—	ATEL has entered into a compensation arrangement with Derenthal&Dannhauser LLP to provide certain legal services to the Fund and its Affiliates, including its tax opinion letter. Consequently, tax counsel’s tax opinion letter was not written and cannot be used by an investor for the purpose of avoiding penalties relating to any reportable transaction understatement of income tax under Section 6662A of the Internal Revenue Code.

The limitations set forth above on an investor’s use of counsel’s tax opinion letter apply only for federal tax purposes. They do not apply to an investor’s right to rely on counsel’s tax opinion letter and the discussion in this “Federal Income Tax Consequences” section of this Prospectus under the federal securities laws.

Miscellaneous Fund Tax Aspects

—	Fees for the syndication of the Fund must be permanently capitalized.
—	Fund organization fees must be capitalized and may be amortized over a 180-month period.
—	Fund start-up expenditures must be capitalized and may be amortized over a period of 180 months, beginning with the date on which the business begins.

U.S. Taxation of Foreign Persons

Special rules govern the U.S. federal income taxation of

—	nonresident alien individuals,
—	foreign corporations,
—	foreign partnerships, and
—	other foreign investors.

The rules are complex. No attempt is made herein to discuss the relevant rules. Foreign investors should consult their own tax advisors to fully determine the impact to them of United States federal, state and local income tax laws, including laws requiring withholding on Partnership income and/or distributions.

Future Federal Income Tax Changes

No one can predict what additional legislation, if any, may be proposed by

—	members of Congress
—	the current Administration, or
—	any subsequent administration.

No one can predict which proposals, if any, might ultimately be enacted. Moreover, no one can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in IRS ruling policies. Any such changes may have a retroactive effect. Consequently, no assurance can be given that the federal income tax consequences of an investment in Units will continue to be as described in this Prospectus.

State and Local Taxes

In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes which may be imposed by various jurisdictions. An investor’s distributive share of the income, gain or loss of the Fund will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. Moreover, California and a number of other states in which the Fund may do business impose taxes on nonresident investors. The tax on nonresident investors generally is determined with reference to the pro rata share of Fund income derived from such states. Any tax losses associated with an investment in the Fund from operations in one state may not be available to offset income from other sources taxable in a different state.

California and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign investors. Any amounts withheld would be deemed to be a distribution to the investor. The deemed distribution would decrease the amount of any actual subsequent distribution. Investors may be allowed a credit for the amount withheld against any income tax imposed by their state of residency. The Fund intends to withhold 7% of cash distributions to each investor, other than a tax exempt investor, who acquires more than 1,400 Units (representing a subscription of $14,000), unless the investor executes a representation that the investor will file a tax return in California. The Fund cannot estimate the percentage of its income that will be from other states which have adopted such withholding tax procedures. Therefore, the Fund cannot estimate the required withholding tax, if any.

Estate or inheritance taxes might be payable in any of the jurisdictions outlined above upon the death of an investor.

Investors may be subject to state tax rules which are less favorable than federal tax rules.

Need for Independent Advice

The foregoing is not intended as a substitute for careful tax planning. The income tax consequences associated with an investment in the Fund are complex and certain of them will not be the same for all taxpayers. Accordingly, each prospective purchaser of Units is strongly urged to consult his own tax advisors with specific reference to his own tax situation.

ERISA CONSIDERATIONS

Prohibited Transactions Under ERISA and the Internal Revenue Code

Section 4975 of the Internal Revenue Code (which applies to all Qualified Plans and IRAs) and Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (which does not apply to IRAs or to certain Qualified Plans that are not subject to ERISA’s fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” under the Internal Revenue Code. “Disqualified persons” include fiduciaries of the Qualified Plan or IRA, officers, directors, Unit holders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other “disqualified persons.”

“Prohibited transactions” include any direct or indirect transfer or use of a Qualified Plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a Qualified Plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. Section 4975 of the Internal Revenue Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a Qualified Plan or IRA. Section 408(e)(2) of the Internal Revenue Code provides that an IRA will cease to be an IRA and will be treated as having immediately distributed all of its assets, if it engages in a prohibited transaction.

Plan Assets

If the Fund’s assets were determined under ERISA or the Internal Revenue Code to be “plan assets” of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the Manager or its Affiliates, and certain of the transactions described in this Prospectus in which the Fund might engage, including certain transactions with Affiliates of the Fund, might constitute prohibited transactions under the Internal Revenue Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, Qualified Plans (other than IRAs) might be deemed to have delegated their fiduciary responsibility to the Manager in violation of ERISA.

In some circumstances, ERISA and the Internal Revenue Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets and the manager of the entity becomes a fiduciary to the qualified plan or IRA. ERISA and the Internal Revenue Code, however, exempt from the look-through principle investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors. Under the Department of Labor’s current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities, such as the Units, which are undivided interests in the underlying assets of a collective investment entity such as the Fund, will not be treated as plan assets of qualified plan or IRA investors if:

—	the Units are deemed “publicly offered,” or
—	equity participation by benefit plan investors is not deemed “significant” because less than 25% of the Units are owned by qualified plans, IRAs and certain other employee benefit plans.

To qualify for the publicly-offered exception, Units must be freely transferable, owned by at least 100 investors independent of the Manager and of one another, and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year during which the offering occurred. The Units are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether Units will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor’s regulations.

Whether Units are freely transferable is a factual determination. However, the Manager believes that the limits on assigning Units and substitution of investors contained in the Operating Agreement fall within the scope of certain restrictions that are permitted by the Department of Labor regulations as consistent with the determination that securities are “freely transferable,” and that, based on these regulations, such restrictions should not cause a determination that the Units are not freely transferable.

In order to qualify for the exception for insignificant benefit plan equity participation described above, “benefit plan investors” must at all times hold less than 25% of the value of any class of equity interest in the entity. For this purpose, the value of any equity interests held by a person (other than a “benefit plan investor”) who has discretionary authority or control with respect to the assets of an entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded. A “benefit plan investor” is any of the following:

—	any employee benefit plan (as defined in Section 3(3) of ERISA, which definition includes Qualified Plans), which is subject to the provisions of Title I of ERISA,
—	any plan described in Section 4975(e)(1) of the Internal Revenue Code (which description includes Qualified Plans and IRAs), and
—	any entity (such as a common or collective trust fund of a bank) whose underlying assets include plan assets by reason of a plan’s investment in the entity.

Whether the Fund’s assets will constitute “plan assets” will depend in large part on the Fund’s ability throughout its term to satisfy either the publicly-offered shares exception or the 25% ownership exception. The Manager will undertake to assure that the Fund at all times satisfies one or both of these exceptions.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan asset” question, a fiduciary’s decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether

—	the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA,
—	the purchase is prudent in light of the potential difficulties that may exist in liquidating Units,
—	the investment will provide sufficient cash distributions in light of the Qualified Plan’s likely required benefit payments,
—	after an acquisition of Units, the Qualified Plan’s investments taken as a whole are sufficiently diversified so as to minimize the risk of large losses,
—	the investment is made solely in the interests of plan participants, and
—	the fair market value of Units will be sufficiently ascertainable, with sufficient frequency, to enable the Qualified Plan to value its assets on an annual basis in accordance with the Qualified Plan’s rules and policies.

Prospective Qualified Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a Department of Labor advisory opinion indicate that in determining whether the assets of a Qualified Plan that has invested in an entity such as the Fund are sufficiently diversified, it may be relevant to look through the Qualified Plan’s interest in the entity to the underlying portfolio of assets owned by the entity, regardless of whether the entity’s underlying assets are treated as “plan assets” for the purpose of ERISA’s and the Internal Revenue Code’s prohibited transaction and other fiduciary duty rules.

SUMMARY OF THE OPERATING AGREEMENT

The Operating Agreement (attached as Exhibit B) is the governing instrument establishing the Fund’s right under the laws of the State of California to operate as a limited liability company, and contains the rules under which the Fund will be operated. Each subscriber for Units will execute the Operating Agreement by the subscriber’s execution of the Subscription Agreement (a specimen copy of which is attached to this Prospectus as Exhibit C) and tender of payment for the Units.

The following is a brief summary of the material provisions of the Operating Agreement. It is a summary only and it is recommended that each prospective investor review the Operating Agreement carefully in its entirety. Aspects of the Operating Agreement relating to allocations of Net Income, Net Loss and Distributions to Holders and reports to the Members are summarized elsewhere in this Prospectus (See the discussions in this Prospectus under the captions “Income, Losses and Distributions” above and “Reports to Holders” below.)

The Duties of the Manager

AGC 8 Managing Member, LLC is Manager of the Fund and has the exclusive management and control of all aspects of the business of the Fund. Affiliates of the Manager will perform certain asset acquisition, management and disposition services, as well as certain administrative services, for the Fund. In the course of its management, the Manager may, in its absolute discretion, acquire, hold title to, sell, or otherwise dispose of Portfolio Assets and interests therein when and upon such terms as it determines to be in the best interest of the Fund and employ such persons, including Affiliates of the Manager, as it deems necessary for the efficient operation of the Fund. However, prior to the sale or other disposition of Substantially All of the Assets of the Fund in any single 12-month period, except upon liquidation of the Fund, Holders owning more than 50% of the total outstanding Units must consent to such sale or other disposition.

In addition, Section 15.4 of the Operating Agreement imposes a variety of other restrictions on the Manager’s authority in governing the Funds operations, including limits on transactions between the Manager and its Affiliates and the Fund, limits on Fund borrowing, and limits on Fund investments and reinvestment of cash flow. Among other things, Section 15.4 provides that the Manager and its Affiliates may not (i) cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager; (ii) cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the lender’s cost of funds, or, in any event, to cause the Fund to obtain “permanent financing” (defined as financing with a term in excess of 12 months) from any such Person; (iii) commingle Fund cash or assets with those of any other Person; (iv) cause the Fund to make distributions in kind except to a liquidating trust; (v) cause the Fund to pay, directly or indirectly, a commission or fee (except as otherwise expressly permitted under the Operating Agreement) to the Manager or its Affiliates in connection with the reinvestment or distribution of Cash Available for Distribution or of the proceeds of the resale, exchange or refinancing of Fund Portfolio Assets; or (vi) receive from the Fund a rebate or give-up or participate in any reciprocal business arrangements which would circumvent the provisions of the Agreement.

The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote. The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. The effects of termination of the Manager, including the treatment of payments to, and the interest in the Fund of, the Manager upon termination are governed by Section 17.5 of the Operating Agreement attached as Exhibit B.

Liability of Holders

A Holder’s capital is subject to the risks of the Fund’s business. He is not permitted to take any part in the management or control of the business and he may not be required to contribute additional capital at any time. Under the California Act, a Holder will not be liable for Fund obligations in excess of his unreturned capital contribution and share of undistributed profits. Notwithstanding the foregoing, a Holder will be liable to the Fund in an amount equal to any Distribution made by the Fund to such Holder to the extent that, immediately after the Distribution is made, all liabilities of the Fund, other than liabilities to Members on account of their interest in the Fund and liabilities as to which recourse of creditors is limited to specified property of the Fund, exceed the fair value of the Fund assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited is included in the Fund assets only to the extent that the fair value of the property exceeds such liability.

Term and Dissolution

The Fund was formed on December 8, 2011 and will continue until it has liquidated all of its assets or if other specified contingencies occur, as described in the following paragraph. The Fund intends to liquidate its assets and distribute the proceeds thereof beginning after the Reinvestment Period expires (at the sixth anniversary of the date the offering of Units terminates) with final liquidation expected to occur approximately eight to nine years after the termination of the offering of Units. A Holder may not withdraw from the Fund prior to dissolution, but may assign his Units to others or may, under certain circumstances, request that the Fund repurchase his Units. See “Repurchase of Units” below under this caption.

The contingencies whereupon the Fund may be dissolved are as follows:

—	The Fund becomes insolvent or bankrupt;
—	The removal, adjudication of bankruptcy, insolvency, disability or incompetence or dissolution or death of the Manager unless (i) there is a remaining Manager, and the remaining Manager, within 45 days of the date of such event, elects to continue the business of the Fund or (ii) if, upon removal of the last remaining Manager, the Members holding in excess of 50% of the outstanding Units elect a successor Manager prior to the effective date of removal and such successor Manager elects to continue the business of the Fund;
—	An election to dissolve upon the vote of Members owning more than 50% of the total outstanding Units; or
—	The disposition of all assets of the Fund and the receipt by the Fund of the proceeds of such disposition.

In order to effect an orderly liquidation of the Fund’s assets in its liquidation stage, the Manager may cause the Fund to sell Portfolio Assets to a liquidating trust, or to the Manager or an Affiliate (other than another investor program), either in its own name, or as a trustee of a liquidating trust, provided that, in any sale to the Manager or an affiliate, all of the following conditions have been met:

—	the Fund has obtained, at its cost, two independent appraisals of the fair market value of the item or items of Portfolio Assets to be sold;
—	the sales price of the Portfolio Assets is at least equal to the average of the two appraised values;
—	the original cost of the Portfolio Assets sold in this manner does not represent in excess of 10% of the original cost of all Portfolio Assets acquired by the Fund during the term of the Fund;
—	such sale is effected in the best interests of the Fund and its Members for purposes of facilitating liquidation; and
—	the Portfolio Assets so sold is not resold to another investor program sponsored by the Manager or its Affiliates.

Voting Rights of Members

In any vote of the Members, each Member will be entitled to cast one vote for each Unit which such Member owns as of the date designated as the record date for such vote. Notwithstanding the foregoing, Units held by the Manager or any Affiliate of the Manager will not be entitled to vote, and will not be deemed to be “outstanding” for purposes of any vote, upon matters which involve a conflict between the interests of the Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of the Manager as Manager or any proposed amendment to the Operating Agreement which would expand or extend the rights, authorities or powers of the Manager. The Members have the right, by vote of Members owning more than 50% of the total outstanding Units, to vote upon:

(a) Removal or voluntary withdrawal of the Manager;

(b) Election of a successor Manager;

(c) Termination and dissolution of the Fund;

(d) Amendment of the Operating Agreement, provided such amendment is not for the purpose of reflecting the addition or substitution of Members, the reduction of Capital Accounts or for any other purposes prohibited under the Operating Agreement as described below;

(e) The sale or other disposition of Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund in the ordinary course of business; and

(f) The extension of the term of the Fund.

Without the consent of the Members to be adversely affected by the amendment, the Operating Agreement may not be amended so as to

—	convert a Holder into a Manager;
—	modify the limited liability of a Holder;
—	alter the interest of the Members in Net Income, Net Loss and Distributions; or
—	affect the status of the Fund as a partnership for federal income tax purposes.

Dissenters’ Rights and Limitations on Mergers and Roll-ups

Section 16.7 of the Operating Agreement provides that Members holding not less than 90% of the outstanding Units must approve any proposal that involves an acquisition, conversion, merger or consolidation transaction in which the Holders are issued new securities in the resulting entity. The rights of any dissenting Holders will be as provided under Section 16.7 and Sections 17600 through 17613 of the California Act. Such provisions generally give a dissenting Member the right, subject to certain procedural requirements, to require that the company repurchase the dissenting Member’s interest at a price equal to its fair market value.

Meetings

The Manager may at any time call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Members holding 10% or more of the total outstanding Units. Upon such written request of Members holding 10% or more of the total outstanding Units, such Members may propose a vote by all Members on any matter on which Members are entitled to vote under the Operating Agreement.

Books of Account and Records

The Manager is responsible for keeping books of account and records of the Fund reflecting all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. Such books of account and records will include the following:

(i) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the Capital Contribution, the Units held and the share in Net Income and Net Loss of each Member;

(ii) A copy of the articles of organization and all amendments;

(iii) Copies of the Fund’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(iv) Copies of the original of the Operating Agreement and all amendments;

(v) Financial statements of the Fund for the six most recent fiscal years; and

(vi) The Fund’s books and records for at least the current and past three fiscal years.

Such books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund. Upon the request of a Member, the Manager shall promptly deliver to such Member at the expense of the Fund a copy of the information described in (i), (ii) and (iv) above. In the event a Member is required to compel the Manager to produce the foregoing records as a result of the Manager’s breach of its obligation to deliver such information, the Manager shall reimburse the Member for all reasonable costs actually incurred in compelling production.

Status of Units

Each Unit will be fully paid and non-assessable and all Units have equal voting and other rights, except as noted above with respect to the voting of Units held by the Manager or its Affiliates.

Transferability of Units

The Fund may charge a reasonable transfer fee for processing requests for transfer of Units, and may condition the effectiveness of any proposed transfer of Units or an interest in Units on such representations, warranties, opinions of counsel, and other assurances as it considers appropriate as to:

(i) such assignment or transfer not resulting, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

(ii) the transferee not being a minor or an incompetent;

(iii) the transfer or assignment not violating federal or state securities laws;

(iv) the transferor or the transferee not holding Units representing a Capital Contribution of less than $5,000;

(v) such assignee or transferee being a Citizen of the United States;

(vi) such assignment or transfer not constituting a transfer “on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund;

(vii) such assignment or transfer not causing Fund assets to be deemed Plan Assets under ERISA; and

(viii) the transferor filing with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of the Operating Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the Manager.

In connection with state securities laws restrictions on transfer, Section 260.141.11 of the Rules of the California Commissioner of Corporations states:

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 of the Rules of the California Corporations Commissioner shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules of the California Corporations Commissioner), except: (1) to the issuer; (2) pursuant to the order or process of any court; (3) to any person described in Subdivision (i) of Section 25102 of the Corporations Code of the State of California or Section 260.105.14 of the Rules of the California Corporations Commissioner; (4) to the transferor’s ancestors, descendants, or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants, or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation inter vivos or on death; (7) by or through a broker-dealer licensed under the Corporations Code of the State of California (either acting as such or as a finder) to a resident of a foreign state, territory, or country who is neither domiciled in the State of California to the knowledge of the broker-dealer, nor actually present in the State of California if the sale of such securities is not in violation of any securities law of the foreign state, territory, or country concerned; (8) to a broker-dealer licensed under the Corporations Code of the State of California in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the California Corporations Commissioner’s written consent is obtained or is not required under Section 260.141.11 of the Rules of the California Corporations Commissioner; (10) by way of a sale qualified under Section 25111, 25112, 25113, or 25121 of the Corporations Code of the State of California, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Corporations Code of the State of California, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (13) between residents of foreign states, territories, or countries who are neither domiciled nor actually present in the State of California; (14) to the California State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or (15) by the California State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under Section 260.141.11 of the Rules of the California Corporations Commissioner, (ii) delivers to each purchaser a copy of Section 260.141.11 of the Rules of the California Corporations Commissioner, and (iii) advises the California Corporations Commissioner of the name of each purchaser; (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by Section 260.141.11 of the Rules of the California Corporations Commissioner; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Corporations Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

Any assignment, sale, exchange or other transfer in contravention of any of the provisions of the Operating Agreement shall be void and ineffectual, and shall not bind or be recognized by the Fund.

An Assignee of Record will be entitled to receive allocations and Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units to him; provided, however, the Fund and the Manager will be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and will incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices requested to be given to Holders which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of an assignment of Units has passed. The effective date of an assignment of Units and the date on which the Assignee shall be deemed an Assignee of Record shall be the first day of the month following the later of (i) the date set forth on the written instrument of assignment, or (ii) the date on which the Fund has actual notice of the assignment.

All costs and expenses incurred by the Fund in connection with the transfer of a Unit shall be paid by the transferring Holder.

An Assignee may only be substituted as a Member in the place of the assignor with the prior consent of the Manager, which consent may be withheld in the Manager’s sole discretion. Any substituted Member must also agree to be bound by the provisions of the Operating Agreement. The Manager shall cause the Operating Agreement to be amended to reflect the substitution of Members at least once in each fiscal quarter.

The Manager will, with respect to any Units owned by it, enjoy all of the rights, other than the right to request that the Fund repurchase any such Units, and be subject to all of the obligations and duties of a Member, except as noted above under “Voting Rights of Members.”

Repurchase Plan

The Manager may, in its discretion and on such terms as it deems appropriate, repurchase Units upon the request of a Unit holder in the event that it deems such repurchase in the best interests of the Fund, but the Fund is in no event required to make any such repurchase. No such repurchase may be effected if it would impair the capital of the Fund or cause the Fund or any remaining Unit holder to suffer a material adverse tax consequence. It is the Fund’s intention that any voluntary redemption would be for a price equal to the original capital invested in the redeemed Units less the amount of cash distributed on the Units prior to redemption and less the amount of commissions paid to broker dealers on the investment in Units, unless such commissions are refunded by such broker dealers. The Fund may, however, redeem Units on any other terms it may deem appropriate and in the best interests of the Fund under the circumstances surrounding the redemption. Unit Holders will have no right to any redemption. There will be no appraisal of Units, no fixed order for redemption, with redemption in the discretion of the Manager in the exercise of its fiduciary duty, and no redemption of any Units held by the Manager and its Affiliates until all Member requests have been met. Only available Fund cash flow and reserves will be used to redeem Units. Redemption of a Member’s Units will be deemed a disposition of the investment and the consequences of dispositions of Units are discussed under “Federal Income Tax Consequences — Disposition of Units” above in this Prospectus. There are no time periods for consideration of redemption requests, though the Manager will attempt to respond promptly to any inquiry in this regard. There is no procedure for allocating funds for multiple requests, and no specific formal procedure for requesting redemption, though all such requests must be in writing.

Where the Manager receives requests for repurchase, it may, as noted above, accept or reject the request in its sole discretion. However, it will be the Manager’s policy to give priority to requests, regardless of when each request is received, based on the following considerations in order:

•	first, to cases of investor hardship (e.g. to meet requests for liquidity arising from death, major medical expense, family emergency, disability, a material loss of family income or similar unexpected liquidity demands);
•	second, to provide liquidity necessary for IRAs or qualified plans to make mandatory distributions; and
•	third, to all other repurchase requests.

Upon any repurchase of Units by the Fund, the Units will be canceled and will no longer be deemed to represent an interest in the Fund, and the interests of all other Unit holders will be adjusted accordingly.

Indemnification of the Manager

The Operating Agreement provides that the Manager and its affiliates who perform services for the Fund will be indemnified against any liability or loss arising out of any act or omission by any such Person when acting in connection with the business of the Fund, provided that such Person determines in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence, breach of fiduciary duty or misconduct. The Operating Agreement also provides that, to the extent permitted by law, the Fund will indemnify the Manager against liability and related expenses (including attorneys’ fees) incurred in dealing with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding sentence. A successful claim for such indemnification would deplete the Fund’s capital assets by the amount paid.

The Manager will not be indemnified against liabilities arising under the Securities Act of 1933. Furthermore, the Manager has agreed to indemnify the Fund against any loss or liability it may incur as a result of any violation of state or federal securities laws by the Manager or its Affiliates. The Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement, provided, however, that this will not preclude the naming of the Manager or any Affiliates as additional insured parties on policies obtained for the benefit of the Fund to the extent that there is no additional cost to the Fund.

The Manager will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund.

PLAN OF DISTRIBUTION

Distribution

The Units will be offered and sold on a “best efforts minimum/maximum” basis through ATEL Securities Corporation (the “Dealer Manager”), a broker-dealer which is an Affiliate of the Manager (see “Conflicts of Interest” and “Management”), and through other participating broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). The Dealer Manager will manage the selling group and provide certain wholesaling services. Although the Dealer Manager may participate in the offering on the same basis as other broker-dealers, it has not in the past effected, nor does it anticipate in this offering directly effecting, any significant sales of the Units. The Dealer Manager will only directly effect sales of Units in those jurisdictions in which it and its personnel are licensed to do so.

The Dealer Manager is a wholly-owned subsidiary of ATEL formed solely to manage offerings sponsored by ATEL and its Affiliates. No other broker dealer has or will have any material relationship with the Fund other than acting as a participating broker dealer in this offering through an underwriting agreement entered into with the Dealer Manager. The Dealer Manager will be an underwriter with respect to the offering of Units and all compensation received by the Dealer Manager in connection with the offering will be underwriting compensation.

The minimum offering amount is $1,200,000 (120,000 Units) and the maximum is $75,000,000 (7,500,000 Units). The minimum subscription is 500 Units ($5,000). Additional investments may subsequently be made in a minimum amount of 50 Units ($500), and additional one-Unit ($10) increments. The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

Subscriptions will be effective only on acceptance by the Manager and the right is reserved to reject any subscription in whole or in part. No participating broker dealer may execute transaction for the purchase of Units in a discretionary account without prior written approval of the transaction by the investor. The Fund will advise the subscriber of the acceptance or rejection of the subscription as soon as practicable after receipt of the subscription, but in no event more than 30 days following receipt. If a subscription is rejected by the Fund, all proceeds of the rejected subscription will be returned to the subscriber immediately.

The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold, and the Fund will promptly refund the amount of any such canceled subscription. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor’s subscription for Units upon admission to the Fund.

The offering will terminate on a date not later than two years from the date of this Prospectus. The offering of Units after the end of one year from the date hereof will be subject to renewal or re-qualification in all those jurisdictions requiring such renewal or re-qualification. However, the offering may be terminated at any time by the Manager. If subscriptions for a minimum of 120,000 Units have not been received and accepted prior to a date one year from the date hereof, all funds received will be promptly returned without deduction together with any interest earned thereon.

Selling Compensation and Certain Expenses

The Dealer Manager will receive selling commissions in an amount equal to 9% of the Gross Proceeds, and will reallow to participating broker-dealers selling commissions equal to 7% of the Gross Proceeds attributable to Units sold by them. Out of the 2% of the selling commissions retained by the Dealer Manager, it will pay wholesaling compensation in the form of salaries and commissions to its personnel.

The Fund, the Manager, or its affiliates, will pay or reimburse the Dealer Manager and participating dealers, or will otherwise bear, a portion of “underwriters’ expenses” incurred in connection with the offering. Such payments or reimbursements will constitute additional selling compensation. The amounts characterized as “underwriters’ expenses” will represent actual out of pocket expenses incurred in connection with the distribution, and in the aggregate will not exceed an amount up to 1% of the Gross Proceeds. These underwriters’ expenses include amounts paid by the Fund, the Manager or its Affiliates to the Dealer Manager

and participating broker dealers relating to sales seminar costs and expenses; advertising and promotion expenses; travel, food and lodging costs; telephone expenses; non accountable due diligence expense reimbursements; and an allocable portion of the Dealer Manager’s salary expenses and legal fees borne by the Manager or its Affiliates. A portion of such expenses may also be paid by the Dealer Manager to one or more participating dealers out of the 2% commissions retained by the Dealer Manager, in the form of expense reimbursements, marketing allowances and the like. All of such amounts paid to the Dealer Manager or participating broker dealers, all underwriters’ expenses borne on behalf of the Dealer Manager or any participating broker dealer by the Fund or any other party on its behalf, and all selling commissions are together deemed “underwriting compensation” paid in connection with the offering. The total of all underwriting compensation, including sales commissions, wholesaling salaries and commissions, retail and wholesaling expense reimbursements, seminar expenses and any other underwriters’ expenses or other forms of compensation paid to or for the Dealer Manager or participating broker-dealers, will not exceed 10% of the Gross Proceeds.

In addition to payment of selling commissions and other items of selling compensation, the Fund may pay or reimburse participating broker-dealers for accountable expenses incurred in connection with bona fide due diligence activities upon presentation of detailed, itemized invoices for such bona fide due diligence expenses. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of ATEL and its prior programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of ATEL and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with ATEL personnel, and ATEL’s outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the ATEL offices, reviewing ATEL’s books and records and interviewing key ATEL personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker-dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. ATEL will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

The Manager has agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended, the various State securities laws or otherwise, insofar as they are liabilities that (i) arise out of any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement or in any sales literature furnished by the Manager or the Fund; (ii) arise out of the omission to state in those documents a material fact required to be stated or necessary to make the statements not misleading; (iii) to which they may become subject due to the misrepresentation by the Fund or the Manager or its other agents of material facts in connection with the sale of the Units, unless the misrepresentation of such material facts was the direct result of misleading information provided to the Fund or the Manager or its agents by the participating dealer or Dealer Manager; or (iv) to which they may become subject as a result of any breach by the Fund or the Manager of the representations, warranties, and covenants in the selling agreements with such broker-dealers.

The Fund will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of Units.

Escrow Arrangements

Until the minimum number of subscriptions are received and the initial subscribers are admitted to the Fund, subscription checks will be made payable to, and subscription funds will be held in an escrow account at, U.S. Bank, National Association, San Francisco, California (the “Bank”). Until such time all participating broker-dealers will forward subscription checks to the Dealer Manager promptly but in no event later than noon of the next business day following receipt thereof, and the Dealer Manager will forward such subscriptions to the bank escrow agent promptly, but in no event later than noon of the second business day following receipt thereof by the Dealer Manager.

Subscription proceeds held in the escrow account will be invested in United States government securities, including Treasury bills, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in banks and savings and loan associations which are insured by United

States government agencies or deposits in members of the Federal Home Loan Bank System, as directed by the Manager. Subscribers may not withdraw funds from the escrow account. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were on deposit in the escrow account.

Notwithstanding the foregoing, subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, such Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $3.75 million in Gross Proceeds.

The Capital Contributions of the initial subscribers will be transferred from escrow to the Fund at any time after subscriptions for the minimum of 120,000 Units have been accepted by the Manager and received and collected by the bank escrow agent, and such subscribers will be admitted to the Fund within 15 days thereafter. Subsequent subscribers will have their subscriptions accepted or rejected within 30 days after receipt. Investors whose subscriptions are accepted will be admitted to the Fund promptly after such acceptance, but not later than 30 days thereafter. Rejected subscription funds will be promptly returned. If a minimum of $1,200,000 in cash subscriptions for Units is not received by a date one year from the date of this Prospectus, or if the offering is otherwise terminated prior to such minimum funding, all subscription proceeds deposited in the escrow account will be promptly returned to investors together with any interest earned on such proceeds during the escrow period.

The Bank’s sole role in this offering is that of escrow holder and as such it has not reviewed any of the offering materials and makes no representations whatsoever as to the nature of this offering or its compliance or lack thereof with any applicable state or federal laws, rules or regulations. The Bank neither endorses, recommends nor guarantees the purchase, value or repayment or any other aspect of an investment in the Units. The Bank does not represent the interests of the Members or potential investors. Its duties are limited as expressly set forth in the Escrow Agreement and interested parties may request a copy of the Escrow Agreement from the Manager. Pursuant to the terms of the Escrow Agreement, the Fund has directed the Bank to distribute to the subscribers any interest earned on funds held in escrow as described above under this caption.

Investments by Certain Persons

The Manager and its Affiliates may, but do not currently intend to, acquire such number of Units as they determine. Except as noted below, any Units purchased by the Manager or its Affiliates will be purchased on the same terms as the other Units offered hereby. Such Units will be acquired solely for investment and not with a view to or for distribution. Any Units acquired by the Manager or its Affiliates and participating broker dealers or their affiliates will not be applied to the requirement that a minimum of 120,000 Units be purchased by all subscribers.

The Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may purchase Units in this offering net of the 7% retail selling commissions at a per Unit price of $9.30. In addition, clients of an investment advisor which is registered under the Investment Advisors Act of 1940 may also purchase Units with reduced selling commissions if

—	the client has been advised by such advisor over a continuous course of time on investments other than the purchase of Units,
—	the client is not being charged by the advisor or its Affiliates, other than as described herein, for the advice rendered by such advisor specifically in connection with the purchase of Units,
—	the investment advisor enters into an appropriate agreement with the Dealer Manager undertaking to comply with all securities laws relating to the offering of Units and representing the suitability for such clients of an investment in Units, and

—	either (i) the investment advisor is an Affiliate of a broker-dealer, and the transaction has the express approval of such broker-dealer Affiliate, or (ii) the investment advisor is not affiliated with any broker dealer and the Dealer Manager agrees to act as broker of record for the investment advisor’s client with respect to the investment in Units.

In no event will the net contribution to the Fund by such persons be less than $9.30 per Unit. The Dealer Manager may require that any investor claiming the right to purchase on the foregoing terms demonstrate the basis for such right through reasonable documentation and certification. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Manager would not recognize any attempted transfer of such Units unless the Manager is satisfied that the original purchase was not made with a view to distribution of the securities and that any proposed transfer was in compliance with all applicable laws and regulations, including the FINRA Rules of Fair Practice.

State Requirements

In addition to the investor suitability and minimum investment standards established by the Fund and described under “Who Should Invest” above, the securities administrators of certain states have imposed more restrictive standards on investments in Units effected within their jurisdictions. Any such additional requirements imposed after the date of this Prospectus will be reflected in a supplement hereto, and investors are urged to review any such supplement to ascertain whether more restrictive standards are applicable to their investment.

REPORTS TO HOLDERS

The Fund fiscal year will be the calendar year; provided, however, that the Manager may, subject to the approval of applicable taxing authorities, adopt another fiscal year if they deem it to be in the Fund’s best interest.

The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members’ equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported “Cash Available for Distribution” is consistent with the definition of Cash Available for Distribution in the Operating Agreement. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns; (iii) a report of the business of the Fund, which shall include a status report for each portfolio investment which individually represents at least 10% of the Fund’s total investment portfolio indicating: (a) the condition of the Portfolio Assets, (b) how the Portfolio Assets are being held by the Fund as of the end of the year, (c) the remaining term of each Portfolio Asset financing transaction, (d) the projected status of Portfolio Assets for the next year, and (e) such other information relevant to the value or use of the Portfolio Assets as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from: (a) Cash Available for Distribution for that year, (b) Cash Available for Distribution of prior years held in reserves, (c) Net Disposition Proceeds, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location.

In addition to the foregoing information in annual reports, the Manager will disclose in each annual report filed with the Commission or distributed to investors pursuant to Section 13(a) of the Securities Exchange Act of 1934 an estimated value per Unit as of the end of the year that is the subject of the report, the method by which the value has been estimated, and the date of the data used to develop the estimated value.

Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund. The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash Available for Distribution and Net Disposition Proceeds for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

The Manager shall have prepared, at Fund expense, after the end of each quarter in which Portfolio Assets are acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Portfolio Assets, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such items of Portfolio Assets (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him. Reports filed with the Securities and Exchange Commission, including all annual, quarterly and current reports, are available to be viewed and retrieved without charge on the Commission’s electronic data gathering and retrieval (EDGAR) system, at its internet web site at http://www.sec.gov, and can be accessed with a search under the Fund’s name. Copies of such reports as filed with government agencies may also be requested directly from the Fund at the Fund’s web site, mailing address, telephone number and/or electronic mail address, in each case as provided in the quarterly and annual reports to be delivered to investors as described above.

SUPPLEMENTAL SALES MATERIAL

In addition to and apart from this Prospectus, the Fund may use certain sales material in connection with the offering of Units. In certain jurisdictions such sales material may not be available. This material will include information relating to this offering, the Manager and its Affiliates and brochures and articles and publications concerning growth capital investments, acquisition financing and other asset financing.

The Fund will use only sales material which has been approved by such appropriate regulatory bodies as may be required. The offering is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, and is required to present a balanced discussion of the risks and rewards of investing in the Fund, such material does not purport to be complete, and should not be considered as part of this Prospectus or the registration statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said registration statement or as forming the basis of the offering of Units which are offered hereby.

LEGAL OPINIONS

The legality of the Units has been passed upon and the statements under the caption “Income Tax Consequences” as they relate to federal income tax matters have been reviewed and passed upon by Derenthal & Dannhauser LLP, Oakland, California.

EXPERTS

Moss Adams LLP, independent registered public accounting firm, have audited the Fund’s balance sheet as of December 31, 2011, and the related statements of operations, changes in member’s capital and cash flows for the period from December 8, 2011 (date of inception) through December 31, 2011, as set forth in their report. The Fund has included the financial statements in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

Moss Adams LLP, independent certified public accountants, have audited the balance sheet of AGC 8 Managing Member, LLC as of December 31, 2011, as set forth in their report. The Fund has included the balance sheet in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements concerning the Fund’s objectives, plans, intentions, strategies, expectations, and predictions concerning the Fund’s future investment activities, results of operations and other future events or conditions based on views and opinions of the Manager. For this purpose, any statements contained herein that are not of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believes,” “may,” “will,” “could,” “intends,” “estimates,” “expects” or “might,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

It is important to note that actual results or activities or actual events or conditions could differ materially from those estimated or anticipated in such forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Fund. See “RISK FACTORS” and “MANAGEMENT — Conflicts of Interest” for a discussion of certain material factors which could cause the actual results or activities or actual events or conditions to differ from those anticipated. Although estimates and assumptions concerning potential investments are believed by the Manager to be reasonable, such estimates and assumptions are uncertain and unpredictable. To the extent that actual events differ materially from the Manager’s assumptions and estimates, actual results will differ from those expected.

ADDITIONAL INFORMATION

The Fund has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. For further information, reference is made to the registration statement and the exhibits thereto which are available for inspection at no fee in the principal office of the Commission and its Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such reports, the registration statement and other information are available for inspection and copying at the above address, and are also available to be viewed and retrieved without charge on the Commission’s electronic data gathering and retrieval (EDGAR) system, at its internet web site at http:// www.sec.gov. In addition, photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations of the Commission. This Prospectus contains a fair summary of the material provisions of the exhibits filed with the Commission. This Prospectus does not knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein not misleading.

GLOSSARY

The following terms used in this Prospectus shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

“Acquisition Expenses” shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Portfolio Assets, whether or not acquired.

“Acquisition Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Portfolio Assets and the acquisition of other investments. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

“Adjusted Capital Contribution” shall mean, as of any date, the original Capital Contribution attributable to the Units held by any person on or before such date, as decreased (but not below zero) by the amount which (i) all Distributions from Cash Available for Distribution with respect to such Units on or before the date of determination pursuant to any provision of this Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

“Affiliate” of a Person shall mean

—	any Person directly or indirectly controlling, controlled by or under common control with such Person;
—	any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person;
—	any officer, director, trustee or partner of such Person; and
—	if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

“Asset Management Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of the Operating Agreement.

“Assignee” shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

“Assignee of Record” shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

“ATEL” shall mean ATEL Capital Group and its Affiliates, including the Manager.

“California Act” shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

“Capital Account” shall mean, with respect to any Member, such Member’s Capital Account determined in accordance with Section 6.7 of the Operating Agreement.

“Capital Contributions” shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands ov a subsequent Holder.

“Carried Interest” shall mean the allocable share of Fund Distributions payable to the Manager pursuant to Section 10.4 of the Agreement, for which cash consideration has neither been paid nor is to be paid.

“Cash Available for Distribution” shall mean Cash Flow plus cash funds available for distribution from Fund reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” shall mean Fund cash provided from operations, without deduction for depreciation, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash withdrawn from reserves).

“Cash from Reserve Account” shall mean that portion of the Net Proceeds not utilized in the acquisition of Portfolio Assets, including cash maintained according to the provisions of Section 9.4 of the Operating Agreement.

“Closing Date” shall mean such date designated by the Manager for the termination of the offering of Units, but not later than August 20, 2014. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. “Initial Closing Date” shall mean the date on which subscribers for Units, other than the initial Holder, are first admitted to the Fund as Holders. “Final Closing Date” shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

“Distributions” shall mean any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

“Equity Interests” shall mean warrants, options or other rights to purchase equity securities issued by financing customers of the Fund, equity securities purchased upon exercise of such rights, or equity securities purchased outright by the Fund from the issuers.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including Organization and Offering Expenses, leasing fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the Manager.

“Fund” shall mean ATEL Growth Capital Fund 8, LLC, LLC, the California limited liability company created under the Operating Agreement.

“Fund Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(d)(1).

“Gross Financing Revenues” shall mean all amounts derived by the Fund from the Portfolio Assets, including, without limitation, all loan and debt service payments received, lease payments and other financing revenues, but excluding security deposits paid by lessees and Net Disposition Proceeds.

“Gross Proceeds” shall mean the aggregate total of the Capital Contributions of the initial and all of the additional Holders.

“Holders” shall mean owners of Units who are either Members or Assignees of Record, and reference to a “Holder” shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

“IRA” shall mean an individual retirement account qualifying under Section 408 of the Code.

“Investment in Equipment” shall mean the amount of Gross Proceeds actually paid or allocated to acquire Portfolio Assets by the Fund, including the principal amount advanced to a borrower by the Fund in any secured loan transaction, any amount of Gross Proceeds reserved pursuant to Section 9.4 of the Operating Agreement up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Management Fee Limit” means the limit on fees calculated pursuant to Section 8.3 of the Operating Agreement.

“Manager” shall mean AGC 8 Managing Member, LLC (“ATEL”), a Nevada limited liability company, or any other Person or Persons which succeed it in such capacity. The Manager is referred to throughout the Prospectus as “ATEL” or the “Manager.”

“Members” shall mean the initial member of the Fund and any other Persons who are admitted to the Fund as additional or substituted members. Reference to a “Member” shall refer to any one of them.

“Net Disposition Proceeds” shall mean the net proceeds realized by the Fund from sale, refinancing or other disposition of the Fund’s Portfolio Assets, including insurance proceeds or indemnity payments arising from the loss or destruction of Portfolio Assets, after payment of all liabilities to which the Portfolio Assets are subject and all expenses related to the transaction.

“Net Income” or “Net Loss” shall mean the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

“Net Proceeds” shall mean the total Gross Proceeds less Organization and Offering Expenses.

“Net Worth” shall mean the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Operating Agreement” or “Agreement” shall mean the Limited Liability Company Operating Agreement of ATEL Growth Capital Fund 8, LLC, as it may be amended from time to time.

“Organization and Offering Expenses” shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the Portfolio Assets.

Person” shall mean any natural person, partnership, corporation, association or other legal entity.

“Portfolio Assets” shall mean all tangible and intangible rights and interests, acquired, held and owned by the Fund for investment purposes, including without limitation its rights, whether direct or indirect, in all personal and real property, trusts, joint ventures, leases, loans, collateral, chattel paper, options, warrants, securities and other Equity Interests and contract rights.

“Priority Return” means an amount equal to, for any calendar year or other period with respect to the Units held by any Person, the average Adjusted Capital Contribution with respect to such Units during such period multiplied by 8% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the Capital Contribution of the initial purchaser of such Units was received by the Fund and pro-rated for any fraction of a calendar year for which such calculation is made).

“Promotional Interest” shall mean the share of Distributions of Cash Available for Distribution and Net Disposition Proceeds payable to the Manager and its Affiliates under the provisions of Section 10.4 of the Operating Agreement.

“Prospectus” shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

“Purchase Price of Portfolio Assets” shall mean the price paid upon the purchase or sale of a particular item of Portfolio Assets, including the amount of Acquisition Fees and all liens and mortgages on the Portfolio Assets, but excluding points and prepaid interest.

“Qualified Plan” shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

“Regulations” or “Treasury Regulations” shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Reinvestment Period” shall mean the period commencing with the Initial Closing Date and ending six years after the Final Closing Date occurs.

“Roll-Up” shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

(a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following

(i) the Members’ voting rights;

(ii) the term of existence of the Fund;

(iii) the terms of compensation of the Manager and its Affiliates; or

(iv) the Fund’s investment objectives.

“Roll-Up Entity” means the partnership, trust, corporation or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Service” shall mean the United States Internal Revenue Service or its successor.

“Sponsor” shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include the Program itself or a Person whose only relation with the Program is that of an independent Portfolio Assets manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

“Substantially All of the Assets” shall mean, unless the context otherwise dictates, portfolio investments representing 66  2/3% or more of the net book value of all portfolio investments as of the end of the most recently completed fiscal quarter.

“Unit” shall mean the interest in the Fund representing a Capital Contribution in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

FINANCIAL STATEMENTS

Set forth below are the following financial statements:

ATEL GROWTH CAPITAL FUND 8, LLC
Report of Moss Adams, LLP, Independent Registered Public Accounting Firm	F-2
Balance Sheets as at June 30, 2012 (Unaudited) and December 31, 2011	F-3
Statements of Operations for the period from January 1, 2012 through June 30, 2012 (Unaudited) and from December 8, 2011 (Date of Inception) through December 31, 2011	F-4
Statements of Changes in Member’s Capital for the Period from December 8, 2011 (Date of Inception) through December 31, 2011 and from January 1, 2012 through June 30, 2012 (Unaudited)	F-5
Statements of Cash Flows for the period from January 1, 2012 through June 30, 2012 (Unaudited) and from December 8, 2011 (Date of Inception) through December 31, 2011	F-6
Notes to Financial Statements	F-7
AGC 8 MANAGING MEMBER, LLC
Report of Moss Adams, LLP, Independent Certified Public Accountants	F-9
Balance Sheets as at June 30, 2012 (Unaudited) and December 31, 2011	F-10
Notes to Balance Sheets	F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Member of
ATEL GROWTH CAPITAL FUND 8, LLC

We have audited the accompanying balance sheet of ATEL Growth Capital Fund 8, LLC (a development stage enterprise) (the “Fund”) as of December 31, 2011 and the related statements of operations, changes in member’s capital and cash flows for the period from December 8, 2011 (date of inception) through December 31, 2011. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of ATEL Growth Capital Fund 8, LLC (a development stage enterprise) (the “Fund”) at December 31, 2011 and the result of its operations and its cash flows for the period from December 8, 2011 (date of inception) through December 31, 2011 in conformity with U.S. generally accepted accounting principles.

The accompanying balance sheet as of June 30, 2012 and the related statements of operations, changes in member’s capital and cash flow and footnotes for the period from January 1, 2012 through June 30, 2012 have been prepared and presented by ATEL management without audit. We express no opinion or any other form of assurance on these financial statements or the related footnotes.

/s/ Moss Adams, LLP

San Francisco, California
July 25, 2012

ATEL GROWTH CAPITAL FUND 8, LLC
(a development stage enterprise)
BALANCE SHEETS
AS AT JUNE 30, 2012 (Unaudited) AND DECEMBER 31, 2011

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Cash	$480	$500
LIABILITIES AND MEMBER’S CAPITAL
Amount due to affiliated company	$1,600	$—
Commitments and contingencies
Member’s (deficit) capital	(1,120)	500
Total liabilities and Member’s capital	$480	$500

See accompanying notes to financial statements

ATEL GROWTH CAPITAL FUND 8, LLC
(a development stage enterprise)
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 2012
THROUGH JUNE 30, 2012 (Unaudited)
AND FROM DECEMBER 8, 2011 (Date of Inception) THROUGH DECEMBER 31, 2011

	January 1, 2012 through June 30, 2012	December 8, 2011 through December 31, 2011
	(Unaudited)
Revenues:	$—	$—
Expenses:
Franchise taxes	1,600	—
Other	20	—
Total operating expenses	1,620	—
Net income (loss)	$(1,620)	$—

See accompanying notes to financial statements

ATEL GROWTH CAPITAL FUND 8, LLC
(a development stage enterprise)
STATEMENTS OF CHANGES IN MEMBER’S CAPITAL
FOR THE PERIOD FROM DECEMBER 8, 2011 (Date of Inception) THROUGH
DECEMBER 31, 2011 AND FROM JANUARY 1, 2012 THROUGH JUNE 30, 2012 (Unaudited)

	Other Members		Managing Member	Total
	Units	Amount
Member's capital as of December 8, 2011 (Date of inception)	—	$—	$—	$—
Capital contribution	—	—	500	500
Balance, December 31, 2011	—	—	500	500
Capital contribution	—	—	—	—
Net loss	—	—	(1,620)	(1,620)
Balance, June 30, 2012 (Unaudited)	—	$—	$(1,120)	$(1,120)

See accompanying notes to financial statements

ATEL GROWTH CAPITAL FUND 8, LLC
(a development stage enterprise)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 2012
THROUGH JUNE 30, 2012 (Unaudited)
AND FROM DECEMBER 8, 2011 (Date of Inception) THROUGH DECEMBER 31, 2011

	January 1, 2012 through June 30, 2012	December 8, 2011 through December 31, 2011
	(Unaudited)
Operating activities
Net loss	$(1,620)	$—
Increase in accounts payable, affiliate	1,600	—
Net cash used in operating activities	(20)	—
Financing activities
Capital contributions received	—	500
Net cash provided by financing activities	—	500
Cash at beginning of period	500	—
Cash at end of period	$480	$500

See accompanying notes to financial statements

ATEL GROWTH CAPITAL FUND 8, LLC
(a development stage enterprise)
NOTES TO FINANCIAL STATEMENTS
June 30, 2012 (Unaudited) and December 31, 2011

Note 1 — Organization and Limited Liability Company Matters

Organization — ATEL Growth Capital Fund 8, LLC (a development stage enterprise) (the “Fund”) was formed under the laws of the state of California on December 8, 2011 for the purpose of providing acquisition financing of capital equipment for emerging growth companies and established privately held companies without publicly traded securities. The Fund may continue until it is terminated in accordance with the operating agreement. Contributions in the amount of $500 were received as of December 31, 2011, which represented the initial member’s capital investment. As a limited liability company, the liability of any individual member for the obligations of the Fund is limited to the extent of capital contributions to the Fund by the individual member.

As of June 30, 2012 and December 31, 2011, the Fund had not commenced operations other than those relating to organizational matters. The Fund, or Managing Member on behalf of the Fund, has and will continue to incur costs in connection with the organization, registration and issuance of the limited liability company units (Units). The amount of such costs to be borne by the Fund is limited by certain provisions of the ATEL Growth Capital Fund 8, LLC limited liability company operating agreement dated December 13, 2011 (the “Operating Agreement”).

Note 2 — Summary of Significant Accounting Policies

Cash — Cash is maintained in a non-interest bearing checking account.

Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from the estimates.

Income Taxes — The Fund does not provide for income taxes as all income and losses are the liability of the individual members and are allocated to the members for inclusion in their individual tax returns.

Subsequent Events — Subsequent events are events or transactions that occur after the balance sheet date but before the date the financial statements are available to be issued. Subsequent events that provide additional evidence about conditions that existed at the balance sheet date are considered in the preparation of the financial statements presented herein. Subsequent events that occur after the balance sheet date that do not provide evidence about the conditions that existed as of the balance sheet date are considered for disclosure based upon their significance in relation to the Fund’s financial statements taken as a whole.

The Fund has evaluated all events subsequent to December 31, 2011, the date of the audited financial statements, through July 25, 2012, which is the date the audited financial statements were available for issuance.

In the opinion of management, the unaudited interim financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of balances and results for the period presented. The unaudited financial statements and related footnotes as of June 30, 2012 were prepared by management without audit and the Fund has also evaluated subsequent events through July 25, 2012 for purposes of presenting the June 30, 2012 financial statements and related footnotes, which is the date the unaudited financial statements were available for issuance.

Note 3 — Member’s Capital

As of June 30, 2012 and December 31, 2011, 50 Units ($500) were issued and outstanding. The Fund is authorized to issue up to 7,500,000 additional Units.

An amount equal to 5% of all Distributions of Cash Available for Distribution and Net Disposition Proceeds will be allocated to the Manager as the carried interest. An amount equal to (i) an additional 5% of all Distributions from Cash Available for Distribution and 1% of all Distributions of Net Disposition Proceeds

ATEL GROWTH CAPITAL FUND 8, LLC
(a development stage enterprise)
NOTES TO FINANCIAL STATEMENTS
June 30, 2012 (Unaudited) and December 31, 2011

Note 3 — Member’s Capital - (continued)

will be paid to the Manager as a promotional interest until investors have received total distributions in amounts equal to their Capital Contributions plus an amount equal to a priority return; and (ii) then 15% of all subsequent distributions will be allocated to the Manager as a promotional interest. Distributions not allocated to the Manager as carried or promotional interests will be allocated and paid to the unitholders.

Note 4 — Commitments and Management

The terms of the Operating Agreement provide that the Managing Member and/or affiliates are entitled to receive certain fees, in addition to the allocations described above, which are more fully described in Section 8 of the Operating Agreement. Additional fees to management include fees for equipment management, administration and resale.

Note 5 — Syndication Costs Contingency through July 25, 2012 (unaudited)

As of July 25, 2012, an affiliate of the Managing Member paid syndication costs amounting to $365,965. The Fund is obligated to reimburse the affiliate for such costs based upon a percentage of unit sales once the offering is granted effectiveness and the Fund accumulates subscriptions in excess of the minimum escrow requirements.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Member of
AGC 8 Managing Member, LLC

We have audited the accompanying balance sheet of AGC 8 Managing Member, LLC (the “Company”) as of December 31, 2011. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the balance sheet referred to above presents fairly, in all material respects, the financial position of AGC 8 Managing Member, LLC as of December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying balance sheet and related footnotes of AGC8 Managing Member, LLC as of June 30, 2012 have been prepared and presented by ATEL management without audit. We express no opinion or any other form of assurance on this balance sheet or the related footnotes.

/s/ Moss Adams, LLP

San Francisco, California
July 25, 2012

AGC 8 MANAGING MEMBER, LLC
BALANCE SHEETS
AS AT JUNE 30, 2012 (Unaudited) AND
DECEMBER 31, 2011

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Cash	$997,875	$999,500
Amount due from ATEL Growth Capital Fund 8, LLC	1,600	—
Investment in ATEL Growth Capital Fund 8, LLC	500	500
Total assets	$999,975	$1,000,000
LIABILITIES AND MEMBER’S EQUITY
Amount due to affiliated company	$3,565	$—
Commitments and Contingencies
Member's equity	996,410	1,000,000
Total liabilities and Member's equity	$999,975	$1,000,000

See accompanying notes to balance sheets

AGC 8 MANAGING MEMBER, LLC
NOTES TO BALANCE SHEETS
JUNE 30, 2012 (Unaudited) AND DECEMBER 31, 2011

Note 1 — Organization and Summary of Significant Accounting Policies

Organization — AGC 8 Managing Member, LLC (the “Company”) was formed under the laws of Nevada on December 13, 2011 to manage entities in the business of providing acquisition financing of capital equipment for emerging growth companies and established privately held companies without publicly traded securities.

The Company is a wholly-owned subsidiary of ATEL Management Services, LLC (the “managing member”).

The Company organizes and sponsors limited liability companies (the “Funds”) for the purpose of organizing and sponsoring limited liability companies engaged in equipment and venture financing. It also acts as a managing member of the Funds. Through these Funds, the Company derives various fees and also receives reimbursements for expenses incurred on behalf of these entities, of which certain fees and expenses reimbursements are allocated to the Company and the balance is allocated to various other affiliated companies. The basis for determination of the types and amounts of these fees and reimbursements are provided in agreements with the various Funds.

A portion of the fees mentioned above are subordinated to the other members’ full recovery of their initial invested capital contributions plus a specific return on their investments. No earnings or equity interests from such subordinated interests have been recognized to date.

The Company will continue in full force and effect until such time as the member elects to dissolve the Company or the Company is otherwise dissolved. As a limited liability company, the liability of the individual member for the obligations of the Company is limited to the extent of capital contributions to the Company by the individual members.

Basis of Presentation — The accompanying balance sheets have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash — Cash is maintained in a non-interest bearing checking account.

Investment in Funds — The Company’s investments in the Funds are reflected net of cumulative distributions.

Use of Estimates — The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Income Taxes — The Company does not provide for income taxes as all income and losses are the liability of the member and are allocated to the member for inclusion in their individual tax returns.

The Company has no uncertain tax positions based on the criteria established under FASB Accounting Standards Codification 740-10, whereby the effect of the uncertainty would be recorded if the outcome was considered probable and was reasonably estimable.

Subsequent Events — Subsequent events are events or transactions that occur after the balance sheet date but before the date the financial statements are available to be issued. Subsequent events that provide additional evidence about conditions that existed at the balance sheet date are considered in the preparation of the financial statements presented herein. Subsequent events that occur after the balance sheet date that do not provide evidence about the conditions that existed as of the balance sheet date are considered for disclosure based upon their significance in relation to the Fund’s financial statements taken as a whole.

The Company has evaluated all events subsequent to December 31, 2011, the date of the audited balance sheet, through July 25, 2012, which is the date the audited balance sheet was available for issuance.

AGC 8 MANAGING MEMBER, LLC
NOTES TO BALANCE SHEETS
JUNE 30, 2012 (Unaudited) AND DECEMBER 31, 2011

Note 1 — Organization and Summary of Significant Accounting Policies - (continued)

In the opinion of management, the unaudited interim financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of balances and results for the period presented. The unaudited balance sheet and related footnotes as of June 30, 2012 were prepared by management without audit and the Company has also evaluated subsequent events through July 25, 2012 for purposes of presenting the June 30, 2012 balance sheet and related footnotes.

Note 2 — Member’s Capital, Distribution and Compensation

The respective Fund under management, ATEL Growth Capital Fund 8, LLC (the “Fund”), is authorized under their Operating Agreements to issue up to 7,500,000 units to other members of the Fund.

All distributions will be made by the Company to its managing member.

Note 3 — Fair value measurements

Fair value measurements and disclosures are based on a fair value hierarchy as determined by significant inputs used to measure fair value. The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis, generally on a national exchange.

Level 2 — Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuations in which all significant inputs are observable in the market.

Level 3 — Valuation is modeled using significant inputs that are unobservable in the market. These unobservable inputs reflect the Company’s own estimates of assumptions that market participants would use in pricing the asset or liability.

At June 30, 2012 and December 31, 2011, the Company had no assets or liabilities that require measurement at fair value on a recurring or non-recurring basis.

EXHIBIT A

PRIOR PERFORMANCE SUMMARY

Affiliates of AGC 8 Managing Member, LLC, the Manager of the Fund, have extensive experience in the equipment financing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs involving over 46,000 investors, (v) originating, negotiating and structuring acquisition and other capital financing for emerging growth companies, including rights to purchase equity interests, and sponsoring investment programs to provide such financing; and (vi) supervising and arranging for the supervision of equipment management and marketing on leasing and other financing transactions involving total equipment costs approximating $2.0 billion.

ATEL has sponsored seven private growth capital programs (the “Prior Private Programs”), six of which have completed their placements of equity interests through June 30, 2012, with investment objectives similar to those of the Fund. These private programs were formed to engage exclusively in growth capital financing.

ATEL Venture Fund (“AVF”), commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 1999. AVF terminated its offering as of August 31, 2001. As of that date, $8,846,000 of offering proceeds had been received from 147 investors. All of the proceeds were committed to growth capital financing transactions, organization and offering expenses, working capital and capital reserves. AVF had acquired growth capital financing transactions representing a total capital investment of $11,560,698 as of June 30, 2012. Of such portfolio investments, transactions representing an original capital investment of $11,551,648 had been sold or disposed as of June 30, 2012.

ATEL Growth Capital Fund (“AGCF”), commenced a private offering of up to $25,000,000 of its limited liability company shares on June 1, 2003. AGCF terminated its offering as of May 31, 2005. As of that date, $21,010,000 of offering proceeds had been received from 329 investors. AGCF had acquired growth capital financing transactions representing a total capital investment of $37,503,802 as of June 30, 2012. Of such portfolio investments, transactions representing an original capital investment of $32,229,464 had been sold or disposed as of June 30, 2012.

ATEL Growth Capital Fund II, LLC (“AGCF II”), commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 2005. AGCF II terminated its offering as of November 28, 2006. As of that date, $25,000,000 of offering proceeds had been received and accepted. AGCF II had acquired growth capital financing transactions representing a total capital investment of $40,192,587 as of June 30, 2012. Of such portfolio investments, transactions representing an original capital investment of $30,837,966 had been sold or disposed as of June 30, 2012.

ATEL Growth Capital Fund III, LLC (“AGCF III”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective November 29, 2006. AGCF III terminated its offering as of August 15, 2007. As of that date, $35,000,000 of offering proceeds had been received and accepted. AGCF III had acquired growth capital financing transactions representing a total capital investment of $47,885,486 as of June 30, 2012. Of such portfolio investments, transactions representing an original capital investment of $31,815,015 had been sold or disposed as of June 30, 2012.

ATEL Growth Capital Fund IV, LLC (“AGCF IV”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective August 1, 2007. AGCF IV terminated its offering as of January 22, 2009. As of that date, $34,995,000 of offering proceeds had been received and accepted. AGCF IV had acquired growth capital financing transactions representing a total capital investment of $40,317,940 as of June 30, 2012. Of such portfolio investments, transactions representing an original capital investment of $21,960,204 had been sold or disposed as of June 30, 2012.

ATEL Growth Capital Fund V, LLC (“AGCF V”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective January 22, 2009. AGCF V terminated its offering as of July 31,

2010. As of that date, $17,085,000 of offering proceeds had been received and accepted. AGCF V had acquired growth capital financing transactions representing a total capital investment of $19,811,795 as of June 30, 2012. Of such portfolio investments, transactions representing an original capital investment of $4,495,060 had been sold or disposed as of June 30, 2012.

ATEL Growth Capital Fund VI, LLC (“AGCF VI”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective September 15, 2010. As of June 30, 2012, AGCF VI had received offering proceeds of $7,075,000 and commenced operations. As of June 30, 2012, AGCF VI had acquired growth capital financing transactions representing a total capital investment of $4,495,765 and had no dispositions.

Further, in addition to this Fund, during the past twenty years ATEL has sponsored fourteen prior public equipment leasing programs (the “Prior Public Programs”) and one prior private institutional equipment leasing program. The Prior Public Programs and Prior Private Programs are together referred to below as the “Prior Programs.” The Prior Public Programs have had investment objectives which differ in certain material respects from those of this Fund and the Prior Private Programs. The Prior Public Programs and the one prior private institutional equipment leasing program were formed to invest primarily in capital equipment subject to net leases to major corporations. The Prior Private Programs have been formed to engage primarily in growth capital investment, financing the acquisition of equipment by emerging growth companies and acquiring equity interests and other investments in such companies. The Prior Private Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired or financed, the structure of the financing arrangements with respect to such equipment, the credit criteria for lessees and borrowers, the intended investment cycles, the reinvestment policies and the investment goals of each program.

The information set forth in the tables included in this Exhibit A reflects program data pertinent to both: components of Prior Private Programs with similar investment objectives; and, components of Prior Public Programs engaged in equipment leasing and financing.

In Tables I through III, V and VI, information is presented with respect to AGCF IV, AGCF V, ATEL 12 and ATEL 14. Table IV presents information with respect to AVF and ATEL Cash Distribution Fund IV. The following is list of the tables set forth in this Exhibit A:

TABLE I	Experience in Raising and Investing Funds
TABLE II	Compensation to the Managing Member
TABLE III	Operating Results of Prior Programs
TABLE IV	Results of Completed Programs
TABLE V	Terminations, Sales or Disposals of Portfolio Assets by Prior Private and Public Programs
TABLE VI	Acquisitions of Portfolio Assets by Prior Private and Public Programs

In Table I information is presented with respect to Prior Programs sponsored by ATEL that completed their offerings of interests within the three-year period ended June 30, 2012.

In Table II information is presented with respect to Prior Programs sponsored by ATEL that completed their offerings of interests within the three-year period ended June 30, 2012.

In Table III information is presented with respect to Prior Programs sponsored by ATEL that completed their offerings of interests within the three-year period ended June 30, 2012.

Table IV includes information concerning the results of the most recent completed Prior Programs.

Table V includes information regarding all dispositions of portfolio assets by Prior Private and Public Programs during the three year period ended June 30, 2012.

Table VI includes information regarding all acquisitions of portfolio assets by Prior Private and Public Programs during the three year period ended June 30, 2012.

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Public Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 600 California Street, 6th Floor, San Francisco, California 94108 or by calling the Manager at (415) 989-8800. On or about November 1, 2012, the offices of the Fund and the Manager will be relocated and the mailing address for ATEL Investor Services will then be The Transamerica Pyramid, 600 Montgomery Street, 9th Floor, San Francisco, California 94111. The telephone number for the Manager will be the same in its new location.

INVESTORS IN THE FUND WILL HAVE NO INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE LIMITED LIABILITY COMPANY.

Past performance is not necessarily indicative of future performance.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(on a percentage basis)
June 30, 2012
(Unaudited)

The following Table sets forth certain information concerning the experience of the ATEL affiliate Managing Members in raising and investing funds for Prior Programs whose offerings closed in the most recent three years. A percentage analysis of the application of the respective proceeds raised is presented.

	ATEL Growth Capital Fund IV, LLC	ATEL Growth Capital Fund V, LLC	ATEL 12, LLC	ATEL 14, LLC
	(5)	(5)	(6)	(6)
EQUITY PROCEEDS
Dollar amount of equity offered	$35,000,000	$35,000,000	$200,000,000	$150,000,000
Dollar amount of equity raised (4)	$34,995,000	$17,085,000	$30,021,320	$84,024,650 (7)
Less: Offering expenses:
Selling commissions	7.50%	7.50%	9.00%	9.00%
Organization and program expenses (1)	5.56%	6.35%	5.83%	4.79%
Reserves	0.50%	0.50%	0.50%	0.50%
Percent available for investment	86.44%	85.65%	84.67%	85.71%
Acquisition costs:
Purchase price (2)	86.44%	85.65%	84.67%	85.71%
Acquisition fees	—	—	—	—
	86.44%	85.65%	84.67%	85.71%
Percent leverage (3)	0.00%	0.00%	18.37%	13.74%
Date offering commenced:	Aug. 1, 2007	Jan. 22, 2009	Sept. 26, 2007	October 7, 2009
Length of offering	18 Months	18 Months	24 Months	24 Months
Months to invest 90% of amount available for investment (measured from beginning of offering)	30 Months	23 Months	30 Months	TBD

FOOTNOTES:

(1)	Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the Managing Member.
(2)	Represents amounts paid or expected to be paid from net proceeds to unrelated third parties for purchase of equipment under leases.
(3)	The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program through the date of this table by the aggregate original cost of all equipment purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.
(4)	Dollar amount of equity raised is net of any units rescinded, but includes units repurchased (or redeemed). Dollar amount of equity raised does not include organizational capital contributions by the Managing Member or affiliates.
(5)	Component of Prior Private Programs with similar investment objectives.
(6)	Component of Prior Public Programs engaged in equipment leasing and financing.
(7)	This offering terminated on October 6, 2011 with $84,024,650 of total equity raised, excluding the Managing Member's initial contribution of $500.

Past performance is not necessarily indicative of future performance.

TABLE II
COMPENSATION TO THE MANAGING MANAGER
June 30, 2012
(Unaudited)

The following Table sets forth certain information concerning the compensation derived by the ATEL affiliate Managing Members. Amounts paid are from two sources: proceeds of the offering and gross revenues.

	ATEL Growth Capital Fund IV, LLC	ATEL Growth Capital Fund V, LLC	ATEL 12, LLC	ATEL 14, LLC	All Other Programs
	(3)	(3)	(4)	(4)	(2)
Date offering commenced	August 1, 2007	Jan. 22, 2009	Sept. 26, 2007	Oct. 7, 2009	Various
Date offering closed	Jan. 22, 2009	July 30, 2010	Sept. 25, 2009	Oct. 6, 2011	Various
Dollar amount raised	$34,995,000	$17,085,000	$30,021,320	$84,024,650	$22,979,860
Amounts paid to Managing Member from proceeds of offering:
Acquisition fees / Reimbursements of initial direct costs	$1,249,828	$637,474	$1,870,854	$2,786,917	$338,467
Selling commissions	$2,624,625	$1,281,375	$2,701,919	$7,562,219	$2,032,812
Organization and program costs	$1,946,393	$1,084,045	$1,751,091	$4,022,383	$2,602,442
Dollar amount of cumulative cash generated from operations before deducting payments to the Managing Member	$6,242,731	$2,281,878	$15,601,953	$12,660,212	$272,144,902
Cumulative amount paid to the Managing Member from operations:
Management fees	$1,763,233	$666,684	$708,435	$653,770	$19,093,532
Reimbursement of payroll and administrative costs	$1,292,134	$642,630	$1,358,619	$1,921,866	$23,102,654
Acquisition and other operating expenses	$1,345,169	$698,296	$1,964,119	$3,215,524	$5,998,891
Carried interest on distributions	$852,103	$271,836	$767,477	$929,038	$13,297,770
Aggregate payments to Managing Member: (1) (2)
2007	$1,347,622		$904,688
2008	4,207,392		2,526,252		$16,296,474
2009	1,313,623	$2,115,938	3,138,382	$1,488,665	13,877,261
2010	1,366,609	1,464,026	1,135,559	6,374,061	13,349,786
2011	1,029,515	688,318	1,039,637	8,489,316	12,799,636
June 30, 2012	559,222	396,269	514,449	1,952,758	6,397,893
	$9,823,983	$4,664,551	$9,258,967	$18,304,800	$62,721,050

FOOTNOTES:

(1)	As of June 30, 2012. Includes payments and rights to payments of carried interest on fund distributions, management fees, incentive fees, reimbursements of syndication costs to Managing Member (and affiliates), acquisition fees, initial direct costs on leases and reimbursements of administrative costs.
(2)	For the most recent four calendar years, and the six months ended June 30, 2012, the aggregate amount of payments made and accrued to ATEL affiliate Managing Members by the twelve (12) other component Prior Programs totaled $62,721,050. These amounts do not include those related to ATEL's specialized institutional private equipment leasing program which is exclusive to qualified offshore investors. Such specialized program is structured entirely different as to contributions, payments and compensation.
(3)	Component of Prior Private Programs with similar investment objectives.
(4)	Component of Prior Public Programs engaged in equipment leasing and financing.

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PRIVATE PROGRAMS
June 30, 2012
(Unaudited)

	ATEL Growth Capital Fund IV, LLC (8)
	Period Ended December 31,					June 30, 2012
	2007	2008	2009	2010	2011
Months of operations	4	12	12	12	12	6
Gross revenue – lease and other	$94,988	$954,375	$1,839,763	$1,642,700	$1,115,115	$602,903
– gain (loss) on sales / termination of assets and securities	—	54,753	(15,902)	103,652	293,164	3,255
	94,988	1,009,128	1,823,861	1,746,352	1,408,279	606,158
Less Operating Expenses: (1)
Depreciation and amortization expense	2,317	45,853	71,177	58,450	32,757	16,219
Provision for losses and doubtful accounts	-	133,350	250,000	591,320	124,550	122,943
Acquisition expense to Managing Member / affiliates	51,672	286,472	279,837	107,324	197,025	152,340
Administrative costs and reimbursements	49,590	240,315	239,454	483,697	171,738	107,340
Legal/Professional fees	2,924	35,672	56,365	49,961	47,659	23,873
Other	6,144	51,240	63,597	149,948	22,886	56,658
Management fee	16,826	179,476	433,753	535,688	446,451	151,039
	129,473	972,378	1,394,183	1,976,388	1,043,066	630,412
Net income (loss) – GAAP basis	$(34,485)	$36,750	$429,678	$(230,036)	$365,213	$(24,254)
Taxable income (loss) from operations	$(15,404)	$392,157	$458,369	$359,985	$(52,852)	$(26,500	)(7)
Cash generated by (used in) operations (2)	$7,002	$406,199	$1,321,855	$399,226	$(35,201)	$(316,938)
Cash generated from sales and terminations (3)	—	969,493	625,305	1,955,335	2,714,623	3,255
Cash generated from other (4)	199,347	1,822,419	5,361,386	6,353,885	5,123,992	2,198,402
	206,349	3,198,111	7,308,546	8,708,446	7,803,414	1,884,719
Less cash distributions to investors (5):
From operating cash flow	$7,002	$406,199	$1,321,855	$399,226	$—	$—
From sales	—	—	—	1,955,335	2,714,623	3,255
From other	156,955	2,154,886	2,524,377	1,593,505	1,344,656	1,917,070
Total distributions	$163,957	$2,561,085	$3,846,232	$3,948,066	$4,059,279	$1,920,325
Cash generated (deficiency) after cash distributions	$42,392	$637,026	$3,462,314	$4,760,380	$3,744,135	$(35,606)
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$(3.71)	$16.82	$14.27	$10.08	$(4.73)	$(2.37)
Recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	(1.16)	0.21	3.22	1.61
Cash distributions to investors on a GAAP basis (5):
– Investment income	$—	$1.58	$12.29	$—	$10.44	$—
– Return of capital	39.51	108.24	97.73	112.82	105.56	54.91
	$39.51	$109.82	$110.02	$112.82	$116.00	$54.91
Sources (on a cash basis) (5)
Sales	$—	$—	$—	$55.87	$77.57	$0.09
Operations	1.69	17.42	37.81	11.41	—	—
Other	37.82	92.40	72.21	45.54	38.43	54.82
Total	$39.51	$109.82	$110.02	$112.82	$116.00	$54.91
Amount invested in program equipment / notes (cost, excluding acquisition fees)	$2,861,680	$14,402,613	$23,565,557	$27,168,691	$31,241,403	$38,557,235
Amount invested in program equipment / notes (book value)	$2,683,379	$11,659,067	$14,311,591	$9,604,901	$6,295,914	$11,321,615
Amount remaining invested in program equipment / notes (Cost of equipment / notes owned at end of period as a percentage of cost of all equipment / notes purchased by the program) (6)	7.42%	34.76%	54.21%	50.76%	29.34%	44.00%

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PRIVATE PROGRAMS
June 30, 2012
(Unaudited)

	ATEL Growth Capital Fund V, LLC (8)
	Period Ended December 31,			June 30, 2012
	2009	2010	2011
Months of operations	12	12	12	6
Gross revenue – lease and other	$356,477	$1,081,506	$888,769	$535,386
– gain on sales / termination of assets and securities	—	26,935	159,317	—
	356,477	1,108,441	1,048,086	535,386
Less Operating Expenses: (1)
Depreciation and amortization expense	9,413	33,154	29,474	13,536
Provision for losses and doubtful accounts	—	—	—	—
Acquisition expense to Managing Member / affiliates	216,320	116,797	148,433	95,055
Administrative costs and reimbursements	116,894	293,597	141,712	90,427
Legal/Professional fees	12,697	43,953	44,127	24,344
Other	14,030	58,248	52,223	145,178
Management fee	54,279	195,990	287,612	128,803
	423,633	741,739	703,581	497,343
Net income (loss) – GAAP basis	$(67,156)	$366,702	$344,505	$38,043
Taxable income (loss) from operations	$26,582	$259,940	$402,577	$201,500 (7)
Cash generated by (used in) operations (2)	$61,557	$429,608	$351,645	$(589,022)
Cash generated from sales and terminations (3)	—	301,891	1,589,855	—
Cash generated from other (4)	782,856	2,549,816	3,111,531	2,115,794
	844,413	3,281,315	5,053,031	1,526,772
Less cash distributions to investors (5):
From operating cash flow	$61,557	$429,608	$351,645	$—
From sales	—	301,891	1,578,926	—
From refinancing	—	—	—	—
From other	596,819	955,978	—	939,675
Total distributions	$658,376	$1,687,477	$1,930,571	$939,675
Cash generated (deficiency) after cash distributions	$186,037	$1,593,838	$3,122,460	$587,097
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$4.77	$16.93	$19.82	$9.92
Recapture	—	—	—	—
Capital gain (loss)	—	—	3.74	1.87
Cash distributions to investors on a GAAP basis (5):
– Investment income	$—	$23.88	$20.16	$2.23
– Return of capital	118.02	86.00	92.84	52.77
	$118.02	$109.88	$113.00	$55.00
Sources (on a cash basis) (5)
Sales	$—	$19.66	$92.42	$—
Operations	11.03	27.97	20.58	—
Other	106.99	62.25	—	55.00
Total	$118.02	$109.88	$113.00	$55.00
Amount invested in program equipment / notes (cost, excluding acquisition fees)	$7,006,492	$10,624,188	$13,933,868	$19,609,995
Amount invested in program equipment / notes (book value)	$6,248,958	$7,051,149	$5,800,993	$9,273,235
Amount remaining invested in program equipment / notes (Cost of equipment / notes owned at end of period as a percentage of cost of all equipment / notes purchased by the program) (6)	35.73%	52.13%	53.50%	77.08%

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
June 30, 2012
(Unaudited)

	ATEL 12, LLC (9)
	Period Ended December 31					June 30, 2012
	2007	2008	2009	2010	2011
Months of operations	11	12	12	12	12	6
Gross revenue – lease and other	$—	$770,099	$3,453,293	$4,061,571	$5,107,571	$2,282,172
– gain (loss) on sales of lease assets and early termination of notes	—	—	—	843	32,171	(54,732)
	—	770,099	3,453,293	4,062,414	5,139,742	2,227,440
Less Operating Expenses: (1)
Depreciation and amortization expense	—	585,264	2,953,809	3,410,803	3,795,192	1,674,644
Provision for losses and doubtful accounts	—	—	393,903	482,289	5,042	36,510
Interest expense	1,407	17,431	65,248	94,535	200,678	85,124
Acquisition expense	—	316,736	764,508	278,323	181,856	108,473
Cost reimbursements to Managing Member and affiliates	4,238	105,148	238,331	435,065	387,632	188,205
Legal/Professional fees	5,272	34,513	78,126	141,965	96,039	58,445
Other	1,438	22,720	49,750	92,077	92,444	61,790
Outside services	190	17,725	29,743	84,860	(18,164)	27,235
Management fee	—	30,582	156,753	188,800	225,255	107,045
	12,545	1,130,119	4,730,171	5,208,717	4,965,974	2,347,471
Net income (loss) – GAAP basis	$(12,545)	$(360,020)	$(1,276,878)	$(1,146,303)	$173,768	$(120,031)
Taxable loss from operations	$—	$(1,095,430)	$(2,509,312)	$(1,572,751)	$(1,204,449)	$(600,000	)(7)
Cash generated by operations (2)	$—	$159,920	$2,106,158	$3,562,834	$3,279,169	$1,695,222
Cash generated from sales (3)	—	—	—	185,307	297,003	156,564
Cash generated from refinancing	—	—	—	—	—	—
Cash generated from other (4)	—	30,939	513,320	349,504	802,867	365,228
	—	190,859	2,619,478	4,097,645	4,379,039	2,217,014
Less cash distributions to investors (5):
From operating cash flow	—	522,823	1,970,429	2,699,535	2,699,086	1,347,068
From sales	—	—	—	—	—	—
From refinancing	—	—	—	—	—	—
From other	—	—	—	—	—	—
Total distributions	—	522,823	1,970,429	2,699,535	2,699,086	1,347,068
Cash (deficiency) generated after cash distributions	$—	$(331,964)	$649,049	$1,398,110	$1,679,953	$869,946
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$—	$(143.86)	$(99.87)	$(48.50)	$(37.15)	$(18.54)
Recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—	$5.36	$—
– Return of capital	—	74.23	84.78	90.00	84.63	45.00
	$—	$74.23	$84.78	$90.00	$89.99	$45.00
Sources (on a cash basis)
Sales	$—	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	—	—
Operations	—	74.23	84.78	90.00	89.99	45.00
Other	—	—	—	—	—	—
Total	$—	$74.23	$84.78	$90.00	$89.99	$45.00
Amount invested in program equipment (lease acquisition cost, excluding acquisition fees)	$—	$7,943,604	$17,506,005	$21,962,271	$25,134,454	27,740,143
Amount invested in program equipment (investment in leases book value)	$—	$7,453,704	$14,234,279	$15,184,193	$14,320,660	$14,910,095
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program) (6)	0.00%	28.64%	63.11%	78.49%	89.72%	95.89%

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
June 30, 2012
(Unaudited)

	ATEL 14, LLC (9)
	Period Ended December 31,			June 30, 2012
	2009	2010	2011
Months of operations	9	12	12	6
Gross revenue – lease and other	$35,105	$1,441,507	$6,625,601	$5,372,675
– gain on sales of lease assets and early termination of notes	—	—	75,792	17,076
	35,105	1,441,507	6,701,393	5,389,751
Less Operating Expenses: (1)
Depreciation and amortization expense	29,317	888,266	4,580,907	4,083,072
Provision for losses and doubtful accounts	—	16,576	10,160	55,645
Interest expense	110	8,819	151,442	83,689
Acquisition expense	83,742	824,632	1,176,444	798,837
Cost reimbursements to Managing Member and affiliates	19,176	544,017	828,927	529,746
Legal/Professional fees	5,000	71,913	179,989	161,097
Other	6,427	322,850	875,250	524,593
Outside services	2,547	31,683	36,678	100,818
Management fee	663	68,579	333,608	250,920
	146,982	2,777,335	8,173,405	6,588,417
Net loss – GAAP basis	$(111,877)	$(1,335,828)	$(1,472,012)	$(1,198,666)
Taxable loss from operations	$(147,928)	$(2,357,237)	$(7,189,982)	$(3,600,000)(7)
Cash generated by (used in) operations (2)	$1,140,787	$(1,111,705)	$2,729,367	$3,181,565
Cash generated from sales (3)	—	—	953,104	76,347
Cash generated from refinancing	—	—	—	—
Cash generated from other (4)	—	328,328	817,951	828,024
	1,140,787	(783,377)	4,500,422	4,085,936
Less cash distributions to investors (5):
From operating cash flow	—	—	2,729,367	3,181,565
From sales	—	—	953,104	76,347
From refinancing	—	—	—	—
From other	—	1,633,146	1,542,227	525,424
Total distributions	—	1,633,146	5,224,698	3,783,336
Cash (deficiency) generated after cash distributions	$1,140,787	$(2,416,523)	$(724,276)	$302,600
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(556.10)	$(98.48)	$(105.38)	$(39.64)
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—
– Return of capital	—	73.76	82.78	45.04
	—	$73.76	$82.78	$45.04
Sources (on a cash basis)
Sales	$—	$—	$15.10	$0.91
Refinancing
Operations	—	—	43.24	37.87
Other	—	73.76	24.44	6.26
Total	$—	$73.76	$82.78	$45.04
Amount invested in program equipment (lease acquisition cost, excluding acquisition fees)	$1,646,068	$18,801,704	$43,363,166	$55,289,000
Amount invested in program equipment (investment in leases book value)	$1,642,139	$17,947,547	$38,206,429	$45,912,419
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program) (6)	2.98%	34.01%	78.33%	99.76%

Past performance is not necessarily indicative of future performance.

FOOTNOTES:

(1)	Operating expenses include reimbursements to ATEL affiliate Managing Members or other ATEL affiliates as follows:

Year ended December 31,	ATEL Growth Capital Fund IV	ATEL Growth Capital Fund V	ATEL 12	ATEL 14
2007	$49,590		$4,238
2008	240,315		105,148
2009	239,454	$116,894	238,331	$19,176
2010	483,697	293,597	435,065	544,017
2011	171,738	141,712	387,632	828,927
Six Months ended June 30, 2012	107,340	90,427	188,205	529,746
	$1,292,134	$642,630	$1,358,619	$1,921,866
(2)	Cash generated by (used in) operations does not include the principal payments received on notes receivable or the principal portion of lease rentals received under direct financing leases. In the Funds' statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.
(3)	Cash generated from sales includes proceeds from early termination of notes receivable and equipment sales, where applicable.
(4)	Cash generated from other consists of the principal amortization of notes receivable and direct finance leases, where applicable. Such amounts are included throughout the table under the caption “Other”.
(5)	Cash distributions to investors include amounts paid and declared during the year.
(6)	The percentage is calculated as a fraction, the numerator of which is the amount of note financings or investments in program equipment (at cost) as of the end of the indicated period and the denominator of which is the cumulative total of note financings or the cost of all equipment acquired by the program through the end of the latest period shown.
(7)	Estimated as of June 30, 2012.
(8)	Component of Prior Private Programs with similar investment objectives.
(9)	Component of Prior Public Programs engaged in equipment leasing and financing.

Past performance is not necessarily indicative of future performance.

TABLE IV
RESULTS OF COMPLETED PRIOR PRIVATE PROGRAMS
June 30, 2012
(Unaudited)

Program Name	ATEL Venture Fund, LLC
Dollar amount of equity raised	$8,846,000
Ventures financed / portfolio assets acquired	$11,560,698
Date of Closing of Offering	August 31, 2001
Date of first financing payoff	April 1, 2002
Date of final financing payoff	December 1, 2007
Tax and distribution data per $1,000 limited partner investment through December 31, 2006 (end of operating period):
Federal Income Tax Results:
Ordinary Income:
Operations	$(26.38)*
Other	—
Capital Gains (loss)	—
Cash distributions to investors on a GAAP basis
Investment income	$118.69 *
Return of capital	790.82 *
$909.51
Cash available for distribution, reinvested for investors' accounts	—
Total	$909.51
Sources (on a cash basis):
Sales	$—
Refinancing	—
Operations	266.06 *
Other	643.45 *
Total	$909.51

*	includes amounts subsequently distributed to investors from Fund liquidating trust

Past performance is not necessarily indicative of future performance.

TABLE IV
RESULTS OF COMPLETED PRIOR PUBLIC PROGRAMS
June 30, 2012
(Unaudited)

Program name:	ATEL Cash Distribution Fund IV, L.P.
Dollar amount of equity raised	$75,000,000
Assets purchased	$108,734,880
Date of Closing of Offering	February 3, 1993
Date of first sale of property	August 1, 1993
Date of final sale of property	December 31, 2004
Tax and distribution data per $1,000 limited partner investment through December 31, 2004:
Federal Income Tax Results:
Ordinary income:
Operations	$291.74
Recapture	—
Capital gain (loss)	—
Cash distributions to investors on a GAAP basis:
- Investment income	$334.73
- Return of capital	911.76
1,246.49
Cash available for distribution, reinvested for investors' accounts	—
Total	$1,246.49
Sources (on a cash basis):
Sales	$268.83
Refinancing	—
Operations	711.09
Other	266.57
Total	$1,246.49

Past performance is not necessarily indicative of future performance.

TABLE V
TERMINATIONS, SALES OR DISPOSALS OF PORTFOLIO ASSETS
BY PRIOR PRIVATE AND PUBLIC PROGRAMS

ATEL Growth Capital Fund IV, LLC, and ATEL Growth Capital Fund V, LLC (prior Private Programs), and ATEL 12, LLC and ATEL 14, LLC (prior Public Programs), have disposed of notes and equipment in their portfolios as of June 30, 2012. Set forth below is a summary of sales and dispositions as of such date. Sales were for consideration unless otherwise noted. “Acquisition Cost” includes acquisition fees. Dispositions are shown on a per loan / lease basis.

		Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)	Excess (deficiency) of Operating receipts over Acquisition Cost(4)	Acquisition Date(5)	Disposal Date(6)
ATEL Growth Capital Fund IV, LLC
Loans
6N Silicon, Inc.	Manufacturing	$1,398,956	$—	$1,644,781	$245,825	11/4/2008	11/1/2011
6N Silicon, Inc.	Manufacturing	350,163	—	428,182	78,019	12/24/2008	1/1/2012
Adenosine Therapeutics, LLC	Senior Term Loan — Blanket	1,000,000	789,740	285,323	75,063	11/1/2007	8/3/2008
Adesto Technologies Corp	Computer & Networking Equipment	155,078	—	185,458	30,380	2/29/2008	1/1/2011
Adesto Technologies Corp	Computers/Oscilloscope Equipment	31,904	—	37,443	5,539	6/25/2008	1/1/2011
Adesto Technologies Corp	Computers & Lighting Equipment	52,349	—	61,147	8,798	7/29/2008	1/1/2011
Altierre Corporation	Miscellaneous	2,000,000	—	2,344,176	344,176	10/3/2008	10/1/2011
Alveolus, Inc.	Senior Term Loan — Blanket	500,000	318,863	224,718	43,581	2/29/2008	3/10/2009
Amyris, Inc.	Testing & Lab Equipment	350,000	344,505	51,520	46,025	11/5/2010	3/1/2011
Asempra Technologies, Inc.	Senior Term Loan — Blanket	533,333	187,085	372,073	25,825	10/31/2007	5/1/2009
Asempra Technologies, Inc.	Senior Term Loan — Blanket	189,565	76,463	118,502	5,400	12/31/2007	5/1/2009
Asempra Technologies, Inc.	Senior Term Loan — Blanket	306,077	139,363	168,495	1,781	2/28/2008	5/1/2009
Axial Biotech, Inc.	Senior Term Loan — Blanket	243,962	90,046	197,750	43,834	3/28/2008	11/1/2010
Axial Biotech, Inc.	Senior Term Loan — Blanket	121,981	52,791	90,499	21,309	5/30/2008	11/1/2010
Axogen Corporation	Senior Term Loan — Blanket	500,000	58,983	611,003	169,986	4/21/2008	9/30/2011
Cambrios Technologies Corporation	Computer & Networking Equipment	92,857	—	110,189	17,332	12/31/2007	1/1/2011
Cambrios Technologies Corporation	Computer & Networking Equipment	48,174	—	54,085	5,911	12/31/2007	2/1/2010
Cambrios Technologies Corporation	Computer & Networking Equipment	11,395	—	13,480	2,085	3/21/2008	4/1/2011
Cambrios Technologies Corporation	Tenant Improvements & Installation	94,792	—	106,056	11,264	3/21/2008	4/1/2010
Cambrios Technologies Corporation	Computer & Networking Equipment	12,257	—	14,499	2,242	5/30/2008	6/1/2011
Cambrios Technologies Corporation	Viscometer & Back Up Tanks	72,902	—	81,565	8,663	5/30/2008	6/1/2010
Cambrios Technologies Corporation	Office Equipment	21,923	—	25,933	4,010	8/29/2008	9/1/2011
Cambrios Technologies Corporation	Tenant Improvement	58,266	—	65,190	6,924	8/29/2008	9/1/2010
Cambrios Technologies Corporation	Tenant Improvement & Room Design	77,166	—	86,336	9,170	12/8/2008	1/1/2011
Cedar Point Communications, Inc.	Computer & Networking Equipment	117,815	15,348	126,467	24,000	6/30/2008	1/14/2011
Cedar Point Communications, Inc.	Computers & Networking Equipment	134,948	61,936	95,390	22,378	6/5/2009	1/14/2011
Deeya Energy, Inc.	Computer/Furniture Lab Equipment	246,244	—	299,509	53,265	10/31/2007	11/1/2010
Deeya Energy, Inc.	Computer/Furniture Lab Equipment	296,850	—	360,756	63,906	9/30/2008	10/1/2011
Deeya Energy, Inc.	Computer/Furniture Lab Equipment	92,340	—	115,776	23,436	1/6/2009	1/1/2012
Deeya Energy, Inc.	Injection 3 Plate Mold	56,770	—	66,081	9,311	1/6/2009	11/1/2011
Delivery Agent, Inc.	Senior Term Loan — Blanket	1,750,000	755,220	1,255,961	261,181	12/17/2008	10/28/2010
Enerkem, Inc.	Various Equipment	1,400,000	454,097	1,217,160	271,257	4/30/2009	6/28/2011
Enphase Energy, Inc.	Miscellaneous	200,098	—	245,344	45,246	12/31/2008	1/1/2012
Innovalight, Inc.	Lab & Manufacturing Equipment	290,668	61,069	283,006	53,407	5/29/2008	6/1/2011
Innovalight, Inc.	Lab And Manufacturing Equipment	1,230,138	358,292	1,176,393	304,547	1/9/2009	7/21/2011
Intelepeer, Inc.	Computers	630,831	—	777,939	147,108	5/14/2009	6/1/2012
Metabolon, Inc.	Molecular Diagnostic Computers	96,070	—	116,061	19,991	9/25/2008	10/1/2011
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	297,544	74,932	297,676	75,064	1/30/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	116,161	40,027	104,190	28,056	5/5/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Computers/Furnitures/Fixtures	117,214	45,087	101,091	28,964	6/1/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	150,512	71,076	115,779	36,343	7/31/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	48,391	28,052	30,751	10,412	12/7/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	121,163	89,688	52,680	21,205	6/1/2010	6/10/2011
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	150,000	114,620	60,201	24,821	7/6/2010	6/10/2011

Past performance is not necessarily indicative of future performance.

		Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)	Excess (deficiency) of Operating receipts over Acquisition Cost(4)	Acquisition Date(5)	Disposal Date(6)
Millennium Pharmacy Systems, Inc.	Furniture/Fixtures/Equipment	154,426	128,779	46,483	20,836	10/1/2010	6/10/2011
Motosport, Inc.	Conveyor System	330,852	—	401,461	70,609	6/26/2008	7/1/2011
Motosport, Inc.	Conveyor System	421,808	—	507,668	85,860	8/28/2008	9/1/2011
Nexplanar Corporation	Miscellaneous	800,000	314,522	659,194	173,716	12/21/2009	11/9/2011
Novavision Inc.	Miscellaneous	500,000	—	249,226	(250,774)	6/10/2008	12/30/2011
On24, Inc.	Computer & Networking Equipment	25,861	—	30,192	4,331	7/31/2008	8/1/2011
On24, Inc.	Computer & Networking Equipment	60,246	—	68,490	8,244	7/1/2009	7/1/2011
On24, Inc.	Computer & Networking Equipment	107,653	—	125,678	18,025	10/10/2008	11/1/2011
On24, Inc.	Computer & Networking Equipment	125,887	—	146,965	21,078	11/24/2008	12/1/2011
On24, Inc.	Computer & Networking Equipment	30,069	—	35,103	5,034	1/26/2009	2/1/2012
On24, Inc.	Computer & Networking Equipment	125,896	—	154,546	28,650	3/31/2009	4/1/2012
On24, Inc.	Computer & Networking Equipment	74,306	—	93,419	19,113	4/30/2009	5/1/2012
Opsource, Inc.	Computer & Networking Equipment	744,601	501,325	353,075	109,799	5/29/2009	6/18/2010
Opsource, Inc.	Computer & Networking Equipment	211,942	179,462	78,963	46,483	8/19/2009	6/18/2010
Opsource, Inc.	Computer & Networking Equipment	245,900	224,886	74,962	53,948	10/30/2009	6/18/2010
Primet Precision Materials, Inc.	Horizontal Mills	99,930	—	117,886	17,956	9/12/2008	10/1/2011
Primet Precision Materials, Inc.	Horizontal Mills	23,922	—	29,397	5,475	5/1/2009	5/1/2012
Renew Data Corp.	Computers	41,588	—	50,017	8,429	4/8/2009	5/1/2012
Renew Data Corp.	Computers	92,288	—	110,990	18,702	4/30/2009	5/1/2012
Sixtron Advanced Materials, Inc.	Test And Lab Equipment	41,975	4,648	45,615	8,288	5/1/2008	3/18/2011
Sixtron Advanced Materials, Inc.	Solar Lab System	62,764	12,665	62,661	12,562	7/31/2008	3/18/2011
Sixtron Advanced Materials, Inc.	Office Furniture/Fixtures/Equip	44,362	11,510	41,103	8,251	9/29/2008	3/18/2011
Sixtron Advanced Materials, Inc.	Heating & Airconditioning System	67,930	19,532	60,484	12,086	10/30/2008	3/18/2011
Sixtron Advanced Materials, Inc.	Office Automation Equipment	214,183	67,670	183,898	37,385	11/25/2008	3/18/2011
Sixtron Advanced Materials, Inc.	Miscellaneous Equipment	71,786	30,993	53,942	13,149	3/31/2009	3/18/2011
Solaria Corporation	Manufacturing Equipment	2,408	1,057	1,857	506	10/31/2007	10/1/2009
Solaria Corporation	Manufacturing Equipment	749,098	38,157	866,827	155,886	10/31/2007	9/30/2010
Solaria Corporation	MFG Equipment - Semiconductor	219,845	45,067	218,209	43,431	3/31/2008	9/28/2010
Step Labs, Inc.	Office Equipment	133,155	95,382	51,082	13,309	6/11/2008	5/14/2009
		21,591,538	5,902,938	19,196,007	3,507,407
Direct Equity Investments
Adenosine Therapeutic, LLC	Preferred Stock	125,000	125,000	—	—	11/1/2007	9/8/2008
Asempra	Preferred Stock	133,350	—	—	(133,350)	10/31/2007	5/18/2009
Cedar Point	Preferred Stock	20,000	—	—	(20,000)	7/11/2008	12/31/2011
Deeya Energy	Preferred Stock — Series C	15,316	15,316	—	—	5/5/2009	3/17/2011
Step Labs	Preferred Stock	75,000	49,644	—	(25,356)	6/11/2008	5/28/2009
		368,666	189,960	—	(178,706)
		$21,960,204	$6,092,898	$19,196,007	$3,328,701
ATEL Growth Capital Fund V, LLC
Loans
Amyris, Inc.	Testing & Lab Equipment	$439,870	$432,964	$64,749	$57,843	11/5/2010	3/31/2011
Intelepeer, Inc.	Computers	420,554	—	518,626	98,072	5/14/2009	6/1/2012
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	33,189	11,385	29,769	7,965	5/5/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Computers/Furnitures/Fixtures	703,284	270,524	606,547	173,787	6/1/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	100,341	47,384	77,186	24,229	7/31/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Computers/Furniture/Fixtures	214,238	112,839	150,470	49,071	10/5/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	328,497	181,783	219,733	73,019	11/5/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	96,783	56,105	61,501	20,823	12/7/2009	6/10/2011
Nexplanar Corporation	Miscellaneous	1,050,000	412,810	865,192	228,002	12/21/2009	11/9/2011
On24, Inc.	Computer & Networking Equipment	74,990	—	85,224	10,234	9/3/2009	9/1/2011
On24, Inc.	Computer & Networking Equipment	278,230	—	342,895	64,665	2/27/2009	3/1/2012
Opsource, Inc.	Computer & Networking Equipment	248,200	167,108	117,692	36,600	5/29/2009	6/18/2010
Opsource, Inc.	Computer & Networking Equipment	70,647	59,821	26,321	15,495	8/19/2009	6/18/2010
Opsource, Inc.	Computer & Networking Equipment	81,967	74,962	24,988	17,983	10/30/2009	6/18/2010
Renew Data Corp.	Computers	26,368	—	31,711	5,343	4/30/2009	5/1/2012

Past performance is not necessarily indicative of future performance.

		Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)	Excess (deficiency) of Operating receipts over Acquisition Cost(4)	Acquisition Date(5)	Disposal Date(6)
Renew Data Corp.	Computers	327,902	—	394,353	66,451	5/29/2009	6/1/2012
		$4,495,060	$1,827,685	$3,616,957	$949,582
ATEL 12, LLC (ATEL 12)
Leases
IBM Corporation	Business Services	$166,576	$75,000	$98,914	$7,338	8/29/2008	9/14/2010
MeadWestvaco Corporation	Lift Trucks/Dump Truck	346,679	51,811	310,106	15,238	9/30/2008	6/25/2012
MeadWestvaco Corporation	Lift Trucks/Dump Truck	87,562	20,140	71,637	4,215	9/30/2008	3/16/2012
MeadWestvaco Corporation	Lift Trucks/Dump Truck	81,988	23,113	63,928	5,053	6/30/2008	6/25/2012
MeadWestvaco Corporation	Lift Trucks/Dump Truck	26,728	8,500	23,548	5,320	9/16/2008	3/23/2012
Newell Rubbermaid, Inc.	Materials Handling	57,048	18,000	22,610	(16,438)	9/22/2008	4/8/2011
Ryder Integrated Logistics, Inc.	Transportation	20,467	6,665	14,503	701	11/25/2008	10/1/2010
Ryder Integrated Logistics, Inc.	Transportation	1,030	335	730	35	11/25/2008	10/1/2010
Ryder Integrated Logistics, Inc.	Transportation	242,872	37,500	268,675	63,303	11/25/2008	6/7/2012
Ryder Integrated Logistics, Inc.	Transportation	108,935	15,500	120,254	26,819	2/23/2009	4/2/2012
		1,139,885	256,564	994,905	111,584
Loans
Altierre Corporation	Senior Term Loan — Blanket	$125,000	$—	$138,372	$13,372	10/3/2008	10/1/2011
Amyris, Inc.	Testing & Lab Equipment	200,000	196,860	29,440	26,300	11/5/2010	3/1/2011
Axial Biotech, Inc.	Miscellaneous office equipment	60,991	22,512	49,437	10,958	3/28/2008	11/1/2010
Axial Biotech, Inc.	Miscellaneous office equipment	60,991	26,395	45,250	10,654	3/28/2008	11/1/2010
Axogen Corporation	Miscellaneous office equipment	250,000	29,491	305,502	84,993	4/21/2008	9/30/2011
Delivery Agent, Inc.	Miscellaneous office equipment	125,000	52,887	89,712	17,599	12/17/2008	10/28/2010
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	68,904	52,894	27,654	11,644	7/6/2010	6/10/2011
Novavision Inc.	Senior Term Loan — Blanket	750,000	—	373,839	(376,161)	6/10/2008	12/30/2011
		1,640,886	381,039	1,059,206	(200,641)
		$2,780,771	$637,603	$2,054,111	$(89,057)
ATEL 14, LLC (ATEL 14)
Leases
Mosaic Crop Nutrition, LLC	Railroad	$131,340	$127,172	$55,058	$50,890	7/28/2010	3/21/2012
		131,340	127,172	55,058	50,890
Loans
Amyris, Inc.	Testing & Lab Equipment	746,238	705,418	153,785	112,965	8/31/2010	3/1/2011
Amyris, Inc.	Testing & Lab Equipment	200,000	196,860	29,440	26,300	11/5/2010	3/1/2011
		946,238	902,278	183,225	139,265
		$1,077,578	$1,029,450	$238,283	$190,155
		$30,313,613	$9,587,636	$25,105,358	$4,379,381

FOOTNOTES

(1)	“Acquisition Cost” is the actual principal amount of the note secured by equipment or the cost of the item of equipment, including Acquisition Fees and any other expenditures incurred by the prior program in the acquisition of the asset.
(2)	“Termination, Sale or Disposition Proceeds” are the actual cash proceeds received upon the final liquidation of a note, or early termination, sale or casualty of the equipment on lease termination, net of any direct out-of pocket closing costs incurred by the prior program in connection with such termination, sale or other disposition.
(3)	“Payments Received” are the gross amounts of installments of principal and interest on notes received or of lease rents ordering the holding period for the investment, other than sale or disposition proceeds, less any direct out-of pocket costs incurred by the prior program during the holding period of the investment directly related to that particular investment transaction.
(4)	“Excess (deficiency) of Operating Receipts over Acquisition Cost” represents the difference between the Payments Received plus Termination, Sale or Disposition Proceeds less the Acquisition Cost.

Past performance is not necessarily indicative of future performance.

(5)	“Acquisition Date” represents the date the portfolio asset was acquired. Because the termination, sale or disposition is presented at the loan or lease level, there may be multiple acquisition dates listed for a specific borrower or lessee. In such instances, the initial date of acquisition is presented.
(6)	“Disposal Date” represents the date that termination, sale or disposition proceeds were received for the asset. In the case of multiple Disposal Dates associated with assets of a loan or lease, the final Disposal Date is shown.

Past performance is not necessarily indicative of future performance.

TABLE VI
ACQUISITION OF PORTFOLIO ASSETS
BY PRIOR PRIVATE AND PUBLIC PROGRAMS

The following is a summary of Note fundings/ Equipment acquisitions /, Borrowers/ Lessees and Direct equity investments by ATEL Growth Capital Fund IV, LLC and ATEL Growth Capital Fund V, LLC (prior Private Programs) and ATEL 12, LLC and ATEL 14, LLC (prior Public Programs). Information concerning the prior programs is current through June 30, 2012.

	Equipment Type	Acquisition Cost(1)	Acquisition Date(2)
Atel Growth Capital Fund IV, LLC
Leases
Amyris, Inc.	Research	$600,000	12/29/2011
Kabam, Inc.	Computer & Networking Equipment	1,191,964	12/21/2011
		1,791,964
Loans
6N Silicon, Inc.	Manufacturing	1,749,119	11/4/2008
Adenosine Therapeutics, LLC	Miscellaneous	1,000,000	11/1/2007
Adesto Technologies Corp	Computers	676,831	2/29/2008
Alveolus, Inc.	Miscellaneous	500,000	2/29/2008
Amyris, Inc.	Research	350,000	11/5/2010
Asempra Technologies, Inc.	Miscellaneous	1,028,975	10/31/2007
Altierre Corporation	Miscellaneous	2,000,000	10/3/2008
Audiencescience Inc.	Computers, Furniture & Fixtures	750,000	5/5/2011
Axial Biotech, Inc.	Miscellaneous	750,000	3/28/2008
Axogen Corporation	Miscellaneous	500,000	4/21/2008
Cambrios Technologies Corporation	Computers	489,732	12/31/2007
Cedar Point Communications, Inc.	Computers	252,763	6/30/2008
Complete Genomics, Inc.	Miscellaneous	1,000,000	12/17/2010
Cytomx Therapeutics, Inc.	Lab Equipment	518,586	5/31/2012
Deeya Energy, Inc.	Computers	692,204	10/31/2007
Delivery Agent, Inc.	Miscellaneous	1,750,000	12/17/2008
Ecologic Brands, Inc.	Miscellaneous	350,000	12/16/2011
Edeniq, Inc.	Plant/Lab/Office Equipment	1,500,000	4/20/2012
Enerkem, Inc.	Miscellaneous	1,400,000	4/30/2009
Enphase Energy, Inc.	Miscellaneous	200,098	12/31/2008
Five 9, Inc.	Computers	449,589	3/31/2010
Forma Therapeutics, Inc.	Manufacturing	1,500,000	4/9/2009
Innovalight, Inc.	Manufacturing	1,520,806	5/29/2008
Intelepeer, Inc.	Computers	1,322,167	5/14/2009
Ioxus, Inc.	Manufacturing Equipment	531,887	6/29/2012
Ipierian, Inc.	Research	499,942	9/30/2009
Kabam, Inc.	Computer & Networking Equipment	308,035	12/21/2011
Kaminario, Inc.	Computers	1,000,000	12/16/2011
Ls9, Inc.	Manufacturing Plant Equipment	1,000,000	5/8/2012
Metabolon, Inc.	Molecular Diagnostic Computers	96,070	9/25/2008
Millennium Pharmacy Systems, Inc.	Computers & Networking Equipment	1,155,412	1/30/2009
Motosport, Inc .	Miscellaneous	752,660	6/26/2008
Nexplanar Corporation	Miscellaneous	800,000	12/21/2009
Novavision Inc.	Miscellaneous	500,000	6/10/2008
On24, Inc.	Computers	1,424,928	7/31/2008
Opsource, Inc.	Computers	1,202,443	5/29/2009
Primet Precision Materials, Inc.	Horizontal Mills	123,852	9/12/2008
Raydiance, Inc.	Miscellaneous	1,150,000	6/30/2011
Recyclebank, LLC	Miscellaneous	220,726	12/31/2009
Renew Data Corp.	Computers	753,129	4/8/2009

Past performance is not necessarily indicative of future performance.

	Equipment Type	Acquisition Cost(1)	Acquisition Date(2)
Sixtron Advanced Materials, Inc.	Electronics	503,000	5/1/2008
Solaria Corporation	Computers	971,352	10/31/2007
Solfocus, Inc.	Electrical Generation	483,128	10/30/2009
Soraa, Inc.	Furniture & Fixtures	833,594	3/31/2012
Step Labs, Inc.	Miscellaneous	133,155	6/11/2008
Xlumena, Inc.	Medical	71,088	1/26/2012
		36,765,271
Direct Equity Investments
Adenosine Therapeutic, LLC	Preferred Stock	125,000	11/1/2007
Altierre Corporation	Preferred Stock	166,666	10/3/2008
Altierre Corporation	Preferred Stock — Series D	17,115	4/19/2010
Asempra	Preferred Stock	133,350	10/31/2007
Axogen	Preferred Stock	40,200	12/24/2009
Cedar Point	Preferred Stock	20,000	7/11/2008
Deeya Energy	Preferred Stock	25,000	3/17/2011
Deeya Energy (Series C)	Preferred Stock	40,338	5/5/2009
Deeya Energy (Series D)	Preferred Stock — Series D	30,632	3/17/2011
Enphase Energy (Series D)	Preferred Stock	87,500	4/27/2009
Forma Therapeutics	Preferred Stock	62,500	4/13/2009
Gangagen	Preferred Stock	450,000	9/2/2008
Gangagen	Preferred Stock — Series D	250	4/8/2011
Gangagen	Preferred Stock — Series F	126,223	7/29/2011
Intelepeer	Warrants — Series C Preferred	3,133	2/8/2012
Ipierian, Inc.	Preferred Stock — Series B	41,667	7/1/2010
Kaminario, Inc.	Preferred Stock — Series C	32,500	12/27/2011
On24	Preferred Stock	82,500	6/23/2008
Primet Precision Material	Preferred Stock	62,500	9/17/2008
Primet Precision Material	Preferred Stock — Series C	13,000	4/19/2010
Sixtron	Preferred Stock	63,131	5/1/2008
Step Labs	Preferred Stock	75,000	6/11/2008
Xlumena, Inc.	Preferred Stock — Series B	62,500	2/17/2012
		1,760,705
		$40,317,940
Atel Growth Capital Fund V, LLC
Leases
Amyris, Inc.	Research	$600,000	12/29/2011
Kabam, Inc.	Computer & Networking Equipment	794,359	12/21/2011
		1,394,359
Loans
Adesto Technologies Corp	Computers	750,000	3/19/2010
Amyris, Inc.	Research	439,870	11/5/2010
Audiencescience Inc.	Computers, Furniture & Fixtures	588,103	5/5/2011
Complete Genomics, Inc.	Miscellaneous	1,000,000	12/17/2010
Cytomx Therapeutics, Inc.	Lab Equipment	200,000	5/31/2012
Ecologic Brands, Inc.	Miscellaneous	150,000	12/16/2011
Edeniq, Inc.	Plant/Lab/Office Equipment	1,000,000	4/20/2012
Five 9, Inc.	Computers	672,250	2/26/2010
Forma Therapeutics, Inc.	Manufacturing	1,500,000	4/9/2009
Intelepeer, Inc.	Computers	922,168	5/14/2009
Ioxus, Inc.	Manufacturing Equipment	295,493	6/29/2012
Ipierian, Inc.	Research	749,860	9/1/2009
Kabam, Inc.	Computer & Networking Equipment	205,644	12/21/2011
Kaminario, Inc.	Computers	750,000	12/16/2011
Ls9, Inc.	Manufacturing Plant Equipment	1,000,000	5/8/2012

Past performance is not necessarily indicative of future performance.

	Equipment Type	Acquisition Cost(1)	Acquisition Date(2)
Millennium Pharmacy Systems, Inc.	Computers	1,476,332	5/5/2009
Nexplanar Corporation	Miscellaneous	1,050,000	12/21/2009
On24, Inc.	Computers	1,401,876	2/27/2009
Opsource, Inc.	Computers	400,814	5/29/2009
Raydiance, Inc.	Miscellaneous	1,000,000	6/30/2011
Recyclebank, LLC	Miscellaneous	336,580	12/31/2009
Renew Data Corporation	Computers	768,361	4/30/2009
Solfocus, Inc.	Electrical Generation	724,692	10/30/2009
Soraa, Inc.	Furniture & Fixtures	833,593	3/31/2012
		18,215,636
Direct Equity Investments
Forma Therapeutics	Preferred Stock	62,500	4/13/2009
Ipierian, Inc.	Preferred Stock — Series B	41,667	7/1/2010
Intelepeer	Warrants — Series C Preferred	3,133	2/8/2012
Kaminario, Inc.	Preferred Stock — Series C	32,000	12/27/2011
Xlumena, Inc.	Preferred Stock — Series B	62,500	2/17/2012
		201,800
		$19,811,795
ATEL 12, LLC (ATEL 12)
Leases
Aircraft Service International, Inc.	De-Icer & Refueling Trucks	$2,166,665	9/8/2009
Anadarko Petroleum Corporation	John Deere Motor Grader	248,919	10/30/2008
Bayer Corporation	Arburg Moulding Machine	862,699	6/19/2009
Cargill, Inc.	Hyster Forklift/Infratec Analyzer	63,094	12/16/2008
Cummins Inc.	Industrial Cart	782,867	7/23/2009
GE Aircraft Engines	Forklifts, Truck	160,207	10/17/2008
IBM Corporation	Ultraflex Test Systems /digital Analyzers	6,568,639	2/12/2009
Lafarge North America Inc.	Cat Off Highway Truck	584,478	1/28/2011
MeadWestvaco Corporation	Lift Trucks/Dump Truck	1,679,699	9/30/2008
Midwest Energy Resources Co.	Caterpillar D11T Tractor	1,542,367	6/10/2008
Newell Rubbermaid, Inc.	Lift Trucks / Batteries/ Sweeper Package	2,764,027	9/22/2008
Nomac Drilling, LLC	Drilling Rigs	2,892,588	12/17/2010
SVC Manufacturing, Inc.	Komatsu Lift Trucks/Batt/Chgr	1,309,739	1/26/2009
Ryder Integrated Logistics, Inc.	Pallet, lift Trucks /Sweeper Package	1,643,604	9/23/2008
Tyson Foods, Inc.	Refrigerated Trailers	1,566,720	12/23/2010
Wal-Mart Transportation, LLC	6-Gt.Danes/35-Refridge Trailers	2,903,831	3/14/2008
		27,740,143
Loans
Adesto Technologies Corp	Computer Equip & Office Furniture	146,118	7/29/2010
Altierre Corporation	Senior Term Loan — Blanket	125,000	10/3/2008
Amyris, Inc.	Testing & Lab Equipment	200,000	11/5/2010
Axial Biotech, Inc.	Senior Term Loan — Blanket	250,000	3/28/2008
Axogen Corporation	Senior Term Loan — Blanket	250,000	4/21/2008
Complete Genomics, Inc.	Senior Term Loan — Blanket	250,000	12/17/2010
Delivery Agent, Inc.	Senior Term Loan — Blanket	125,000	12/17/2008
Five 9, Inc.	Computer & Networking Equipment	203,367	9/30/2010
Forma Therapeutics, Inc.	Manufacturing	250,000	5/1/2012
Ipierian, Inc.	Test/Lab Equipment & Software	399,096	9/30/2009
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	68,904	7/6/2010
Novavision Inc.	Senior Term Loan — Blanket	750,000	6/10/2008
On24, Inc.	Computer & Networking Equipment	250,000	7/30/2010
		3,267,485

Past performance is not necessarily indicative of future performance.

	Equipment Type	Acquisition Cost(1)	Acquisition Date(2)
Direct Equity Investments
Altierre Corporation	Preferred Stock	10,417	10/3/2008
Altierre Corporation	Preferred Stock — Series D	1,079	4/19/2010
Axogen	Preferred Stock	20,100	12/24/2009
Gangagen	Preferred Stock	450,000	9/2/2008
Gangagen	Preferred Stock — Series D	250	4/8/2011
Gangagen	Preferred Stock — Series F	126,223	7/29/2011
Ipierian, Inc.	Preferred Stock — Series B	41,667	7/1/2010
		649,736
		$31,657,364
ATEL 14, LLC (ATEL 14)
Leases
Amyris, Inc.	Testing & Lab Equipment	$125,000	12/29/2011
Bayer Corporation	Wheel loaders	206,503	1/28/2011
Cargill, Inc.	Wheel loader/Railcar Mover	4,375,462	1/12/2010
Cummins Inc.	Forklifts	8,438,955	3/7/2011
Ecdc Environmental, LLC	Intermodal Flat Cars Railroad	1,226,598	7/29/2011
Firstenergy Generation Corp.	Caterpillar Crawler Dozer	1,175,000	12/9/2011
IBM Corporation	Digital Analyzers	8,725,241	6/29/2011
International Paper Co.	Tractors	215,979	12/4/2009
Interstate Commodities, Inc.	Covered Hopper Railcars	8,910,000	8/18/2011
Kabam, Inc.	Computer & Networking Equipment	793,700	12/21/2011
Lafarge North America Inc.	Cat Off Highway Truck	2,348,553	1/28/2011
MeadWestvaco Corporation	Lift Trucks/Dump Truck	573,421	1/5/2011
Mississippi Power Company	Tractor	948,508	12/3/2009
Mosaic Crop Nutrition, LLC	Cover Hopper Railcars	3,283,500	7/28/2010
Newell Rubbermaid, Inc.	Crown Stockpickers	694,233	11/30/2010
Nomac Drilling, LLC	Drilling Rigs	4,829,825	12/17/2010
Pcs Nitrogen, Inc.	Covered Hopper Railcars	978,500	6/8/2012
Ryder Integrated Logistics, Inc.	Forklifts	131,516	1/21/2010
Tyson Foods, Inc.	Refrigerated Trailers	4,651,200	10/19/2010
VF Jeanswear Limited Partnership	Great Dane Dry Van Trailers	940,000	6/14/2011
Wal-Mart Transportation, LLC	Utility Refrigerated Trailer	1,717,306	4/25/2011
		55,289,000
Loans
Amyris, Inc.	Testing & Lab Equipment	946,238	8/31/2010
Audiencescience Inc.	Computer Equipment & Fixtures	529,383	5/5/2011
Complete Genomics, Inc.	Senior Term Loan — Blanket	500,000	12/17/2010
Cytomx Therapeutics, Inc.	Lab Equipment	200,000	5/31/2012
Edeniq, Inc.	Plant/Lab/Office Equipment	500,000	4/20/2012
Five 9, Inc.	Computer & Networking Equipment	203,332	5/20/2010
Forma Therapeutics, Inc.	Computers	1,000,000	2/3/2012
Ioxus, Inc.	Manufacturing Equipment	59,099	6/29/2012
Ipierian, Inc.	Test/Lab Equipment & Software	360,703	6/28/2010
Kabam, Inc.	Computers	205,644	12/21/2011
Kaminario, Inc.	Computers	500,000	12/16/2011
Ls9, Inc.	Manufacturing Plant Equipment	300,000	5/8/2012
On24, Inc.	Computer & Networking Equipment	278,763	10/28/2010
Raydiance, Inc.	Senior Term Loan — Blanket	250,000	6/30/2011
Renew Data Corp	Computer & Networking Equipment	812,374	6/7/2010
Soraa, Inc.	Furniture & Fixtures	983,969	3/30/2012
		7,629,505

Past performance is not necessarily indicative of future performance.

	Equipment Type	Acquisition Cost(1)	Acquisition Date(2)
Direct Equity Investments
Kaminario, Inc.	Preferred Stock — Series C	32,000	12/27/2011
		32,000
		$62,950,505
		$154,737,604

FOOTNOTES

(1)	“Acquisition Cost” includes either amounts committed to Borrowers / Lessees for funding by the program, or the actual Note or Equipment Acquisition Cost, less any Acquisition Fees. All figures are rounded to the nearest dollar.
(2)	“Acquisition Date” represents the date the portfolio asset was acquired. In the case of multiple loans or leases to a borrower or lessee, the date of the initial acquisition is shown.

Past performance is not necessarily indicative of future performance.

EXHIBIT B

ATEL GROWTH CAPITAL FUND 8, LLC

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

December 13, 2011

ATEL GROWTH CAPITAL FUND 8, LLC

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

B-i

B-ii

B-iii

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT
OF ATEL GROWTH CAPITAL FUND 8, LLC

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”) is hereby entered into as of the 13th day of December, 2011, by AGC 8 Managing Member, LLC, a California limited liability company (the “Manager”), as the Managing Member and initial Member, whereby it has agreed to form a limited liability company pursuant to the California Limited Liability Company Act, on the terms set forth below.

1.  NAME AND PRINCIPAL PLACE OF BUSINESS

The name of the Fund shall be ATEL Growth Capital Fund 8, LLC or such other name as the Manager shall hereafter designate in writing to the Members. The Fund’s principal place of business shall be 600 California Street, 6th Floor, San Francisco, California 94108, and, as of November 1, 2012, the Fund's principal place of business shall be The Transamerica Pyramid, 600 Montgomery Street, 9th Floor, San Francisco, California 94111, and shall thereafter be such other place or places in the State of California as the Manager may hereafter determine.

2.  DEFINITIONS

The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

“Acquisition Expenses” shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Portfolio Assets, whether or not acquired.

“Acquisition Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Portfolio Assets. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance if any, in such Member’s Capital Account as of the end of the Fund taxable year, after giving effect to the following adjustments: (a) Crediting to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) Debiting from such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Adjusted Capital Contribution” shall mean, as of any date, the original Capital Contribution attributable to the Units held by any person on or before such date, as decreased (but not below zero) by the amount which (i) all Distributions from Cash Available for Distribution with respect to such Units on or before the date of determination pursuant to any provision of this Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

“Affiliate” of a Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

“Asset Management Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of this Agreement.

“Assignee” shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Member nor an Assignee of Record.

“Assignee of Record” shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

“California Act” or “California Limited Liability Company Act” shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

“Capital Account” shall mean, with respect to any Member, such Member’s Capital Account determined in accordance with Section 6.7.

“Capital Contributions” shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

“Carried Interest” shall mean the allocable share of Fund Distributions payable to the Manager as the Carried Interest pursuant to Section 10.4 of this Agreement, for which cash consideration has neither been paid nor is to be paid.

“Cash Available for Distribution” shall mean Cash Flow plus cash funds available for distribution from Fund reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” shall mean Fund cash provided from operations, without deduction for depreciation, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash withdrawn from reserves).

“Cash from Reserve Account” shall mean that portion of the Net Proceeds not utilized in the acquisition of Portfolio Assets, including cash maintained according to the provisions of Section 9.4.

“Closing Date” shall mean such date designated by the Manager for the termination of the offering of Units, but not later than August 20, 2014. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. “Initial Closing Date” shall mean the date on which subscribers for Units, other than the initial Holders, are first admitted to the Fund as Holders. “Final Closing Date” shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

“Distributions” shall mean any cash, tax credits or other property allocated to or distributed to Holders and the Manager arising from their respective interests in the Fund, but shall not include any compensation payable to the Manager under the provisions of Article 8 or Article 9, except as otherwise provided herein.

“Equity Interests” shall mean warrants, options or other rights to purchase equity securities issued by financing customers of the Fund, equity securities purchased upon exercise of such rights, or equity securities purchased outright by the Fund from the issuers.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including Organization and Offering Expenses, leasing fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Portfolio Assets to any of its employees unless such Persons are Affiliates of the Manager.

“Fund” shall mean the limited liability company created under this Agreement.

“Fund Minimum Gain” shall have the meaning ascribed to the term “partnership minimum gain” in Regulations Section 1.704-2(d)(1).

“Gross Financing Revenues” shall mean all amounts derived by the Fund from the Portfolio Assets, including, without limitation, all loan and debt service payments received, lease payments and other financing revenues, but excluding security deposits paid by lessees and Net Disposition Proceeds.

“Gross Income” shall mean the gross income of the Fund within the meaning of section 61(a) of the Code.

“Gross Proceeds” shall mean the aggregate total of the Capital Contributions of the initial and all of the additional Holders.

“Holders” shall mean owners of Units who are either Members or Assignees of Record, and reference to a “Holder” shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

“Independent Expert” shall mean a person with no current material or prior business or personal relationship with the Manager or any of its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work.

“IRA” shall mean an individual retirement account qualifying under Section 408 of the Code.

“Investment in Equipment” shall mean the amount of Gross Proceeds actually paid or allocated to acquiring Portfolio Assets by the Fund, including the principal amount advanced to a borrower by the Fund in any secured loan transaction, any amount of Gross Proceeds reserved pursuant to Section 9.4 hereof up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Management Fee Limit” means the limit on the total compensation payable to the Manager and its Affiliates as calculated pursuant to Section 8.3 of this Agreement.

“Manager” or “Managing Member” shall mean AGC 8 Managing Member, LLC, a California limited liability company, or any other Person or Persons which succeed it in such capacity.

“Members” shall mean the Manager, the initial Member and any other Persons who are admitted to the Fund as additional or substituted Members. Reference to a “Member” shall refer to any one of them.

“Member Nonrecourse Debt” has the meaning ascribed to the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” shall have the meaning ascribed to the term “partner nonrecourse debt minimum gain” in Regulations Sections 1.704-2(i)(2).

“Net Disposition Proceeds” shall mean the net proceeds realized by the Fund from sale, refinancing or other disposition of the Fund’s Portfolio Assets, including insurance proceeds or indemnity payments arising from the loss or destruction of Portfolio Assets, after payment of all liabilities to which the Portfolio Assets are subject and all expenses related to the transaction.

“Net Income” or “Net Loss” shall mean the taxable income or taxable loss of the Fund (including the Fund’s share of income or loss of any partnership, venture or other entity which owns a particular item of Portfolio Assets), as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss.

“Net Proceeds” shall mean the total Gross Proceeds less Organization and Offering Expenses.

“Net Worth” shall mean the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Nonrecourse Deductions” shall mean items of Fund loss, deductions or Code Section 705(a)(2)(B) expenditures which are attributable to Nonrecourse Liabilities.

“Nonrecourse Liability” means a Fund liability with respect to which no Member or Related Person bears the economic risk of loss.

“Operating Agreement” or “Agreement” shall mean this Limited Liability Company Operating Agreement of ATEL Growth Capital Fund 8, LLC, as it may be amended from time to time.

“Organization and Offering Expenses” shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Portfolio Assets.

“Person” shall mean any natural person, partnership, corporation, association or other legal entity.

“Portfolio Assets” shall mean all tangible and intangible rights and interests, acquired, held and owned by the Fund for investment purposes, including without limitation its rights, whether direct or indirect, in all personal and real property, trusts, joint ventures, leases, loans, collateral, chattel paper, options, warrants, securities, other Equity Interests and other contract rights.

“Priority Return” means an amount equal to, for any calendar year or other period with respect to the Units held by any Person, the average Adjusted Capital Contribution with respect to such Units during such period multiplied by 8% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the Capital Contribution of the initial purchaser of such Units was received by the Fund and pro-rated for any fraction of a calendar year for which such calculation is made).

“Promotional Interest” shall mean the share of Distributions of Cash Available for Distribution and Net Disposition Proceeds payable to the Manager as the Promotional Interest under the provisions of Section 10.4 of this Agreement.

“Prospectus” shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

“Purchase Price of Portfolio Assets” shall mean the price paid upon the purchase or sale of a particular item of Portfolio Assets, including the amount of Acquisition Fees and all liens and mortgages on the Portfolio Assets, but excluding points and prepaid interest.

“Qualified Plan” shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

“Regulations” shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Reinvestment Period” shall mean the period commencing with the Initial Closing Date and ending on a date six calendar years after the Final Closing Date occurs.

“Related Person” means a Person having a relationship with a Member that is described in Regulations Section 1.752-4(b).

“Roll-Up” shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

(a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) the Members voting rights;

(ii) the term of existence of the Fund;

(iii) the terms of compensation of the Manager and its Affiliates; or

(iv) the Fund’s investment objectives.

“Roll-Up Entity” means the partnership, trust, corporation or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Service” shall mean the United States Internal Revenue Service or its successor.

“Sponsor” shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Fund or any Person who will manage or participate in the management of the Fund, and any Affiliate of any such Person. Sponsor does not include the Fund itself or a Person whose only relation with the Fund is that of an independent Portfolio Assets manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Units.

“Substantially All of the Assets” shall mean, unless the context otherwise dictates, Portfolio Assets representing 66 2/3% or more of the net book value of all Portfolio Assets as of the end of the most recently completed fiscal quarter.

“Unit” shall mean the interest in the Fund representing a Capital Contribution in the amount of $10 (regardless of discounted commissions) and shall entitle the Holder thereof to the rights herein provided.

3.  BUSINESS AND PURPOSE

The primary purpose of the Fund is to acquire, hold and dispose of Portfolio Assets as described in the prospectus pursuant to such arrangements as the Manager in its discretion may enter into on behalf of the Fund. The Fund may enter into ventures, partnerships and other business arrangements with respect to Portfolio Assets to the extent deemed prudent by the Manager in order to achieve successful operations for the Fund, subject to the provisions of Section 15.4.8. The Fund may also engage in such other lawful activities as may be deemed by the Manager to be incident to its primary purpose or prudent and in the Fund’s best interest. The Fund’s investment objectives shall be those set forth in the Prospectus, including all limitations on investment in specific types of Portfolio Assets set forth in the Prospectus, and the Manager may not make any material change to such investment objectives without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

4.  TERM

The Fund commenced as of the 8th day of December, 2011, and shall continue until terminated in accordance with the provisions of this Agreement.

5.  MANAGER

The Manager has contributed capital to the Fund as the initial Member, as provided in Section 6.1 below, and at all times during the existence of the Fund the Manager shall have a present and continuing interest in Net Income, Net Losses and Distributions according to the provisions of Article 10.

6. INITIAL AND ADDITIONAL MEMBERS

6.1 Initial Member.  AGC 8 Managing Member, LLC, as the initial Member, has contributed the sum of $500 to the capital of the Fund and has received 50 Units in return therefor.

6.2 Additional Members.  The Fund intends to sell and issue to Holders not less than 120,000 nor more than 7,500,000 additional Units and to admit as additional Members the Persons who contribute cash to the capital of the Fund for such Units.

6.3 Conditions to Admission.  Subject to the provisions of Section 6.6, each Person who acquires any such additional Units shall become a Member in the Fund at such time as he has: (i) purchased 500 or more Units, (ii) contributed the sum of $10 in cash for each Unit purchased (or such lesser net amount as may be provided in accordance with the terms described in the Prospectus under “Plan of Distribution”), (iii) executed and filed with the Fund a written instrument which sets forth an intention to become a Member and requests admission to the Fund in that capacity, together with such other instruments as the Manager may deem necessary or desirable to effect such admission, including the written acceptance and adoption by such Person of the provisions of this Agreement, and (iv) the Manager accepts such Person as a Member in the Fund.

6.4 Admission as a Member.   Subscriptions under Section 6.2 will be accepted or rejected by the Fund within 30 days of their receipt by the Fund. Each Person whose subscription for Units under Section 6.2 is accepted by the Fund shall be admitted to the Fund promptly after the Manager’s acceptance of such subscription, but, except as provided in Section 6.6, in no event later than the last day of the calendar month following the date such subscription was accepted by the Fund. If a subscription is rejected, all proceeds of the rejected subscription will be returned the subscriber immediately.

6.5 Limitation on Additional Issuance.  The Fund shall not issue any additional Units after the Final Closing Date.

6.6 Escrow.  All Capital Contributions of Holders shall be received by the Fund in trust, and shall be deposited in an escrow account with a banking institution designated by the Manager as escrow holder for the Capital Contributions, until such time as subscriptions for a total of 120,000 Units, in addition to the Unit purchased by the initial Holder, representing Capital Contributions of $1,200,000 have been deposited therein. Not less than 15 days after receipt of a minimum of $1,200,000 of such additional Capital Contributions, the Fund will admit subscribers into the Fund as additional Holders. At the time a subscriber is admitted as a Holder, the escrow holder shall transfer the subscriber’s Capital Contribution to the Fund. If the $1,200,000 minimum is not obtained on or before a date one year from the date of the Prospectus, all Capital Contributions will be promptly refunded to the investors. In any event, any interest earned on Capital Contributions while in escrow shall be paid to investors.

6.7 Capital Account.  An individual Capital Account shall be maintained for each Member. The Capital Account of a Member shall consist of the Capital Contribution of such Member, increased by (i) any additional contributions to capital and (ii) such Member’s share of Fund Net Income, and decreased by (i) Distributions to such Member and (ii) such Member’s share of Fund Net Loss. In the event a Member transfers all or a portion of his Units, the Assignee shall succeed to the Capital Account of the transferor (as adjusted for all events preceding the date the transferee is deemed admitted to the Fund under Section 10.3.1) according to the number of Units, and the allocable portion of the transferor’s Capital Account, so transferred. No Holder shall have the obligation to restore any deficit in his Capital Account upon termination or dissolution of the Fund. The foregoing provisions of this Section 6.7 are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

7.  LIABILITY AND STATUS OF MEMBERS

Holders shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Fund, except to the extent, but only to the extent, a Holder would be required to return any Distribution from the Fund pursuant to Section 17254(e) of the California Act. The Units, when issued by the Fund as provided in Section 6 of this Agreement, shall be fully paid and non-assessable.

8.  COMPENSATION TO THE MANAGER AND/OR AFFILIATES

8.1 General Limitation.  The Manager and its Affiliates shall receive compensation only as specified by this Agreement. In addition to the compensation provided herein, the Manager will be entitled to receive Distributions with respect to the Promotional Interest and Carried Interest as provided in Section 10.4 of this Agreement, and to receive reimbursement of costs and expenses advanced as provided in Article 9. The Manager may delegate to its Affiliates all or a portion of its management duties hereunder, and may assign all or a portion of its compensation hereunder to one or more such Affiliates or other parties in its discretion.

8.2 Asset Management Fee.  The Fund will pay the Manager an annual Asset Management Fee in an amount equal to 2% of Gross Financing Revenues as compensation for the Manager’s services in supervising management of the Fund’s Portfolio Assets and its operations. The Asset Management Fee will be paid on a monthly basis.

8.3 Management Fee Limit.  The Management Fee Limit will be calculated each year during the Fund’s term by calculating the maximum amount of fees that would be payable to the Manager from the Initial Closing Date through the end of the year in question under Article IV, Sections C through G, and Article V, Section F, of the North American Securities Administrators Association Statement of Policy on Equipment Programs in effect as of the initial effective date of the Fund’s Registration Statement on Form S-1 for the initial public offering of its Units (the “NASAA Guidelines”). For purposes of the application of the NASAA Guidelines, all Portfolio Assets will be deemed “Equipment” as defined in the NASAA Guidelines. To the extent that the total amount paid to the Manager through the end of such year as the Asset Management Fee, the Promotional Interest and the Carried Interest would cause the total compensation to exceed the aggregate amount of fees that would have been payable as calculated under the NASAA Guidelines through the end of that year, the Promotional Interest and/or Carried Interest for that year will be reduced so that total compensation payable hereunder for that year will equal the maximum aggregate fees that would have been payable under the NASAA Guidelines through the end of that year. To the extent any amounts otherwise payable to the Manager as the Promotional Interest and/or Carried Interest are reduced, the amount of such reduction will be accrued and deferred, and such accrued and deferred compensation would be paid to the Manager in a subsequent period, but only to the extent that the deferred compensation would be within the Management Fee Limit as calculated through that later period. Any deferred fees that cannot be paid under the applicable limitations through the date of liquidation would be forfeited by the Manager at liquidation. The limitations set forth in this Section 8.3 will be subject to adjustment pursuant to the limitations imposed under Section 15.7 relating to the Minimum Investment in Equipment.

8.4 Other Goods and Services.  Except as set forth in this Article 8 and Article 9 hereof, no other goods and services may be provided to or performed by the Manager or its Affiliates for the Fund except in extraordinary circumstances (which shall be defined as an emergency situation requiring immediate action by the Manager or its Affiliate and the service is not immediately available from an unaffiliated party). Any such other goods and services must meet the following criteria: (i) the compensation, price or fee therefor must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to the Fund and shall be on competitive terms, (ii) the fees and other terms of the contract shall be fully disclosed to Holders, (iii) the Manager or its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Fund and as an ordinary and ongoing business and at least 75% of such Person’s gross revenues from such activity must be derived from other than Affiliates of the Manager, and (iv) all goods and services for which the Manager or its Affiliates are to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid, which contract may only be modified by a vote of the majority of the Holders. Said contract shall contain a clause allowing termination without penalty on 60 days notice.

8.5 Payment of Fees on Removal.  Should the Manager be removed from the Fund according to provisions of Article 17, any portion of any fee payable to the Manager according to the provisions of this Article 8 which is then accrued and due, but not yet paid, shall be paid by the Fund to the Manager in cash within 30 days of the date of expulsion as stated in the written notice of expulsion.

8.6 Employment of Broker-Dealers.  The Fund may employ underwriters and selected broker-dealers, including Affiliates of the Manager as set forth in the Prospectus, for the sale of Units.

9.  FUND EXPENSES AND RESERVES

9.1 Reimbursement of Manager.  Except as set forth in this Article 9, all of the Fund’s expenses shall be billed directly to and paid by the Fund. The Manager and its Affiliates may be reimbursed for the following Fund expenses: (i) Organization and Offering Expenses not in excess of 15% of Gross Proceeds (or an amount equal to 13% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000); (ii) the actual cost of goods and materials used for and by the Fund and obtained from entities unaffiliated with the Manager; and (iii) administrative services necessary to the prudent operation of the Fund, provided that such reimbursement for administrative services will be at the lower of (A) the actual cost of such services, or (B) the amount which the Fund would be required to pay independent parties for comparable administrative services in the same geographic location.

9.2 Limitation on Reimbursement.  The Manager and its Affiliates will not be reimbursed by the Fund for the following expenses:

9.2.1 Services for which the Manager or its Affiliates are entitled to compensation in the form of a separate fee pursuant to Article 8 hereof;

9.2.2 Rent or depreciation, utilities or capital equipment and other administrative items of the Sponsor;

9.2.3 Salaries, fringe benefits, travel expenses or administrative items incurred by or allocated to any Controlling Person of the Manager or its Affiliates. For purposes of this subparagraph, “Controlling Person” shall mean any person, regardless of title, who performs executive or senior management functions for the Manager or its Affiliates similar to those of executive management or senior management, and directors, or those holding 5% or more equity interest in the Manager or its Affiliates; or persons having the power to direct or cause the direction of the Manager or Affiliates through ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person;

9.2.4 Organization and Offering Expenses of the Fund to the extent such Organization and Offering Expenses exceed 15% of the Gross Proceeds (or an amount equal to 13% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000), and the Manager guarantees payment of any such excess expenses, which guarantee is without recourse to, or reimbursement by, the Fund; and

9.2.5 All other expenses which are unrelated to the business of the Fund.

9.3 Fund Expenses.  Subject to Sections 9.1 and 9.2, the Fund shall pay all expenses of the Fund which may include, but are not limited to: (i) all costs of personnel employed by the Fund and involved in the business of the Fund (which may include personnel who are employed by a Manager or one or more Affiliates), (ii) all taxes and assessments on Portfolio Assets and other taxes applicable to the Fund, (iii) legal, appraisal, audit, accounting, brokerage and other fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Fund or in connection with the business of the Fund, (v) Front End Fees, subject to the limitation set forth in Section 15.7 requiring a minimum Investment in Equipment, and other fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, lease brokers, insurance brokers and other agents, (vi) expenses in connection with the ownership and operation of the Portfolio Assets, (vii) the cost of insurance as required in connection with the business of the Fund, (viii) expenses of organizing, revising, amending, converting, modifying or terminating the Fund, (ix) the cost of preparation and dissemination of the informational material and documentation relating to potential sale or other disposition of Portfolio Assets, (x) costs incurred in connection with any litigation in which the Fund is involved, as well as the examination, investigation or other proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith, (xi) costs of any computer equipment or services used for or by the Fund, (xii) costs of any accounting, or statistical bookkeeping services and equipment necessary for the maintenance of the books and records of the Fund, and (xiii) the costs of supervision and expenses of professionals employed by the Fund in connection with any of the foregoing, including attorneys, accountants and appraisers.

9.4 Reserves.  The Fund shall initially establish a cash reserve for general working capital purposes in an amount equal to at least one-half of 1% of the Gross Proceeds. Upon the disposition of each Portfolio Asset, any cash reserve which was specifically allocated to that Portfolio Asset need not be maintained thereafter, but may be applied as reserves for other Portfolio Assets. Any cash reserve used as aforesaid need not be restored and if restored, may be restored out of Gross Operating Revenues.

10.  ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

10.1 Allocation of Net Income and Net Loss Prior to Initial Closing Date.  From the commencement of the Fund until the Initial Closing Date Net Income and Net Loss shall be allocated 100% to the Manager.

10.2 Allocation of Net Income and Net Loss After Initial Closing Date.

10.2.1 Commencing with the Initial Closing Date, Net Income and Net Loss shall be allocated 100% to the Holders.

10.2.2 Notwithstanding Section 10.2.1 of this Agreement, items of Net Loss arising out of the Fund’s payment of expenditures classified as syndication expenses pursuant to Regulations section 1.709-2(b) with respect to each Unit shall be specially allocated to the Holder who acquires such Unit.

10.3 Special Allocations

10.3.1 Except as provided in section 10.3.2, Net Income, Net Loss and Distributions allocable to the Holders shall be determined on a quarterly basis and shall be allocated among the Holders in the ratio in which the number of Units held by each of them bears to the total number of Units held by all Holders as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and Distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and Distributions shall be apportioned among the Holders in the ratio in which (i) the number of Units held by each Holder multiplied by the number of days during such period that such Holder was the owner of such Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss or Distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations.

10.3.2 Notwithstanding anything in this Agreement to the contrary, the following items of Fund income and loss shall be specially allocated in the manner described below:

(i) Gain characterized as recapture income under Sections 1245 or 1250 of the Code shall be allocated to those Members who claimed the deductions giving rise to such recapture income.

(ii) Except as provided in Section 10.3.2(iii) and 10.3.2(iv), in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations or any other event creates an Adjusted Capital Account Deficit for such Member, items of Fund gross income and gain (consisting of a pro rata portion of each item of the Fund’s income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 10.3.2(ii) is intended to comply with the qualified income offset requirement in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(iii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain, each Member with a share of the Member Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain during such year. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 10.3.2(iii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(iv) If there is a net decrease in Fund Minimum Gain during any Fund taxable year, each Member shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Fund Minimum Gain during such year (within the meaning of

Section 1.704-2(g)(2) of the Regulations). The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This Section 10.3.2(iv) is intended to comply with the minimum gain chargeback requirement contained in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(v) After giving effect to the allocations set forth in Sections 10.3.2(ii), (iii) and (iv), in the event any Member receives any actual or deemed distribution (i.e., under section 752 of the Code) during a taxable year which exceeds the adjusted tax basis of such Member’s Units at the end of such taxable year (determined immediately before giving effect to such distribution), such Member shall be allocated an amount of gross income or gain equal to such excess.

(vi) In the event any fee to which the Manager or an Affiliate thereof is entitled is treated as a Fund distribution by the Service, a special allocation of Fund gross income shall be made annually to the Manager or an Affiliate thereof in an amount equal to any such recharacterized fee for that taxable year.

(vii) The Manager will specifically allocate items of gain from the sale or other disposition of items of Portfolio Assets for any year in which the sale or disposition of any item of Portfolio Assets occurs (and, if necessary, subsequent years) to any Holder in such amounts and in such manner so as to equalize the Capital Account balances of the Holders; provided, however, that such allocations are reasonably consistent with, and reasonably supportable under, the Code.

(viii) Net Loss shall not be allocated to any Holder if such allocation would cause or increase an Adjusted Capital Account Deficit for such Holder at the end of any Fund taxable year, and any such Net Loss shall instead be allocated to the Manager. This limitation shall be applied on a Holder by Holder basis so as to allocate the maximum permissible Net Loss to each Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

(ix) To the extent an adjustment is made to the adjusted tax basis of any Fund asset pursuant to Code Section 734(b) or Code Section 743(b), the Members’ Capital Accounts shall be adjusted as provided in Regulations Section 1.704-1(b)(2)(iv)(m).

(x) Except as otherwise provided herein, Nonrecourse Deductions shall be allocated 100% to the Holders.

(xi) Any deduction attributable to Member Nonrecourse Debt shall be allocated to the Members that bear the economic risk of loss for the Member Nonrecourse Debt.

10.4 Distributions.  Distributions will be allocated and paid to the Manager, on the one hand, in payment of the Carried Interest and Promotional Interest, respectively, and to the Holders, on the other, as set forth in this Section 10.4. An amount equal to 5% of all Distributions of Cash Available for Distribution and Net Disposition Proceeds will be allocated and paid to the Manager as the Carried Interest. An amount equal to (i) an additional 5% of all Distributions from Cash Available for Distribution and 1% of all Distributions of Net Disposition Proceeds will be allocated and paid to the Manager as the Promotional Interest until investors have received total distributions in amounts equal to the Capital Contributions plus an amount equal to the Priority Return; and (ii) then 15% of all subsequent Distributions will be allocated and paid to the Manager as the Promotional Interest. Distributions not allocated and paid to the Manager as its Carried Interest and Promotional Interest will be allocated and paid to the Holders.

10.5 Distributions of Cash from Reserve Account.  Distributions of Cash from Reserve Account, if any, shall be distributed in the same manner as Net Disposition Proceeds.

10.6 Determination of Amounts to be Distributed.  The Manager shall have sole discretion in determining the amount of any Distributions. Subject to provisions of Section 15.4.18 of this Agreement, the Manager may use any funds of the Fund not distributed to Holders to purchase additional Portfolio Assets during the Reinvestment Period or otherwise as permitted by this Agreement; provided, however, that the Manager will not reinvest in Portfolio Assets, but will distribute, subject to payment of any obligations of the Fund, such available Cash Available for Distribution and Net Disposition Proceeds as may be necessary to cause total Distributions to Holders to equal the following amounts for the specified periods:

10.6.1 Through the first full fiscal quarter ending at least six months after termination of the offering of Units, an amount equal to the lesser of

(a) a rate of return on their original capital contribution equal to 4% over the average yield on five-year United States Treasury Bonds for the fiscal quarter immediately preceding the date of distribution, as published in a national financial newspaper from time to time (with a minimum of 10% per annum and a maximum of 11% per annum), or

(b) 90% of the total amount of cash available for distributions; and

10.6.2 For each quarter during the balance of the Reinvestment Period, an amount equal to 11% per annum on their original capital contribution.

10.6.3 Such amounts with respect to each year which are sufficient to allow a Holder in a 35% federal income tax bracket (but not a higher bracket) to pay the federal income taxes and state income taxes due with respect to Net Income derived by him from the Fund for such year.

10.7 Consent to Allocations.  The methods hereinabove set forth by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Member as an express condition to becoming a Member.

10.8 Limitation on Distributions.  All Distributions are subject to the payment of Fund expenses, including fees and compensation payable to the Manager and its Affiliates, and to any costs and expenses necessary to protect the value of Portfolio Assets.

10.9 Allocation to Manager.  To the extent that the Fund shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income or Net Loss granted to a Manager, such deduction shall be allocated for federal income tax purposes to such Manager.

10.10 Return of Unused Capital.  In the event that any portion of the Net Proceeds received by the Fund during the first twelve months after the date of the Prospectus is not invested or committed for investment within 24 months of the date of the Prospectus, or in the event any portion of the Net Proceeds received by the Fund thereafter is not invested or committed for investment within 12 months from the Final Closing Date (except for any amounts used to pay Fund operating expenses, including amounts set aside for reserves as set forth in Section 9.4), such portion of the Net Proceeds shall be distributed to the Holders pro rata by the Fund as a return of capital. In addition, the Manager shall contribute to the Fund, and the Fund shall distribute pro rata to the Holders, the amount by which (x) the amount of unused capital distributed pursuant to the foregoing sentence, divided by (y) the percentage of the Gross Proceeds which remain after payment of all Front End Fees, exceeds the unused capital so distributed. For the purposes of this Section 10.10, Gross Proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding for the investment of such proceeds were executed at any time prior to the end of said period, regardless of whether any such investment is actually consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Portfolio Assets, regardless of whether any such payment is actually made.

10.11 Distributions in Kind.  Distributions in kind shall not be permitted except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Fund, and the distribution of cash in accordance with the terms of the Agreement.

10.12 Withholding Taxes.

10.12.1 In the event the Fund pays to any federal, state or local government authority any amount of tax, penalty, interest, fee or other expenditure which is attributable to the particular status of one or more Holders including, without limitation, the status of a Holder as a nonresident of California or any other state, country or other jurisdiction imposing such a charge, the Manager shall treat such tax, penalty, interest or fee, and in its discretion may treat other related Fund expenditures, as a distribution of Cash Available for Distribution or Net Disposition Proceeds, as appropriate, to such Holders. Such a distribution shall reduce the amount of Cash Available for Distribution or Net Disposition Proceeds otherwise payable by the Fund to such Holders. Such Holders shall be distributed any refund of any such tax, penalty, interest or other amounts received by the Fund; provided, however, that the distribution due such Holders shall be reduced by any Fund expenses (and such expenses shall be specially allocated to such Holders) incurred in connection with the payment or obtaining of the refund of such taxes, penalties, interest or other amounts and the Fund shall have no duty or obligation to seek to obtain or collect any such refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any government authority. The Manager may require from a Holder the appropriate documentation with respect to any distribution hereunder.

10.12.2 As security for any withholding tax or other amount referred to in section 10.14.1 or other liability or obligation to which the Fund may be subject as a result of any act or status of any Holder, the Fund shall have (and each Holder hereby grants to the Fund) a security interest in all Cash Available for Distribution or Net Disposition Proceeds distributable to such Holder to the extent of the amount of such withholding tax or other liability or obligation. The Fund shall have a right of set-off against any such distributions of Cash Available for Distribution or Net Disposition Proceeds in the amount of such withholding tax or other liability or obligation.

11.  ASSIGNMENT OF FUND INTERESTS

11.1 Limitations on Transfer.  A Holder may not transfer all or part of his legal and equitable interest in his Units except in compliance with the provisions of this Agreement. The Fund may charge a reasonable transfer fee for processing requests for transfer of Units, and may condition any proposed transfer on receipt by the Fund of such representations and warranties of the transferor and the assignee, opinions of counsel for the Fund and other assurances as it may deem necessary and appropriate to ensure that:

11.1.1 such assignments or transfers do not result, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

11.1.2 the assignee is not a minor or an incompetent;

11.1.3 the transfer or assignment does not violate federal or state securities laws;

11.1.4 the transferor or the assignee does not hold Units representing a Capital Contribution of less than $5,000;

11.1.5 such assignment or transfer does not cause the assets of the Fund to be deemed “plan assets” for ERISA purposes;

11.1.6 such assignment or transfer does not constitute a transfer “on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise cause any potential adverse effect on the tax status of the Fund or the tax consequences applicable to the Fund; and

11.1.7 the transferor files with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of this Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and is in all other respects satisfactory in form and substance to the Manager.

11.2 Distributions and Effective Date of Transfer.  An Assignee of Record shall be entitled to receive Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units; provided, however, that notwithstanding anything herein to the contrary, the Fund and the Manager shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices required to be given to Holders hereunder, which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of the assignment has passed. The effective date of such assignment on which the Assignee shall be deemed an Assignee of Record shall be the last day of the first full calendar month following the later of (i) the date set forth on the written instrument of assignment or (ii) the date on which the Fund has actual notice of the assignment of Units and has received complete documentation of the assignment. Notwithstanding anything to the contrary contained herein, no Distributions shall be made in any calendar quarter with respect to Units repurchased by the Fund during such calendar quarter.

11.3 Governmental Restrictions.  No assignment, sale, transfer, exchange or other disposition of Units may be made except in compliance with the then applicable rules of any applicable governmental authority. All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such securities shall bear, the following legend condition:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

No transfer of any such Unit shall be made unless the transferor shall have obtained, if necessary, the written consent of the California Commissioner of Corporations to such transfer.

11.4 Non-Complying Transfers.  Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article 11 shall be void and shall not bind or be recognized by the Fund.

11.5 Misrepresentation and Forfeit.  Subject to the discretion of the Manager, in the event a Holder who originally obtained Units in the Fund’s offering or any Assignee, Assignee of Record or substituted Member (i) misrepresented that he was a Citizen of the United States, or that it was not an IRA or Qualified Plan or purchasing on behalf of an IRA or Qualified Plan, or (ii) such person fails to remain a Citizen of the United States, or a subsequent transferee of Units is not or fails to remain a Citizen of the United States, then, if the Manager reasonably deems that the Fund will fail certain citizenship requirements with respect to its Portfolio Assets, or that such Holder’s status may cause the Funds assets to be deemed “plan assets” under ERISA, then the Holder of such Units may be required to forfeit such Units to the Fund and no longer be entitled to receive cash Distributions or allocations of the Fund or Fund reports and will no longer have voting privileges as a Holder of Units, although such Holder may realize proceeds upon the transfer of his Units to a person whose status does not conflict with the Fund’s restrictions on Unit ownership, which subsequent transferee would be entitled to the full economic benefits and other privileges attributable to such Units as an Assignee, Assignee of Record or substituted Member, as the case may be.

12.  SUBSTITUTED MEMBERS

12.1 Limitations on Substitution.  No Assignee shall have the right to become a substituted Member of the Fund in place of his assignor unless all of the following conditions are first satisfied:

12.1.1 A duly executed and acknowledged written instrument of assignment covering no less than 500 Units shall have been filed with the Fund, which instrument shall specify the number of Units being assigned and set forth the intention of the assignor that the Assignee succeed to the assignor’s interest as a substituted Member.

12.1.2 The assignor and Assignee shall have executed and acknowledged such other instruments as the Manager may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement, as the same may be;

12.1.3 The written consent of the Manager to such substitution shall have been obtained, the granting of which may be withheld by the Manager in its sole discretion, and any exercise of such discretion intended to preserve the tax consequences of Unit ownership shall presumptively be deemed reasonable;

12.1.4 A transfer fee not to exceed $100 shall have been paid to the Fund to cover all reasonable expenses connected with such substitution; and

12.1.5 The transfer and substitution complies with the provisions of Section 11.1 and 11.3 of this Agreement.

12.2 Consent to Admission.  By executing or adopting this Agreement, each Holder hereby consents to the admission of additional or substituted Holders by the Manager and to any Assignee becoming a substituted Holder, in accordance with the provisions herein.

12.3 Amendment of Agreement.  The Manager shall cause this Agreement to be amended to reflect the admission and/or substitution of Members at least once in each fiscal quarter.

13.  REPURCHASE OF FUND INTERESTS

13.1 In the event a Holder ceases to be a United States Citizen for any reason whatsoever, he may be required, in the Manager’s discretion, to tender his Units to the Fund for repurchase as of the date of such event. The Fund will have the absolute right, but not the obligation, to purchase such Units at a price equal to 100% of the Holder’s Capital Account as of such date, in all cases determined as of the last day of the quarter prior to the fiscal quarter during which such Units are repurchased. If the Fund is unable, or for any reason it is not in the Fund’s best interests, to redeem such Units, such failure to redeem will not affect the forfeit of rights set forth in Section 11.5 by those Holders who have misrepresented their status or failed to maintain such status. IT SHOULD BE NOTED THAT THE FUND WILL NOT BE OBLIGATED TO PURCHASE UNITS FROM HOLDERS WHO CEASE TO BE UNITED STATES CITIZENS.

13.2 The Manager may otherwise use available Reserves to repurchase Units, in its discretion and on terms it determines to be appropriate under given circumstances, in the event the Fund Manager deems such repurchase to be in the best interest of the Fund; provided, the Fund shall never be required to repurchase any Units, and, provided further, that any such repurchase shall not impair the capital of the Fund, or cause the Fund or any of its remaining Members to incur an adverse tax consequence as a result of such repurchase. Upon the repurchase of any Units by the Fund, the tendered Units shall be canceled and shall no longer be deemed to represent an interest in the Fund. The Fund may impose a fee on redemption to cover administrative or other costs incurred in connection with the redemption, provided the fee accrues to the Fund and not the Manager or its Affiliates.

13.3 The Manager shall cause this Agreement to be amended to reflect the change in the interests of the Holders (including the person whose Units were repurchased) in the Net Income, Net Loss and Distributions of the Fund at least once in each fiscal quarter.

13.4 Neither the Manager nor its Affiliates may request the Fund to repurchase any Units owned by them, except with respect to a pro rata repurchase pursuant to an offer available to all Holders on the same terms and conditions.

14.  BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

14.1 Books of Account and Records.  The Manager shall, for income tax purposes, keep adequate books of account and records of the Fund wherein shall be recorded and reflected all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. The Fund’s books will be maintained on the accrual basis.

14.1.1 Such books of account and records shall include the following:

(i) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the Capital Contribution, the Units held and the share in Net Income and Net Loss of each Member, which list shall be updated at least quarterly to reflect changes in the information contained therein;

(ii) A copy of the Articles of Organization and all amendments, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

(iii) Copies of the Fund’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(iv) Copies of the original of this Agreement and all amendments;

(v) Financial statements of the Fund for the six most recent fiscal years; and

(vi) The Fund’s books and records for at least the current and past three fiscal years.

14.1.2 Such books of account and records shall be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during normal business hours and at any other reasonable time, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund.

14.1.3 Upon the request of a Member, the Manager shall mail to such Member within ten days of the request a copy of the information described in Section 14.1.1(i), (ii) and (iv). The information described in Section 14.1.1(i) shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Fund may require payment of a reasonable charge for copy work.

14.1.4 If the Manager neglects or refuses to exhibit, produce or mail a copy of the information in Section 14.1.1(i) above as requested and required under this Agreement, the Manager shall be liable to the Member requesting the information for the costs, including attorneys’ fees, incurred by the Member for compelling production of the information and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting person as a Member relative to the affairs of the Fund. The Manager may require that a Member requesting the information in Section 14.1.1(i) above represent that the list is not requested for a commercial purpose unrelated to the Member’s interest in the Fund. The remedies provided hereunder to Members requesting copies of the information in Section 14.1.1(i) above are in addition to, and shall not in any way limit, other remedies available to Members under federal law or the laws of any state. Furthermore, the Manager may defer the provision of such information unless and until the Manager reasonably determines that any such representations by the requesting party are in true and made in good faith. Furthermore, the Manager’s obligation to provide information pursuant to this Article 14 shall in no event require the Manager to disclose material non public information in violation of applicable Federal securities laws nor to violate applicable privacy regulations governing disclosure of non public personal information of Members or Assignees.

14.1.5 Subject to any change pursuant to Section 15.2.8, all books and records of the Fund shall be kept on the basis of an annual accounting period ending December 31, except for the final accounting period which shall end on the dissolution or termination of the Fund. All references herein to a “year of the Fund” are to such an annual accounting period, and all references to a Fund “quarter” shall refer to a calendar quarter unless and until such periods are changed by an amendment hereto. Accelerated methods of depreciation with respect to Fund assets and other elections available to the Fund may be used by the Fund for purposes of reporting federal or state income taxes.

14.2 Audited Annual Financial Statements.  The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members’ equity, and statement of cash flow) prepared in accordance with U.S. generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent registered public accounting firm. Such opinion shall also state that reported “Cash Available for Distribution” is consistent with the definition of Cash Available for Distribution herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

14.3 Other Annual Reporting.  The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns; (iii) a report of the business of the Fund, which shall include for each of the Portfolio Assets which individually represents at least 10% of the Fund’s total investment in Portfolio Assets as of the date of final investment of the Net Proceeds, a status report to indicate: (a) the condition of the Portfolio Asset, (b) how the Portfolio Asset is being held by the Fund as of the end of the year, (c) the remaining term of each Portfolio Asset financing transaction, (d) the projected status of the Portfolio Asset for the next year, and (e) such other information relevant to the value or use of the Portfolio Asset as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from: (a) Cash Available for Distribution for that year, (b) Cash Available for Distribution of prior years held in reserves, (c) Net Disposition Proceeds, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location. Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund. In addition to the foregoing, the Manager will disclose in each annual report filed with the Commission or distributed to investors pursuant to Section 13(a) of the Securities Exchange Act of 1934 an estimated value per Unit as of the end of the year that is the subject of the report, the method by which the value has been estimated, and the date of the data used to develop the estimated value.

14.4 Quarterly Reports.  The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

14.5 Unaudited Quarterly Financial Statements.  The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of cash flows for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

14.6 Other Quarterly Reports.  The Manager shall have prepared, at Fund expense, after the end of each quarter in which Portfolio Assets are acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Portfolio Assets, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such Portfolio Assets (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

14.7 Tax Returns.  The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

14.8 Governmental Reports.  The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him.

14.9 Maintenance of Suitability Records.  The Manager, at Fund expense, shall maintain for a period of at least six years, a record of the information obtained to indicate that a Holder meets the suitability standards set forth in the Prospectus.

15.  RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES OF THE MANAGER.

15.1 Services of the Manager.  The Manager shall be responsible for providing the following services to the Fund:

15.1.1 Supervising the organization of the Fund and the offering and sale of Units;

15.1.2 Supervising Fund management, which includes (i) establishing policies for the operation of the Fund; (ii) causing the Fund’s agents or employees to arrange for the provision of services necessary to the operation of the Fund (including Portfolio Assets management and investor, accounting and legal services, and services relating to Distributions and reporting by the Fund); (iii) approving actions to be taken by the Fund; (iv) providing advice, consultation, analysis and supervision with respect to the functions of the Fund as an owner of the Portfolio Assets (including, without limitation, decisions regarding adjustments to rental schedules, the sale or disposition of Portfolio Assets and compliance with federal, state and local regulatory requirements and procedures); (v) executing documents on behalf of the Fund; (vi) having a fiduciary responsibility for the safekeeping and use of all cash and other assets of the Fund, whether or not in the Manager’s immediate possession or control; and (vii) making all decisions as to accounting matters; and

15.1.3 Approval of the terms of the sale or other disposition of Portfolio Assets, including establishing the terms for and arranging any such transaction.

15.2 Authority of the Manager.  The conduct of the Fund’s business shall be controlled solely by the Manager in accordance with this Agreement. The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Fund business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Section 15.4, include the right, authority and power:

15.2.1 To acquire, hold and dispose of Portfolio Assets, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, improvement, maintenance, exchange, trade or sale of such Portfolio Assets, at such price or amount, for cash, securities (in compliance with appropriate securities regulations) or other property, and upon such terms, as the Manager deems in its sole discretion, to be in the best interest of the Fund.

15.2.2 To place record title to, or the right to use Fund assets in, the name or names of a nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Fund;

15.2.3 To acquire and enter into any contract of insurance which the Manager deems necessary or appropriate for the protection of the Fund and the Manager, for the conservation of Fund assets, or for any purpose convenient or beneficial to the Fund;

15.2.4 To employ Persons in the operation and management of the business of the Fund including, but not limited to, supervisory managing agents, insurance brokers, real estate, equipment and lease brokers and Persons to perform, on behalf of the Fund, the activities enumerated in Section 15.2.1, on such terms and for such compensation as the Manager shall determine, subject, however, to the limitations with respect thereto as set forth in Article 8; provided that no Person is employed to provide duplicative services; and provided further that agreements with the Manager or its Affiliates for the services set forth in Article 8 shall contain the terms and limitations as to fees and expenses as set forth in said Article 8 and any of such agreements shall be terminable immediately upon dissolution of the Fund under Section 19.1;

15.2.5 To prepare or cause to be prepared reports, statements and other relevant information for distribution to Holders, as provided in Article 14 and as they otherwise deem appropriate;

15.2.6 To open accounts and deposit and maintain cash and assets in the name of the Fund in banks or savings and loan associations; provided, however, that the Fund’s cash and other assets shall not be commingled with the assets of any other Person;

15.2.7 To cause the Fund to make or revoke any of the elections referred to in the Code;

15.2.8 To select as the Fund’s accounting year a calendar year or such fiscal year as approved by the Service;

15.2.9 To determine the appropriate accounting method or methods to be used by the Fund;

15.2.10 To offer and sell Units in the Fund directly or through any licensed Affiliate of the Manager or nonaffiliate and to employ personnel, agents and dealers for such purpose;

15.2.11 To amend this Agreement to reflect the addition or substitution of Holders, the reduction of capital accounts upon the return of capital to Members or the change in the interests of the Holders in the Net Income, Net Loss and Distributions of the Fund after the repurchase of Units;

15.2.12 To require in all Fund obligations that the Manager shall not have any personal liability thereon but that the Person contracting with the Fund is to look solely to the Fund and its assets for satisfaction of such obligations; and in the event that the Manager has personal liability with respect to any such obligation, the Manager may require satisfaction of any such liability prior to satisfaction of obligations with respect to which the Manager has no personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Fund obligations are satisfied in accordance with prudent business practices as to the time and manner of payment;

15.2.13 To execute and file certificates of amendment and cancellation of the articles of organization, and certificates of dissolution of the Fund;

15.2.14 Subject to the provisions of Article 10, to determine the amount of Cash Available for Distribution and Net Disposition Proceeds used to purchase additional Portfolio Assets and to make Distributions;

15.2.15 To purchase Portfolio Assets in its own name, the name of an Affiliate or in the name of a nominee, a trust or a corporation or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Portfolio Assets or completion of manufacture of the Portfolio Asset, or any other purpose related to the business of the Fund; provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Portfolio Asset is purchased by the Fund for a purchase price no greater than the cost of such Portfolio Asset to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by this Agreement; (iii) there is no difference in interest terms of the loans secured by the Portfolio Asset at the time acquired by the Manager or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by this Agreement; and (v) all income generated by, and all expenses associated with, Portfolio Assets so acquired shall be treated as belonging to the Fund. Furthermore, in order to effect an orderly liquidation of the Fund’s assets in its liquidation stage, the Manager may cause the Fund to sell Portfolio Assets to a liquidating trust, or to the Manager or an Affiliate (other than another investor program), either in its own name, or as a trustee of a liquidating trust, provided that, in any sale to the Manager or an Affiliate for purposes of orderly liquidation, all of the following conditions have been met: (vi) the Fund has obtained, at its cost, two independent appraisals of the fair market value of the Portfolio Assets to be sold; (vii) the sales price of the Portfolio Assets is at least equal to the average of the two appraised values; (viii) the original cost of the Portfolio Assets sold pursuant to this provision does not represent in excess of 10% of the original cost of all Portfolio Assets acquired by the Fund during the term of the Fund; (ix) such sale is effected in the best interests of the Fund and its Members for purposes of facilitating liquidation; and (x) the Portfolio Assets so sold are not resold to another investor program sponsored by the Manager or its Affiliates.

15.2.16 Subject to Sections 15.4.21 and 15.4.22, to borrow money and, if security is required therefor, to mortgage or subject any Portfolio Assets to any other security device, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the Manager, in its sole discretion, deems to be in the best interests of the Fund;

15.2.17 To invest (i) the Gross Proceeds or Net Proceeds temporarily prior to investment in Portfolio Assets, (ii) other funds of the Fund prior to the investment in Portfolio Assets or the distribution to Holders and (iii) the Fund’s capital reserves, in short-term, highly liquid investments where there is appropriate safety of principal;

15.2.18 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Manager, without the consent of any of the Holders

(i) to add to the representations, duties or obligations of the Manager or its Affiliates, or surrender any right or power granted to the Manager or its Affiliates herein, for the benefit of the Holders;

(ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement provided that no amendment hereunder will change the voting rights of Holders;

(iii) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state “Blue Sky” administrator or similar such official, which addition or deletion is deemed by such staff or official to be for the benefit or protection of all Holders; or

(iv) to amend the provisions of Article 10 of this Agreement relating to the allocations of Net Income, Net Loss and Distributions among Members or any other provisions hereof if the Fund is advised at any time by the Fund’s accountants or legal counsel that the allocations or such other provisions set forth in this Agreement are unlikely to be respected, either because of promulgation of Regulations under Sections 704 or 706 of the Code or other developments in the law, but only to the minimum extent necessary in accordance with such advice of accountants and/or counsel to cause such provisions of this Agreement to be respected. Such amendment or amendments made by the Manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the Manager to the Fund and the Holders, and no such amendment or amendments shall give rise to any claim or cause of action by any Holder.

15.2.19 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the Manager shall deem necessary or appropriate.

15.3 General Powers and Fiduciary Duty.  The Manager shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities provided for the manager of a limited liability company under the California Act. Notwithstanding any other provision of this Agreement, in no event may the Manager modify or compromise, by contract or otherwise, its fiduciary duty to the Fund or the Holders, whether such duty is imposed under the common law or by statute.

15.4 Limitations on Manager’s Authority.  Neither the Manager nor any Affiliate shall have the authority to, or to cause the Fund to:

15.4.1 Enter into contracts with the Fund which would bind the Fund after the expulsion, adjudication of bankruptcy or insolvency of a Manager, or continue the business of the Fund with Fund assets after the occurrence of such an event;

15.4.2 Grant to the Manager or any Affiliate an exclusive right to sell or exclusive employment to sell Fund assets, including Portfolio Assets;

15.4.3 Sell Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund in the ordinary course of business in accordance with the plan of liquidation disclosed in its Prospectus, or upon its termination and dissolution;

15.4.4 Pledge or encumber Substantially All of the Assets in a single transaction or in multiple transactions in the same twelve-month period;

15.4.5 Alter the primary purpose of the Fund as set forth in Article 3;

15.4.6 Receive from the Fund a rebate or give-up or participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement, nor shall any such person permit any reciprocal business arrangement which would circumvent the restrictions herein against dealing with the Manager and its Affiliates;

15.4.7 Sell or lease any Portfolio Assets to any entity in which a Manager or any Affiliate has an interest, other than a joint venture or similar program which complies with the conditions set forth in Section 15.4.8 hereof or in a transaction that complies with the conditions set forth in Section 15.2.15;

15.4.8 Cause the Fund to invest in any program, partnership or other venture unless: (i) the other Member or joint owner is not a Manager (but it may be an Affiliate of a Manager, provided the Affiliate is formed and operated for the primary purpose of investment in and operation of or gain from similar Portfolio Assets, and has substantially identical investment objectives to those of the Fund); (ii) such joint venture owns and operates particular Portfolio Assets and the Fund or the Fund and Affiliate, as the case may be, acquire the controlling interest in such partnership, or joint venture; (iii) the agreement of joint venture does not authorize the Fund to do anything as a Member or joint venturer with respect to the Portfolio Assets which the Fund, or a Manager, could not do directly because of the provisions of this Agreement; (iv) the Fund’s investment is on substantially the same terms and conditions as the investment of any Affiliate; (v) no compensation (other than as provided for by this Agreement) is received in connection therewith by the Manager or any of its Affiliates, there are no duplicate fees and such investment shall not result in the impairment, abrogation or circumvention of any of the terms or provisions of this Agreement; (vi) the joint venture is in the best interest of both co-venturers; and (vii) in joint venture arrangements with an Affiliate of a Manager, if all of the following additional conditions are met: the compensation of the Manager is substantially identical to that received by the sponsor of such Affiliate, the Fund has a right of first refusal to buy, if such Affiliate wishes to sell, Portfolio Assets held in the joint venture, and the joint venture is established either for the purpose of effecting appropriate diversification of the Fund’s investment portfolio or for the purpose of relieving the Manager or its Affiliates or nominees from a commitment entered into pursuant to Section 15.2.15 of this Agreement; for the purposes of this Section, a controlling interest shall include: (1) ownership of more than 50% of the venture’s capital or profits; or (2) provisions in the venture agreement giving the Fund, or the Fund and an Affiliate, as the case may be, effective control;

15.4.9 Except as provided in the Sections 15.2.15, 15.4.7 and 15.4.8, purchase or lease Portfolio Assets from the Fund or sell or lease Portfolio Assets to the Fund;

15.4.10 Cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager;

15.4.11 Cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the lender’s cost of funds, or, in any event, to cause the Fund to obtain “permanent financing” (defined as financing with a term in excess of 12 months) from any such Person;

15.4.12 Cause the Fund to exchange Units for property other than cash;

15.4.13 Do any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Fund;

15.4.14 Confess a judgment against the Fund in connection with any threatened or pending legal action;

15.4.15 Possess any Portfolio Assets or assign the rights of the Fund in specific Portfolio Assets for other than a Fund purpose;

15.4.16 Admit a Person as a Manager except with the consent of the Holders as provided in Article 17 hereof;

15.4.17 Perform any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel’s opinion) which would, at the time such act occurred, subject any Holder to liability as a Manager in any jurisdiction;

15.4.18 Reinvest any funds of the Fund after the end of the Reinvestment Period other than to invest in Portfolio Assets pursuant to commitments entered into prior to the expiration of the Reinvestment Period or in Portfolio Assets to be acquired in connection with other Portfolio Assets under an existing loan commitment, or reinvest in any Portfolio Assets during the Reinvestment Period unless such reinvestment is effected for all Holders on the same terms and is otherwise in compliance with Section 10.6 hereof;

15.4.19 Invest any of the Gross Proceeds in Portfolio Assets which is non-income producing;

15.4.20 Employ, or permit any Person to employ, the funds or assets of the Fund in any manner except for the exclusive benefit of the Fund; this provision shall not prohibit the Manager from causing Fund cash or assets to be deposited in a separate Fund account with a bank or other financial institution which aggregates all funds held on behalf of the Manager and its Affiliates in calculating qualifying balances for purposes of discounts on service charges or other account benefits, provided that the Fund benefits on a pro rata basis from any such discounts or other favorable terms, and, provided further, that no creditor of any party other than the Fund shall have any recourse to funds held in the Fund’s separate account;

15.4.21 Incur any indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of the Fund other than as a secured creditor; or incur any indebtedness specifically for the purpose of funding operating distributions, provided however that the Fund may enter into refinancing transactions with respect to its Portfolio Assets and distribute net proceeds from any such refinancing to the extent consistent with its investment objectives;

15.4.22 Incur any Fund indebtedness to acquire any Portfolio Assets;

15.4.23 Commingle Fund cash or assets with those of any other Person;

15.4.24 Except as otherwise provided herein, cause the Fund to enter into any transaction with any other partnership in which a Manager or any of its Affiliates have an interest, including, but not limited to, any transaction involving the sale, lease or purchase of any Portfolio Asset to or from the Fund, the rendering of services to or from the Fund, or the lending of any monies or other property to or from the Fund;

15.4.25 Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the Manager shall not be prohibited from paying the normal sales commissions payable to a registered broker-dealer or other properly-licensed Person for selling Units;

15.4.26 Operate the Fund in such a manner as to have the Fund classified as an “investment company” for purposes of the Investment Company Act of 1940;

15.4.27 Except as provided herein, invest any of the Gross Proceeds in units of limited partnership interest, junior mortgages or deeds of trust, or other similar instruments or obligations;

15.4.28 Cause the Fund to enter into any agreements with a Manager or any Affiliate of a Manager which are not subject to termination without penalty by either party upon not more than 60 days’ written notice, except for agreements which comply with the provisions of Section 15.2.15 or those which comply with the provisions of Section 15.4.8 and relate to the purchase of Portfolio Assets by the Fund and an Affiliate as joint venturers;

15.4.29 Cause the Fund to enter into any financing transaction involving a loan principal amount in excess of $3,000,000, unless prior to final funding it obtains an appraisal of the collateral or Portfolio Asset from a qualified independent third party appraiser;

15.4.30 Cause the Fund to invest cash in an aggregate amount in excess of $15,000,000 in a single financing transaction to a single customer.

15.5 Limitation on Manager’s Liability.  The Manager shall have no personal liability for the repayment of the Capital Contribution of any Holder or to repay the Fund any portion or all of any negative balance in its Capital Account. The return of Capital Contributions will be dependent on the Fund’s ability to generate distributions to Unit Holders. Notwithstanding the foregoing, this provision shall not limit the Manager’s liability for any loss or damage incurred by it by reason of any act performed or omitted to be performed by it when acting in connection with the business of the Fund for which the Manager is not entitled to indemnification as provided in Article 20 hereof.

15.6 Tax Matters Partner.  The Manager is hereby designated as the “Tax Matters Partner” in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given therein, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of Members. The designation made in this paragraph is hereby consented to by each Member as an express condition to becoming a Member. The Fund hereby indemnifies the Manager from and against any damages or losses (including attorney’s fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as tax matters Member, subject to the same conditions under which indemnification is provided the Manager in Article 20 hereof.

15.7 Minimum Investment in Equipment / Maximum Front-End Fees.  The Manager must commit not less than 80% of the Gross Proceeds to Investment in Equipment, with the balance thereof available to pay Organization and Offering Expenses and Front End Fees, however designated. Under the North American Securities Administrators Association, Inc. (“NASAA”) Statement of Policy concerning Equipment Programs, as in effect as of the initial effective date of the Fund’s Registration Statement on Form S-1 for the initial public offering of its Units (referred to herein as the “NASAA Guidelines”), the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, which shall be deemed to be Portfolio Assets for the purposes of this Agreement, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund’s Portfolio Assets; or (ii) 75% of such Gross Proceeds. The maximum amounts to be paid under the terms of this Agreement are subject to the application of the Management Fee Limit provided in Section 8.3, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee, Promotional Interest and Carried Interest to an aggregate not to exceed the maximum amount of fees that would be payable to the Manager under specified provisions of the NASAA Guidelines. Upon completion of the offering of Units, the Manager shall calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under Article IV, Sections C through G, and Article V, Section F, of the NASAA Guidelines and compare such total permitted fees to the total of the Asset Management Fee, Promotional Interest and Carried Interest. If and to the extent that the fees exceed the Asset Management Fee Limit provided in Section 8.3, the fees payable to the Manager and its Affiliates shall be reduced as described herein. In such event, this Agreement shall be amended immediately to reduce the amounts calculated as the Carried Interest and/or Promotional Interest by an amount sufficient to cause the total of such compensation to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums fixed as set forth above shall be repeated, and any required adjustments shall be made, at least annually thereafter.

15.8 Reliance on Manager’s Authority.  The Manager shall conduct the business of the Fund, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage the Fund business and affairs in an efficient manner. Any Person dealing with the Fund or the Manager may rely upon a certificate signed by the Manager as authority with respect to: (i) the identity of the Manager or any Holder hereof; (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Manager or are in any other manner germane to the affairs of the Fund; (iii) the Persons who are authorized to execute and deliver any instrument or document on behalf of the Fund; or (iv) any act or failure to act by the Fund as to any other matter whatsoever involving the Fund or any Members.

16.  RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS

16.1 Limitation on Member Authority.  Members shall take no part in the control, conduct or operation of the Fund and shall have no right or authority to act for or bind the Fund except as expressly provided herein.

16.2 Voting Rights.  Members shall have the right, by the vote of Members who own more than 50% of the total outstanding Units entitled to vote (a “majority-in-interest”), without the necessity of concurrence by the Manager, to approve the following matters affecting the basic structure of the Fund:

16.2.1 Removal or withdrawal of a Manager;

16.2.2 Subject to the further requirements of Article 17, continuation of the Fund and election of a successor Manager upon the termination of a Manager;

16.2.3 Termination and dissolution of the Fund;

16.2.4 Amendment of this Agreement, provided such amendment is not for any of the purposes set forth in Sections 16.4 or 16.5, and provided, further, that the Members shall have the right to approve or disapprove by separate vote each proposed amendment to this Agreement;

16.2.5 The pledge or granting of a security interest in, or sale of, Substantially All of the Assets in a single transaction, or in multiple transactions in the same twelve-month period, except to the extent the Manager is permitted to do so in the ordinary course of business or liquidation as provided in Section 15; and

16.2.6 The extension of the term of the Fund.

16.3 Voting Procedures.  In any vote of the Members, each Member shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by a Manager or an Affiliate of a Manager will not be entitled to vote, and will not be considered to be “outstanding” Units for purposes of any vote, upon matters which involve a conflict between the interests of such Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of such Manager or on any proposed amendment to this Agreement which would expand or extend the rights, authorities or powers of such Manager.

16.3.1 Meetings of the Members to vote upon any matters as to which the Members are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the Manager or by one or more Members holding more than 10% of the outstanding Units by delivering written notice, either in person or by registered mail, of such meeting to the Manager. Promptly, but in any event within 10 days following receipt of such request, the Manager shall cause a written notice, either in person or by certified mail, to be given to the Members entitled to vote at such meeting, which notice shall state that a meeting will be held at a time and place specified in the request, or if none, at a time and place as fixed by the Manager and convenient to the Members as a group, and which is not less than 15 days nor more than 60 days after the mailing of the notice of the meeting; provided, however, that such maximum period for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain the qualification with the California Commissioner of Corporations of the matters to be acted upon at such meeting, the clearance by the Securities and Exchange Commission or other appropriate governing agency of the solicitation materials to be forwarded to Members in connection with such meeting or any other administrative authorizations which may be required. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Members and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Fund.

16.3.2 In order to establish the Members of record entitled to act upon matters by vote or written consent, the Manager or Members holding more than 10% of the Units may fix in advance a record date (the “Record Date”) which is not more than 60 nor less than 10 days prior to the date of the meeting or the date upon which written consents are to be delivered. If no Record Date is fixed in the notice of meeting or action by written consent, the Record Date shall be deemed to be at the close of business on the business day next preceding the date on which notice is given. A new Record Date shall be fixed if a meeting is adjourned for more than 45 days from the date set for the original meeting.

16.3.3 Upon adjournment of a meeting to another time or place, notice of the new time or place shall be announced at the meeting at which adjournment is taken. If the adjournment is for more than 45 days or if, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

16.3.4 Personal presence of the Members at a meeting shall not be required, provided that sufficient Units are represented at the meeting, by Members appearing in person and/or by duly executed proxies, to take any action proposed for a vote at such meeting. Attendance by a Member at any meeting and voting in person shall revoke any proxies of such Member submitted with respect to action proposed to be taken at such meeting. Submission of a later proxy with respect to any action shall revoke an earlier one as to such action. Only the votes, whether in person or by proxy, of Members holding Units as of the Record Date established for such meeting shall be counted.

16.3.5 Any matter as to which the Members are authorized to take action under this Agreement or under law may be taken by the Members without a meeting and shall be as valid and effective as action taken by the Members at a meeting duly assembled, if written consents to such action by the Members are (i) signed by the Members entitled to vote upon such action at a meeting who held, as of the Record Date for such actions, the number of Units required to authorize such action and (ii) delivered to the Manager as of the date set for such action. Any action taken without a meeting shall be effective 15 days after the required minimum number of Members have signed the consent and shall be effective immediately if the Manager and Members holding at least 90% of the outstanding Units as of the Record Date have signed the consent.

16.3.6 In the event that there shall be no Manager, the Members may take action without a meeting by the written consent of Members having the requisite voting power of the Members entitled to vote.

16.4 Limitations on Member Rights.  No Holder shall have the right or power to: (i) withdraw or reduce his contribution to the capital of the Fund except as a result of the repurchase of the Units as provided in Article 13, the dissolution of the Fund or as otherwise provided by law, (ii) bring an action for partition against the Fund, (iii) cause the termination and dissolution of the Fund by court decree or otherwise, except as set forth in this Agreement, or (iv) demand or receive property other than cash in return for his contribution. No Holder shall have priority over any other Holder either as to the return of contributions of capital or as to Net Income, Net Loss or Distributions. Other than upon the termination and dissolution of the Fund as provided by this Agreement there has been no time agreed upon when the contribution of each Holder may be returned.

16.5 Limitations on Power to Amend Agreement.  Except as provided in Section 15.2.18, and notwithstanding anything to the contrary contained in this Agreement, this Agreement may not, without the consent of each of the Members who would be adversely affected thereby, be amended to:

16.5.1 Convert a Holder into a Manager;

16.5.2 Modify the limited liability of a Holder;

16.5.3 Alter the interest of any Member in Net Income, Net Loss or Distributions; or

16.5.4 Affect the status of the Fund as a partnership for federal income tax purposes.

16.6 Member List.  Upon the written request of a Member and for any non-commercial purpose reasonably related to the exercise of rights under this Agreement, the Manager will furnish to such Member or his representative, at his expense, a list containing the name and address of, and the Units held of record by, each Member, as provided in Section 14.1.3.

16.7 Dissenters’ Rights and Limitations on Mergers and Roll-up.

16.7.1 Any proposal that the Fund enter into a Roll-Up will require approval by Members of not less than 90% of the outstanding Units. Members who dissent with respect to a Roll-Up proposal will have the rights of a dissenting Member as provided under Sections 15679.1 through 15679.14 of the California Act. The Fund shall not pay or reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest or any other costs of the transaction in the event the Roll-Up is not approved by the Members as provided herein.

16.7.2 In connection with a proposed Roll-Up, an appraisal of all Fund assets shall be obtained from a competent, independent expert (defined as a Person with no current material or prior business or personal relationship with the Manager or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work). If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Fund assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Fund’s assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Fund assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Fund and its Holders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Holders in connection with a proposed Roll-Up transaction.

16.7.3 In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up transaction shall offer to Holders who vote “no” on the proposal the choice of:

(a) accepting the securities of the Roll Up Entity offered in the proposed Roll-Up transaction; or

(b) one of the following:

(i) remaining as Holders in the Fund, and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Holders’ pro-rata share of the appraised value of the net assets of the Fund.

16.7.4 The Fund shall not participate in any proposed Roll-Up transaction which would result in Holders having democracy rights which are less than those provided for under this Agreement. If the resulting entity is a corporation, the voting rights of Holders shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

16.7.5 The Fund shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Fund shall not participate in any proposed Roll-Up transaction which would limit the ability of a Holder to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Holder.

16.7.6 The Fund shall not participate in any proposed Roll-Up Transaction in which Holders’ rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

17.  TERMINATION OF A MANAGER AND TRANSFER OF THE MANAGER’S INTEREST

17.1 Removal or Withdrawal.  The following conditions shall govern the voluntary withdrawal or removal of the Manager:

17.1.1 The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote.

17.1.2 The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. Written notice of removal of the Manager shall be served either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

17.2 Other Terminating Events.  In the event of the adjudication of bankruptcy, filing of a certificate of dissolution, death or adjudication of insanity or incompetency of the Manager (each of such events, as well as removal, resignation and withdrawal of a Manager, being herein referred to as a “Terminating Event”), the Fund shall be dissolved and shall be liquidated under the provisions of Article 19, subject to the provisions of Section 17.3.

17.3 Election of Successor Manager; Continuation of Fund Business.  The following provisions shall govern the election of a successor Manager and continuation of the business of the Fund upon the occurrence of a Terminating Event with respect to a Manager (the “Retiring Manager”):

17.3.1 If at the time of a Terminating Event the Fund has one or more Managers other than the Retiring Manager, any remaining Manager or a majority-in-interest of the Members may elect, within 90 days thereafter, to continue the Fund business, in which case the Fund shall not dissolve. So long as there is at least one remaining Manager which so elects, or if a majority-in-interest of the Members so elect and a remaining Manager does not so elect, any remaining Manager which is not willing to elect to continue the Fund business will be deemed to have been removed from the Fund by vote of the Members.

17.3.2 If at the time of a Terminating Event the Retiring Manager is the sole remaining Manager, the Fund shall be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the occurrence of the Terminating Event, elect a successor Manager and continue the Fund’s business on the same terms and conditions as are contained herein, but with a name which does not include or in any way refer to the name of any Retiring Manager.

17.4 Admission of Successor or Additional Manager.  The following conditions shall be satisfied before any Person shall become a successor Manager or an additional Manager:

17.4.1 Such Person shall have been elected in accordance with Section 17.3 or 17.6;

17.4.2 Such Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement;

17.4.3 If such Person is a corporation, it shall have provided the Fund with evidence satisfactory to counsel for the Fund of its authority to become a Manager and to be bound by this Agreement; and

17.4.4 Any amendments and filings required or appropriate under the California Act shall have been made.

17.5 Effect of a Terminating Event.  Upon the occurrence of a Terminating Event, the following provisions shall be applicable:

17.5.1 The Retiring Manager shall immediately cease to be a Manager and shall not have any right to participate in the management of the affairs of the Fund or to receive any fees under this Agreement not already paid or earned; provided, however, that the Retiring Manager shall receive all amounts then accrued and payable by the Fund and shall be, and shall remain, liable as a Manager for all obligations and liabilities incurred by the Fund prior to the effective date of the Terminating Event, but shall be free from any obligation or liability incurred on account of the activities of the Fund from and after such time.

17.5.2 If the business of the Fund is continued, as aforesaid, the Retiring Manager shall be entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the Retiring Manager and the Fund, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of such arbitration shall be borne equally by the Fund and the Retiring Manager, and such arbitration shall be conducted in San Francisco, California unless otherwise agreed by both parties. The Fund shall forthwith pay to the Retiring Manager an amount equal to the then present fair market value of the interest so determined. If the Retiring Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of distributions the Retiring Manager would otherwise have received under this Agreement had such Manager not been terminated. If the Retiring Manager has been terminated involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. Such payment when made shall constitute complete and full discharge of all amounts to which the Retiring Manager is entitled in respect to such interest.

17.5.3 All executory contracts between the Fund and the Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may be terminated by the Fund effective upon written notice to the party so terminated. The Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may also terminate and cancel any such executory contract effective upon 60 days’ prior written notice of such termination and cancellation given to the remaining or new Manager or Members, if any, or to the Fund.

17.6 Election of Additional Manager.  Members owning in excess of 50% of the outstanding Units may at any time and from time to time elect an additional Manager, and, upon satisfaction of the conditions set forth in Section 17.4, the Person so elected shall be admitted as an additional Manager. Admission of an additional Manager shall not cause dissolution of the Fund.

17.7 Assignment of Manager’s Interest.  The Manager may not transfer its interest as a Member in, or as the Manager of, the Fund without the consent of Members owning in excess of 50% of the total outstanding Units, unless such an assignment is to an entity which succeeds to all of the assets of the assigning Manager and of which at least 80% of the voting and beneficial interest is controlled by Persons controlling 80% or more of the voting and beneficial interest of the assigning Manager. Any entity to which the entire interest of a Manager in the Fund is assigned in compliance with this Section 17.7 shall be substituted as a Manager by the filing of appropriate amendments to this Agreement. Notwithstanding the foregoing, the Manager may delegate to any of its subsidiaries or other Affiliates responsibility for specific services to be performed for the Fund and may assign all or a portion of the compensation due the Manager to such subsidiaries or other Affiliates.

17.8 Members’ Participation in Manager’s Bankruptcy.  In the event the Manager is subject to a voluntary or involuntary petition for reorganization or liquidation under the federal Bankruptcy Act, the Manager will cause separate counsel to be retained on behalf of the Fund, at Fund expense, to represent the Members’ interests in the bankruptcy action. In such event, the Fund will also bear any reasonable and necessary expenses of a duly appointed committee of Members incurred while acting on behalf of all of the Members as a group in connection with such bankruptcy action.

18.  CERTAIN TRANSACTIONS

The Manager and its Affiliates, the Holders, any Unit holder, officer, director, Member or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and brokerage of assets, property and rights similar to the Portfolio Assets. Except as described in the Prospectus, and subject to their fiduciary duties to the Fund, neither the Manager nor its Affiliates shall be obligated to present to the Fund any particular investment opportunity, regardless of whether such opportunity is of such character that the Fund could take advantage thereof if it were presented to the Fund, and the Manager and its Affiliates shall have the right to take for their own accounts (individually or otherwise) or to recommend to others any such investment opportunity.

19.  TERMINATION AND DISSOLUTION OF THE FUND

19.1 Termination and Dissolution.  The Fund shall be terminated and dissolved upon the earliest to occur of the following:

19.1.1 The withdrawal, removal, adjudication of bankruptcy, insolvency, insanity or incompetency, death or dissolution of a Manager unless a remaining Manager or a majority-in-interest of the Members, within 90 days of the date of such event, elects to continue the business of the Fund, and, if necessary, elects a replacement Manager, in the manner provided in Article 17; provided that expenses incurred on behalf of the Manager and/or Members in the continuation or reformation, or attempted continuation or reformation, of the Fund hereunder shall be deemed expenses of the Fund;

19.1.2 The Members owning more than 50% of the total outstanding Units vote in favor of dissolution and termination of the Fund; or

19.1.3 The Fund disposes of all interests in Portfolio Assets and its other assets and receives final payment in cash of the proceeds of such dispositions.

19.2 Accounting and Liquidation.  Upon the dissolution and termination of the Fund for any reason, the Manager shall take full account of the Fund assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

19.2.1 To the payment of creditors of the Fund but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Fund assets;

19.2.2 To the repayment of any outstanding loans made by the Manager to the Fund; and

19.2.3 To the Manager and Holders in accordance with their respective Capital Account balances, after giving effect to all allocations described in Article 10 of this Agreement; provided, however, that prior to any allocation under Section 10 of this Agreement, Gross Income shall be specially allocated to the Manager to the extent, if any, necessary to cause its Capital Account balance to be zero as of the close of such final taxable year (after crediting the Manager’s Capital Account with the Manager’s share of Fund Minimum Gain). For purposes of making the foregoing allocation, Net Income and Net Loss for the final taxable year of the Fund shall first tentatively be computed by including all Gross Income as an element thereof; then, to the extent, if any, that the Capital Account balance of the Manager is negative as of the close of such final taxable year (after giving effect to all Fund distributions), Gross Income shall be separately stated and allocated away from the Holders and to the Manager pursuant to this Section 19.2.3. Allocations shall be made hereunder to the Manager only to the extent the Manager has been treated as a partner of the Fund for federal income tax purposes. It is the intent of the Holders and the Manager that the Manager shall not be a partner.

19.2.4 Distributions in liquidation shall be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days of the liquidating event and shall otherwise comply with Regulations Section 1.704-1(b).

20.  INDEMNIFICATION

20.1 Indemnification of the Manager.  The Fund, its receiver or its trustee, shall indemnify, save harmless and pay all judgments and claims against the Manager and any of its Affiliates who perform services for the Fund from any liability, loss or damage incurred by them or the Fund by reason of any act performed or omitted to be performed by them when acting in connection with the business of the Fund, including costs and attorneys’ fees and any amounts expended in the settlement of any claims or liability, loss or damage;

provided, however, that, if such liability, loss or claim arises out of any action or inaction of the Manager or Affiliates who perform services for the Fund, the Manager or Affiliates who perform services for the Fund must have determined, in good faith, that such course of conduct was in the best interest of the Fund and did not constitute fraud, negligence, breach of fiduciary duty or misconduct by the Manager or Affiliates who perform services for the Fund; and provided further, that any such indemnification shall be recoverable only from the assets of the Fund and not from the assets of the Holders. All judgments against the Fund and the Manager, wherein a Manager is entitled to indemnification, must first be satisfied from Fund assets before such Manager may be held responsible. Persons entitled to indemnification hereunder shall be entitled to receive advances for attorney’s fees and other legal costs and expenses arising out of claims made against them, provided that (i) no such advances may be made for such fees, costs or expenses resulting from claims made by Holders; and (ii) advances for such fees and expenses relating to claims made by parties other than Holders may only be made if the action relates to the performance of duties or services by the indemnified party on behalf of the Fund, the indemnified party obtains an opinion of independent counsel that such party will be entitled to indemnification pursuant to this Agreement under the specific circumstances of the claim in question, and the indemnified party undertakes in writing prior to receipt of such advances that such party will repay in full any such advanced funds together with interest thereon in the event that, upon the ultimate disposition of the claim, the party would not be entitled to indemnification hereunder. Nothing contained herein shall constitute a waiver by a Holder of any right which he may have against any party under federal or state securities laws.

20.2 Limitations on Indemnification.  Notwithstanding anything to the contrary contained in the foregoing Section 20.1, neither the Manager nor any of its Affiliates performing services for the Fund nor any party acting as a broker-dealer shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving violations of state or federal securities laws by the Manager or by any Affiliate performing services for the Fund; or (ii) any liability imposed by law, such as liability for fraud, bad faith or negligence; provided, however, that indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (x) approves the settlement and finds that indemnification of any payment in settlement and related costs should be made; or (y) approves indemnification of litigation costs if a successful defense is made, or a dismissal with prejudice is obtained, as to the indemnitee on the merits of each count involving alleged securities law violations; and (z) the parties seeking indemnification apprise the court of the positions of the securities law administrators of any state in which the Units were offered or sold, including the Massachusetts Securities Division, and the Securities and Exchange Commission with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, the Manager shall indemnify the Fund against any loss or liability which it may incur as a result of the violation by the Manager or any of its Affiliates performing services for the Fund of any state or federal securities laws.

20.3 Insurance.  The Fund shall not pay for any insurance covering liability of the Manager or any of its Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Fund from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker’s compensation, as would be customary for any Person owning comparable Portfolio Assets and engaged in a similar business or from naming the Manager and any of its Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Fund.

21.  MISCELLANEOUS

21.1 Counterparts.  This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

21.2 Successors and Assigns.  The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the respective Members.

21.3 Severability.  In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

21.4 Notices.  All notices under this Agreement shall be in writing and shall be given to the Person entitled thereto, by personal service or by mail, posted to the address maintained by the Fund for such Person or at such other address as he may specify in writing.

21.5 Captions.  Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

21.6 Number and Pronouns.  Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.

21.7 Manager Address.  The address of the Manager is:

AGC 8 Managing Member, LLC
600 California Street, 6th Floor
San Francisco, California 94108

On and after November 1, 2012, the address of the Manager is:

AGC 8 Managing Member, LLC
The Transamerica Pyramid
600 Montgomery Street, 9th Floor
San Francisco, California 94111

21.8 Member Addresses.  The names, addresses and capital contributions of the Members are set forth on Exhibit I attached hereto, which exhibit shall be maintained at the principal place of business of the Fund.

21.9 Construction.  Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of California and that the Fund shall be governed by the California Act, as amended, governing limited liability companies formed under California law.

21.10 Qualification to Do Business.  In the event the business of the Fund is carried on or conducted in states in addition to the State of California, then the parties agree that this Fund shall exist under the laws of each state in which business is actually conducted by the Fund, and they severally agree to execute such other and further documents as may be required or requested in order that the Manager may qualify the Fund to conduct business in such states. The power granted to the Manager under this Agreement shall include the full authority for the Manager to perform the ministerial duty of qualifying the Fund under the laws of any state in which it is necessary to file documents or instruments of qualification. A Fund office or principal place of business in a state may be designated from time to time by the Manager.

INITIAL MEMBER:

AGC 8 MANAGING MEMBER, LLC, Manager

By: /s/ Dean L. Cash Dean L. Cash, President

EXHIBIT I

Schedule of Members

Name Address	Capital Contribution
AGC 8 Managing Member, LLC 600 California Street 6th Floor San Francisco, CA 94108	$500/50 Units

EXHIBIT C

HOW TO INVEST

TO THE INVESTOR:

Prior to the satisfaction of the escrow condition (sale of 120,000 Units), make your check payable to “U.S. Bank — ATEL GROWTH CAPITAL FUND 8, LLC Escrow.” Thereafter, make your check payable to “ATEL GROWTH CAPITAL FUND 8, LLC”. Investments must be made in increments of $10, with a minimum of $5,000 in most states. See the discussion under “Who Should Invest — State Requirements” in the Prospectus for exceptions.

IMPORTANT INSTRUCTIONS:

Fully complete sections 1, 2, and 3 of the Subscription Agreement.
All subscribers must: 1) sign each appropriate section where indicated, 2) initial each appropriate section (sections 3A—3E) where indicated on the bottom of the subscription agreement.
If you would like your distributions sent to an address other than your own (mutual fund, bank, etc.), please fill in the Distribution Instructions section (section 6).
ADD-ON INVESTMENTS
The Subscription Agreement accompanying additional investments in ATEL GROWTH CAPITAL FUND 8, LLC must have an authorized signature of a Registered Principal or Branch Manager of the Broker/Dealer, but does not require the signature of the investor. Add-on investments must bear the exact name in which the previous investment was registered, or a new signed Subscription Agreement will be required.
FOREIGN INVESTOR OPTION
As described in the Prospectus, the Manager has elected to permit limited investment in Units by investors who are not U.S. citizens. In section 1 of the Subscription Agreement there are three boxes, one of which must be checked to indicate whether an investor is a resident alien, nonresident alien or U.S. citizen residing outside the United States. If none of the three boxes is checked, the executed Subscription Agreement will constitute the investor’s representation that he or she is a U.S. citizen residing in the United States.

TO THE SELLING REPRESENTATIVE:

Please complete the Broker/Dealer Information section (Box 7) using your office address rather than the home office address. This section must be completed for all investments, including add-on investments by previous subscribers. Please make sure that the exact same name is used for the registered owner if the investment is an additional subscription. Also please make sure that the investor satisfies any other special investment standards imposed by the state in which he or she resides, as set forth in the Prospectus under the caption “Who Should Invest — State Requirements.”

Please have the Subscription Agreement signed by your branch manager or other authorized signatory.

Retain the blue copy for the Broker/Dealer and the green copy for the investor unless otherwise specified by your Broker/Dealer. All IRA investments must be submitted directly to the Custodian for completion—the Custodian will forward the Subscription Agreement to ATEL. Mail the original white copy and pink and yellow copies to at the following address, as appropriate:

During the Escrow Period:	After the Escrow Period:
ATEL Securities Corporation	Comerica Bank fbo ATEL GROWTH
Subscription Processing Desk	CAPITAL FUND 8, LLC
The Transamerica Pyramid	Attn: Lock Box Department
600 Montgomery Street, 9th Floor	1508 West Mockingbird Lane
San Francisco, CA 94111	Box #
(415)989-8800 or (800)543-ATEL	Dallas, TX 75235
E-Mail securities@atel.com

ATEL GROWTH CAPITAL FUND 8, LLC

The investor whose signature appears in Section 2 on the reverse side hereof (the “Investor”) hereby subscribes for the number of Units of ATEL GROWTH CAPITAL FUND 8, LLC (the “Fund”) set forth in Section I of this Subscription Agreement in the manner described in the Prospectus to which this agreement is an exhibit (the “Prospectus”). Prior to the satisfaction of the escrow condition (sale of 120,000 Units), there is transmitted herewith as the subscription price a check payable to “U.S. Bank — ATEL GROWTH CAPITAL FUND 8, LLC Escrow” in the amount required to purchase such Units ($10 per Unit). Such funds will be promptly transmitted (as defined in Rule 15c2-4 under the Securities Exchange Act of 1934 and NASD Notice to members 84-64). No subscription funds will be released to the Fund unless and until subscriptions for a minimum of 120,000 units have been received and collected by the escrow agent prior to a date 12 months after the date of the Prospectus. After the escrow condition of 120,000 Units sold has been satisfied, checks should be made payable to “ATEL GROWTH CAPITAL FUND 8, LLC”. Minimum initial investment is 500 Units.

A sale of Units cannot be completed until five (5) days after the investor has received the final Prospectus. Upon acceptance the investor will receive a written confirmation of purchase. The Fund will advise the subscriber of the acceptance or rejection of the subscription as soon as practicable after receipt of the subscription, but in no event more than 30 days following receipt.

The transferability of the Units will be governed by the Operating Agreement set forth as Exhibit B to the Prospectus, and all applicable laws, and the Investor must have adequate means of providing for his current needs and personal contingencies and must have no need for liquidity in this investment.

The Investor may not be able to consummate a sale or transfer of the Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and the Units, or any document of assignment or transfer evidencing the Units, will bear a legend reflecting the substance of the foregoing understanding if such Units have been issued pursuant to qualification under the California Corporate Securities Law of 1968.

The undersigned acknowledges that U.S. Bank, National Association is acting only as an escrow agent in connection with the offering of the Units, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Units.

Operating Agreement

The Investor agrees that if this subscription is accepted it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if accepted as a holder of the Units (“Holder”), the Investor shall be bound by the terms and conditions of the Operating Agreement set forth as Exhibit B to the Prospectus. Execution of this subscription and payment for the Units will constitute execution by the Subscriber of the Operating Agreement in the form set forth as Exhibit B to the Prospectus and as amended by any supplement to the Prospectus.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Note — Please type or print legibly when completing the Subscription Agreement.

Section 1: Units Purchased.

x	Fill in the total dollar amount and the number of Units to be acquired. Please note there are no fractional Units. All purchases must be in increments of $10.
x	Indicate whether this is an original investment in the Fund or an additional investment to an existing Fund account with the exact same registration by checking the appropriate box. Please note the minimum requirements. Only the dollar amount, subscriber name and broker/dealer information sections of the subscription forms need be completed for additional subscriptions by the same investor.

Section 2: Registered Owner.

x	Fill in the name(s) and addresses for the investment as they should appear in the registration.
x	Check the applicable citizenship status boxes.
x	Enter the appropriate taxpayer identification number for this investment, depending on the type of ownership. For IRAs and Keoghs please include both the custodian’s taxpayer identification and investor’s social security number.
x	Please read the Subscription Agreement, then sign and date the form.

Single Ownership — one signature required

Joint Tenants  — all parties must sign

Community Property — one signature required

Tenants in Common — all parties must sign

Tenants in Entirety — one signature required

In all other cases, the custodian, trustee, general partner or authorized corporate officer must sign. Where the documents establishing such representative capacity require more than one signature for execution of instruments on behalf of the represented entity, then all signatures required by such documents are required here.

Section 3: Subscriber Information

x	Each item must be initialed.

Section 4: Legal Form of Ownership.

x	Mark only one box. Fill in any information requested and note whose signature(s) is (are) required in Section 2.

Section 5: Investor Mailing Address.

x	Fill in name and address if different from Section 1, as with IRAs and Keoghs.

Section 6: Distribution Instructions.

x	Complete this section only if you want your distribution checks mailed to an address other than that shown in Section 2.

Section 7: Broker/Dealer Information.

x	Fill in the name of the licensed Broker/Dealer firm, the name of the Account Executive, and the telephone number and mailing address of the Account Executive. The name, address and phone number of the Account Executive are required so he/she can receive copies of all investor communications.
x	An authorized Branch Manager or Registered Principal of the Broker/Dealer firm must sign the form. Orders cannot be accepted without Broker/Dealer authorization and the Blue Sky jurisdiction in which the sale occurred.

Mailing Address.

Mail the completed form with a check payable as indicated in Section 1 to:
For all subscriptions during the Escrow period:
ATEL Securities Corporation
Attention: Subscription Processing Desk
The Transamerica Pyramid
600 Montgomery Street, 9th Floor
San Francisco, California 94111

For subscriptions after the Escrow period:
U.S. Postal Service Mail:
ATEL GROWTH CAPITAL FUND 8, LLC
P.O. Box
Dallas, TX 75267-

For Federal Express, UPS, DHL or other express delivery services:
Comerica Bank fbo ATEL GROWTH CAPITAL FUND 8, LLC
Attn: Lock Box Department
1508 West Mockingbird Lane
Box #
Dallas, TX 75235

If you have any additional questions about completing this Subscription Agreement, please call ATEL Securities Corporation Subscription Processing Desk at (800) 543-ATEL.

ATEL GROWTH CAPITAL FUND 8, LLC •   SUBSCRIPTION AGREEMENT

Please type or print the following information:

1. UNITS PURCHASED

Make checks payable to “U.S. Bank —  ATEL GROWTH CAPITAL FUND 8, LLC Escrow” until the minimum offering condition has been satisfied, and thereafter checks should be made payable to “ATEL GROWTH CAPITAL FUND 8, LLC”

$  is hereby delivered for the purchase of  Units and should be registered as indicated in the Registered Owner section below.

2. REGISTERED OWNER.

Name(s) and addresses will be recorded exactly as printed below. (Include custodial address if applicable.)

☐ Mr. ☐ Ms. ☐ Mr. and Mrs. ☐ Mrs.

Investor(s) Name and/or

Custodian/Nominee

Investor Name(s)

Address

City  State  Zip Code

Investor Phone Number ()  E-mail

Investor Account # (if any)

The Internal Revenue Service does not require consent to any provision of this document other than the certifications required to avoid backup withholding.

X  Date

Subscriber’s Signature

X   Date

Subscriber/Custodian/Nominee or Authorized Signature

☐	INITIAL INVESTMENT $10 per unit ($5,000/500 Unit Minimum, unless a higher minimum is required in the investor’s state – see the Prospectus)
☐	ADDITIONAL INVESTMENT ($500/50 Units, unless a higher minimum is required in the investor’s state — see the Prospectus)
☐	Check if you are a resident alien.
☐	Check if you are a nonresident alien (please include W-8 form).
☐	Check if you are a U.S. citizen residing outside the U.S.

TAXPAYER IDENTIFICATION NUMBER Note: If the account is in more than one name, the number should be that of the first person listed.

☐ ☐ - ☐ ☐ ☐ ☐ ☐ ☐

Include BOTH numbers for IRAs and Keoghs.

SOCIAL SECURITY NUMBER

☐ ☐ - ☐ ☐ - ☐ ☐ ☐ ☐

HAVE YOU INVESTED IN ANY PRIOR ATEL FUND?

☐ YES ☐ NO

No representations should be relied upon other than those contained in the Prospectus, as amended and/or supplemented. The subscriber represents, warrants and agrees as set forth on the reverse side of this signature page; further, the undersigned declares under penalty of perjury that to the best of his knowledge the information supplied above is true and correct and may be relied upon by the Manager and the Fund in connection with his investment as a Holder in the Fund. The subscriber hereby subscribe(s) for the purchase of fully-paid and non-assessable Units of the Fund as indicated.

3. SUBSCRIBER INFORMATION (EACH ITEM MUST BE INITIALED):

In order to induce the Manager to accept this subscription, the Investor hereby confirms that (initial in the space provided):

INITIAL HERE > ________	A. The Investor satisfies the minimum income and/or net worth standards imposed by the jurisdiction in which he/she resides as set forth in the Prospectus under “Who Should Invest.” Unless the standards are varied by the investor’s state, minimum standards require that the investor must have (a) a net worth of at least $250,000 in excess of his investment in Units, or (b) a net worth of at least $70,000 in excess of his investment in Units and a minimum of $70,000 in annual gross income. In all cases net worth is exclusive of home, home furnishings and automobiles. The Investor further represents that he/she satisfies any other minimum income and/or net worth standards and maximum investment standards imposed by the jurisdiction in which he/she resides, if any different standards are set forth in the Prospectus under “Who Should Invest” or in any supplement thereto. As of the date of the Prospectus, states with varying or additional suitability standards or recommendations described under “Who Should Invest” include: Alabama, Arizona, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, and Tennessee. Any additional state suitability requirements will be set forth in a supplement to the Prospectus.

INITIAL HERE > ________	B. The Investor represents that the Investor has received a copy of the final Prospectus at least five business days prior to executing this Subscription Agreement.
INITIAL HERE > ________	C. The Investor acknowledges that an investment in Units is not liquid.
INITIAL HERE > ________	D. If the undersigned is acting in a representative capacity for a corporation, partnership, trust or other entity, or as agent for any person or entity, he hereby represents and warrants that he has full authority to enter into this agreement in such capacity.
INITIAL HERE > _______	E. If the undersigned is purchasing the Units subscribed for hereby in a fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.
INITIAL HERE > _______	F. CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER. The Undersigned certifies that: (1) the number herein is a correct Social Security or Taxpayer Identification Number; (2) the undersigned is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all dividends or interest, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding (if the undersigned is currently subject to backup withholding, he has stricken the language in this clause (2) before signing); and (3) the undersigned is a U.S. Person (that is, an individual that is a U.S. Citizen or resident; a partnership, corporation, company or association created or organized in the United States or under United States laws; or any estate [other than a foreign estate] or trust).

4. LEGAL FORM OF OWNERSHIP (Check Only One)

☐ Single Ownership	☐ IRA regular rollover	☐ Pension Plan
☐ Joint Tenants With Rights of Survivorship	☐ Trust – Trust Date ☐☐ ☐☐ ☐☐	☐ Profit Sharing Plan
☐ Husband and Wife as Community Property	(Month/Day/Year)	☐ Corporation
☐ Tenants in Common	☐ Non Qualified Custodian Account	☐ Partnership
☐ Tenants in Entirety	☐ Custodian for	☐ Non-Profit Organization
☐ Sep IRA	☐ UGMA / UTMA – State of:	☐ Other

5. INVESTOR MAILING ADDRESS

(if different from above, as with IRAs and Keoghs)

Name

Name

Address

City  State ..   Zip Code .

Investor Phone Number ()

6. DISTRIBUTION INSTRUCTIONS

☐	Please make distributions for my account: ☐ Monthly ☐ Quarterly
☐	Please deposit directly into the following account: ☐ Checking ☐ Savings (for direct deposit, enclose a voided check and complete instructions below)
☐	Send distributions to a party other than the registered owner
☐	Send distributions to registered owner’s address above.

Receiving Entity

Address

City   State   Zip Code

Account Number   ABA Number

7. BROKER/DEALER INFORMATION

The Broker/Dealer must sign below to complete order. Broker/Dealer hereby warrants that it is a duly licensed Broker/Dealer and may lawfully offer Units in the state designated as the Investor’s residence and, further, that it has reasonable grounds to believe, based on information obtained from the Investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the Broker/Dealer, that the investor meets the minimum suitability standards for investors in the Investor’s state of residence and that investment in the Fund is suitable for the Investor in light of his/her financial position, net worth and other suitability characteristics, and that the Broker/Dealer has informed the Investor as to the limited liquidity and marketability of the Units. The undersigned Broker/Dealer warrants that a current Prospectus was delivered to the Investor.

Licensed Firm Name

Account Executive Name   B/D Rep #

A/E Mailing Address  Suite #

City   State    Zip Code

Telephone Number ()   Fax ()

E-mail

X   Date

Authorized signature (Branch Manager or Registered Principal).

Order cannot be accepted without signature above and Blue Sky jurisdiction designation below.

This transaction, for purposes of Blue Sky jurisdiction, took place in the State of.

ACCEPTANCE BY MANAGER — FOR MANAGER’S USE ONLY	RETURN TOP 3 COPIES: WHITE - ATEL COPY, YELLOW - BROKER/DEALER
Received and Subscription Accepted	COPY, PINK - INVESTOR COPY RETAIN: BLUE - BROKER/DEALER COPY, GREEN - INVESTOR COPY ____
AGC 8 Managing Member, LLC
By
Amount Date B/D Rep #

This transaction, for purposes of Blue Sky jurisdiction, took place in the State of.

Printed on Recycled Paper

The Fund has not authorized anyone to give any information or to make any representations other than those contained in this Prospectus in connection with the offer of its Units, and unauthorized information or representations must not be relied upon. This Prospectus is not an offer or solicitation by anyone in any state or other jurisdiction in which the offer or solicitation is not authorized or in which the person making an offer is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus or any Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof; however, if any material change not contemplated hereby occurs while this Prospectus is required to be delivered, this Prospectus will be amended or supplemented accordingly.

Until a date 90 days after the effective date of this Prospectus, all dealers effecting transactions in the registered securities, whether or not participating in this distribution may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ATEL Growth Capital Fund 8, LLC is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not regulated by that Act.

Member FINRA
ATEL SECURITIES CORPORATION
THE TRANSAMERICA PYRAMID
600 MONTGOMERY STREET, 9th FLOOR
SAN FRANCISCO, CA 94111
1.800.543.ATEL — FAX 415.989.2536
EMAIL ASC@ATEL.COM — www.atel.com

SUPERSEDES PRIOR
SUPPLEMENTS

ATEL GROWTH CAPITAL FUND 8, LLC

SUPPLEMENT
DATED MARCH 31, 2014
TO
PROSPECTUS DATED AUGUST 20, 2012
OF
ATEL GROWTH CAPITAL FUND 8, LLC (The “Fund”)

The Fund’s Prospectus is hereby supplemented as set forth herein. This supplement is a part of and must be accompanied by the Fund’s Prospectus dated August 20, 2012. Terms not otherwise defined herein have the meaning defined in the Prospectus.

Status of the Offering

As of November 14, 2012, the Fund had received and accepted subscriptions in excess of 120,000 Units for total subscription proceeds in excess of the minimum offering amount of $1,200,000. Such amount excludes Pennsylvania subscriptions. Consequently, the offering proceeds were released to the Fund from the escrow account in which they were held. Pennsylvania subscriptions were subject to a separate escrow agreement and were released to the Fund only at such time as total subscription proceeds received and accepted by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, were equal to not less than $3,750,000 in gross proceeds. Total contributions to the Fund exceeded $3,750,000 on March 13, 2013 and the Pennsylvania escrowed amounts were released to the Fund.

As of the date of this Supplement, the Fund has received and accepted subscriptions for a total of 1,214,881 Units, for total offering proceeds in the amount of $12,148,810. All such total gross offering proceeds have been committed to portfolio acquisition costs, offering and organization expenses allocable to such proceeds, and capital reserves.

Portfolio Acquisitions and Transactions

Set forth below is a summary of the portfolio acquisitions and transactions entered into or identified by the Fund as of March 31, 2014.

ATEL GROWTH CAPITAL FUND 8, LLC

PORTFOLIO ACQUISITIONS AND TRANSACTIONS
(Unaudited)

Borrower	Investment Type	Commence Date(s)(1)	Price(2)	Term(3)
Axcient, Inc.	Data Center Equipment/Furnitures	7/1/13	$142,301	36
Axcient, Inc.	File Data Storage	9/1/13	380,146	36
Axcient, Inc.	Data Center Equipment	1/1/14	262,734	36
Bloom Energy Corporation	Manufacturing Equipment	1/1/13	650,000	42
Cytomx Therapeutics, Inc.	Research & Lab Equipment	2/1/13	150,000	42
Cytomx Therapeutics, Inc.	Senior Term Loan – Blanket	1/1/14	900,000	42
Defense.Net, Inc.	Computer & Networking Equipment	7/1/13	350,000	36
Digital Ocean, Inc.	Dell Computer Servers	3/21/14	503,800	36
Ecoatm, Inc.	Mobile Device Recycling Kiosks	10/1/12	400,000	36
Enevate Corporation	Research/Lab & Office Furnitures	1/1/13	300,000	36
Forma Therapeutics, Inc.	Senior Term Loan – Blanket	1/1/14	750,000	36
Ioxus, Inc.	Manufacturing Equipment	1/1/13	100,000	36
Ioxus, Inc.	Miscellaneous Equipment	5/1/13	155,769	36
Ioxus, Inc.	Bitrode Cycle Life Tester	10/1/13	94,231	31
Revolution Foods, Inc.	Food Processing Equipment	1/1/14	200,000	36
Xicato, Inc.	Office Equipment	11/1/13	750,000	24
Xicato, Inc.	Test/Lab Equipment	4/1/14	248,981	24
Revolution Foods, Inc.	Food Processing Equipment	TBD	600,000	TBD
Luxtera, Inc.	R & D/Manufacturing Equipment	TBD	1,000,000	TBD
			$7,937,962

(1)	In many cases, a portfolio financing transaction is funded over a period of time according to the borrower’s requirements. Therefore, “Commence Date(s)” expressed as a range represents multiple loan commencement dates occurring or anticipated under the same transaction line.
(2)	“Price” includes either amounts committed to borrowers by the Fund, or actual transaction acquisition costs as of March 31, 2014. All figures are rounded to the nearest dollar. The Manager and its affiliates acquire transactions on behalf of the Fund and other affiliated investor programs. For any transactions which are not fully funded, the “Price” reflects the amount of any transaction commitment allocated to the Fund. The amounts may change as a result of ongoing funding, allocation to other programs or other factors. To the extent that the transaction is not fully funded, the information in the table represents the Managing Member’s best estimates as to the size, timing and terms of the transaction upon full funding, based on the outstanding commitment and the intended allocation to the Fund, its discussions with the lessee or borrower, the current and anticipated availability of Fund capital and other factors. There can be no assurance, however, that the portion of the transaction which has not been funded will be completed as described. The Fund intends to acquire all investments with cash, and will not incur leverage in connection with any initial portfolio acquisition.
(3)	“Term” is expressed in terms of months, although actual repayment terms may be monthly, quarterly, semiannual or annual.

Distributions

Distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital (including escrow interest) or a portion of each. Generally, the portion of each cash distribution by a company which exceeds its net income for the fiscal period would constitute a return of capital. The Fund is required by the terms of its Operating Agreement to distribute the net cash flow generated by its investments in certain minimum amounts during the Reinvestment Period before it can reinvest its operating cash flow in additional portfolio assets. See the discussion in the Prospectus under “Income, Losses and Distributions — Reinvestment.” Accordingly, the amount of cash flow from Fund investments distributed to Unit holders will not be available for reinvestment in additional portfolio assets.

Cash distributions were based on current and anticipated gross revenues from the investments acquired. During the Fund’s acquisition and operating stages, the Fund may incur short term borrowing to fund regular distributions of such gross revenues to be generated by newly acquired transactions during their respective initial fixed terms. As such, all Fund periodic cash distributions made during these stages have been, and are expected in the future to be, based on the Fund’s actual and anticipated gross revenues to be generated from the binding initial terms of the investments acquired.

The following table summarizes distribution activity for the Fund from inception through March 31, 2014 (in thousands, except as to Units and per Unit data):

Distribution Period(1)	Paid	Return of Capital		Distribution of Income	Total Distribution		Total Distribution per Unit(2)	Weighted Average Units Outstanding(3)
Monthly and quarterly distributions
Oct 2012 – Mar 2013 (Distribution of all escrow interest)	July 2013	$—		$—	$—		n/a	n/a
Nov 14, 2012 – Nov 30, 2012	Dec 2012	3		—	3		$0.43	6,306
Dec 2012 – Nov 2013	Jan – Dec 2013	866		—	866		1.57	551,608
Dec 2013 – Feb 2014	Jan – Mar 2014	276		—	276		0.26	1,043,575
		$1,145		$—	$1,145		$2.26
Source of distributions
Lease and loan payments/payoffs received		$1,145	100.00%	$—	$1,145	100.00%
Interest income		—	0.00%	—	—	0.00%
		$1,145	100.00%	$—	$1,145	100.00%

(1)	Investors may elect to receive their distributions either monthly or quarterly. See “Timing and Method of Distributions” on Pages 46 – 47 of the Prospectus.
(2)	Total distributions per Unit represents the per Unit distribution rate for those units which were outstanding for all of the applicable period.
(3)	Balance shown represents weighted average units for the period from November 14 (date of escrow requirement was met) – November 30, 2012, December 1, 2012 – November 30, 2013, and December 1, 2013 – February 28, 2014, respectively.

Management’s Discussion and Analysis

Statements contained under this caption and elsewhere in this Supplement, may be forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the economic recession and changes in general economic conditions, including fluctuations in demand for equipment, lease rates, and interest rates, may result in delays in investment and reinvestment, delays in leasing, re-leasing, and disposition of equipment, and reduced returns on invested capital. The Company’s performance is subject to risks relating to lessee and borrower defaults and the creditworthiness of its lessees and borrowers. The Company’s performance is also subject to risks relating to the value of its equipment at the end of its leases, which may be affected by the condition of the equipment, technological obsolescence and the markets for new and used equipment at the end of lease terms. See the more detailed discussion under “Risk Factors” in the Prospectus. Investors are cautioned not to attribute undue certainty to these forward-looking statements, which speak only as of the date of this Supplement. We undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Supplement or to reflect the occurrence of unanticipated events, other than as required by law.

Overview

The offering of ATEL Capital Growth Fund 8, LLC (the “Company” or the “Fund”) was granted effectiveness by the Securities and Exchange Commission as of August 20, 2012. The offering is expected to continue until the earlier of a period of two years from that date or until sales of Units to the public reach $75,000,000.

As of November 14, 2012, subscriptions for the minimum number of Units (120,000, representing $1,200,000), excluding subscriptions from Pennsylvania investors, had been received and the Fund requested subscription proceeds to be released from escrow. On that date, the Company commenced initial operations. Pennsylvania subscriptions were subject to a separate escrow and were released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal to not less than $3,750,000 in gross proceeds. Total contributions to the Fund exceeded $3,750,000 on March 13, 2013, at which time a request was processed to release the Pennsylvania escrowed amounts. The Company is actively raising capital and, as of March 31, 2014, has received cumulative contributions in the amount of $12,148,810 (representing 1,214,881 Units issued and outstanding), inclusive of the $500 initial member’s capital investment.

As of December 31, 2013, cumulative contributions, net of redemptions and related distributions paid, totaling $10,215,490 (inclusive of the $500 initial Member’s capital investment) have been received. As of such date, a total of 1,021,531 Units were issued and outstanding. The Fund is actively raising capital and, as of February 28, 2014, has received cumulative contributions, net of redemptions and related distributions paid, in the amount of $11,496,410 (inclusive of the $500 initial Member’s capital investment).

Results of Operations

During 2013 and 2012, certain borrowers generated significant portions (defined as greater than or equal to 10%) of the Company’s total lending revenues, excluding gains or losses on disposition of assets, as follows:

		Percentage of Total Lending Revenues
Lessee	Type of Equipment	2013	2012
Bloom Energy Corporation	Manufacturing	30%	*
Enevate Corporation	Research	16%	13%
EcoATM, Inc.	Recycling	11%	82%
Axcient, Inc.	Computers	10%	*
Ioxus, Inc.	Manufacturing	10%	*

*	Less than 10%

These percentages are not expected to be comparable in future periods due to anticipated changes in the mix of investments and/or borrowers as a result of normal business activities.

Cost reimbursements to the Managing Member are based on its costs incurred in performing administrative services for the Company. These costs are allocated to each managed entity based on certain criteria such as total assets, number of investors or contributed capital based upon the type of cost incurred.

2013 versus 2012

The Company reported net income of $396,155 and a net loss of $15,231 for the years ended December 31, 2013 and 2012, respectively.

The net income for 2013 was a result of revenues totaling $821,296 offset, in part, by operating expenses totaling $425,141. Total revenues mostly consisted of $477,433 of unrealized gain on the fair valuation of warrants associated with the Fund’s investments in notes receivable, $227,802 of interest income (including accretion of net note origination costs and discounts) derived from the notes receivable, $50,792 of gain from the net exercise of warrants, and $46,452 of gain from the early termination of certain notes receivable. Total expenses were primarily comprised of $271,748 of acquisition expenses related to loan originations, $52,722 of costs reimbursed to affiliates, $24,749 of outside services related to printing services, $21,220 of professional fees related to audit and audit-related fees, $16,183 of asset management fees paid to the Manager, and $15,404 of other expense primarily related to investor communications and administrative expenses. Combined, such expenses represent approximately 95% of total expenses.

By comparison, the net loss for 2012 was a result of operating expenses totaling $30,237 partially offset by revenues of $15,006. Total expenses were primarily comprised of $22,313 of acquisition expenses related to loan originations. Such acquisition expenses represent approximately 74% of total expenses. Total revenues mostly consisted of $14,534 of interest income, including accretion of net note origination costs and discounts, derived from the Fund’s investments in notes receivable.

Capital Resources and Liquidity

The Company’s cash and cash equivalents totaled $3,107,170 and $254,739 at December 31, 2013 and 2012, respectively. The liquidity of the Company will vary in the future, increasing to the extent cash flows from subscriptions and its portfolio investments exceed expenses and decreasing as portfolio investments are acquired, as distributions are made to the Members and to the extent expenses exceed cash flows from its portfolio investments.

The Fund will acquire its investments with cash. The Fund will not borrow to acquire its portfolio assets and does not intend or expect to incur any indebtedness. The Fund anticipates that it would incur indebtedness only in the event that it is required to borrow for temporary working capital purposes.

The Company’s primary source of liquidity during 2013 and 2012 was subscription proceeds from the public offering of Units. Capital contributions, net of rescissions and related distributions paid, totaled $8,342,230 and $1,872,760 for the respective years ended December 31, 2013 and 2012.

During the same respective years, the primary uses of cash were to fund investments in notes receivable, to pay commissions and syndication costs associated with the offering, and to pay distributions. Investments in notes receivable funded during 2013 and 2012 totaled $4,135,181 and $1,450,000, respectively; while commissions and syndication costs paid totaled $1,121,064 and $252,935. In addition, distributions paid to the Managing Member and Other Members totaled $966,169 and $2,980 during the same respective years.

Commitments

At December 31, 2013, there were commitments to fund investments in notes receivable approximating $5,450,000. This amount represents contract awards which may be canceled by the prospective borrower or may not be accepted by the Company.

Recent Accounting Pronouncements

Recent accounting standards updates as issued by the Financial Accounting Standards Board (FASB) were evaluated and determined to be not applicable to the Company.

Critical Accounting Policies and Estimates

The policies discussed below are considered by management of the Company to be critical to an understanding of the Company’s financial statements because their application requires significantly complex or subjective judgments, decisions, or assessments, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described in the following paragraphs. The Company also states these accounting policies in the notes to the financial statements and in relevant sections in this discussion and analysis. For all of these policies, management cautions that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates. Such estimates primarily relate to the determination of credit losses on notes receivable and the fair valuation of equity securities and warrants.

Notes receivable, unearned interest income and related revenue recognition:

The Company records all future payments of principal and interest on notes as notes receivable, which are then offset by the amount of any related unearned interest income. For financial statement purposes, the Company reports the net investment in the notes on the balance sheet. Such net investment is comprised of the amount advanced on the loans, adjusting for net deferred loan fees or costs incurred at origination, amounts allocated to warrants received upon origination, and any payments received in advance. The unearned interest is recognized over the term of the notes and the income portion of each note payment is calculated so as to generate a constant rate of return on the net balance outstanding. Net deferred loan fees or costs, together with discounts recognized in connection with warrants acquired at origination, are accreted as an adjustment to yield over the term of the loan.

Allowances for losses on notes receivable are typically established based on historical charge-off and collection experience and the collectability of specifically identified borrowers and billed and unbilled receivables. Notes are considered impaired when, based on current information and events, it is probably that the Company will be unable to collect the scheduled payments of principal and/or interest when due according to the contractual terms of the note agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. If it is determined that a loan is impaired with regard to scheduled payments, the Company will perform an analysis of the note to determine if an impairment valuation reserve is necessary. This analysis considers the estimated cash flows from the note, or the collateral value of the property underlying the note when note repayment is collateral dependent. Any required valuation reserve is charged to earnings when determined; and notes are charged off to the allowance as they are deemed uncollectible.

Notes receivable are generally placed in a non-accrual status (i.e., no revenue is recognized) when payments are more than 90 days past due. Additionally, management periodically reviews the creditworthiness of companies with note payments outstanding less than 90 days. Based upon management’s judgment, the related notes may be placed on non-accrual status. Notes placed on non-accrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid receivable is probable. Until such time, all payments received are applied only against outstanding principal balances.

Note origination costs:

The Company capitalizes note origination costs and deferred loan fees associated with the origination and funding of investments in notes receivable. Costs incurred include both internal costs (e.g., the costs of employees’ activities in connection with successful loan originations) and any external broker fees incurred with such originations. These costs are amortized on a note by note basis over the actual contract term using the effective interest rate method. Upon termination of the underlying notes receivable, any of the remaining net note origination fees or costs are relieved. Likewise, the accumulated amortization related to the deferred costs is relieved. Costs related to notes receivable that are not consummated are not eligible for capitalization as note origination costs and are expensed as acquisition expense in the period of expenditure.

Experts

Moss Adams LLP, independent registered public accounting firm, has audited the Fund’s balance sheets as of December 31, 2013 and 2012, and the related statements of operations, changes in members’ capital, and cash flows for the years then ended, as set forth in their report. The Fund has included the financial statements in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

Moss Adams LLP, independent auditors, has audited the balance sheet of AGC Managing Member, LLC as of March 31, 2014 and December 31, 2012, as set forth in their report. The Fund has included the balance sheets in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

Set forth below are the following financial statements:

ATEL GROWTH CAPITAL FUND 8, LLC
Report of Moss Adams, LLP, Independent Registered Public Accounting Firm	S-F-2
Balance Sheets, December 31, 2013 and 2012	S-F-3
Statement of Operations for the years ended December 31, 2013 and 2012	S-F-4
Statement of Changes in Members’ Capital for the years ended December 31, 2013 and 2012	S-F-5
Statement of Cash Flows for the years ended December 31, 2013 and 2012	S-F-6
Notes to Financial Statements	S-F-7
AGC MANAGING MEMBER, LLC
Report of Moss Adams, LLP, Independent Auditors	S-F-16
Balance Sheets, March 31, 2014 and December 31, 2012	S-F-17
Notes to Balance Sheets, March 31, 2014 and December 31, 2012	S-F-18

S-F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Members
ATEL Growth Capital Fund 8, LLC

We have audited the accompanying balance sheet of ATEL Growth Capital Fund 8, LLC, (the “Company”) as of December 31, 2013 and 2012, and the related statements of operations, changes in members’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Management of the Company’s Managing Member. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATEL Growth Capital Fund 8, LLC as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

San Francisco, California
March 21, 2014

S-F-2

ATEL GROWTH CAPITAL FUND 8, LLC

BALANCE SHEETS

DECEMBER 31, 2013 AND 2012

	2013	2012
ASSETS
Cash and cash equivalents	$3,107,170	$254,739
Accounts receivable	6,152	6,664
Notes receivable, net	4,396,271	1,313,139
Fair value of warrants	606,933	24,412
Prepaid expenses and other assets	4,875	—
Total assets	$8,121,401	$1,598,954
LIABILITIES AND MEMBERS’ CAPITAL
Accounts payable and accrued liabilities:
Managing Member	$17,571	$3,315
Affiliates	889,621	679,188
Accrued distributions to Other Members	159,866	20,868
Other	22,260	9
Deposits due borrowers	—	32,000
Total liabilities	1,089,318	735,380
Commitments and contingencies
Members’ capital:
Managing Member	—	—
Other Members	7,032,083	863,574
Total Members’ capital	7,032,083	863,574
Total liabilities and Members’ capital	$8,121,401	$1,598,954

See accompanying notes.

S-F-3

ATEL GROWTH CAPITAL FUND 8, LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
Revenues:
Notes receivable interest income, including accretion of net note origination costs and discounts	$227,802	$14,534
Gain on early termination of notes receivable	46,452	—
Gain on sales or dispositions of securities	50,792	—
Interest income	456	32
Unrealized gain on fair valuation of warrants	477,433	—
Other	18,361	440
Total revenues	821,296	15,006
Expenses:
Acquisition expense	271,748	22,313
Cost reimbursements to affiliates	52,722	279
Asset management fees to Managing Member	16,183	996
Professional fees	21,220	—
Outside services	24,749	1,359
Taxes on income and franchise fees	2,600	1,600
Bank charges	8,923	3,099
Printing and photocopying	11,592	446
Other	15,404	145
Total operating expenses	425,141	30,237
Net income (loss)	$396,155	$(15,231)
Net income (loss):
Managing Member	$115,704	$2,117
Other Members	280,451	(17,348)
	$396,155	$(15,231)
Net income (loss) per Limited Liability Company Unit (Other Members)	$0.45	$(0.83)
Weighted average number of Units outstanding	620,769	20,777

See accompanying notes.

S-F-4

ATEL GROWTH CAPITAL FUND 8, LLC

STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

		Amount
	Units	Other Members	Managing Member	Total
Balance December 31, 2011	50	$—	$500	$500
Capital contributions	187,276	1,872,760	—	1,872,760
Less selling commissions to affiliates	—	(168,503)	—	(168,503)
Syndication costs	—	(799,785)	—	(799,785)
Distributions to Other Members ($1.13 per Unit)	—	(23,550)	—	(23,550)
Distributions to Managing Member	—	—	(2,617)	(2,617)
Net (loss) income	—	(17,348)	2,117	(15,231)
Balance December 31, 2012	187,326	863,574	—	863,574
Capital contributions	834,755	8,347,550	—	8,347,550
Rescissions of Units	(550)	(5,320)	—	(5,320)
Less selling commissions to affiliates	—	(750,785)	—	(750,785)
Syndication costs	—	(698,480)	—	(698,480)
Distributions to Other Members ($1.62 per Unit)	—	(1,004,907)	—	(1,004,907)
Distributions to Managing Member	—	—	(115,704)	(115,704)
Net income	—	280,451	115,704	396,155
Balance December 31, 2013	1,021,531	$7,032,083	$—	$7,032,083

See accompanying notes.

S-F-5

ATEL GROWTH CAPITAL FUND 8, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
Operating activities:
Net income (loss)	$396,155	$(15,231)
Adjustment to reconcile net income (loss) to cash used in operating activities:
Accretion of note discount – warrants	(13,747)	(597)
Amortization of net note origination costs	10,657	436
Gain on early termination of notes receivable	(46,452)	—
Gain on sales or dispositions of securities	(50,792)	—
Unrealized gain on fair valuation of warrants	(477,433)	—
Changes in operating assets and liabilities:
Accounts receivable	512	(6,664)
Prepaid expenses and other assets	(4,875)	—
Accounts payable, Managing Member	(1,188)	996
Accounts payable, other	22,251	9
Accrued liabilities, affiliates	(117,768)	(36,165)
Deposits due borrowers	(32,000)	32,000
Unearned fee income related to notes receivable	33,161	17,333
Net cash used in operating activities	(281,519)	(7,883)
Investing activities:
Advance payments	48,993	60,220
Proceeds from early termination of notes receivable	341,880	—
Proceeds from sales of warrants	55,640	—
Payments of note origination costs	(25,145)	(2,974)
Note receivable and warrants advances	(4,135,181)	(1,450,000)
Principal payments received on notes receivable	592,766	38,031
Net cash used in investing activities	(3,121,047)	(1,354,723)
Financing activities:
Selling commissions to affiliates	(617,631)	(143,479)
Syndication costs paid to Managing Member	(503,433)	(109,456)
Distributions to Other Members	(865,909)	(2,682)
Distributions to Managing Member	(100,260)	(298)
Capital contributions	8,347,550	1,872,760
Rescissions of capital contributions	(5,320)	—
Net cash provided by financing activities	6,254,997	1,616,845
Net increase in cash and cash equivalents	2,852,431	254,239
Cash and cash equivalents at beginning of year	254,739	500
Cash and cash equivalents at end of year	$3,107,170	$254,739
Supplemental disclosures of cash flow information:
Cash paid during the year for taxes	$1,600	$1,600
Schedule of non-cash investing and financing transactions:
Payables to Managing Member and affiliates at year-end (syndication costs)	$885,376	$715,353
Distributions payable to Other Members at year-end	$159,866	$20,868
Distributions payable to Managing Member at year-end	$17,763	$2,319

See accompanying notes.

S-F-6

ATEL GROWTH CAPITAL FUND 8, LLC

NOTES TO FINANCIAL STATEMENTS

1. Organization and Limited Liability Company matters:

ATEL Growth Capital Fund 8, LLC (the “Company” or the “Fund”) was formed under the laws of the state of California on December 8, 2011 for the purpose of providing financing for the acquisition of equipment and other goods and services used by emerging growth companies and established privately held companies without publicly traded securities, and for providing other forms of financing for, and to acquire equity interests and warrants and rights to purchase equity interests in such companies. The Fund may continue until it is terminated in accordance with the ATEL Growth Capital Fund 8, LLC limited liability company operating agreement dated December 13, 2011 (the “Operating Agreement”). The Managing Member of the Company is AGC 8 Managing Member, LLC (the “Managing Member” or “Manager”), a Nevada limited liability corporation. Contributions in the amount of $500 were received as of December 31, 2011, which represented the initial member’s capital investment. As a limited liability company, the liability of any individual member for the obligations of the Fund is limited to the extent of capital contributions to the Fund by the individual member.

The offering of the Company was granted effectiveness by the Securities and Exchange Commission as of August 20, 2012. The offering will continue until the earlier of a period of two years from that date or until sales of the limited liability company units (Units) to the public reach $75,000,000. As of November 14, 2012, subscriptions for the minimum number of Units (120,000, representing $1,200,000), excluding subscriptions from Pennsylvania investors, had been received and the Fund requested subscription proceeds to be released from escrow. On that date, the Company commenced initial operations. Pennsylvania subscriptions are subject to a separate escrow and are released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal to not less than $3,750,000 in gross proceeds. Total contributions to the Fund exceeded $3,750,000 on March 13, 2013, at which time a request was processed to release the Pennsylvania escrowed amounts.

As of December 31, 2013, cumulative contributions, net of rescissions and related distributions paid, totaling $10,215,490 (inclusive of the $500 initial Member’s capital investment) have been received. As of such date, a total of 1,021,531 Units were issued and outstanding. The Fund is actively raising capital and, as of February 28, 2014, has received cumulative contributions, net of rescissions and related distributions paid, in the amount of $11,496,410 (inclusive of the $500 initial Member’s capital investment).

The Fund, or Managing Member on behalf of the Fund, has and will continue to incur costs in connection with the organization, registration and issuance of the Units. The amount of such costs to be borne by the Fund is limited by certain provisions of the Operating Agreement.

The Company’s principal objectives are to invest in a diversified portfolio of investments that will (i) preserve, protect and return the Company’s invested capital; (ii) generate regular cash distributions to Unitholders, with any balance remaining after required minimum distributions to be used to purchase additional investments during the Reinvestment Period (ending six calendar years after the completion of the Company’s public offering of Units), (iii) provide additional distributions to Unitholders from any proceeds from sales of Equity interests and (iv) provide total cash distributions to Unitholders equal to a desirable rate of return on their investment capital. The Company is governed by the Operating Agreement.

2. Summary of significant accounting policies:

Basis of presentation:

The accompanying balance sheets as of December 31, 2013 and 2012, and the related statements of operations, changes in members’ capital and cash flows for the years then ended have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission.

S-F-7

ATEL GROWTH CAPITAL FUND 8, LLC

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

In preparing the accompanying financial statements, the Company has reviewed, as determined necessary by the Managing Member, events that have occurred after December 31, 2013, up until the issuance of the financial statements. No events were noted which would require disclosure in the footnotes to the financial statements.

Cash and cash equivalents:

Cash and cash equivalents include cash in banks and cash equivalent investments such as U.S. Treasury instruments with original and/or purchased maturities of ninety days or less.

Use of Estimates:

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates. Such estimates primarily relate to the determination of credit losses on notes receivable and the fair valuation of equity securities and warrants.

Accounts receivable:

Accounts receivable represent the amounts billed under notes receivable which are currently due to the Company. Allowances for credit losses are typically established based on historical charge off and collection experience and the collectability of specifically identified borrowers, and invoiced amounts. Accounts receivable deemed uncollectible are generally charged off against the allowance on a specific identification basis. Recoveries of amounts that were previously written-off are recorded as other income in the period received.

Credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash equivalents, notes receivable and accounts receivable. The Company places the majority of its cash deposits in noninterest-bearing accounts with financial institutions that have no less than $10 billion in assets. Such deposits are insured up to $250 thousand. The remainder of the Funds’ cash is temporarily invested in U.S. Treasury instruments. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to the Company. Accounts and notes receivable represent amounts due from borrowers in various industries related to equipment financed through notes receivable.

Notes receivable, unearned interest income and related revenue recognition:

The Company records all future payments of principal and interest on notes as notes receivable, which are then offset by the amount of any related unearned interest income. For financial statement purposes, the Company reports the net investment in the notes on the balance sheet. Such net investment is comprised of the amount advanced on the loans, adjusting for net deferred loan fees or costs incurred at origination, amounts allocated to warrants received upon origination, and any payments received in advance. The unearned interest is recognized over the term of the notes and the income portion of each note payment is calculated so as to generate a constant rate of return on the net balance outstanding. Net deferred loan fees or costs, together with discounts recognized in connection with warrants acquired at origination, are accreted as an adjustment to yield over the term of the loan.

Allowances for losses on notes receivable are typically established based on historical charge off and collection experience and the collectability of specifically identified borrowers and billed and unbilled receivables. Notes are considered impaired when, based on current information and events, it is probably that the Company will be unable to collect the scheduled payments of principal and/or interest when due according to the contractual terms of the note agreement. Factors considered by management in determining impairment

S-F-8

ATEL GROWTH CAPITAL FUND 8, LLC

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. If it is determined that a loan is impaired with regard to scheduled payments, the Company will perform an analysis of the note to determine if an impairment valuation reserve is necessary.

This analysis considers the estimated cash flows from the note, or the collateral value of the property underlying the note when note repayment is collateral dependent. Any required valuation reserve is charged to earnings when determined; and notes are charged off to the allowance as they are deemed uncollectible.

Notes receivable are generally placed in a non-accrual status (i.e., no revenue is recognized) when payments are more than 90 days past due. Additionally, management periodically reviews the creditworthiness of companies with note payments outstanding less than 90 days. Based upon management’s judgment, the related notes may be placed on non-accrual status. Notes placed on non-accrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid receivable is probable. Until such time, all payments received are applied only against outstanding principal balances.

Note origination costs:

The Company capitalizes note origination costs and deferred loan fees associated with the origination and funding of investments in notes receivable. Costs incurred include both internal costs (e.g., the costs of employees’ activities in connection with successful loan originations) and any external broker fees incurred with such originations. These costs are amortized on a note by note basis over the actual contract term using the effective interest rate method. Upon termination of the underlying notes receivable, any of the remaining net note origination fees or costs are relieved. Likewise, the accumulated amortization related to the deferred costs is relieved. Costs related to notes receivable that are not consummated are not eligible for capitalization as note origination costs and are expensed as acquisition expense in the period of expenditure.

Acquisition expense:

Acquisition expense represents costs which include, but are not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, accounting fees and expenses and miscellaneous expenses related to the selection and acquisition or financing of equipment and equity investment transactions which were not consummated. Such costs are reimbursable to the Managing Member under the terms of the Operating Agreement. As the costs are not eligible for capitalization as note origination costs, such amounts are expensed as incurred.

Segment reporting:

The Company is organized into one operating segment for the purpose of making operating decisions or assessing performance. Accordingly, the Company operates in one reportable operating segment in the United States.

The Company’s principal decision makers are the Managing Member’s Chief Executive Officer and its Chief Financial Officer and Chief Operating Officer. The Company believes that its financing business operates as one reportable segment because: a) the Company measures profit and loss at the portfolio assets level as a whole; b) the principal decision makers do not review information based on any operating segment other than the equipment financing transaction portfolio; c) the Company does not maintain discrete financial information on any specific segment other than its equipment financing operations; d) the Company has not chosen to organize its business around different products and services other than equipment financing; and e) the Company has not chosen to organize its business around geographic areas.

The primary geographic region in which the Company seeks financing opportunities is North America. Currently, 100% of the Company’s operating revenues are from customers domiciled in North America.

S-F-9

ATEL GROWTH CAPITAL FUND 8, LLC

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

Investment in securities:

From time to time, the Company may purchase securities of its borrowers or receive warrants and rights to purchase securities in connection with its lending arrangements.

Purchased securities

Purchased securities (primarily preferred stocks) are generally not registered for public sale and are carried at cost. Such securities are adjusted to fair value if the fair value is less than the carrying value and such impairment is deemed by the Managing Member to be other than temporary. Factors considered by the Managing Member in determining fair value include, but are not limited to, available financial information, the issuer’s ability to meet its current obligations and indications of the issuer’s subsequent ability to raise capital. Management has concluded that there are no identified events or changes in circumstances that may have a significant adverse effect on the fair value of the instruments and that it is not practicable to estimate the fair value of the investment because of its illiquidity.

Warrants

Warrants owned by the Company are not registered for public sale, but are considered derivatives and are carried at an estimated fair value on the balance sheet at the end of the period, as determined by the Managing Member. At December 31, 2013 and 2012, the Managing Member estimated the fair value of the warrants to be $606,933 and $24,412, respectively. See Note 9 for further discussion.

Advance payments:

Note payments received prior to their due date are recorded as advance payments. The payments are applied against the note receivable when they become due.

Income Taxes:

The Company is treated as a partnership for federal income tax purposes. Pursuant to the provisions of Section 701 of the Internal Revenue Code, a partnership is not subject to federal income taxes. Accordingly, the Company has provided current franchise income taxes for only those states which levy income taxes on partnerships. For the years ended December 31, 2013 and 2012, the related provision for state income taxes was approximately $2,600 and $1,600, respectively. The Company does not have any entity level uncertain tax positions. The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions and is generally subject to examination by U.S. federal (or state and local) income tax authorities for three years from the filing of a tax return.

The tax bases of the Company’s net assets and liabilities vary from the amounts presented in these financial statements at December 31, 2013 and 2012 as follows:

	2013	2012
Financial statement basis of net assets	$7,032,083	$863,574
Tax basis of net assets (unaudited)	9,311,910	1,933,605
Difference	$(2,279,827)	$(1,070,031)

The primary difference between the tax bases of net assets and the amounts recorded in the financial statements is the result of the difference in accounting for syndication costs used in the financial statements and the Company’s tax returns.

S-F-10

ATEL GROWTH CAPITAL FUND 8, LLC

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

The following reconciles the net income (loss) reported in these financial statements to the income reported on the Company’s federal tax return (unaudited) for the years ended December 31, 2013 and 2012:

	2013	2012
Net income (loss) per financial statements	$396,155	$(15,231)
Tax adjustments (unaudited):
Adjustments to gain on sales of assets	4,834	—
Other	(398,746)	79,154
Income per federal tax return (unaudited)	$2,243	$63,923

Per Unit data:

Net income (loss) per Unit is based upon the weighted average number of Other Members Units outstanding since commencement of its operations.

Recent accounting pronouncements:

Recent accounting standards updates as issued by the Financial Accounting Standards Board (FASB) were evaluated and determined to be not applicable to the Company.

3. Notes receivable, net:

The Company has various notes receivable from borrowers who have financed the purchase of equipment through the Company. The terms of the notes receivable are from 24 to 42 months and bear interest at implicit or stated rates ranging from 11.29% to 17.11% per annum. The notes are secured by the equipment financed and have maturity dates ranging from 2015 through 2017. There were neither impaired notes nor notes placed in non-accrual status as of December 31, 2013 and 2012.

As of December 31, 2013, the minimum future payments receivable are as follows:

Year ending December 31, 2014	$2,002,512
2015	1,928,510
2016	1,286,207
2017	250,005
5,467,234
Less: portion representing unearned interest income, net	(961,750)
Less: advance payments	(109,213)
Notes receivable, net	$4,396,271

4. Related party transactions:

The terms of the Operating Agreement provide that the Managing Member and/or affiliates are entitled to receive certain fees for equipment management and resale, and for management of the Company.

The Operating Agreement allows for the reimbursement of costs incurred by the Managing Member and/or affiliates for providing administrative services to the Company. Administrative services provided include Company accounting, investor relations, legal counsel and equipment financing documentation. The Managing Member is not reimbursed for services whereby it is entitled to receive a separate fee as compensation for such services, such as management of investments.

S-F-11

ATEL GROWTH CAPITAL FUND 8, LLC

NOTES TO FINANCIAL STATEMENTS

4. Related party transactions: - (continued)

Cost reimbursements to the Managing Member or its affiliates are based on its costs incurred in performing administrative services for the Company. These costs are allocated to each managed entity based on certain criteria such as total assets, number of investors or contributed capital based upon the type of cost incurred. The Managing Member believes that the costs reimbursed are the lower of (i) actual costs incurred on behalf of the Company or (ii) the amount the Company would be required to pay independent parties for comparable administrative services in the same geographic location.

During the years ended December 31, 2013 and 2012, the Managing Member and/or affiliates earned commissions, fees and reimbursements pursuant to the Operating Agreement as follows:

	2013	2012
Selling commissions, equal to 9% of the selling price of the Limited Liability Company Units, deducted from Other Members’ capital	$750,785	$168,503
Reimbursement of other syndication costs to Managing Member and/or affiliates, deducted from Other Members’ capital	698,480	799,785
Administrative costs reimbursed to Managing Member and/or affiliates	52,722	279
Asset management fees to Managing Member	16,183	996
Acquisition costs and note origination fees paid to Managing Member	296,893	25,287
	$1,815,063	$994,850

5. Syndication costs:

Syndication costs are reflected as a reduction to Members’ capital as such costs are netted against the capital raised. The amount shown is primarily comprised of selling commissions as well as fees pertaining to the organization of the Fund, document preparation, regulatory filing fees, and accounting and legal costs. Syndication costs totaled $1,449,265 and $968,288 for the respective years ended December 31, 2013 and 2012.

The Operating Agreement places a limit for cost reimbursements to the Managing Member and/or affiliates. When added to selling commissions, such cost reimbursements may not exceed a total equal to 15% of all offering proceeds. As of December 31, 2013, the Company had recorded $885,304 of syndication costs in excess of the limitation. The limitation on the amount of syndication costs pursuant to the Operating Agreement is determined on the date of termination of the offering. At such time, the Manager guarantees repayment of any excess syndication costs (above the limitation) which it may have collected from the Company, which guarantee is without recourse or reimbursement by the Fund.

6. Commitments:

At December 31, 2013, there were commitments to fund investments in notes receivable approximating $5,450,000. These amounts represent contract awards which may be canceled by the prospective borrower/investee or may not be accepted by the Company.

7. Guarantees:

The Company enters into contracts that contain a variety of indemnifications. The Company’s maximum exposure under these arrangements is unknown. However, based upon the Manager’s experience, there have not been any prior claims or losses pursuant to these types of contracts and the expectation of risk of loss is remote.

The Managing Member knows of no facts or circumstances that would make the Company’s contractual commitments outside standard mutual covenants applicable to commercial transactions between businesses.

S-F-12

ATEL GROWTH CAPITAL FUND 8, LLC

NOTES TO FINANCIAL STATEMENTS

7. Guarantees: - (continued)

Accordingly, the Company believes that these indemnification obligations are made in the ordinary course of business as part of standard commercial and industry practice, and that any potential liability under the Company’s similar commitments is remote. Should any such indemnification obligation become payable, the Company would separately record and/or disclose such liability in accordance with GAAP.

8. Members’ Capital:

A total of 1,021,531 Units and 187,326 were issued and outstanding at December 31, 2013 and 2012, respectively. The Fund is authorized to issue up to 7,500,000 additional Units in addition to the Units issued to the initial Member (50 Units).

From the commencement of the Fund until the initial closing date, as defined in the Operating Agreement, the Company’s net income and net losses are allocated 100% to the Manager. Commencing with the initial closing date, net income and net losses are allocated 100% to the Members. An amount equal to 5% of all Distributions of Cash Available for Distribution and Net Disposition Proceeds will be allocated to the Manager as the carried interest. An amount equal to (i) an additional 5% of all Distributions from Cash Available for Distribution and 1% of all Distributions of Net Disposition Proceeds will be paid to the Manager as a promotional interest until investors have received total distributions in amounts equal to their Capital Contributions plus an amount equal to a priority return of 8% per annum as defined in the Operating Agreement; and (ii) then 15% of all subsequent distributions will be allocated to the Manager as a promotional interest. Distributions not allocated to the Manager as carried or promotional interests will be allocated and paid to the Unitholders.

Distributions to the Other Members for 2013 and 2012 were as follows:

	2013	2012
Distributions declared	$1,004,907	$23,550
Weighted average number of Units outstanding	620,769	20,777
Weighted average distributions per Unit	$1.62	$1.13

9. Fair value measurements:

Fair value measurements and disclosures are based on a fair value hierarchy as determined by significant inputs used to measure fair value. The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 — Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuations in which all significant inputs are observable in the market.

Level 3 — Valuation is modeled using significant inputs that are unobservable in the market. These unobservable inputs reflect the Company’s own estimates of assumptions that market participants would use in pricing the asset or liability.

At December 31, 2013 and 2012, only the Company’s warrants were measured on a recurring basis. As of the same dates, the Company had no assets or liabilities that required measurement at fair value on a non-recurring basis.

The Company’s valuation policy is determined by members of the Asset Management, Credit and Accounting departments. Whenever possible, the policy is to obtain quoted market prices in active markets to estimate fair values for recognition and disclosure purposes. Where quoted market prices in active markets are

S-F-13

ATEL GROWTH CAPITAL FUND 8, LLC

NOTES TO FINANCIAL STATEMENTS

9. Fair value measurements: - (continued)

not available, fair values are estimated using discounted cash flow analyses, broker quotes and third party appraisals of collateral and/or other valuation techniques. These techniques are significantly affected by certain of the Company’s assumptions, including discount rates and estimates of future cash flows. Potential taxes and other transaction costs are not considered in estimating fair values. As the Company is responsible for determining fair value, an analysis is performed on prices obtained from third parties. Such analysis is performed by asset management and credit department personnel who are familiar with the Company’s investments in notes receivable and equity securities of venture companies. The analysis may include a periodic review of price fluctuations and validation of numbers obtained from a specific third party by reference to multiple representative sources.

The measurement methodology is as follows:

Warrants (recurring)

Warrants owned by the Company are not registered for public sale, but are considered derivatives and are carried on the balance sheet at an estimated fair value at the end of the period. The valuation of the warrants was determined using a Black-Scholes formulation of value based upon the stock price(s), the exercise price(s), the volatility of comparable venture companies, and a risk free interest rate for the term(s) of the warrant exercise(s). As of December 31, 2013 and 2012, the calculated fair value of the Fund’s warrant portfolio totaled $606,933 thousand and $24,412 thousand, respectively. Such valuation is classified within Level 3 of the valuation hierarchy.

The following table reconciles the beginning and ending balances of the Company’s Level 3 recurring assets:

Level 3 assets
Balance at December 31, 2011	$—
Fair value of new warrants, recorded during the year (included as a discount on notes receivable)	24,412
Balance at December 31, 2012	24,412
Fair value of new warrants, recorded during the year (included as a discount on notes receivable)	109,935
Net exercise of warrants	(4,847)
Unrealized gain on warrants, net recorded during the year	477,433
Balance at December 31, 2013	$606,933

The following table summarizes the valuation techniques and significant unobservable inputs used for the Company’s recurring fair value calculation categorized as Level 3 in the fair value hierarchy at December 31, 2013:

Name	Valuation Frequency	Valuation Technique	Unobservable Inputs	Range of Input Values
Warrants	Recurring	Black-Scholes Model	Stock price	$0.05 – $25.76
			Exercise price	$0.05 – $25.76
			Time to maturity (in years)	7.00
			Risk-free interest rate	2.46%
			Annualized volatility	100%

The following disclosure of the estimated fair value of financial instruments is made in accordance with the guidance provided by the Financial Instruments Topic of the FASB Accounting Standards Codification.

S-F-14

ATEL GROWTH CAPITAL FUND 8, LLC

NOTES TO FINANCIAL STATEMENTS

9. Fair value measurements: - (continued)

Fair value estimates, methods and assumptions, set forth below for the Company’s financial instruments, are made solely to comply with the requirements of the Financial Instruments Topic and should be read in conjunction with the Company’s financial statements and related notes.

The Company has determined the estimated fair value amounts by using market information and valuation methodologies that it considers appropriate and consistent with the fair value accounting guidance. Considerable judgment is required to interpret market data to develop the estimates of fair value. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Cash and cash equivalents

The recorded amounts of the Company’s cash and cash equivalents approximate fair value because of the liquidity and short-term maturity of these instruments.

Notes receivable

The fair value of the Company’s notes receivable is estimated using either third party appraisals of collateral or discounted cash flow analyses based upon current market rates for similar types of lending arrangements, with credit risk or estimated collateral liquidation adjustments for non-accrual loans as deemed necessary.

The following tables present estimated fair values of the Company’s financial instruments in accordance with the guidance provided by the Financial Instruments Topic of the FASB Accounting Standards Codification at December 31, 2013 and 2012:

	December 31, 2013
	Carrying Amount	Level 1	Level 2	Level 3	Total
Financial assets:
Cash and cash equivalents	$3,107,170	$3,107,170	$—	$—	$3,107,170
Notes receivable, net	4,396,271	—	—	4,394,821	4,394,821
Warrants	606,933	—	—	606,933	606,933

	December 31, 2012
	Carrying Amount	Level 1	Level 2	Level 3	Total
Financial assets:
Cash and cash equivalents	$254,739	$254,739	$—	$—	$254,739
Notes receivable, net	1,313,139	—	—	1,313,139	1,313,139
Warrants	24,412	—	—	24,412	24,412

S-F-15

REPORT OF INDEPENDENT AUDITORS

The Member of
AGC Managing Member, LLC

Report on Balance Sheets

We have audited the accompanying balance sheets of AGC Managing Member, LLC (the “Company”) as of March 31, 2014 and December 31, 2012, and the related footnotes to the balance sheets.

Management’s Responsibility for the Balance Sheets and Related Footnotes

Management is responsible for the preparation and fair presentation of balance sheets, in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of balance sheets and the related footnotes that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these balance sheets based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the balance sheets and the related footnotes are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the balance sheets and the related footnotes. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the balance sheets and the related footnotes, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the balance sheets and the related footnotes in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the balance sheets and the related footnotes.

We believe that the audit evidence obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the balance sheets and the related footnotes referred to above present fairly, in all material respects, the financial position of AGC Managing Member, LLC as of March 31, 2014 and December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

/s/ Moss Adams, LLP

San Francisco, California
April 24, 2014

S-F-16

AGC MANAGING MEMBER, LLC

BALANCE SHEETS
MARCH 31, 2014 AND DECEMBER 31, 2012

	March 31, 2014	December 31, 2012
ASSETS
Cash	$1,021,464	$996,367
Amount due from ATEL Growth Capital Fund 8, LLC	21,872	3,315
Amounts due from affiliated companies, net	131,246	461
Investment in ATEL Growth Capital Fund 8, LLC	394	500
Other	500	—
Total assets	$1,175,476	$1,000,643
LIABILITIES AND MEMBER’S EQUITY
Accounts payable and accrued liabilities	$2,235	$199
	2,235	199
Member’s equity	1,173,241	1,000,444
Total liabilities and Member’s equity	$1,175,476	$1,000,643

See accompanying notes to balance sheets

S-F-17

AGC MANAGING MEMBER, LLC

NOTES TO BALANCE SHEETS
MARCH 31, 2014 AND DECEMBER 31, 2012

1. Organization and Summary of Significant Accounting Policies

Organization — AGC Managing Member, LLC (the “Company”) is the renamed AGC 8 Managing Member, LLC which was formed under the laws of Nevada on December 13, 2011 to manage entities in the business of providing acquisition financing of capital equipment for emerging growth companies and established privately held companies without publicly traded securities. Such name change is the result of an amendment to the articles of incorporation filed with the State of Nevada effective March 18, 2014.

The Company is a wholly-owned subsidiary of ATEL Management Services, LLC (the “managing member”). An affiliate of the managing member, ATEL Ventures, Inc., has primary responsibility for selecting and negotiating potential financing transactions, and managing ATEL Growth Capital Fund 8, LLC’s portfolio of assets, subject to the managing member’s supervision and approval.

The Company organizes and sponsors limited liability companies (the “Funds”) for the purpose of organizing and sponsoring limited liability companies engaged in equipment and venture financing. It also acts as a managing member of the Funds. Through these Funds, the Company derives various fees and also receives reimbursements for expenses incurred on behalf of these entities, of which certain fees and expenses reimbursements are allocated to the Company and the balance is allocated to various other affiliated companies. The basis for determination of the types and amounts of these fees and reimbursements are provided in agreements with the various Funds. Intercompany transactions and balances are settled in the normal course of operations. The Company’s affiliates are affiliated through common ownership.

A portion of the fees mentioned above are subordinated to the other members’ full recovery of their initial invested capital contributions plus a specific return on their investments. Other members consist of those investors who have subscribed to units of ATEL Growth Capital Fund 8, LLC subsequent to the initial member’s capitalization. No earnings or equity interests from such subordinated interests have been recognized to date.

The Company will continue in full force and effect until such time as the managing member elects to dissolve the Company or the Company is otherwise dissolved. As a limited liability company, the liability of the individual member for the obligations of the Company is limited to the extent of capital contributions to the Company by the individual members.

Basis of Presentation — The accompanying balance sheets have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Guarantees — The Company enters into contracts that contain a variety of indemnifications. The Company’s maximum exposure under these arrangements is unknown. However, based upon the Company’s experience, there have not been any prior claims or losses pursuant to these types of contracts and the expectation of risk of loss is remote. The managing member knows of no facts or circumstances that would make the Company’s contractual commitments outside standard mutual covenants applicable to commercial transactions between businesses. Accordingly, the Company believes that these indemnification obligations are made in the ordinary course of business as part of standard commercial and industry practice, and that any potential liability under the Company’s similar commitments is remote. Should any such indemnification obligation become payable, the Company would separately record and/or disclose such liability in accordance with GAAP.

Cash — Cash may potentially subject the Company to concentrations of credit risk. Cash is maintained in a non-interest bearing account with financial institutions that have no less than $10 billion in assets. Such deposits are insured up to $250 thousand. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to the Company.

Investment in Funds — The Company’s investments in the Funds are reflected net of cumulative distributions. The Company accounts for its interest as a managing member in the Funds under the equity method of accounting.

S-F-18

AGC MANAGING MEMBER, LLC

NOTES TO BALANCE SHEETS
MARCH 31, 2014 AND DECEMBER 31, 2012

1. Organization and Summary of Significant Accounting Policies - (continued)

Use of Estimates — The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Income Taxes — The Company does not provide for income taxes as all income and losses are the liability of the member and are allocated to the member for inclusion in their individual tax returns.

The Company has no uncertain tax positions based on the criteria established under FASB Accounting Standards Codification 740-10, whereby the effect of the uncertainty would be recorded if the outcome was considered probable and was reasonably estimable.

Subsequent Events — Subsequent events are events or transactions that occur after the balance sheet date but before the date the financial statements are available to be issued. Subsequent events that provide additional evidence about conditions that existed at the balance sheet date are considered in the preparation of the financial statements presented herein. Subsequent events that occur after the balance sheet date that do not provide evidence about the conditions that existed as of the balance sheet date are considered for disclosure based upon their significance in relation to the Fund’s financial statements taken as a whole.

The Company has evaluated all subsequent events up to April 24, 2014, the issuance date of the financial statements. Other than the name change, no events were noted which would require disclosure in the footnotes to the financial statements.

Note 2 — Member’s Capital, Distribution and Compensation

The Company organized and is the Managing Member for ATEL Growth Capital Fund 8, LLC (the “Fund”).

The Fund is authorized under its Operating Agreement to issue up to 7,500,000 units. The Company, pursuant to the operating agreement, earns management fees and receives reimbursement for costs and expenses incurred on behalf of the Fund; some of which are provided by, and paid directly to, affiliated companies. The Company also receives the benefit of carried and promotional interests from the Fund. Such interests are defined in the Fund’s operating agreement relative to periodic scheduled distributions to Unit Holders.

All distributions will be made by the Company to its managing member.

Summarized information about this Fund as of March 31, 2014 and December 31, 2012, is included in the following table (000’s omitted):

	March 31, 2014	December 31, 2012
	(Unaudited)
Total assets	$9,317	$1,599
Total liabilities	1,197	735
Income allocated to Managing Member	34	3

S-F-19

EXHIBIT A

PRIOR PERFORMANCE INFORMATION

Affiliates of AGC Managing Member, LLC (formerly AGC 8 Managing Member, LLC), the Manager of the Fund, have extensive experience in the equipment financing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs involving over 50,000 investors, (v) originating, negotiating and structuring acquisition and other capital financing for emerging growth companies, including rights to purchase equity interests, and sponsoring investment programs to provide such financing; and (vi) supervising and arranging for the supervision of equipment management and marketing on leasing and other financing transactions involving total equipment costs approximating $2.2 billion.

ATEL has sponsored seven private growth capital programs (the “Prior Private Programs”), all of which have completed their placements of equity interests through December 31, 2013, with investment objectives similar to those of the Fund. These private programs were formed to engage exclusively in growth capital financing.

ATEL Venture Fund, LLC (“AVF”) commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 1999. AVF terminated its offering as of August 31, 2001. As of that date, $8,846,000 of offering proceeds had been received from approximately 147 investors. All of the proceeds were committed to growth capital financing transactions, organization and offering expenses, working capital and capital reserves. AVF had acquired growth capital financing transactions representing a total capital investment of $11,560,698 as of December 31, 2012. Of such portfolio investments, transactions representing an original capital investment of approximately $11,551,648 had been sold or disposed as of December 31, 2013.

ATEL Growth Capital Fund, LLC (“AGCF”) commenced a private offering of up to $25,000,000 of its limited liability company shares on June 1, 2003. AGCF terminated its offering as of May 31, 2005. As of that date, $21,010,000 of offering proceeds had been received from approximately 329 investors. AGCF had acquired growth capital financing transactions representing a total capital investment of $37,535,403 as of December 31, 2013. Of such portfolio investments, transactions representing an original capital investment of approximately $36,372,588 had been sold or disposed as of December 31, 2013.

ATEL Growth Capital Fund II, LLC (“AGCF II”), commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 2005. AGCF II terminated its offering as of November 28, 2006. As of that date, $25,000,000 of offering proceeds had been received from approximately 378 investors. AGCF II had acquired growth capital financing transactions representing a total capital investment of $40,228,734 as of December 31, 2012. Of such portfolio investments, transactions representing an original capital investment of approximately $35,955,518 had been sold or disposed as of December 31, 2013.

ATEL Growth Capital Fund III, LLC (“AGCF III”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective November 29, 2006. AGCF III terminated its offering as of August 15, 2007. As of that date, $35,000,000 of offering proceeds had been received from approximately 421 investors. AGCF III had acquired growth capital financing transactions representing a total capital investment of $48,293,815 as of December 31, 2013. Of such portfolio investments, transactions representing an original capital investment of approximately $39,203,163 had been sold or disposed as of December 31, 2013.

ATEL Growth Capital Fund IV, LLC (“AGCF IV”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective August 1, 2007. AGCF IV terminated its offering as of January 22, 2009. As of that date, $34,995,000 of offering proceeds had been received from approximately 411 investors. AGCF IV had acquired growth capital financing transactions representing a total capital investment of $44,329,689 as of December 31, 2013. Of such portfolio investments, transactions representing an original capital investment of approximately $30,787,226 had been sold or disposed as of December 31, 2013.

S-A-1

ATEL Growth Capital Fund V, LLC (“AGCF V”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective January 22, 2009. AGCF V terminated its offering as of July 31, 2010. As of that date, $17,085,000 of offering proceeds had been received from approximately 207 investors. AGCF V had acquired growth capital financing transactions representing a total capital investment of $23,724,908 as of December 31, 2013. Of such portfolio investments, transactions representing an original capital investment of approximately $12,794,784 had been sold or disposed as of December 31, 2013.

ATEL Growth Capital Fund VI, LLC (“AGCF VI”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective September 15, 2010. AGCF VI terminated its offering as of August 17, 2012. As of that date, $8,145,000 of offering proceeds had been received from approximately 97 investors. AGCF VI had acquired growth capital financing transactions representing a total capital investment of $8,185,355 as of December 31, 2013. Of such portfolio investments, transactions representing an original capital investment of approximately $1,172,168 had been sold or disposed as of December 31, 2013.

Further, in addition to this Fund, during the past twenty seven years ATEL has sponsored fourteen prior public equipment leasing programs (the “Prior Public Programs”) and two prior private institutional equipment leasing programs. The Prior Public Programs and Prior Private Programs are together referred to below as the “Prior Programs.” The Prior Public Programs have had investment objectives which differ in certain material respects from those of this Fund and the Prior Private Programs. The Prior Public Programs and the two prior private institutional equipment leasing program were formed to invest primarily in capital equipment subject to net leases to major corporations. The Prior Private Programs have been formed to engage primarily in growth capital investment, financing the acquisition of equipment by emerging growth companies and acquiring equity interests and other investments in such companies. The Prior Private Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired or financed, the structure of the financing arrangements with respect to such equipment, the credit criteria for lessees and borrowers, the intended investment cycles, the reinvestment policies and the investment goals of each program.

The information set forth in the tables included in this Exhibit A reflects program data pertinent to both: components of Prior Private Programs with similar investment objectives; and, components of Prior Public Programs engaged in equipment leasing and financing.

In Tables I through III, V and VI, information is presented with respect to AGCF IV, AGCF V, AGCF VI, ATEL 12, ATEL 14 and ATEL 15. Table IV presents information with respect to AVF and ATEL Cash Distribution Fund VI. The following is a list of the tables set forth in this Exhibit A:

TABLE I	Experience in Raising and Investing Funds
TABLE II	Compensation to the Managing Member
TABLE III	Operating Results of Prior Programs
TABLE IV	Results of Completed Programs
TABLE V	Terminations, Sales or Disposals of Portfolio Assets by Prior Private and Public Programs
TABLE VI	Acquisitions of Portfolio Assets by Prior Private and Public Programs

In Table I information is presented with respect to Prior Programs sponsored by ATEL that completed their offerings of interests within the five-year period ended December 31, 2013.

In Table II information is presented with respect to Prior Programs sponsored by ATEL that completed their offerings of interests within the five-year period ended December 31, 2013.

In Table III information is presented with respect to Prior Programs sponsored by ATEL that completed their offerings of interests within the five-year period ended December 31, 2013.

Table IV includes information concerning the results of Prior Programs completing operations during the five year period ended December 31, 2013.

Table V includes information regarding all dispositions of portfolio assets by Prior Private and Public Programs during the six year period ended December 31, 2013.

S-A-2

Table VI includes information regarding all acquisitions of portfolio assets by Prior Private and Public Programs during the seven year period ended December 31, 2013.

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Public Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 600 Montgomery Street, 9th Floor, San Francisco, California 94111 or by calling the Manager at (415) 989-8800.

INVESTORS IN THE FUND WILL HAVE NO INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE LIMITED LIABILITY COMPANY.

Past performance is not necessarily indicative of future performance.

S-A-3

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(on a percentage basis)
December 31, 2013
(Unaudited)

The following Table sets forth certain information concerning the experience of the ATEL affiliate Managing Members in raising and investing funds for Prior Programs whose offerings closed in the most recent five years. A percentage analysis of the application of the respective proceeds raised is presented.

	ATEL Growth Capital Fund IV, LLC(5)	ATEL Growth Capital Fund V, LLC(5)	ATEL Growth Capital Fund VI, LLC(5)	ATEL 12, LLC(6)	ATEL 14, LLC(6)	ATEL 15, LLC(6)
EQUITY PROCEEDS
Dollar amount of equity offered	$35,000,000	$35,000,000	$35,000,000	$200,000,000	$150,000,000	$150,000,000
Dollar amount of equity raised(4)	$34,995,000	$17,085,000	$8,145,000	$30,021,320	$84,024,650	$66,459,710
Less: Offering expenses:
Selling commissions	7.50%	7.50%	8.50%	9.00%	9.00%	9.00%
Organization and program expenses(1)	5.56%	6.35%	6.05%	5.83%	4.79%	6.00%
Reserves	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%
Percent available for investment	86.44%	85.65%	84.95%	84.67%	85.71%	84.50%
Acquisition costs:
Purchase price(2)	86.44%	85.65%	84.95%	84.67%	85.71%	84.50%
Acquisition fees	—	—	—	—	—	—
	86.44%	85.65%	84.95%	84.67%	85.71%	84.50%
Percent leverage(3)	0.00%	0.00%	0.00%	24.68%	38.07%	34.03%
Date offering commenced:	Aug. 1, 2007	Jan. 22, 2009	Sept. 15, 2010	Sept. 26, 2007	October 7, 2009	Oct. 28, 2011
Length of offering	18 Months	18 Months	23 Months	24 Months	24 Months	24 Months
Months to invest 90% of amount available for investment (measured from beginning of offering)	30 Months	23 Months	27 Months	30 Months	30 Months	25 Months

FOOTNOTES:

(1)	Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the Managing Member.
(2)	Represents amounts paid or expected to be paid from net proceeds to unrelated third parties for purchase of equipment under leases and/or financing receivables.
(3)	The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program through the date of this table by the aggregate original cost of all equipment purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.
(4)	Dollar amount of equity raised is net of any units rescinded, but includes units repurchased (or redeemed). Dollar amount of equity raised does not include organizational capital contributions by the Managing Member or affiliates.
(5)	Component of Prior Private Programs with similar investment objectives.
(6)	Component of Prior Public Programs engaged in equipment leasing and financing.

S-A-4

TABLE II
COMPENSATION TO THE MANAGING MANAGER
December 31, 2013
(Unaudited)

The following Table sets forth certain information concerning the compensation derived by the ATEL affiliate Managing Members. Amounts paid are from two sources: proceeds of the offering and gross revenues.

	ATEL Growth Capital Fund IV, LLC(3)	ATEL Growth Capital Fund V, LLC(3)	ATEL Growth Capital Fund VI, LLC(3)	ATEL 12, LLC(4)	ATEL 14, LLC(4)	ATEL 15, LLC(4)	All Other Programs(2)
Date offering commenced	August 1, 2007	Jan. 22, 2009	Sept. 15, 2010	Sept. 26, 2007	Oct. 7, 2009	Oct. 28, 2011	Various
Date offering closed	Jan. 22, 2009	July 30, 2010	August 17, 2012	Sept. 25, 2009	Oct. 6, 2011	Oct. 28, 2013	Various
Dollar amount raised	$34,995,000	$17,085,000	$8,145,000	$30,021,320	$84,024,650	$66,459,710	$—
Amounts paid to Managing Member from proceeds of offering:
Acquisition fees/Reimbursements of initial direct costs	$1,249,828	$637,474	$184,428	$1,646,200	$3,215,524	$2,376,385	$—
Selling commissions	2,624,625	1,281,375	692,325	2,701,919	7,562,219	5,981,329	—
Organization and program costs	1,946,393	1,084,045	492,627	1,751,091	4,022,383	3,987,553	—
Dollar amount of cumulative cash generated from operations before deducting payments to the Managing Member	$8,008,643	$4,194,258	$1,157,459	$21,888,135	$31,581,910	$6,774,102	$324,934,370
Cumulative amount paid to the Managing Member from operations: Management fees	$2,321,248	$1,086,901	$253,666	$973,494	$1,708,409	$301,138	$23,082,795
Reimbursement of payroll and administrative costs	1,681,713	956,646	278,085	1,943,079	4,028,508	923,056	28,055,917
Acquisition and other operating expenses	1,618,159	878,045	369,789	2,121,357	4,639,262	2,376,385	5,799,427
Carried interest on distributions	1,155,633	420,208	104,205	1,095,142	1,847,489	485,195	17,762,333
Aggregate payments to Managing Member:(1)(2)
2007	$1,347,622			$904,688
2008	4,207,392			2,526,252			$16,296,474
2009	1,313,623	$2,115,938		3,138,382	$1,488,665		13,877,261
2010	1,366,609	1,464,026		1,135,559	6,374,061		13,349,786
2011	1,029,515	688,318	$817,224	1,039,637	8,489,316	$307,586	12,304,786
2012	1,063,664	767,557	851,766	975,786	3,858,954	6,535,881	10,684,717
2013	1,019,672	691,367	520,736	873,085	3,597,274	7,131,015	8,187,447
	$11,348,097	$5,727,206	$2,189,726	$10,593,389	$23,808,270	$13,974,482	$74,700,471

FOOTNOTES:

(1)	As of December 31, 2013. Includes payments and rights to payments of carried interest on fund distributions, management fees, incentive fees, reimbursements of syndication costs to Managing Member (and affiliates), acquisition fees, initial direct costs on leases and reimbursements of administrative costs.
(2)	For the most recent five calendar years, and the year ended December 31, 2013, the aggregate amount of payments made and accrued to ATEL affiliate Managing Members by the ten (10) other component Prior Programs totaled $74,700,471. Because the Prior Programs completed their offerings prior to 2009, these programs did not raise any offering proceeds or make any payments to ATEL affiliate Managing Members associated with their offeings during the most recent five calendar years. The Prior Programs do not include those related to ATEL's specialized institutional private equipment leasing program which is exclusive to qualified offshore investors. Such specialized program has an entirely different structure with respect to capital contributions, distributions and management compensation.
(3)	Component of Prior Private Programs with similar investment objectives.
(4)	Component of Prior Public Programs engaged in equipment leasing and financing.

S-A-5

TABLE III
OPERATING RESULTS OF PRIOR PRIVATE PROGRAMS
December 31, 2013
(Unaudited)

	ATEL Growth Capital Fund IV, LLC(8)
	Period Ended December 31,
	2007	2008	2009	2010	2011
Months of operations	4	12	12	12	12
Gross revenue – lease and other	$94,988	$954,375	$1,839,763	$1,642,700	$1,115,115
– gain (loss) on sales/termination of assets and securities	—	54,753	(15,902)	103,652	293,164
	94,988	1,009,128	1,823,861	1,746,352	1,408,279
Less Operating Expenses:(1)
Depreciation and amortization expense	2,317	45,853	71,177	58,450	32,757
Provision for losses and doubtful accounts	—	133,350	250,000	591,320	124,550
Acquisition expense to Managing Member/affiliates	51,672	286,472	279,837	107,324	197,025
Administrative costs and reimbursements	49,590	240,315	239,454	483,697	171,738
Legal/Professional fees	2,924	35,672	56,365	49,961	47,659
Other	6,144	51,240	63,597	149,948	22,886
Management fee	16,826	179,476	433,753	535,688	446,451
	129,473	972,378	1,394,183	1,976,388	1,043,066
Net (loss) income – GAAP basis	$(34,485)	$36,750	$429,678	$(230,036)	$365,213 (7)
Taxable (loss) income from operations	$(15,404)	$392,157	$458,369	$359,985	$(52,852)
Cash generated by (used in) operations(2)	$7,002	$406,199	$1,321,855	$399,226	$(35,201)
Cash generated from sales and terminations(3)	—	969,493	625,305	1,955,335	2,714,623
Cash generated from refinancing	—	—	—	—	—
Cash generated from other(4)	199,347	1,822,419	5,361,386	6,353,885	5,123,992
	206,349	3,198,111	7,308,546	8,708,446	7,803,414
Less cash distributions to investors(5):
From operating cash flow	$7,002	$406,199	$1,321,855	$399,226	$—
From sales	—	—	—	1,955,335	2,714,623
From refinancing	—	—	—	—	—
From other	156,955	2,154,886	2,524,377	1,593,505	1,344,656
Total distributions	$163,957	$2,561,085	$3,846,232	$3,948,066	$4,059,279
Cash generated after cash distributions	$42,392	$637,026	$3,462,314	$4,760,380	$3,744,135
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary (loss) income:
Operations	$(3.71)	$16.82	$14.27	$10.08	$(4.73)
Recapture	—	—	—	—	—
Capital (loss) gain	—	—	(1.16)	0.21	3.22
Cash distributions to investors on a GAAP basis(5):
– Investment income	$—	$1.58	$12.29	$—	$10.44
– Return of capital	39.51	108.24	97.73	112.82	105.56
	$39.51	$109.82	$110.02	$112.82	$116.00
Sources (on a cash basis)(5)
Sales	$—	$—	$—	$55.87	$77.57
Refinancing	—	—	—	—	—
Operations	1.69	17.42	37.81	11.41	—
Other	37.82	92.40	72.21	45.54	38.43
Total	$39.51	$109.82	$110.02	$112.82	$116.00
Amount invested in program equipment/notes (cost, excluding acquisition fees)	$2,861,680	$14,402,613	$23,565,557	$27,168,691	$31,241,403
Amount invested in program equipment/notes (book value)	$2,683,379	$11,659,067	$14,311,591	$9,604,901	$6,295,914
Amount remaining invested in program equipment/notes (Cost of equipment/notes owned at end of period as a percentage of cost of all equipment/notes purchased by the program)(6)	6.73%	31.51%	49.14%	46.02%	26.60%

S-A-6

TABLE III
OPERATING RESULTS OF PRIOR PRIVATE PROGRAMS
December 31, 2013
(Unaudited)

	ATEL Growth Capital Fund IV, LLC(8)
	Period Ended December 31,
	2012	2013
Months of operations	12	12
Gross revenue – lease and other	$1,447,059	$3,143,649
– gain on sales/termination of assets and securities	56,148	430,104
	1,503,207	3,573,753
Less Operating Expenses:(1)
Depreciation and amortization expense	36,508	37,172
Provision for losses and doubtful accounts	122,943	37,750
Acquisition expense to Managing Member/affiliates	226,535	168,052
Administrative costs and reimbursements	267,205	229,714
Legal/Professional fees	30,746	73,289
Other	92,018	70,219
Management fee	304,290	404,763
	1,080,245	1,020,959
Net income – GAAP basis	$422,962	$2,552,794
Taxable (loss) income from operations	$(39,650)	$405,273 (7)
Cash used in operations(2)	$(8,050)	$(65,462)
Cash generated from sales and terminations(3)	403,255	2,707,123
Cash generated from refinancing	—	—
Cash generated from other(4)	4,422,808	3,547,380
	4,818,013	6,189,041
Less cash distributions to investors(5):
From operating cash flow	$—	$—
From sales	403,255	2,707,123
From refinancing	—	—
From other	3,441,245	1,329,045
Total distributions	$3,844,500	$4,036,168
Cash generated after cash distributions	$973,513	$2,152,873

Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary (loss) income:
Operations	$(1.22)	$6.01
Recapture	—	—
Capital gain	0.09	5.59
Cash distributions to investors on a GAAP basis(5):
– Investment income	$12.10	$73.07
– Return of capital	97.88	42.46
	$109.98	$115.53
Sources (on a cash basis)(5)
Sales	$11.54	$77.49
Refinancing	—	—
Operations	—	—
Other	98.44	38.04
Total	$109.98	$115.53
Amount invested in program equipment/notes (cost, excluding acquisition fees)	$40,280,590	$42,530,590
Amount invested in program equipment/notes (book value)	$10,780,048	$7,322,653
Amount remaining invested in program equipment/notes (Cost of equipment/notes owned at end of period as a percentage of cost of all equipment/notes purchased by the program)(6)	38.90%	28.78%

S-A-7

TABLE III
OPERATING RESULTS OF PRIOR PRIVATE PROGRAMS
December 31, 2013
(Unaudited)

	ATEL Growth Capital Fund V, LLC(8)
	Period Ended December 31,
	2009	2010	2011	2012	2013
Months of operations	12	12	12	12	12
Gross revenue – lease and other	$356,477	$1,081,506	$888,769	$1,235,030	$2,876,280
– gain on sales/termination of assets and securities	—	26,935	159,317	—	209,935
	356,477	1,108,441	1,048,086	1,235,030	3,086,215
Less Operating Expenses:(1)
Depreciation and amortization expense	9,413	33,154	29,474	31,381	30,385
Provision for losses and doubtful accounts	—	—	—	107,383	—
Acquisition expense to Managing Member/ affiliates	216,320	116,797	148,433	130,434	114,479
Administrative costs and reimbursements	116,894	293,597	141,712	221,890	182,553
Legal/Professional fees	12,697	43,953	44,127	30,027	56,656
Other	14,030	58,248	52,223	63,250	52,727
Management fee	54,279	195,990	287,612	266,802	282,218
	423,633	741,739	703,581	851,167	719,018
Net (loss) income – GAAP basis	$(67,156)	$366,702	$344,505	$383,863	$2,367,197
Taxable income from operations	$26,582	$259,940	$402,577	$172,434	$302,294	(7)
Cash generated by operations(2)	$61,557	$429,608	$351,645	$82,628	$187,379
Cash generated from sales and terminations(3)	—	301,891	1,589,855	—	1,538,019
Cash generated from other(4)	782,856	2,549,816	3,111,531	4,224,501	3,024,314
	844,413	3,281,315	5,053,031	4,307,129	4,749,712
Less cash distributions to investors(5):
From operating cash flow	$61,557	$429,608	$351,645	$82,628	$187,379
From sales	—	301,891	1,578,926	—	1,538,019
From refinancing	—	—	—	—	—
From other	596,819	955,978	—	1,796,722	154,008
Total distributions	$658,376	$1,687,477	$1,930,571	$1,879,350	$1,879,406
Cash generated after cash distributions	$186,037	$1,593,838	$3,122,460	$2,427,779	$2,870,306
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income:
Operations	$4.77	$16.93	$19.82	$10.09	$16.47
Recapture	—	—	—	—	—
Capital gain	—	—	3.74	—	1.22
Cash distributions to investors on a GAAP basis(5):
– Investment income	$—	$23.88	$20.16	$22.47	$110.00
– Return of capital	118.02	86.00	92.84	87.53	—
	$118.02	$109.88	$113.00	$110.00	$110.00
Sources (on a cash basis)(5)
Sales	$—	$19.66	$92.42	$—	$90.02
Refinancing	—	—	—	—	—
Operations	11.03	27.97	20.58	4.84	10.97
Other	106.99	62.25	—	105.16	9.01
Total	$118.02	$109.88	$113.00	$110.00	$110.00
Amount invested in program equipment/notes (cost, excluding acquisition fees)	$7,006,492	$10,624,188	$13,933,868	$21,453,178	$23,521,231
Amount invested in program equipment/notes (book value)	$6,248,958	$7,051,149	$5,800,993	$8,979,674	$6,414,283
Amount remaining invested in program equipment/notes (Cost of equipment/notes owned at end of period as a percentage of cost of all equipment/notes purchased by the program)(6)	29.79%	43.46%	44.61%	61.95%	45.60%

S-A-8

TABLE III
OPERATING RESULTS OF PRIOR PRIVATE PROGRAMS
December 31, 2013
(Unaudited)

	ATEL Growth Capital Fund VI, LLC(8)
	Period Ended December 31,
	2011	2012	2013
Months of operations	12	12	12
Gross revenue – lease and other	$75,708	$487,757	$1,048,346
– gain on sales/termination of assets and securities	—	—	89,178
	75,708	487,757	1,137,524
Less Operating Expenses:(1)
Depreciation and amortization expense	1,987	15,545	22,082
Provision for losses and doubtful accounts	—	—	—
Acquisition expense to Managing Member/affiliates	43,009	101,350	168,821
Administrative costs and reimbursements	43,386	111,099	123,600
Legal/Professional fees	12,830	28,956	39,956
Other	15,721	38,780	48,594
Management fee	10,443	78,606	164,617
	127,376	374,336	567,670
Net (loss) income – GAAP basis	$(51,668)	$113,421	$569,854
Taxable (loss) income from operations	$(64,040)	$192,745	$75,552 (7)
Cash generated by (used in) operations(2)	$4,308	$148,507	$(1,101)
Cash generated from sales and terminations(3)	—	—	750,213
Cash generated from refinancing	—	—	—
Cash generated from other(4)	145,275	1,100,041	1,778,298
	149,583	1,248,548	2,527,410
Less cash distributions to investors(5):
From operating cash flow	$4,308	$148,507	$—
From sales	—	—	750,213
From refinancing	—	—	—
From other	301,377	629,941	145,792
Total distributions	$305,685	$778,448	$896,005
Cash (deficiency) generated after cash distributions	$(156,102)	$470,100	$1,631,405
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary (loss) income:
Operations	$(22.95)	$27.22	$5.01
Recapture	—	—	—
Capital gain	—	—	4.27
Cash distributions to investors on a GAAP basis(5):
– Investment income	$—	$16.02	$69.96
– Return of capital	109.56	93.93	40.05
	$109.56	$109.95	$110.01
Sources (on a cash basis)(5)
Sales	$—	$—	$92.11
Refinancing	—	—	—
Operations	1.54	20.98	—
Other	108.02	88.97	17.90
Total	$109.56	$109.95	$110.01
Amount invested in program equipment/notes (cost, excluding acquisition fees)	$1,769,382	$6,691,128	$8,087,722
Amount invested in program equipment/notes (book value)	$1,617,717	$5,433,926	$4,261,080
Amount remaining invested in program equipment/notes (Cost of equipment/notes owned at end of period as a percentage of cost of all equipment/notes purchased by the program)(6)	21.88%	82.73%	85.51%

S-A-9

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2013
(Unaudited)

	ATEL 12, LLC(9)
	Period Ended December 31,
	2007	2008	2009	2010	2011
Months of operations	11	12	12	12	12
Gross revenue – lease and other	$—	$770,099	$3,453,293	$4,061,571	$5,107,571	(10)
– gain on sales of lease assets and early termination of notes	—	—	—	843	32,171
	—	770,099	3,453,293	4,062,414	5,139,742
Less Operating Expenses:(1)
Depreciation and amortization expense	—	585,264	2,953,809	3,410,803	3,795,192
Provision for losses and doubtful accounts	—	—	393,903	482,289	5,042
Interest expense	1,407	17,431	65,248	94,535	200,678
Acquisition expense	—	316,736	764,508	278,323	181,856
Cost reimbursements to Managing Member and affiliates	4,238	105,148	238,331	435,065	387,632
Legal/Professional fees	5,272	34,513	78,126	141,965	96,039
Other	1,438	22,720	49,750	92,077	92,444
Outside services	190	17,725	29,743	84,860	(18,164)
Management fee	—	30,582	156,753	188,800	225,255
	12,545	1,130,119	4,730,171	5,208,717	4,965,974
Net (loss) income – GAAP basis	$(12,545)	$(360,020)	$(1,276,878)	$(1,146,303)	$173,768
Taxable loss from operations	$—	$(1,095,430)	$(2,509,312)	$(1,572,751)	$(1,204,449)
Cash generated by operations(2)	$—	$159,920	$2,106,158	$3,562,834	$3,279,169
Cash generated from sales and terminations(3)	—	—	—	185,307	297,003
Cash generated from refinancing	—	—	—	—	—
Cash generated from other(4)	—	30,939	513,320	349,504	802,867
	—	190,859	2,619,478	4,097,645	4,379,039
Less cash distributions to investors:
From operating cash flow	—	522,823	1,970,429	2,699,535	2,699,086
From sales	—	—	—	—	—
From refinancing	—	—	—	—	—
From other	—	—	—	—	—
Total distributions	—	522,823	1,970,429	2,699,535	2,699,086
Cash (deficiency) generated after cash distributions	$—	$(331,964)	$649,049	$1,398,110	$1,679,953
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$—	$(143.86)	$(99.87)	$(48.50)	$(37.15)
Recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—	$5.36
– Return of capital	—	74.23	84.78	90.00	84.63
	$—	$74.23	$84.78	$90.00	$89.99
Sources (on a cash basis)
Sales	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	—
Operations	—	74.23	84.78	90.00	89.99
Other	—	—	—	—	—
Total	$—	$74.23	$84.78	$90.00	$89.99
Amount invested in program equipment (lease acquisition cost, excluding acquisition fees)	$—	$7,943,604	$17,506,005	$21,962,271	$25,134,454
Amount invested in program equipment (investment in leases book value)	$—	$7,453,704	$14,234,279	$15,184,193	$14,320,660
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(6)	0.00%	28.64%	63.11%	76.04%	86.92%

S-A-10

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2013
(Unaudited)

	ATEL 12, LLC(9)
	Period Ended December 31,
	2012	2013
Months of operations	12	12
Gross revenue – lease and other	$4,546,000	$4,711,438	(10)
– gain on sales of lease assets and early termination of notes	26,425	57,250
	4,572,425	4,768,688
Less Operating Expenses:(1)
Depreciation and amortization expense	3,088,055	2,800,559
Provision for losses and doubtful accounts	50,898	(41,615)
Interest expense	121,097	116,722
Acquisition expense	134,478	120,763
Cost reimbursements to Managing Member and affiliates	407,618	365,047
Legal/Professional fees	87,292	82,700
Other	136,270	129,119
Outside services	47,499	38,143
Management fee	207,779	164,325
	4,280,986	3,775,763
Net income – GAAP basis	$291,439	$992,925
Taxable (loss) income from operations	$(1,096,802)	$255,760	(7)
Cash generated by operations(2)	$3,452,032	$3,194,950
Cash generated from sales and terminations(3)	393,370	690,260
Cash generated from refinancing	—	—
Cash generated from other(4)	885,550	793,988
	4,730,952	4,679,198
Less cash distributions to investors:
From operating cash flow	2,693,873	2,694,399
From sales	—	—
From refinancing	—	—
From other	—	—
Total distributions	2,693,873	2,694,399
Cash generated after cash distributions	$2,037,079	$1,984,799
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary (loss) income:
Operations	$(33.89)	$7.90
Recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$9.01	$30.68
– Return of capital	80.98	59.33
	$89.99	$90.01
Sources (on a cash basis)
Sales	$—	$—
Refinancing	—	—
Operations	89.99	90.01
Other	—	—
Total	$89.99	$90.01
Amount invested in program equipment (lease acquisition cost, excluding acquisition fees)	$27,740,143	$28,635,590
Amount invested in program equipment (investment in leases book value)	$13,237,200	$10,652,845
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(6)	88.69%	82.63%

S-A-11

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2013
(Unaudited)

	ATEL 14, LLC(9)
	Period Ended December 31,
	2009	2010	2011	2012	2013
Months of operations	9	12	12	12	12
Gross revenue – lease and other	$35,105	$1,441,507	$6,625,601	$11,915,377	$15,090,153	(10)
– gain on sales of lease assets and early termination of notes	—	—	75,792	19,194	583,153
	35,105	1,441,507	6,701,393	11,934,571	15,673,306
Less Operating Expenses:(1)
Depreciation and amortization expense	29,317	888,266	4,580,907	9,014,114	10,716,362
Provision for losses and doubtful accounts	—	16,576	10,160	26,955	15,134
Interest expense	110	8,819	151,442	174,876	352,809
Acquisition expense	83,742	824,632	1,176,444	1,335,479	795,387
Cost reimbursements to Managing Member and affiliates	19,176	544,017	828,927	1,246,178	1,390,210
Legal/Professional fees	5,000	71,913	179,989	272,829	239,660
Other	6,427	322,850	875,250	1,086,866	1,296,452
Outside services	2,547	31,683	36,678	144,832	82,474
Management fee	663	68,579	333,608	561,589	743,970
	146,982	2,777,335	8,173,405	13,863,718	15,632,458
Net (loss) income – GAAP basis	$(111,877)	$(1,335,828)	$(1,472,012)	$(1,929,147)	$40,848
Taxable loss from operations	$(147,928)	$(2,357,237)	$(7,189,982)	$(7,755,122)	$(3,667,753	)(7)
Cash generated by (used in) operations(2)	$1,140,787	$(1,111,705)	$2,729,367	$7,156,457	$9,443,336
Cash generated from sales and terminations(3)	—	—	953,104	127,612	6,215,043
Cash generated from refinancing	—	—	—	—	—
Cash generated from other(4)	—	328,328	817,951	2,064,333	2,810,617
	1,140,787	(783,377)	4,500,422	9,348,402	18,470,996
Less cash distributions to investors:
From operating cash flow	—	—	2,729,367	7,156,457	7,550,383
From sales	—	—	953,104	127,612	—
From refinancing	—	—	—	—	—
From other	—	1,633,146	1,542,227	277,777	—
Total distributions	—	1,633,146	5,224,698	7,561,846	7,550,383
Cash generated (deficiency) after cash distributions	$1,140,787	$(2,416,523)	$(724,276)	$1,786,556	$10,920,613
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(556.10)	$(98.48)	$(105.38)	$(85.42)	$(40.43)
Recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—	$0.45
– Return of capital	—	73.76	82.78	90.05	89.53
	$—	$73.76	$82.78	$90.05	$89.98
Sources (on a cash basis)
Sales	$—	$—	$15.10	$1.52	$—
Refinancing	—	—	—	—	—
Operations	—	—	43.24	85.22	89.98
Other	—	73.76	24.44	3.31	—
Total	$—	$73.76	$82.78	$90.05	$89.98
Amount invested in program equipment (lease acquisition cost, excluding acquisition fees)	$1,646,068	$18,801,704	$43,363,166	$67,737,104	$93,194,771
Amount invested in program equipment (investment in leases book value)	$1,642,139	$17,947,547	$38,206,429	$53,311,475	$63,529,858
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(6)	1.77%	20.17%	46.47%	72.52%	90.68%

S-A-12

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2013
(Unaudited)

	ATEL 15, LLC(9)
	Period Ended December 31,
	2011	2012	2013
Months of operations	10	12	12
Gross revenue – lease and other	$2,864	$1,492,967	$6,310,269	(10)
– (loss) gain on sales of lease assets and early termination of notes	—	(34,496)	25,421
	2,864	1,458,471	6,335,690
Less Operating Expenses:(1)
Depreciation and amortization expense	—	1,064,108	4,362,218
Provision for losses and doubtful accounts	—	39	(39)
Interest expense	—	30,841	126,952
Acquisition expense	8,646	787,352	1,449,391
Cost reimbursements to Managing Member and affiliates	845	223,568	698,643
Legal/Professional fees	—	29,087	123,223
Other	2,351	142,975	484,537
Outside services	452	36,306	58,962
Management fee	57	44,587	256,494
	12,351	2,358,863	7,560,381
Net loss – GAAP basis	$(9,487)	$(900,392)	$(1,224,691)
Taxable loss from operations	$(8,494)	$(1,880,643)	$(5,704,957	)(7)
Cash generated by operations(2)	$41,259	$521,812	$2,125,257
Cash generated from sales and terminations(3)	—	157,533	540,461
Cash generated from refinancing	—	—	—
Cash generated from other(4)	—	630,399	1,359,195
	41,259	1,309,744	4,022,913
Less cash distributions to investors:
From operating cash flow	—	521,812	2,123,257
From sales	—	157,533	540,461
From refinancing	—	—	—
From other	—	493,233	1,527,825
Total distributions	—	1,172,578	4,191,543
Cash generated (deficiency) after cash distributions	$41,259	$137,166	$(168,630)
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(132.03)	$(107.27)	$(104.48)
Recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—
– Return of capital	—	72.30	82.99
	$—	$72.30	$82.99
Sources (on a cash basis)
Sales	$—	$9.72	$10.70
Refinancing	—	—	—
Operations	—	32.17	42.04
Other	—	30.41	30.25
Total	$—	$72.30	$82.99
Amount invested in program equipment (lease acquisition cost, excluding acquisition fees)	$—	$19,383,115	$55,315,206
Amount invested in program equipment (investment in leases book value)	$—	$18,123,043	$49,731,292
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(6)	0.00%	34.68%	99.60%

S-A-13

FOOTNOTES:

(1)	Operating expenses include reimbursements to ATEL affiliate Managing Members or other ATEL affiliates as follows:

Year ended December 31,	ATEL Growth Capital Fund IV	ATEL Growth Capital Fund V	ATEL Growth Capital Fund VI	ATEL 12	ATEL 14	ATEL 15
2007	$49,590			$4,238
2008	240,315			105,148
2009	239,454	$116,894		238,331	$19,176
2010	483,697	293,597		435,065	544,017
2011	171,738	141,712	$43,386	387,632	828,927	$845
2012	267,205	221,890	111,099	407,618	1,246,178	223,568
2013	229,714	182,553	123,600	365,047	1,390,210	698,643
	$1,681,713	$956,646	$278,085	$1,943,079	$4,028,508	$923,056
(2)	Cash generated by (used in) operations does not include the principal payments received on notes receivable or the principal portion of lease rentals received under direct financing leases. In the Funds' statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.
(3)	Cash generated from sales includes proceeds from early termination of notes receivable and equipment sales, where applicable.
(4)	Cash generated from other consists of the principal amortization of notes receivable and direct finance leases, where applicable. Such amounts are included throughout the table under the caption “Other”.
(5)	For Prior Private Programs the cash distributions to investors include amounts paid and declared during the year.
(6)	The percentage is calculated as a fraction, the numerator of which is the amount of note financings or investments in program equipment (at cost) as of the end of the indicated period and the denominator of which is the cumulative total of note financings or the cost of all equipment acquired by the program through the end of the latest period shown.
(7)	The taxable income or loss from operations is based on estimates for the period ended December 31, 2013.
(8)	Component of Prior Private Programs with similar investment objectives.
(9)	Component of Prior Public Programs engaged in equipment leasing and financing.
(10)	Inclusive of gain (loss) on disposal or sale of investments in securities, if any.

S-A-14

TABLE IV
RESULTS OF COMPLETED PRIOR PRIVATE PROGRAMS
December 31, 2013
(Unaudited)

ATEL Cash Distribution Fund V, L.P.
Program Name
Dollar amount of equity raised	$125,000,000
Ventures financed/portfolio assets acquired	$187,595,762
Date of Closing of Offering	November 15, 1994
Date of first financing payoff	July 1, 1994
Date of final financing payoff	December 1, 2012
Tax and distribution data per $1,000 limited partner investment through December 31, 2013 (end of operating period):
Federal Income Tax Results:
Ordinary Income:
Operations	$7.32*
Other	—
Capital gain (loss)	—
Cash distributions to investors on a GAAP basis
Investment income	$208.43*
Return of capital	969.68*
$1,178.11
Cash available for distribution, reinvested for investors' accounts	—
Total	$1,178.11
Sources (on a cash basis):
Sales	$249.14
Refinancing	—
Operations	868.26*
Other	60.71*
Total	$1,178.11

*	includes amounts subsequently distributed to investors from Fund liquidating trust

S-A-15

TABLE IV
RESULTS OF COMPLETED PRIOR PUBLIC PROGRAMS
December 31, 2013
(Unaudited)

ATEL Cash Distribution Fund VI, L.P.
Program name:
Dollar amount of equity raised	$ 125,000,000
Assets purchased	$208,320,158
Date of Closing of Offering	November 22, 1996
Date of first sale of property	January 3, 1995
Date of final sale of property	TBD(1)
Tax and distribution data per $1,000 limited partner investment through December 31, 2013:
Federal Income Tax Results:
Ordinary income:	$(370.85)
Operations
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
– Investment income	$150.14
– Return of capital	851.98
1,002.12
Cash available for distribution, reinvested for investors' accounts	—
Total	$1,002.12
Sources (on a cash basis):
Sales	$88.00
Refinancing	—
Operations	846.99
Other	67.13
Total	$1,002.12

(1)	ATEL Cash Distribution Fund VI, L.P., Liquidating Trust (the “Trust”) was created as of December 31, 2013 to liquidate and distribute the remaining assets of ATEL Cash Distribution Fund VI, and to settle all remaining obligations of the Fund. As of December 31, 2013 there have been no distributions from the Trust.

S-A-16

TABLE V

TERMINATIONS, SALES OR DISPOSALS OF PORTFOLIO ASSETS BY PRIOR PRIVATE AND PUBLIC PROGRAMS

ATEL Growth Capital Fund IV, LLC, ATEL Growth Capital Fund V, LLC and ATEL Growth Capital Fund VI, LLC (prior Private Programs), and ATEL 12, LLC, ATEL 14, LLC and ATEL 15, LLC (prior Public Programs), have disposed of notes, equipment and direct equity investments in their portfolios as of December 31, 2013. Set forth below is a summary of sales and dispositions as of such date. Sales were for consideration unless otherwise noted. “Acquisition Cost” includes acquisition fees. Dispositions are shown on a per loan//lease basis.

		Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)	Excess (deficiency) of Operating receipts over Acquisition Cost(4)	Acquisition Date(5)	Disposal Date(6)
ATEL Growth Capital Fund IV, LLC
Loans
6N Silicon, Inc.	Manufacturing	$1,398,956	$—	$1,644,781	$245,825	11/4/2008	11/1/2011
6N Silicon, Inc.	Manufacturing	350,163	—	428,182	78,019	12/24/2008	1/1/2012
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	1,000,000	789,740	285,323	75,063	11/1/2007	8/3/2008
Adesto Technologies Corp	Computer & Networking Equipment	155,078	—	185,458	30,380	2/29/2008	1/1/2011
Adesto Technologies Corp	Computers/Oscilloscope Equipment	31,904	—	37,443	5,539	6/25/2008	1/1/2011
Adesto Technologies Corp	Computers & Lighting Equipment	52,349	—	61,147	8,798	7/29/2008	1/1/2011
Adesto Technologies Corp	Computer & Office Equipment	195,674	—	247,769	52,095	3/19/2010	5/1/2013
Adesto Technologies Corp	Computers & Furniture Fixtures	241,826	—	300,907	59,081	7/29/2010	11/1/2013
Altierre Corporation	Miscellaneous	2,000,000	—	2,344,176	344,176	10/3/2008	10/1/2011
Alveolus, Inc.	Senior Term Loan – Blanket	500,000	318,863	224,718	43,581	2/29/2008	3/10/2009
Amyris, Inc.	Testing & Lab Equipment	350,000	344,505	51,520	46,025	11/5/2010	3/1/2011
Asempra Technologies, Inc.	Senior Term Loan – Blanket	533,333	187,085	372,073	25,825	10/31/2007	5/1/2009
Asempra Technologies, Inc.	Senior Term Loan – Blanket	189,565	76,463	118,502	5,400	12/31/2007	5/1/2009
Asempra Technologies, Inc.	Senior Term Loan – Blanket	306,077	139,363	168,495	1,781	2/28/2008	5/1/2009
Axial Biotech, Inc.	Senior Term Loan – Blanket	500,000	90,046	519,181	109,227	3/28/2008	11/22/2013
Axial Biotech, Inc.	Senior Term Loan – Blanket	250,000	52,791	251,643	54,434	5/30/2008	11/22/2013
Axogen Corporation	Senior Term Loan – Blanket	500,000	58,983	611,003	169,986	4/21/2008	9/30/2011
Cambrios Technologies Corporation	Computer & Networking Equipment	92,857	—	110,189	17,332	12/31/2007	1/1/2011
Cambrios Technologies Corporation	Computer & Networking Equipment	48,174	—	54,085	5,911	12/31/2007	2/1/2010
Cambrios Technologies Corporation	Computer & Networking Equipment	11,395	—	13,480	2,085	3/21/2008	4/1/2011
Cambrios Technologies Corporation	Tenant Improvements & Installation	94,792	—	106,056	11,264	3/21/2008	4/1/2010
Cambrios Technologies Corporation	Computer & Networking Equipment	12,257	—	14,499	2,242	5/30/2008	6/1/2011
Cambrios Technologies Corporation	Viscometer & Back Up Tanks	72,902	—	81,565	8,663	5/30/2008	6/1/2010
Cambrios Technologies Corporation	Office Equipment	21,923	—	25,933	4,010	8/29/2008	9/1/2011
Cambrios Technologies Corporation	Tenant Improvement	58,266	—	65,190	6,924	8/29/2008	9/1/2010
Cambrios Technologies Corporation	Tenant Improvement & Room Design	77,166	—	86,336	9,170	12/8/2008	1/1/2011
Cedar Point Communications, Inc.	Computer & Networking Equipment	117,815	15,348	126,467	24,000	6/30/2008	1/14/2011
Cedar Point Communications, Inc.	Computers & Networking Equipment	134,948	61,936	95,390	22,378	6/5/2009	1/14/2011
Complete Genomics, Inc.	Miscellaneous	1,000,000	282,347	894,692	177,039	12/17/2010	3/18/2013
Deeya Energy, Inc.	Computer/Furniture Lab Equipment	246,244	—	299,509	53,265	10/31/2007	11/1/2010
Deeya Energy, Inc.	Computer/Furniture Lab Equipment	296,850	—	360,756	63,906	9/30/2008	10/1/2011
Deeya Energy, Inc.	Computer/Furniture Lab Equipment	92,340	—	115,776	23,436	1/6/2009	1/1/2012
Deeya Energy, Inc.	Injection 3 Plate Mold	56,770	—	66,081	9,311	1/6/2009	11/1/2011
Delivery Agent, Inc.	Senior Term Loan – Blanket	1,750,000	755,220	1,255,961	261,181	12/17/2008	10/28/2010
Ecoatm, Inc.	Vending Equipment	850,000	726,495	298,185	174,680	10/1/2012	7/23/2013
Enerkem, Inc.	Various Equipment	1,400,000	454,097	1,217,160	271,257	4/30/2009	6/28/2011
Enphase Energy, Inc.	Miscellaneous	200,098	—	245,344	45,246	12/31/2008	1/1/2012
Five 9, Inc.	Computer & Networking Equipment	399,589	—	507,703	108,114	3/31/2010	4/1/2013
Five 9, Inc.	Computer & Networking Equipment	50,000	—	63,970	13,970	5/20/2010	6/1/2013

S-A-17

		Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)		Payments Received(3)	Excess (deficiency) of Operating receipts over Acquisition Cost(4)	Acquisition Date(5)	Disposal Date(6)
Forma Therapeutics, Inc.	Manufacturing	300,000	—		362,891	62,891	4/9/2009	8/1/2012
Innovalight, Inc.	Lab & Manufacturing Equipment	290,668	61,069		283,006	53,407	5/29/2008	6/1/2011
Innovalight, Inc.	Lab And Manufacturing Equipment	1,230,138	358,292		1,176,393	304,547	1/9/2009	7/21/2011
Intelepeer, Inc.	Computers	630,831	—		777,939	147,108	5/14/2009	6/1/2012
Intelepeer, Inc.	Computers	569,169	—		701,458	132,289	9/30/2009	10/1/2012
Intelepeer, Inc.	Unsecured Note	122,168	132,289	(7)	—	10,121	2/8/2012	6/27/2013
Ipierian, Inc.	Research	495,881	—		609,005	113,124	9/30/2009	10/1/2012
Ipierian, Inc.	Research	4,061	—		4,987	926	10/30/2009	11/1/2012
Kaminario, Inc.	Working Capital Loan	1,000,000	665,269		508,460	173,729	12/16/2011	6/21/2013
Metabolon, Inc.	Molecular Diagnostic Computers	96,070	—		116,061	19,991	9/25/2008	10/1/2011
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	297,544	74,932		297,676	75,064	1/30/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	116,161	40,027		104,190	28,056	5/5/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Computers/Furnitures/Fixtures	117,214	45,087		101,091	28,964	6/1/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	150,512	71,076		115,779	36,343	7/31/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	48,391	28,052		30,751	10,412	12/7/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	121,163	89,688		52,680	21,205	6/1/2010	6/10/2011
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	150,000	114,620		60,201	24,821	7/6/2010	6/10/2011
Millennium Pharmacy Systems, Inc.	Furniture/Fixtures/Equipment	154,426	128,779		46,483	20,836	10/1/2010	6/10/2011
Motosport, Inc.	Conveyor System	330,852	—		401,461	70,609	6/26/2008	7/1/2011
Motosport, Inc.	Conveyor System	421,808	—		507,668	85,860	8/28/2008	9/1/2011
Nexplanar Corporation	Miscellaneous	800,000	314,522		659,194	173,716	12/21/2009	11/9/2011
Novavision Inc.	Miscellaneous	500,000	—		249,226	(250,774)	6/10/2008	12/30/2011
On24, Inc.	Computer & Networking Equipment	25,861	—		30,192	4,331	7/31/2008	8/1/2011
On24, Inc.	Computer & Networking Equipment	60,246	—		68,490	8,244	7/1/2009	7/1/2011
On24, Inc.	Computer & Networking Equipment	107,653	—		125,678	18,025	10/10/2008	11/1/2011
On24, Inc.	Computer & Networking Equipment	125,887	—		146,965	21,078	11/24/2008	12/1/2011
On24, Inc.	Computer & Networking Equipment	30,069	—		35,103	5,034	1/26/2009	2/1/2012
On24, Inc.	Computer & Networking Equipment	125,896	—		154,546	28,650	3/31/2009	4/1/2012
On24, Inc.	Computer & Networking Equipment	74,306	—		93,419	19,113	4/30/2009	5/1/2012
On24, Inc.	Computer & Networking Equipment	69,802	—		85,925	16,123	7/1/2009	7/1/2012
On24, Inc.	Computer & Networking Equipment	32,004	—		39,332	7,328	11/30/2009	12/1/2012
On24, Inc.	Computer Equipment	23,036	—		28,664	5,628	1/25/2010	2/1/2013
On24, Inc.	Computer Equipment	14,230	—		18,391	4,161	3/26/2010	4/1/2013
On24, Inc.	Computer Equipment	298,996	—		384,298	85,302	5/27/2010	6/1/2013
On24, Inc.	Computer & Networking Equipment	175,720	—		224,831	49,111	7/30/2010	8/1/2013
Opsource, Inc.	Computer & Networking Equipment	744,601	501,325		353,075	109,799	5/29/2009	6/18/2010
Opsource, Inc.	Computer & Networking Equipment	211,942	179,462		78,963	46,483	8/19/2009	6/18/2010
Opsource, Inc.	Computer & Networking Equipment	245,900	224,886		74,962	53,948	10/30/2009	6/18/2010
Primet Precision Materials, Inc.	Horizontal Mills	99,930	—		117,886	17,956	9/12/2008	10/1/2011
Primet Precision Materials, Inc.	Horizontal Mills	23,922	—		29,397	5,475	5/1/2009	5/1/2012
Raydiance, Inc.	Senior Term Loan – Blanket	500,000	266,800		333,636	100,436	6/30/2011	2/4/2013
Raydiance, Inc.	Senior Term Loan – Blanket	650,000	443,105		324,971	118,076	12/2/2011	2/4/2013
Recyclebank, LLC	Scales & Transponder Equipment	220,726	—		272,237	51,511	12/31/2009	1/1/2013
Renew Data Corp.	Computers	41,588	—		50,017	8,429	4/8/2009	5/1/2012
Renew Data Corp.	Computers	92,288	—		110,990	18,702	4/30/2009	5/1/2012
Renew Data Corp.	Computers	81,673	—		98,224	16,551	6/30/2009	7/1/2012
Renew Data Corp.	Computers	109,106	—		131,216	22,110	9/1/2009	9/1/2012
Renew Data Corp.	Computer & Networking Equipment	104,703	—		127,096	22,393	1/29/2010	2/1/2013
Renew Data Corp.	Computer & Networking Equipment	194,573	—		239,373	44,800	4/13/2010	5/1/2013
Renew Data Corp.	Computer & Networking Equipment	129,200	—		158,621	29,421	7/16/2010	8/1/2013
Sixtron Advanced Materials, Inc.	Test And Lab Equipment	41,975	4,648		45,615	8,288	5/1/2008	3/18/2011
Sixtron Advanced Materials, Inc.	Solar Lab System	62,764	12,665		62,661	12,562	7/31/2008	3/18/2011

S-A-18

		Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)		Payments Received(3)	Excess (deficiency) of Operating receipts over Acquisition Cost(4)	Acquisition Date(5)	Disposal Date(6)
Sixtron Advanced Materials, Inc.	Office Furniture/Fixtures/Equip	44,362	11,510		41,103	8,251	9/29/2008	3/18/2011
Sixtron Advanced Materials, Inc.	Heating & Air conditioning System	67,930	19,532		60,484	12,086	10/30/2008	3/18/2011
Sixtron Advanced Materials, Inc.	Office Automation Equipment	214,183	67,670		183,898	37,385	11/25/2008	3/18/2011
Sixtron Advanced Materials, Inc.	Miscellaneous Equipment	71,786	30,993		53,942	13,149	3/31/2009	3/18/2011
Solaria Corporation	Manufacturing Equipment	2,408	1,057		1,857	506	10/31/2007	10/1/2009
Solaria Corporation	Manufacturing Equipment	749,098	38,157		866,827	155,886	10/31/2007	9/30/2010
Solaria Corporation	MFG Equipment – Semiconductor	219,845	45,067		218,209	43,431	3/31/2008	9/28/2010
Solfocus, Inc.	Electrical Generation	483,128	—		604,549	121,421	10/30/2009	11/1/2012
Step Labs, Inc.	Office Equipment	133,155	95,382		51,082	13,309	6/11/2008	5/14/2009
		30,290,860	8,419,243		27,249,973	5,378,356
Direct Equity Investments
Adenosine Therapeutic, LLC	Preferred Stock	125,000	125,000		—	—	11/1/2007	9/8/2008
Asempra	Preferred Stock	133,350	—		—	(133,350)	10/31/2007	5/18/2009
Axogen	Preferred Stock	40,200	40,613		—	413	12/24/2009	4/29/2013
Cedar Point	Preferred Stock	20,000	—		—	(20,000)	7/11/2008	2/31/2011
Deeya Energy	Preferred Stock – Series C	15,316	15,316		—	—	5/5/2009	3/17/2011
Enphase Energy (Series D)	Preferred Stock	87,500	277,864		—	190,364	4/27/2009	4/29/2013
Step Labs	Preferred Stock	75,000	49,644		—	(25,356)	6/11/2008	5/28/2009
		496,366	508,437		—	12,071
		$30,787,226	$8,927,680		$27,249,973	$5,390,427
ATEL Growth Capital Fund V, LLC
Loans
Adesto Technologies Corp	Computer & Office Equipment	$750,000	$—		$949,678	$199,678	3/19/2010	5/1/2013
Amyris, Inc.	Testing & Lab Equipment	439,870	432,964		64,749	57,843	11/5/2010	3/31/2011
Complete Genomics, Inc.	Miscellaneous	1,000,000	282,347		894,692	177,039	12/17/2010	3/18/2013
Ecoatm, Inc.	Vending Equipment	150,000	128,205		52,578	30,783	10/1/2012	7/23/2013
Five 9, Inc.	Computer & Networking Equipment	421,126	—		536,389	115,263	2/26/2010	3/1/2013
Five 9, Inc.	Computer & Networking Equipment	22,586	—		28,697	6,111	3/31/2010	4/1/2013
Five 9, Inc.	Computer & Networking Equipment	50,000	—		63,961	13,961	5/20/2010	6/1/2013
Five 9, Inc.	Computer & Networking Equipment	178,538	—		225,016	46,478	9/30/2010	10/1/2013
Forma Therapeutics, Inc.	Manufacturing	300,000	—		362,891	62,891	4/9/2009	8/1/2012
Intelepeer, Inc.	Computers	420,554	—		518,626	98,072	5/14/2009	6/1/2012
Intelepeer, Inc.	Computers	379,446	—		467,638	88,192	9/30/2009	10/1/2012
Intelepeer, Inc.	Unsecured Note	122,168	132,289	(7)	—	10,121	2/8/2012	6/27/2013
Intelepeer, Inc.	Unsecured Note	148,428	155,211	(7)	—	6,783	9/21/2012	6/27/2013
Ipierian, Inc.	Research	143,213	—		175,987	32,774	9/1/2009	12/1/2012
Ipierian, Inc.	Research	379,203	—		465,710	86,507	9/30/2009	10/1/2012
Ipierian, Inc.	Research	227,444	—		285,605	58,161	12/22/2009	1/1/2013
Kaminario, Inc.	Working Capital Loan	750,000	498,952		381,345	130,297	12/16/2011	6/21/2013
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	33,189	11,385		29,769	7,965	5/5/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Computers/Furnitures/Fixtures	703,284	270,524		606,547	173,787	6/1/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	100,341	47,384		77,186	24,229	7/31/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Computers/Furniture/Fixtures	214,238	112,839		150,470	49,071	10/5/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	328,497	181,783		219,733	73,019	11/5/2009	6/10/2011
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	96,783	56,105		61,501	20,823	12/7/2009	6/10/2011
Nexplanar Corporation	Miscellaneous	1,050,000	412,810		865,192	228,002	12/21/2009	11/9/2011
On24, Inc.	Computer & Networking Equipment	74,990	—		85,224	10,234	9/3/2009	9/1/2011
On24, Inc.	Computer & Networking Equipment	278,230	—		342,895	64,665	2/27/2009	3/1/2012
On24, Inc.	Computer & Networking Equipment	190,178	—		233,325	43,147	9/3/2009	12/1/2012
On24, Inc.	Computer & Networking Equipment	216,038	—		265,487	49,449	11/30/2009	12/1/2012
On24, Inc.	Computer & Networking Equipment	155,490	—		193,481	37,991	1/25/2010	2/1/2013

S-A-19

		Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)		Payments Received(3)	Excess (deficiency) of Operating receipts over Acquisition Cost(4)	Acquisition Date(5)	Disposal Date(6)
On24, Inc.	Computer & Networking Equipment	86,474	—		111,759	25,285	3/26/2010	4/1/2013
On24, Inc.	Computer & Networking Equipment	154,028	—		197,972	43,944	5/27/2010	6/1/2013
Opsource, Inc.	Computer & Networking Equipment	248,200	167,108		117,692	36,600	5/29/2009	6/18/2010
Opsource, Inc.	Computer & Networking Equipment	70,647	59,821		26,321	15,495	8/19/2009	6/18/2010
Opsource, Inc.	Computer & Networking Equipment	81,967	74,962		24,988	17,983	10/30/2009	6/18/2010
Raydiance, Inc.	Senior Term Loan – Blanket	500,000	266,800		333,633	100,433	6/30/2011	2/4/2013
Raydiance, Inc.	Senior Term Loan – Blanket	500,000	340,850		249,978	90,828	12/2/2011	2/4/2013
Recyclebank, LLC	Scales & Transponder Equipment	336,581	—		414,988	78,407	12/31/2009	1/1/2013
Renew Data Corp.	Computers	26,368	—		31,711	5,343	4/30/2009	5/1/2012
Renew Data Corp.	Computers	327,902	—		394,353	66,451	5/29/2009	6/1/2012
Renew Data Corp.	Computers	23,335	—		28,064	4,729	6/30/2009	7/1/2012
Renew Data Corp.	Computers	31,173	—		37,490	6,317	9/1/2009	9/1/2012
Renew Data Corp.	Computer & Networking Equipment	29,915	—		36,316	6,401	1/29/2010	2/1/2013
Renew Data Corp.	Computer & Networking Equipment	200,468	—		246,627	46,159	4/13/2010	5/1/2013
Renew Data Corp.	Computer & Networking Equipment	129,200	—		158,621	29,421	7/16/2010	8/1/2013
Solfocus, Inc.	Electrical Generation	724,692	—		906,823	182,131	10/30/2009	11/1/2012
		$12,794,784	$3,632,339		$11,921,708	$2,759,263
ATEL Growth Capital Fund VI, LLC
Loans
Ecoatm, Inc.	Vending Equipment	$250,000	$213,675		$85,602	$49,277	10/1/2012	7/23/2013
Intelepeer, Inc.	Unsecured Note	122,168	132,289	(7)	—	10,121	2/8/2012	6/27/2013
Kaminario, Inc.	Working Capital Loan	400,000	266,108		197,266	63,374	12/16/2011	6/21/2013
Raydiance, Inc.	Senior Term Loan – Blanket	250,000	133,400		165,985	49,385	6/30/2011	2/4/2013
Raydiance, Inc.	Senior Term Loan – Blanket	150,000	102,255		74,693	26,948	12/2/2011	2/4/2013
		$1,172,168	$847,727		$523,546	$199,105
ATEL 12, LLC (ATEL 12)
Leases
Alliant Techsystems Inc.	Office Automation	$3,970	$3,800		$2,372	$2,202	2/27/2013	9/23/2013
Alliant Techsystems Inc.	Office Automation	3,015	1,000		2,243	228	2/27/2013	10/15/2013
IBM Corporation	Research	707,852	133,476		773,754	199,378	9/30/2008	11/26/2012
IBM Corporation	Business Services	166,576	75,000		98,914	7,338	8/29/2008	9/14/2010
MeadWestvaco Corporation	Materials Handling	346,679	51,811		310,106	15,238	9/30/2008	6/25/2012
Meadwestvaco Corporation	Materials Handling	50,216	22,000		39,075	10,859	6/26/2008	12/5/2012
MeadWestvaco Corporation	Materials Handling	87,562	20,140		71,637	4,215	9/30/2008	3/16/2012
MeadWestvaco Corporation	Materials Handling	81,988	23,113		63,928	5,053	6/30/2008	6/25/2012
MeadWestvaco Corporation	Materials Handling	181,636	54,250		151,423	24,037	8/8/2008	1/15/2013
MeadWestvaco Corporation	Materials Handling	26,728	8,500		23,548	5,320	9/16/2008	3/23/2012
Newell Rubbermaid, Inc.	Materials Handling	57,048	18,000		22,610	(16,438)	9/22/2008	4/8/2011
Newell Rubbermaid, Inc.	Materials Handling	1,092,757	259,905		1,018,594	185,742	11/18/2008	12/11/2013
Newell Rubbermaid, Inc.	Material Handling	66,664	16,000		75,738	25,074	12/31/2008	8/9/2013
Newell Rubbermaid, Inc.	Cleaning & Maintenance	40,152	9,000		43,341	12,189	2/12/2009	3/29/2013
Newell Rubbermaid, Inc.	Material Handling	886,958	182,916		1,005,794	301,752	7/2/2009	9/18/2013
Newell Rubbermaid, Inc.	Material Handling	304,619	61,880		283,147	40,408	6/9/2009	12/11/2013
Newell Rubbermaid, Inc.	Material Handling	65,582	15,200		85,966	35,584	8/6/2009	8/20/2013
SVC Manufacturing, Inc.	Materials Handling	382,425	49,000		359,792	26,367	1/26/2009	10/30/2012
Ryder Integrated Logistics, Inc.	Material Handling	5,155	675		6,429	1,949	9/23/2008	12/24/2013
Ryder Integrated Logistics, Inc.	Material Handling	5,718	675		7,547	2,504	10/9/2008	12/24/2013
Ryder Integrated Logistics, Inc.	Material Handling	3,768	450		4,646	1,328	10/9/2008	12/24/2013
Ryder Integrated Logistics, Inc.	Transportation	242,872	37,500		268,675	63,303	11/25/2008	6/7/2012
Ryder Integrated Logistics, Inc.	Transportation	20,467	6,665		14,503	701	11/25/2008	10/1/2010
Ryder Integrated Logistics, Inc.	Transportation	1,030	335		730	35	11/25/2008	10/1/2010

S-A-20

		Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)	Excess (deficiency) of Operating receipts over Acquisition Cost(4)	Acquisition Date(5)	Disposal Date(6)
Ryder Integrated Logistics, Inc.	Material Handling	108,935	15,500	120,254	26,819	2/23/2009	4/2/2012
Ryder Integrated Logistics, Inc.	Material Handling	32,900	1,750	37,219	6,069	7/2/2009	11/30/2012
		4,973,272	1,068,541	4,891,985	987,254
Loans
Adesto Technologies Corp	Computers	146,118	—	184,108	37,990	7/29/2010	11/1/2013
Altierre Corporation	Senior Term Loan – Blanket	125,000	—	138,372	13,372	10/3/2008	10/1/2011
Amyris, Inc.	Testing & Lab Equipment	200,000	196,860	29,440	26,300	11/5/2010	3/1/2011
Axial Biotech, Inc.	Miscellaneous office equipment	125,000	22,512	131,715	29,227	3/28/2008	11/22/2013
Axial Biotech, Inc.	Miscellaneous office equipment	125,000	26,395	123,902	25,297	5/30/2008	11/22/2013
Axogen Corporation	Miscellaneous office equipment	250,000	29,491	305,502	84,993	4/21/2008	9/30/2011
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	70,587	219,760	40,347	12/17/2010	3/18/2013
Delivery Agent, Inc.	Miscellaneous office equipment	125,000	52,887	89,712	17,599	12/17/2008	10/28/2010
Five 9, Inc.	Computers	203,367	—	256,309	52,942	9/30/2010	10/1/2013
Ipierian, Inc.	Research	29,169	—	36,237	7,068	9/30/2009	10/1/2012
Ipierian, Inc.	Research	97,457	—	121,589	24,132	10/30/2009	11/1/2012
Ipierian, Inc.	Research	122,471	—	150,409	27,938	12/22/2009	1/1/2013
Ipierian, Inc.	Research	150,000	44,787	139,509	34,296	12/27/2010	6/30/2013
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	68,904	52,894	27,654	11,644	7/6/2010	6/10/2011
Novavision Inc.	Senior Term Loan – Blanket	750,000	—	373,839	(376,161)	6/10/2008	12/30/2011
On24, Inc.	Computers	250,000	—	319,871	69,871	7/30/2010	8/1/2013
		3,017,486	496,413	2,647,928	126,855
Direct Equity Investments
Axogen	Preferred Stock	20,100	20,307	—	207	12/24/2009	4/25/2013
		20,100	20,307	—	207
		$8,010,858	$1,585,261	$7,539,913	$1,114,316
ATEL 14, LLC (ATEL 14)
Leases
Cargill, Inc.	Material Handling	$20,160	$2,268	$20,410	$2,518	6/29/2010	5/9/2013
Cargill, Inc.	Construction	164,405	56,000	149,347	40,942	1/28/2010	2/4/2013
Cargill, Inc.	Material Handling	22,990	6,315	23,924	7,249	6/29/2010	5/9/2013
Cargill, Inc.	Material Handling	55,204	15,457	58,748	19,001	6/29/2010	5/9/2013
Cargill, Inc.	Material Handling	30,433	8,500	32,789	10,856	9/7/2010	11/25/2013
Cargill, Inc.	Material Handling	30,549	8,500	32,914	10,865	9/7/2010	11/25/2013
IBM Corporation	Research	6,334,464	3,873,957	2,805,791	345,284	5/4/2012	7/2/2013
IBM Corporation	Research	102,475	35,000	87,406	19,931	9/29/2010	10/1/2013
IBM Corporation	Research	331,697	115,000	282,975	66,278	10/29/2010	11/1/2013
IBM Corporation	Research	749,991	260,000	628,786	138,795	7/30/2010	9/23/2013
Mosaic Crop Nutrition, LLC	Railroad	262,680	229,747	164,158	131,225	7/28/2010	6/27/2013
Newell Rubbermaid, Inc.	Material Handling	227,857	68,000	206,129	46,272	11/30/2010	10/1/2013
Newell Rubbermaid, Inc.	Material Handling	349,848	172,500	245,010	67,662	11/18/2011	8/2/2013
		8,682,753	4,851,244	4,738,387	906,878

S-A-21

		Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)		Payments Received(3)	Excess (deficiency) of Operating receipts over Acquisition Cost(4)	Acquisition Date(5)	Disposal Date(6)
Loans
Amyris, Inc.	Testing & Lab Equipment	746,238	705,418		153,785	112,965	8/31/2010	3/1/2011
Amyris, Inc.	Testing & Lab Equipment	200,000	196,860		29,440	26,300	11/5/2010	3/1/2011
Complete Genomics, Inc.	Senior Term Loan – Blanket	500,000	141,174		439,520	80,694	12/17/2010	3/18/2013
EcoATM, Inc.	Vending Equipment	1,000,000	854,700		350,519	205,219	10/1/2012	7/23/2013
Five 9, Inc.	Computers & Networking Equipment	203,332	—		260,115	56,783	5/20/2010	6/1/2013
Intelepeer, Inc.	Senior Term Loan – Blanket	249,375	260,771	(7)	—	11,396	9/21/2012	6/27/2013
Ipierian, Inc.	Research	114,729	6,884		140,901	33,056	6/28/2010	6/30/2013
Ipierian, Inc.	Research	245,974	73,443		228,770	56,239	12/27/2010	6/30/2013
Kaminario, Inc.	Computers	500,000	332,635		246,583	79,218	12/16/2011	6/21/2013
On24, Inc.	Computers	109,123	—		140,104	30,981	10/28/2010	11/1/2013
Raydiance, Inc.	Senior Term Loan – Blanket	250,000	133,400		165,985	49,385	6/30/2011	2/4/2013
Renew Data Corp	Computers	812,374	—		982,712	170,338	6/7/2010	6/1/2013
		4,931,145	2,705,285		3,138,434	912,574
		$13,613,898	$7,556,529		$7,876,821	$1,819,452
ATEL 15, LLC (ATEL 15)
Leases
The Kansas City Southern Railway Company	Railroad	$26,252	$12,149		$2,747	$(11,356)	12/12/2012	9/6/2013
Sabic Innovative Plastics US, LLC	Railroad	168,639	149,033		11,152	(8,454)	6/8/2012	12/21/2012
Sabic Innovative Plastics US, LLC	Railroad	28,607	8,500		2,789	(17,318)	6/8/2012	12/1/2012
		223,498	169,682		16,688	(37,128)
Loans
EcoATM, Inc.	Vending Equipment	249,785	213,491		87,554	51,260	10/1/2012	7/23/2013
Kaminario, Inc.	Computers	500,000	334,804		246,583	81,387	12/16/2011	6/21/2013
		749,785	548,295		334,137	132,647
		$973,283	$717,977		$350,825	$95,519
		$67,352,217	$23,267,513		$55,462,786	$11,378,082

S-A-22

TABLE V

TERMINATION, SALES OR DISPOSALS OF PORTFOLIO ASSETS FOOTNOTES

(1)	“Acquisition Cost” is the actual principal amount of the note secured by equipment or the cost of the item of equipment, including Acquisition Fees and any other expenditures incurred by the prior program in the acquisition of the asset.
(2)	“Termination, Sale or Disposition Proceeds” are the actual cash proceeds received upon the final liquidation of a note, or early termination, sale or casualty of the equipment on lease termination, net of any direct out-of pocket closing costs incurred by the prior program in connection with such termination, sale or other disposition.
(3)	“Payments Received” are the gross amounts of installments of principal and interest on notes received or of lease rents ordering the holding period for the investment, other than sale or disposition proceeds, less any direct out-of pocket costs incurred by the prior program during the holding period of the investment directly related to that particular investment transaction.
(4)	“Excess (deficiency) of Operating Receipts over Acquisition Cost” represents the difference between the Payments Received plus Termination, Sale or Disposition Proceeds less the Acquisition Cost.
(5)	“Acquisition Date” represents the date the portfolio asset was acquired. Because the termination, sale or disposition is presented at the loan or lease level, there may be multiple acquisition dates listed for a specific borrower or lessee. In such instances, the initial date of acquisition is presented.
(6)	“Disposal Date” represents the date that termination, sale or disposition proceeds were received for the asset. In the case of multiple Disposal Dates associated with assets of a loan or lease, the final Disposal Date is shown.
(7)	This transaction represents a non-cash exchange of the note receivable for a direct equity investment. The amount under “Sale Price & Other” column is the net book value of the note receivable that was exchanged for the direct equity investment and resulted in no gain or loss on the disposition of the note receivable.

S-A-23

TABLE VI

ACQUISITION OF PORTFOLIO ASSETS
BY PRIOR PRIVATE AND PUBLIC PROGRAMS

The following is a summary of Note fundings/Equipment acquisitions/Borrowers/Lessees and Direct equity investments by ATEL Growth Capital Fund IV, LLC, ATEL Growth Capital Fund V, LLC and ATEL Growth Capital Fund VI, LLC (prior Private Programs) and ATEL 12, LLC, ATEL 14, LLC and ATEL 15, LLC (prior Public Programs). Information concerning the prior programs is current through December 31, 2013.

	Equipment Type	Acquisition Cost(1)	Acquisition Date(2)
Atel Growth Capital Fund IV, LLC
Leases
Amyris, Inc.	Research	$600,000	12/29/2011
Kabam, Inc.	Computer & Networking Equipment	1,191,964	12/21/2011
		1,791,964
Loans
6N Silicon, Inc.	Manufacturing	1,749,119	11/4/2008
Adenosine Therapeutics, LLC	Miscellaneous	1,000,000	11/1/2007
Adesto Technologies Corp	Computers	676,831	2/29/2008
Alveolus, Inc.	Miscellaneous	500,000	2/29/2008
Amyris, Inc.	Research	350,000	11/5/2010
Asempra Technologies, Inc.	Miscellaneous	1,028,975	10/31/2007
Altierre Corporation	Miscellaneous	2,000,000	10/3/2008
Audiencescience Inc.	Computers, Furniture & Fixtures	750,000	5/5/2011
Axcient, Inc.	Data Center Equipment/Furniture	450,000	6/21/2013
Axial Biotech, Inc.	Miscellaneous	750,000	3/28/2008
Axogen Corporation	Miscellaneous	500,000	4/21/2008
Bloom Energy Corporation	Manufacturing	500,000	12/31/2012
Cambrios Technologies Corporation	Computers	489,732	12/31/2007
Cedar Point Communications, Inc.	Computers	252,763	6/30/2008
Complete Genomics, Inc.	Miscellaneous	1,000,000	12/17/2010
Cytomx Therapeutics, Inc.	Lab Equipment	918,586	5/31/2012
Deeya Energy, Inc.	Computers	692,204	10/31/2007
Defense.Net, Inc.	Computer & Networking Equipment	350,000	6/20/2013
Delivery Agent, Inc.	Miscellaneous	1,750,000	12/17/2008
Ecoatm, Inc.	Vending Equipment	850,000	10/1/2012
Ecologic Brands, Inc.	Miscellaneous	350,000	12/16/2011
Edeniq, Inc.	Plant/Lab/Office Equipment	1,500,000	4/20/2012
Enerkem, Inc.	Miscellaneous	1,400,000	4/30/2009
Enphase Energy, Inc.	Miscellaneous	200,098	12/31/2008
Enevate Corporation	Research	250,000	12/26/2012
Five 9, Inc.	Computers	449,589	3/31/2010
Forma Therapeutics, Inc.	Manufacturing	1,900,000	4/9/2009
Innovalight, Inc.	Manufacturing	1,520,806	5/29/2008
Intelepeer, Inc.	Computers	1,322,167	5/14/2009
Ioxus, Inc.	Manufacturing Equipment	550,000	6/29/2012
Ipierian, Inc.	Research	499,942	9/30/2009
Kabam, Inc.	Computer & Networking Equipment	308,035	12/21/2011
Kaminario, Inc.	Computers	1,000,000	12/16/2011
Ls9, Inc.	Manufacturing Plant Equipment	1,000,000	5/8/2012
Metabolon, Inc.	Molecular Diagnostic Computers	96,070	9/25/2008
Millennium Pharmacy Systems, Inc.	Computers & Networking Equipment	1,155,412	1/30/2009
Motosport, Inc.	Miscellaneous	752,660	6/26/2008
Nexplanar Corporation	Miscellaneous	800,000	12/21/2009
Novavision Inc.	Miscellaneous	500,000	6/10/2008
On24, Inc.	Computers	1,424,928	7/31/2008
Opsource, Inc.	Computers	1,202,443	5/29/2009

S-A-24

	Equipment Type	Acquisition Cost(1)	Acquisition Date(2)
Primet Precision Materials, Inc.	Horizontal Mills	123,852	9/12/2008
Raydiance, Inc.	Miscellaneous	1,150,000	6/30/2011
Recyclebank, LLC	Miscellaneous	220,726	12/31/2009
Renew Data Corp.	Computers	753,129	4/8/2009
Revolution Foods, Inc.	Food Processing Equipment	200,000	12/31/2013
Sixtron Advanced Materials, Inc.	Electronics	503,000	5/1/2008
Solaria Corporation	Computers	971,352	10/31/2007
Solfocus, Inc.	Electrical Generation	483,128	10/30/2009
Soraa, Inc.	Furniture & Fixtures	988,836	3/31/2012
Step Labs, Inc.	Miscellaneous	133,155	6/11/2008
Xicato, Inc.	Office Equipment	400,000	10/31/2013
Xlumena, Inc.	Medical	71,088	1/26/2012
		40,738,626
Direct Equity Investments
Adenosine Therapeutic, LLC	Preferred Stock	125,000	11/1/2007
Adenosine Therapeutic, LLC	Preferred Stock – Series B	23,125	3/31/2013
Altierre Corporation	Preferred Stock	166,666	10/3/2008
Altierre Corporation	Preferred Stock – Series D	17,115	4/19/2010
Altierre Corporation	Preferred Stock – Series F	4,506	10/18/2013
Asempra	Preferred Stock	133,350	10/31/2007
Axogen	Preferred Stock	40,200	12/24/2009
Cedar Point	Preferred Stock	20,000	7/11/2008
Deeya Energy	Preferred Stock	25,000	3/17/2011
Deeya Energy (Series C)	Preferred Stock	40,338	5/5/2009
Deeya Energy (Series D)	Preferred Stock – Series D	30,632	3/17/2011
Deeya Energy (Series E)	Preferred Stock – Series E	9,258	9/14/2012
Enphase Energy (Series D)	Preferred Stock	87,500	4/27/2009
Forma Therapeutics	Preferred Stock	62,500	4/13/2009
Gangagen	Preferred Stock	450,000	9/2/2008
Gangagen	Preferred Stock – Series D	250	4/8/2011
Gangagen	Preferred Stock – Series F	126,223	7/29/2011
Intelepeer, Inc.	Warrants – Series C Preferred	3,133	2/8/2012
Intelepeer, Inc.	Preferred Stock – Series C-1	132,289	6/30/2013
Ipierian, Inc.	Preferred Stock – Series B	41,667	7/1/2010
Kaminario, Inc.	Preferred Stock – Series C	32,500	12/27/2011
On24	Preferred Stock	82,500	6/23/2008
Primet Precision Material	Preferred Stock	62,500	9/17/2008
Primet Precision Material	Preferred Stock – Series C	13,000	4/19/2010
Sixtron	Preferred Stock	63,131	5/1/2008
Step Labs	Preferred Stock	75,000	6/11/2008
True North Therapeutics	Preferred Stock – Series A	1,505	9/30/2013
Xlumena, Inc.	Preferred Stock – Series B	62,500	2/17/2012
		1,931,388
		$44,461,978
ATEL Growth Capital Fund V, LLC
Leases
Amyris, Inc.	Research	$600,000	12/29/2011
Kabam, Inc.	Computer & Networking Equipment	794,359	12/21/2011
		1,394,359
Loans
Adesto Technologies Corp	Computers	750,000	3/19/2010
Altierre Corporation	Senior Term Loan – Blanket	833,333	7/20/2012
Amyris, Inc.	Research	439,870	11/5/2010
Audiencescience Inc.	Computers, Furniture & Fixtures	588,103	5/5/2011
Axcient, Inc.	Data Center Equipment/Furniture	450,000	6/21/2013
Bloom Energy Corporation	Manufacturing	250,000	12/31/2012
Complete Genomics, Inc.	Miscellaneous	1,000,000	12/17/2010

S-A-25

	Equipment Type	Acquisition Cost(1)	Acquisition Date(2)
Cytomx Therapeutics, Inc.	Lab Equipment	681,414	5/31/2012
Defense.Net, Inc.	Computer & Networking Equipment	350,000	6/20/2013
Ecoatm, Inc.	Vending Equipment	150,000	10/1/2012
Ecologic Brands, Inc.	Miscellaneous	150,000	12/16/2011
Edeniq, Inc.	Plant/Lab/Office Equipment	1,000,000	4/20/2012
Enevate Corporation	Research	200,000	12/26/2021
Five 9, Inc.	Computers	672,250	2/26/2010
Forma Therapeutics, Inc.	Manufacturing	1,750,000	4/9/2009
Intelepeer, Inc.	Computers	1,070,596	5/14/2009
Ioxus, Inc.	Manufacturing Equipment	338,311	6/29/2012
Ipierian, Inc.	Research	749,860	9/1/2009
Kabam, Inc.	Computer & Networking Equipment	205,644	12/21/2011
Kaminario, Inc.	Computers	750,000	12/16/2011
Ls9, Inc.	Manufacturing Plant Equipment	1,000,000	5/8/2012
Millennium Pharmacy Systems, Inc.	Computers	1,476,332	5/5/2009
Nexplanar Corporation	Miscellaneous	1,050,000	12/21/2009
On24, Inc.	Computers	1,401,876	2/27/2009
Opsource, Inc.	Computers	400,814	5/29/2009
Raydiance, Inc.	Miscellaneous	1,000,000	6/30/2011
Recyclebank, LLC	Miscellaneous	336,580	12/31/2009
Renew Data Corporation	Computers	768,361	4/30/2009
Revolution Foods, Inc.	Food Processing Equipment	200,000	12/31/2013
Solfocus, Inc.	Electrical Generation	724,692	10/30/2009
Soraa, Inc.	Furniture & Fixtures	988,836	3/31/2012
Xicato, Inc.	Office Equipment	400,000	10/31/2013
		22,126,872
Direct Equity Investments
Forma Therapeutics	Preferred Stock	62,500	4/13/2009
Ipierian, Inc.	Preferred Stock – Series B	41,667	7/1/2010
Intelepeer, Inc.	Warrants – Series C Preferred	3,505	2/8/2012
Intelepeer, Inc.	Preferred Stock – Series C-1	287,500	6/30/2013
Kaminario, Inc.	Preferred Stock – Series C	32,000	12/27/2011
True North Therapeutics	Preferred Stock – Series A	1,505	9/30/2013
Xlumena, Inc.	Preferred Stock – Series B	62,500	2/17/2012
		491,177
		$24,012,408
ATEL Growth Capital Fund VI, LLC
Leases
Amyris, Inc.	Research	$250,000	12/29/2011
Kabam, Inc.	Computer & Networking Equipment	328,110	12/21/2011
		578,110
Loans
Altierre Corporation	Miscellaneous	500,000	7/20/2012
Audiencescience, Inc.	Furniture, Fixtures & Computers	470,965	5/5/2011
Axcient, Inc.	Data Center Equipment/Furniture	400,000	6/21/2013
Bloom Energy Corporation	Manufacturing	600,000	12/31/2012
Cytomx Therapeutics, Inc.	Research	450,000	5/31/2012
Defense.Net, Inc.	Computer & Networking Equipment	350,000	6/20/2013
Ecoatm, Inc.	Vending Equipment	250,000	10/1/2012
Ecologic Brands, Inc.	Working Capital Loan	150,000	12/16/2011
Edeniq, Inc.	Furniture & Fixtures	475,000	4/20/2012
Enevate Corporation	Research	250,000	12/26/2012
Forma Therapeutics, Inc.	Manufacturing	600,000	2/3/2012
Intelepeer, Inc.	Computers	122,168	2/8/2012
Ioxus, Inc.	Manufacturing	300,000	6/29/2012
Kabam, Inc.	Computer & Networking Equipment	71,803	12/21/2011
Kaminario, Inc.	Working Capital Loan	400,000	12/16/2011

S-A-26

	Equipment Type	Acquisition Cost(1)	Acquisition Date(2)
LS9, Inc.	Chemical Processing	300,000	5/8/2012
On24, Inc.	Computers	147,603	3/31/2011
Raydiance, Inc.	Miscellaneous	400,000	6/30/2011
Soraa, Inc.	Furniture & Fixtures	954,390	4/2/2012
Xicato, Inc.	Office Equipment	246,594	10/31/2013
Xlumena, Inc.	Medical	71,089	1/26/2012
		7,509,612
Direct Equity Investments
Intelepeer, Inc.	Warrants – Series C Preferred	3,133	2/8/2012
Intelepeer, Inc.	Preferred Stock – Series C-1	132,289	6/30/2013
Kaminario, Inc.	Preferred Stock – Series C	32,000	12/27/2011
Xlumena, Inc.	Preferred Stock – Series B	62,500	2/17/2012
		229,922
		$8,317,644
ATEL 12, LLC (ATEL 12)
Leases
Aircraft Service International, Inc.	De-Icer & Refueling Trucks	$2,166,665	9/8/2009
Alliant Techsystems Inc.	CNC Turn Mill Center	895,447	2/27/2013
Anadarko Petroleum Corporation	John Deere Motor Grader	248,919	10/30/2008
Bayer Corporation	Arburg Moulding Machine	862,699	6/19/2009
Cargill, Inc.	Hyster Forklift/Infratec Analyzer	63,094	12/16/2008
Cummins Inc.	Industrial Cart	782,867	7/23/2009
GE Aircraft Engines	Forklifts, Truck	160,207	10/17/2008
IBM Corporation	Ultraflex Test Systems/digital Analyzers	6,568,639	2/12/2009
Lafarge North America Inc.	Cat Off Highway Truck	584,478	1/28/2011
MeadWestvaco Corporation	Lift Trucks/Dump Truck	1,679,699	9/30/2008
Midwest Energy Resources Co.	Caterpillar D11T Tractor	1,542,367	6/10/2008
Newell Rubbermaid, Inc.	Lift Trucks/Batteries/Sweeper Package	2,764,027	9/22/2008
Nomac Drilling, LLC	Drilling Rigs	2,892,588	12/17/2010
SVC Manufacturing, Inc.	Komatsu Lift Trucks/Batt/Chgr	1,309,739	1/26/2009
Ryder Integrated Logistics, Inc.	Pallet, lift Trucks/Sweeper Package	1,643,604	9/23/2008
Tyson Foods, Inc.	Refrigerated Trailers	1,566,720	12/23/2010
Wal-Mart Transportation, LLC	6-Gt.Danes/35-Refridge Trailers	2,903,831	3/14/2008
		28,635,590
Loans
Adesto Technologies Corp	Computer Equip & Office Furniture	146,118	7/29/2010
Altierre Corporation	Senior Term Loan – Blanket	908,333	10/3/2008
Amyris, Inc.	Testing & Lab Equipment	200,000	11/5/2010
Axial Biotech, Inc.	Senior Term Loan – Blanket	250,000	3/28/2008
Axogen Corporation	Senior Term Loan – Blanket	250,000	4/21/2008
Bloom Energy Corporation	Manufacturing	400,000	12/31/2012
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	12/17/2010
Cytomx Therapeutics, Inc.	Research & Lab Equipment	250,000	1/31/2013
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	12/17/2008
Enevate Corporation	Research & Lab Equipment	155,155	3/28/2013
Five 9, Inc.	Computer & Networking Equipment	203,367	9/30/2010
Forma Therapeutics, Inc.	Manufacturing	750,000	5/1/2012
Ipierian, Inc.	Test/Lab Equipment & Software	399,096	9/30/2009
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	68,904	7/6/2010
Novavision Inc.	Senior Term Loan – Blanket	750,000	6/10/2008
On24, Inc.	Computer & Networking Equipment	250,000	7/30/2010
		5,355,973

S-A-27

	Equipment Type	Acquisition Cost(1)	Acquisition Date(2)
Direct Equity Investments
Altierre Corporation	Preferred Stock	10,417	10/3/2008
Altierre Corporation	Preferred Stock – Series D	1,079	4/19/2010
Altierre Corporation	Preferred Stock – Series F	284	10/18/2013
Axogen	Preferred Stock	20,100	12/24/2009
Gangagen	Preferred Stock	450,000	9/2/2008
Gangagen	Preferred Stock – Series D	250	4/8/2011
Gangagen	Preferred Stock – Series F	126,223	7/29/2011
Ipierian, Inc.	Preferred Stock – Series B	41,667	7/1/2010
True North Therapeutics	Preferred Stock – Series A	1,505	9/30/2013
		651,525
		$34,643,088
ATEL 14, LLC (ATEL 14)
Leases
Alliant Techsystems Inc.	Horizontal Machining Center	$1,796,586	2/27/2013
Amyris, Inc.	Testing & Lab Equipment	125,000	12/29/2011
Bayer Corporation	Wheel loaders	206,503	1/28/2011
Building Materials Corporation of America	Covered Hopper Railcars	814,200	7/31/2012
Cargill, Inc.	Wheel loader/Railcar Mover	5,459,705	1/12/2010
Cummins Inc.	Forklifts	8,438,955	3/7/2011
Ecdc Environmental, LLC	Intermodal Flat Cars Railroad	1,226,598	7/29/2011
E.I. DuPont De Nemours And Company	Gravity Covered Hopper Cars	719,675	2/28/2013
Essroc Cement Corporation	Covered Hopper Railcars	618,322	11/20/2012
Firstenergy Generation Corp.	Caterpillar Crawler Dozer	1,175,000	12/9/2011
GE Aviation	Liechti Go Mill	5,198,556	8/14/2012
Halliburton Overseas Limited	Platform Supply Vessel – 50% OEC	19,410,000	12/20/2013
IBM Corporation	Digital Analyzers	8,725,241	6/29/2011
International Paper Co.	Tractors	215,979	12/4/2009
Interstate Commodities, Inc.	Covered Hopper Railcars	8,910,000	8/18/2011
Kabam, Inc.	Computer & Networking Equipment	793,700	12/21/2011
The Kansas City Southern Railway Company	100-Ton Box Cars	4,220,000	12/12/2012
Lafarge North America Inc.	Cat Off Highway Truck	2,348,553	1/28/2011
MeadWestvaco Corporation	Lift Trucks/Dump Truck	656,042	1/5/2011
Mississippi Power Company	Tractor	948,508	12/3/2009
Mosaic Crop Nutrition, LLC	Cover Hopper Railcars	3,283,500	7/28/2010
Newell Rubbermaid, Inc.	Crown Stock pickers	1,384,658	11/30/2010
Nomac Drilling, LLC	Drilling Rigs	4,829,825	12/17/2010
Pcs Nitrogen, Inc.	Covered Hopper Railcars	978,500	6/8/2012
Ryder Integrated Logistics, Inc.	Forklifts	131,516	1/21/2010
Sematech, Inc.	Tokyo Electron Adhesive Coater	2,250,000	6/28/2013
Signature Flight Support Corporation	Jet Refueler Trucks	120,000	12/31/2013
Tyson Foods, Inc.	Refrigerated Trailers	4,651,200	10/19/2010
U.S. Silica	Gravity Covered Hopper	901,143	11/20/2012
VF Jeanswear Limited Partnership	Great Dane Dry Van Trailers	940,000	6/14/2011
Wal-Mart Transportation, LLC	Utility Refrigerated Trailer	1,717,306	4/25/2011
		93,194,771

S-A-28

	Equipment Type	Acquisition Cost(1)	Acquisition Date(2)
Loans
Altierre Corporation	Senior Term Loan – Blanket	783,333	7/20/2012
Amyris, Inc.	Testing & Lab Equipment	946,238	8/31/2010
Audiencescience Inc.	Computer Equipment & Fixtures	529,383	5/5/2011
Bloom Energy Corporation	Manufacturing	1,500,000	12/31/2012
Complete Genomics, Inc.	Senior Term Loan – Blanket	500,000	12/17/2010
Cytomx Therapeutics, Inc.	Lab Equipment	250,000	5/31/2012
Defense.Net, Inc.	Computer & Networking Equipment	250,000	6/20/2013
Ecoatm, Inc.	Vending Equipment	1,000,000	10/1/2012
Edeniq, Inc.	Plant/Lab/Office Equipment	761,649	4/20/2012
Enevate Corporation	Research	250,000	12/26/2012
Five 9, Inc.	Computer & Networking Equipment	203,332	5/20/2010
Forma Therapeutics, Inc.	Computers	1,000,000	2/3/2012
Intelepeer, Inc.	Computers	249,375	9/21/2012
Ioxus, Inc.	Manufacturing Equipment	300,000	6/29/2012
Ipierian, Inc.	Test/Lab Equipment & Software	360,703	6/28/2010
Kabam, Inc.	Computers	205,644	12/21/2011
Kaminario, Inc.	Computers	500,000	12/16/2011
Ls9, Inc.	Manufacturing Plant Equipment	300,000	5/8/2012
On24, Inc.	Computer & Networking Equipment	278,763	10/28/2010
Raydiance, Inc.	Senior Term Loan – Blanket	250,000	6/30/2011
Renew Data Corp	Computer & Networking Equipment	812,374	6/7/2010
Soraa, Inc.	Furniture & Fixtures	983,969	4/2/2012
		12,214,763
Direct Equity Investments
Intelepeer, Inc.	Warrants – Series C Preferred	625	9/21/2012
Intelepeer, Inc.	Preferred Stock – Series C-1	260,771	6/30/2013
Kaminario, Inc.	Preferred Stock – Series C	32,000	12/27/2011
		293,396
		$105,702,930
ATEL 15, LLC (ATEL 15)
Leases
Alliant Techsystems Inc.	Manufacturing Equipment	$1,820,560	2/27/2013
Amyris, Inc.	Testing & Lab Equipment	125,000	12/29/2011
Cargill, Inc.	Hyster Forklift/Sprayer/Tractor	3,238,414	4/30/2013
Cummins Inc.	Tow Tractors/Batteries/Chargers	709,511	12/7/2011
E.I. DuPont De Nemours and Company	Gravity Covered Hopper Cars	719,911	2/28/2013
Essroc Cement Corporation	Gravity Covered Hopper Cars	588,878	11/20/2012
GE Aviation	Liechti Go-Mill 350	6,436,601	8/28/2012
Halliburton Overseas Limited	Platform Supply Vessel – 50% OEC	19,410,000	12/20/2013
IBM Corporation	Fei Ion Beam/Electron Microscope	3,491,355	5/4/2012
IKO Midwest Inc.	Covered Hopper Railcars	1,552,500	11/20/2013
The Kansas City Southern Railway Company	100-Ton Boxcars	4,220,000	12/12/2012
Meadwestvaco Corporation	Tennant Scrubber Sweeper	285,070	12/18/2012
Sabic Innovative Plastics US, LLC	Covered Hopper Rail Cars	1,737,500	6/8/2012
Sanjel (USA), Inc.	Gravity Covered Hopper Cars	1,449,000	12/14/2012
Schenker Logistics, Inc.	Yale Forklifts	1,204,099	11/27/2013
Sematech, Inc.	Tokyo Electron Adhesive Coater	2,250,000	6/28/2013
Signature Brands, LLC	Food Sterilization Systems	5,200,000	6/30/2013
U.S. Silica	Gravity Covered Hopper Cars	876,807	11/20/2012
		55,315,206

S-A-29

	Equipment Type	Acquisition Cost(1)	Acquisition Date(2)
Loans
Axcient, Inc.	Data Center Equipment	300,000	12/31/2013
Bloom Energy Corporation	Manufacturing Equipment	1,000,000	12/31/2012
Cytomx Therapeutics, Inc.	Lab Equipment	1,150,000	5/31/2012
Defense.net, Inc.	Computer & Networking Equipment	250,000	6/20/2013
EcoATM, Inc.	Mobile Device Recycling Kiosks	249,785	10/1/2012
Edeniq, Inc.	Plant/Lab/Office Equipment	500,000	4/20/2012
Forma Therapeutics, Inc.	Computer & Networking Equipment	1,750,000	2/3/2012
Ioxus, Inc.	Manufacturing Equipment	250,000	6/29/2012
Kaminaro, Inc.	Working Capital Loan	500,000	12/16/2011
LS9, Inc.	Manufacturing Plant Equipment	300,000	5/8/2012
Revolution Foods, Inc.	Food Processing Equipment	192,227	12/31/2013
Soraa, Inc.	Furniture & Fixtures	983,969	4/2/2012
		7,425,981
Direct Equity Investments
Kaminario, Inc.	Preferred Stock – Series C	32,000	12/27/2011
		32,000
		$62,773,187
		$279,911,235

S-A-30

TABLE VI

ACQUISITION OF PORTFOLIO ASSETS FOOTNOTES

(1)	“Acquisition Cost” includes either amounts committed to Borrowers/Lessees for funding by the program, or the actual Note or Equipment Acquisition Cost, less any Acquisition Fees. All figures are rounded to the nearest dollar.
(2)	“Acquisition Date” represents the date the portfolio asset was acquired. In the case of multiple loans or leases to a borrower or lessee, the date of the initial acquisition is shown.

S-A-31

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Number	Exhibit
23.1.12	Consent of Moss Adams, LLP — ATEL GROWTH CAPITAL FUND 8, LLC
23.1.13	Consent of Moss Adams, LLP — AGC 8 Managing Member, LLC
24.1	Powers of Attorney are set forth in Part II of Registrant’s Registration Statement on Form S-1 filed December 20, 2011 — Registration No. 333-178629

(b) Financial Statements Included in the Prospectus.

ATEL GROWTH CAPITAL FUND 8, LLC

See Index to Financial Statements at page F-1 of the prospectus dated August 20, 2012, and the Index to Financial Statements at page S-F-1 of the supplement to the prospectus dated March 31, 2014, included in Part I of this Registration Statement

AGC 8 Managing Member, LLC

See Index to Financial Statements at page F-1 of the prospectus dated August 20, 2012, and the Index to Financial Statements at page S-F-1 of the supplement to the prospectus dated March 31, 2014, included in Part I of this Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 24th day of April, 2014.

ATEL GROWTH CAPITAL FUND 8, LLC
By: AGC 8 Managing Member, LLC
By: /s/ PARITOSH K. CHOKSI Paritosh K. Choksi, Executive Vice President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
* DEAN L. CASH Dean L. Cash	Principal executive officer of Registrant; chief executive officer and director of AGC 8 Managing Member, LLC, Manager of Registrant	April 24, 2014
/s/ PARITOSH K. CHOKSI Paritosh K. Choksi	Principal financial officer of Registrant; principal financial officer and director of AGC 8 Managing Member, LLC, Manager of Registrant	April 24, 2014
* SAMUEL SCHUSSLER Samuel Schussler	Principal accounting officer of Registrant; principal accounting officer of AGC 8 Managing Member, LLC, Manager of Registrant	April 24, 2014

*	Executed by the undersigned as attorney in fact for such persons on April 24, 2014

By: /s/ PARITOSH K. CHOKSI Paritosh K. Choksi, as attorney in fact

INDEX TO EXHIBITS

Number	Exhibit
23.1.12	Consent of Moss Adams, LLP — ATEL GROWTH CAPITAL FUND 8, LLC
23.1.13	Consent of Moss Adams, LLP — AGC 8 Managing Member, LLC
24.1	Powers of Attorney are set forth in Part II of Registrant’s Registration Statement on Form S-1 filed December 20, 2011 — Registration No. 333-178629